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INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF JA SOLAR

Filed Pursuant to Rule 424(b)(5)
Registration Number 333-188895 and 333-190598

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 28, 2013)

JA Solar Holdings Co., Ltd.

Up to $96,000,000 of
Ordinary Shares
Warrants

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering (i) 15,228,425 ordinary shares represented by 3,045,685 American depositary shares, or ADSs, each representing five ordinary shares, (ii) one or more Series A-1 warrants, to purchase our ordinary shares represented by ADSs on or prior to the date that is three months after the date it is issued (or, if such date falls on a day on which trading does not take place on the Nasdaq Global Select Market, the next day on which such trading does take place (the "Series A-1 Warrant") for an initial aggregate exercise price of up to US$24 million, (iii) one or more Series A-2 warrants, to purchase our ordinary shares represented by ADSs on or prior to the date that is six months after the date it is issued (or, if such date falls on a day on which trading does not take place on the Nasdaq Global Select Market, the next day on which such trading does take place) (the "Series A-2 Warrant") for an initial aggregate exercise price of up to US$24 million, (iv) one or more Series A-3 warrants, to purchase our ordinary shares represented by ADSs on or prior to the date that is nine months after the date it is issued (or, if such date falls on a day on which trading does not take place on the Nasdaq Global Select Market, the next day on which such trading does take place) (the "Series A-3 Warrant" and, together with the Series A-1 warrant and the Series A-2 warrant, the "Series A Warrants") for an initial aggregate exercise price of up to US$24 million, and (v) one or more Series B warrants, to purchase our ordinary shares represented by ADSs (the "Series B Warrant" and, together with the Series A Warrants, the "Warrants" (and each, a "Warrant")) for an initial aggregate exercise price of up to approximately US$111 million. The Series B Warrant being offered is exercisable on and after the date that is one day after the one-year anniversary of the date on which it is issued and expires on the date that is two years after the date on which the Series B Warrant is first exercisable (or, if such date falls on a day on which trading does not take place on the Nasdaq Global Select Market, the next day on which such trading does take place). There will be no trading market for the Warrants of any series. The ordinary shares and the Warrants (including the ordinary shares issuable upon the exercise of the Series A Warrants, but excluding the ordinary shares issuable upon exercise of the Series B Warrant) are sometimes collectively referred to herein as the "securities." See "Description of Our Share Capital" and "Description of Warrants" for a more complete description of the securities offered hereby, beginning on page S-50 and the forms of Warrants included as Annexes A through D to this prospectus.

Our ADSs are listed on the NASDAQ Global Select Market under the symbol "JASO." On August 13, 2013, the closing sale price of our ADSs on the NASDAQ Global Select Market was US$8.30 per ADS.

As of the date of this prospectus supplement, the Company has 201,046,807 outstanding ordinary shares, of which 139,118,641 are held by non-affiliates. Based on the per ADS closing sale price on August 13, 2013 of US$8.30, the aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately US$230.9 million.

Investing in our securities involves risks. See "Risk Factors" beginning on page S-11 and page 6 of our Annual Report on Form 20-F, which is incorporated herein by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per ADS[1]	Total
Public offering price	7.88	US$24,000,000
Placement agent fees	0.55	US$1,680,000
Proceeds to us (before expenses)	7.33	US$22,320,000

1
The Warrants are being offered to the purchaser of Ordinary Shares hereby for no additional consideration. The above proceeds assume no exercise of the Warrants of any series. Additional placement agent fees will be payable with respect to the Warrants.

We have retained Barclays Capital Inc. as our placement agent to use its "best efforts" to solicit offers to purchase our securities in this offering. The placement agent has no obligation to buy any securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. The placement agent is not purchasing or selling any securities in this offering. We will pay the placement agent a fee pursuant to a fee schedule described in the Plan of Distribution section of this prospectus supplement. See "Plan of Distribution" beginning on page S-87 of this prospectus supplement for more information regarding these arrangements.

Delivery of the ordinary shares and the Warrants offered hereby will be made on or before August 16, 2013.

Barclays

The date of this prospectus supplement is August 13, 2013.

i

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, the securities only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

ii

ABOUT THIS PROSPECTUS SUPPLEMENT

        On May 28, 2013, we filed with the SEC a registration statement on Form F-3 (File No. 333-188895) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on June 28, 2013 and amended on August 13, 2013 pursuant to Rule 462(b) under the Securities Act of 1933, as amended (File No. 333-190598). Under this shelf registration process, we may, from time to time, sell up to US$96 million in the aggregate of ordinary shares, preferred shares, warrants, and stock purchase contracts.

        Pursuant to this prospectus supplement and the accompanying prospectus, we are offering ordinary shares represented by ADSs, the Series A Warrants, the Series B Warrant and the ordinary shares issuable from time to time upon exercise of the Series A Warrants, with an aggregate offering price up to US$96 million, under the current effective registration statement. No amounts will remain available for sale under the current effective registration statement following the completion of this offering. This prospectus does not cover the ordinary shares represented by ADSs issuable from time to time upon exercise of the Series B Warrant, which is not exercisable until the first day after the one-year anniversary of the issuance of the Series B Warrant. We anticipate that we will file the registration statement with respect to the issuance of the ordinary shares upon the exercise of the Series B Warrant prior to the time when such warrant becomes exercisable.

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus.

        If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        You should read this prospectus supplement along with the accompanying prospectus. Both documents contain information you should consider when making your investment decision. You should rely only on the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information.

        As used in this prospectus supplement, references to "we," "us," "our company," "our" and the "Company" are to JA Solar Holdings Co., Ltd. and its consolidated subsidiaries, as applicable.

        Capitalized terms used in this prospectus supplement but not defined herein are defined in the accompanying prospectus or in our Form 20-F that is incorporated herein by reference.

 INCORPORATION BY REFERENCE

        The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        We incorporate by reference the document listed below:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2012 filed with the SEC on April 16, 2013.

        In addition, we may incorporate by reference into this prospectus supplement and accompanying prospectus all subsequent annual reports filed with the SEC on Form 20-F pursuant to the U.S. Securities Exchange Act of 1934 or any of our reports on Form 6-K (or portions thereof) filed after the date of this prospectus supplement (and before the time that all of the securities offered by this prospectus supplement have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus supplement.

        All reports and other documents filed or submitted by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of an offering pursuant to this prospectus supplement shall also be deemed to be incorporated by reference in this prospectus supplement and to be part of this prospectus supplement from the date of filing or submission of such reports and documents.

        We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement.

        You may request, and we will provide, a copy of our filings at no cost, by contacting us at our address or telephone number set forth below:

JA Solar Holdings Co., Ltd.
IR Department
No. 36, Jiang Chang San Road
Zhabei, Shanghai 200436
The People's Republic of China
Telephone: +86 (21) 6095-5999

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus, the documents incorporated by reference, and any related free writing prospectus include "forward-looking statements" within the meaning of, and intended to qualify for the safe harbor from liability established by, the United States Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify these forward-looking statements by words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will," "would," or similar expressions, including their negatives. These forward-looking statements include, without limitation, statements relating to:

  •
  our expectations regarding the worldwide demand for electricity and the market for solar energy;

  •
  our beliefs regarding the inability of traditional fossil fuel-based generation technologies to meet the demand for electricity;

  •
  our beliefs regarding the importance of environmentally friendly power generation;

  •
  our expectations regarding governmental incentives for the deployment of solar energy;

  •
  our beliefs regarding the solar power industry revenue growth;

  •
  our expectations with respect to advancements in our technologies;

  •
  our beliefs regarding the low-cost advantage of solar power product production in China;

  •
  our beliefs regarding the competitiveness of our solar power products;

  •
  our expectations regarding the scaling of our solar power capacity;

  •
  our expectations with respect to increased revenue growth and our ability to achieve profitability resulting from increases in our production volumes;

  •
  our expectations with respect to our ability to secure raw materials in the future;

  •
  our expectations regarding the price trends of solar power products;

  •
  our expectations with respect to our ability to develop relationships with customers in our target markets;

  •
  our expectations with respect to our abilities to secure sufficient funds to meet our cash needs for our operations and to service our indebtedness;

  •
  The People's Republic of China, or PRC, government policies regarding foreign investments;

  •
  our ability to maintain and strengthen our position as a low-cost vertically-integrated manufacturer of photovoltaic, or PV, products;

  •
  our future business development, results of operations and financial condition; and

  •
  competition from other manufacturers of solar power products and conventional energy suppliers.

        The forward-looking statements made in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus relate only to events or information as of the date on which the statements are made or, if obtained from third-party studies or reports, the date of the corresponding study or report. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though our situation may change in the future.

PROSPECTUS SUPPLEMENT SUMMARY

        The following summary contains information about us and the offering. It may not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of us and the offering, we urge you to read this entire prospectus supplement and the accompanying prospectus carefully, including the "Risk Factors" section of this prospectus supplement, the annexes hereto and the documents incorporated by reference, including our financial statements and the notes to those statements contained in such documents.

 OUR COMPANY

        Our primary business is to design, develop, manufacture and sell solar cell and module products that convert sunlight into electricity for a variety of uses. Historically, we primarily engaged in the manufacturing and sales of solar cells. Since 2009, we have expanded our business to the manufacturing and sales of solar modules as well as silicon wafer manufacturing. Our principal products consist of both monocrystalline and multicrystalline solar cells and solar modules in a variety of standards and specialties. We sell our products mainly under our "JA Solar" brand name, and also produce original equipment for manufacturers or customers, known as OEMs, under their brand names.

        We began commercial production of solar cells in April 2006 and have since grown rapidly to become one of the world's largest manufacturers of solar cells, according to NPD Solarbuzz, an independent third party solar energy consultancy. As of March 31, 2013, we had a solar cell manufacturing capacity of 2.5 GW per annum. We manufacture solar cells from silicon wafers utilizing crystalline silicon technology, which converts sunlight into electricity through a process known as PV effect. Performance of solar cells is primarily measured by their conversion efficiency rate, the percentage that sunlight energy is converted into electricity. As of March 31, 2013, the average conversion efficiency rates of our monocrystalline and multicrystalline solar cells were 19.2% and 17.6%, respectively.

        We expanded our business to the manufacturing and sales of solar module products in the fourth quarter of 2009. We now produce and sell a wide variety of module types that fulfill different requirements of our customers, from on-grid systems to off-grid systems, from commercial use to industrial use, and from residential to public utility use. We also manufacture customized module products according to our customers' and end-users' specifications. As of March 31, 2013, we had a solar module manufacturing capacity of 1.8 GW per annum.

        We also began manufacturing silicon wafers in the fourth quarter of 2009 to achieve more vertical integration. In 2011, we acquired all the equity interests in Silver Age Holdings Limited, or Silver Age, in order to increase our silicon wafer manufacturing capability, secure wafer supplies and reduce costs of silicon wafers for our solar cell manufacturing. Silver Age owns 100% equity interests of Solar Silicon Valley Electronics Science and Technology Co., Ltd., or Solar Silicon Valley, a leading producer of monocrystalline silicon wafer based in Sanhe, Hebei Province, China. Our silicon wafer manufacturing capability helps us secure wafer supplies and reduce costs of silicon wafers for our solar cell manufacturing. Currently, we manufacture silicon wafers primarily to meet our internal demand. As of March 31, 2013, we had a silicon wafer manufacturing capacity of 1.0 GW per annum.

        We sell our solar cell and module products to module manufacturers, system integrators, project developers and distributors. Through our marketing efforts, we have developed a diverse customer base in various markets worldwide, including China, Germany, Japan, Italy, United Kingdom, the United States, Hong Kong, Australia, Singapore and Belgium. In 2012 and the three months ended March 31, 2013, 54.1% and 63.1% of our total revenues, respectively, were generated from sales to customers outside China. We have also developed cooperative relationships with a number of leading Chinese independent power producers and leading Chinese utility companies, such as China Power Investment Corporation, China Guangdong Nuclear Solar Energy Development Co., Ltd. and China

Three Gorges New Energy Corporation. In addition to selling solar power products, we also provide silicon wafer and solar cell processing services to certain customers to maximize the utilization of our manufacturing capacity.

        In 2010, 2011, 2012 and the three months ended March 31, 2013, we sold an aggregate of 1.46 GW, 1.69 GW, 1.70 GW and 443 MW of solar power products, respectively. Our total revenues decreased from RMB11.8 billion in 2010 to RMB10.7 billion in 2011, RMB6.7 billion in 2012 and RMB1.7 billion (US$270 million) in the three months ended March 31, 2013, primarily due to a decline in the average selling price per watt of our solar power products as worldwide solar market conditions deteriorated. We had net income of RMB1.8 billion in 2010, and net losses of RMB564.3 million, RMB1.7 billion and RMB206.5 million (US$33.2 million) in 2011, 2012 and the three months ended March 31, 2013, respectively.

        The average selling price per watt of our PV cells decreased from RMB8.7 in 2010 to RMB5.7 in 2011 and to RMB2.8 in 2012 and to RMB2.5 (US$0.4) in the three months ended March 31, 2013. We began selling solar modules in the fourth quarter of 2009 and the average selling price per watt of our PV modules decreased from RMB11.5 in 2010 to RMB8.9 in 2011 and to RMB4.5 in 2012 and to RMB4.0 (US$0.7) in the three months ended March 31, 2013. We expect the prices of solar power products will continue to decline in the long run due to increased supply, reduced manufacturing costs from improving technology and economies of scale, and industry pursuit to grid cost parity with traditional forms of electricity. In an effort to deepen our downstream reach in the solar market value chain, we began to provide engineering, procurement and construction services, or EPC services, in the third quarter of 2011. We believe that expanding our business reach into EPC services will allow us to broaden our customer base and diversify our revenue stream.

RECENT DEVELOPMENTS

        For the second quarter of 2013, we expect our total shipments to exceed the previously announced guidance of 410 MW to 430 MW. Revenues for the second quarter ended June 30, 2013 are expected to be slightly lower as compared to the first quarter of 2013. We expect to report lower net losses during the second quarter of 2013 as compared to the first quarter of 2013 primarily due to a decrease in total operating expenses.

        We estimate that our cash and restricted cash balances as of June 30, 2013 decreased by 28% to 30%, and our total bank borrowings decreased by 12% to 14%, as compared to their respective amounts at March 31, 2013. Working capital as of June 30, 2013 will reflect a decrease (estimated to be between RMB520 million (US$83.7 million) to RMB620 million (US$99.8 million)) from working capital levels as of March 31, 2013.

        The estimated decrease in cash and restricted cash balances was mainly due to the repayment of our senior convertible notes at maturity in May 2013 as well as repayment of certain bank loans that were not renewed at maturity. The estimated decrease in working capital was mainly due to the reclassification of several long-term bank loans into short-term liabilities, in the range of RMB480 million (US$77.3 million) to RMB520 million (US$83.7 million), which resulted in a higher current portion of long-term debt as of June 30, 2013.

        On August 5, 2013, we extended the terms of our outstanding entrustment loan (the "Hefei Loan") with Hefei High-tech Development Park Management Committee in the amount of RMB1.44 billion (US$231.9 million), which was initially entered into in June 2011. Under the new terms, RMB288 million (US$46.4 million) of the Hefei Loan and accrued interest on the balance of the loan principal will be due on January 20, 2014, RMB432 million (US$69.6 million) and accrued interest on the balance of the loan principal will be due on January 20, 2015, and the remainder and accrued interest on the balance of the loan principal will be due on January 20, 2016. As a result of the extension of the Hefei Loan, we expect that the portion of the Hefei Loan previously classified as a current portion of long-term debt in the amount of RMB962 million (US$154.9 million) will be reclassified as a long-term liability, thus reducing our current liabilities and improving our working capital levels in the near future. On August 5, 2013, we announced that JA Solar and Jinglong Group, a related party of JA Solar, secured a commitment for a RMB 550 million (US$80.5 million) credit facility from the Bank of Communications of China. Of the credit facility, RMB 250 million (US$40.3 million) would be available to JA Solar and RMB 300 million (US$48.3 million) would be available to Jinglong Group. We have not yet entered into a definitive agreement with respect to this credit facility and can give no assurance it will be completed on the terms described, or at all.

        On April 24, 2013, JA Solar USA Inc. entered into a contract with Phoenix Solar, Inc., which was amended on May 9, 2013 and May 30, 2013, respectively. Pursuant to the contract and its amendments, from June 13, 2013 to August 19, 2013, JA Solar USA Inc. will provide a total of 38.7 MW of solar modules to Phoenix Solar Inc.

        The foregoing estimates reflect management's current and preliminary assessment as of the date of this prospectus supplement and are subject to possible adjustment upon the completion of the preparation of the Company's financial statements for the quarter ended June 30, 2013.

CORPORATE INFORMATION

        Our principal executive offices are located at No. 36, Jiang Chang San Road, Zhabei, Shanghai, the People's Republic of China. Our telephone number at this address is +86 (21) 6095-5999 and our fax number is +86 (21) 6095-5727.

        Our website is www.jasolar.com. The information contained on our website is not a part of this prospectus supplement. Our agent for service of process in the United States is JA Solar USA Inc., located at 2570 North First Street, Suite 360, San Jose, CA 95131.

THE OFFERING

        The following summary contains basic information about our securities being offered and is not intended to be complete. It may not contain all the information that is important to you. For a more complete understanding of our securities, please refer to the sections of this prospectus supplement entitled "Description of Our Share Capital" and "Description of Warrants" as well as the forms of the Warrants included as Annexes A through D of this prospectus.

Issuer	JA Solar Holdings Co., Ltd.
Ordinary Shares Offered by Us	15,228,425 ordinary shares.
Series A-1 Warrant

a Series A-1 Warrant to purchase up to 12,724,164 of our ordinary shares represented by ADSs on or prior to the date that is three months after the date it is issued (or, if such date falls on a day on which trading does not take place on the Nasdaq Global Select Market, the next day on which such trading does take place) at an initial exercise price of US$1.886 per ordinary share (equivalent to an exercise price of US$9.43 per ADS, subject to adjustment and subject to reset in certain circumstances (equivalent to an initial aggregate exercise price of up to US$24 million).

Series A-2 Warrant

a Series A-2 Warrant to purchase up to 12,724,164 of our ordinary shares represented by ADSs on or prior to the date that is six months after the date it is issued (or, if such date falls on a day on which trading does not take place on the Nasdaq Global Select Market, the next day on which such trading does take place) at an initial exercise price of US$1.886 per ordinary share (equivalent to an exercise price of US$9.43 per ADS), subject to adjustment and subject to reset in certain circumstances (equivalent to an initial aggregate exercise price of up to US$24 million).

Series A-3 Warrant

a Series A-3 Warrant to purchase up to 12,724,164 of our ordinary shares represented by ADSs on or prior to the date that is nine months after the date it is issued (or, if such date falls on a day on which trading does not take place on the Nasdaq Global Select Market, the next day on which such trading does take place) at an initial exercise price of US$1.886 per ordinary share (equivalent to an exercise price of US$9.43 per ADS, subject to adjustment and subject to reset in certain circumstances (equivalent to an initial aggregate exercise price of up to US$24 million).

Series B Warrant

a Series B Warrant to purchase up to 50,896,656 of our ordinary shares represented by ADSs at an initial exercise price of US$2.18 per ordinary share (equivalent to an exercise price of US$10.90 per ADS), subject to adjustment and subject to reset on the date that is nine months after the date it is issued (equivalent to an initial aggregate exercise price of up to approximately US$111 million). The Series B Warrant being offered is exercisable on the date that is one day after the one-year anniversary of the date on which it is issued and expires on the date that is two years after the date on which the Series B Warrant is first exercisable (or, if such date falls on a day on which trading does not take place on the Nasdaq Global Select Market, the next day on which such trading does take place).

Ordinary Shares to be Outstanding after this Offering	216,275,232 ordinary shares (up to 305,344,380 ordinary shares assuming full exercise of the Warrants based on the respective exercise prices as of the date of issuance)
ADSs to be Outstanding after this Offering	43,255,046 ADSs (up to 61,068,877 ADSs assuming full exercise of the Warrants based on the respective exercise prices as of the date of issuance)
Use of Proceeds

The net proceeds from this offering of securities, after deducting the commissions to the placement agent and estimated offering expenses, will be approximately US$21.1 million (without giving effect to any exercise of the Warrants). We intend to use the net proceeds from this offering and the proceeds of any exercise of the Warrants for general corporate purposes, as described under "Use of Proceeds."

Listing

Our ADSs are listed on NASDAQ Global Select Market under the symbol "JASO." However, there is no established public trading market for the Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any securities exchange. See "Risk Factors—Risks Relating to this offering—There is no public trading market for the Warrants to purchase ordinary shares in this offering."

Our ADSs

Each ADS represents five ordinary shares, par value US$0.0001 per ordinary share, that will be held on deposit with The Hongkong and Shanghai Banking Corporation Limited, as custodian for The Bank of New York Mellon, as depositary. Upon exercise of the Warrants of any series, unless you have elected to accept ordinary shares in lieu of ADSs, you will receive ADSs. As an ADS holder, you will not be treated as one of our shareholders. You will have rights as provided in the deposit agreement subject to any restrictions that you may agree to. Under the deposit agreement, you may instruct the depositary to vote the ordinary shares underlying your ADSs. You must pay a fee for each cancellation of an ADS, or distribution of cash or securities by the depositary and for certain other depositary services.

See "Description of American Depositary Shares" and "Risk Factors—Risks Related to this Offering."
Risk Factors

An investment in our securities involves risks. You should carefully consider the information set forth in the sections of this prospectus supplement and the accompanying prospectus entitled "Risk Factors" and the risk factors contained in our Annual Report on Form 20-F for the year ended December 31, 2012, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in the ADSs.

U.S. Federal Income Taxation	Please see "Taxation—United States Federal Income Taxation."

        References to ordinary shares and ADSs outstanding above excludes ordinary shares issuable upon exercise of outstanding options.

RISK FACTORS

        An investment in our securities involves certain risks. You should carefully consider the risks described below, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our ADSs could decline due to any of these risks, and you may lose all or part of your investment. In addition, please read "Special Note on Forward-Looking Statements" in this prospectus supplement and the accompanying prospectus where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to Our Business and Industry

Our business is sensitive to domestic and global economic conditions. A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

        Our business is sensitive to domestic and global economic conditions. The global financial markets experienced significant disruptions in 2008 and the United States, Europe and other economies went into recession. The recovery from the lows of 2008 and 2009 was uneven and it is facing new challenges, including the escalation of the European sovereign debt crisis in 2011 and the slowdown of the Chinese economy in 2012. It is unclear whether the Chinese economy will resume its high growth rate. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies that have been adopted by the central banks and financial authorities of some of the world's leading economies, including China. There have also been concerns over unrest in the Middle East and Africa, which have resulted in volatility in oil and other markets, tension in the Korean peninsula, and over the possibility of a war involving Iran. There have also been concerns about the economic effect of the tensions in the relationship between China and Japan. Any prolonged slowdown in the global or Chinese economy may have a negative impact on our business, results of operations and financial condition, and continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Changes to international trade policies and barriers have adversely affected, and may continue to adversely affect, our sales to customers in the United States and the European Union.

        We generate a significant portion of our revenues from sales to customers located outside of China, including those in the United States and the European Union, and our customer mix varies geographically from period to period. Trade barriers, such as tariffs, taxes, duties, restrictions and expenses, have adversely affected, and may continue to adversely affect, our ability to compete effectively against solar cell and module producers located outside of China. For 2010, 2011 and 2012 and the three months ended March 31, 2013, we generated 9.6%, 6.5%, 3.6% and 0.2%, respectively, of our revenue from sales to customers located in the United States, and during the same periods, we generated 26.6%, 32.9%, 32.5% and 25.0%, respectively, of our revenue from sales to customers located in the European Union.

        On June 4, 2013, the European Commission announced that it would, from June 6, 2013, impose a provisional anti-dumping duty of 11.8% to all solar panels, cells and wafers imported from China into the European Union. This provisional anti-dumping duty at 11.8% lasted until August 6, 2013, at which point it could be increased to the proposed 58.7% for us (the tariff at such increased rate could last up to a maximum period of four months, until December 6, 2013) unless a settlement was otherwise achieved between the PRC government and the European Commission. The European Commission made its decision after forming the opinion that Chinese solar companies in general were selling solar panels to European customers at prices that were far below their normal market value. The PRC Ministry of Commerce refuted the finding by the European Commission. On August 2, 2013, the European Commission accepted a price undertaking offered by China Chamber of Commerce for Import and Export of Machinery and Electronic Products, or CCCME. Under such undertaking, crystalline silicon PV modules and key components (i.e., cells and wafers) originated in or consigned from China will be sold to the European Union above fixed floor prices subject to quota limitation. Companies that accept such fixed floor prices, including us, will not be subject to any anti-dumping levies. The fixed floor prices we accepted are subject to re-evaluation from time to time. We expect any fixed floor prices to be higher than our selling prices prior to the acceptance of such undertaking, which may have an adverse effect on our ability to secure orders from customers in the European Union. In addition, our sales to customers in the European Union are subject to quota limitations, which may further affect our ability to sell additional products in the European markets.

        Furthermore, in May 2012, the U.S. Department of Commerce imposed a tariff of up to 31% on products manufactured by Chinese solar companies. The specific tariff applicable to us is 29.18%. The decision to impose the tariff to Chinese solar companies was also triggered by a finding by the U.S. Department of Commerce that Chinese solar companies are selling their products to U.S. customers at prices far below their normal market value.

        India has also initiated anti-dumping investigations against solar cell products imported from China, the United States, Malaysia and Taiwan. We have not been significantly impacted by India's investigations to date, but we cannot assure you that such investigations will not lead to the imposition of trade tariffs or duties, and that if imposed, our sales will not be adversely affected.

        Although we have accepted the fixed floor prices for our solar products sold to the European Union countries, if the European Union or U.S. tariffs were reinstated, the competitiveness of our products to customers located in the European Union and the United States would be significantly affected and we may have to secure additional orders from customers located outside of these regions. If we were not able to gain additional orders from other customers to replace orders from those in the European Union and the United States, our revenue could be materially and adversely affected.

        Furthermore, we import some of our raw materials, including polysilicon, from suppliers located in the European Union, the United States and Korea. The PRC Ministry of Commerce initiated investigations on solar grade polysilicon imported from the United States and the European Union in July 2012 and November 2012, respectively. In July 2013, the PRC Ministry of Commerce announced in a preliminary ruling that it found exporters in the United States and Korea dumped their products on the PRC market and caused material harm to China's domestic solar industry and decided that it planned impose provisional anti-dumping duties on imported solar-grade polysilicon from the United States and Korea. If the PRC Ministry of Commerce were to impose import tariffs on such imports, our suppliers could raise their prices and we could be required to source such products from other suppliers with more competitive pricing. We cannot assure you in such situation the relevant raw materials will be available at prices that we find acceptable. For 2010, 2011 and 2012 and the three months ended March 31, 2013, we sourced 28.4%, 60.9%, 54.5% and 57.2%, respectively, of our polysilicon purchases from suppliers located in the United States, the European Union and Korea.

We derive a portion of our revenues from Japan-based customers, and our results of operations may be adversely affected by the political and business relationship between China and Japan as well as other events affecting Japan in general.

        We derived a portion of our revenues from our Japan-based customers in recent years, accounting for 3.9% and 27.6% of our total revenues in the three months ended March 31, 2012 and 2013, respectively. Our revenues generated from Japan-based customers have grown from RMB62.9 million in the three months ended March 31, 2012 to RMB463.0 million (US$74.6 million) in the three months ended March 31, 2013 due to the increase in demand for PV products resulting from Japan's feed-in tariff program. However, from time to time there have been tensions and conflicts between China and Japan. Adverse changes in political and economic policies, geopolitical uncertainties, and international conflicts between China and Japan may lead to a reduced demand of solar power products from Japan-based customers. Any future conflicts between China and Japan may have an adverse impact on the political and business relationship of the two countries. If the business activities between Japan and China decrease due to political, economic or other issues, demand for solar power products from Japan-based customers may decline and our business and results of operations may be adversely affected.

        Furthermore, events affecting Japan in general, such as natural disasters, may also have a negative impact on our business, financial condition and results of operations. Such crisis may have a negative impact on the business operation of Japan-based customers, which may in turn discourage them from importing our solar power products, thus adversely affecting our business and results of operations.

We may be adversely affected by volatile market and industry trends, in particular, the demand for our solar power products may decline, which may reduce our revenues and earnings.

        We are affected by solar power market and industry trends. Industry-wide oversupply of solar power products caused a substantial decline in prices of solar power products. In addition, various European countries reduced subsidies, such as feed-in tariff, which was initially designed to require public utility companies to pay higher prices for solar power than for power generated through conventional means. Combined with other factors, such as the European sovereign debt crisis, lack of available financing to solar power projects and an oversupply of solar power products, the average selling prices of solar power products have declined significantly. We expect that the oversupply of solar product will continue, which may further intensify the competition in our industry. In addition, we expect that cost reduction in the solar power industry will continue and prices of our products may be materially and adversely affected.

        The demand for solar power products is also influenced by macroeconomic factors, including global economic development, credit markets, the supply and prices of other energy products, such as oil, coal and natural gas, as well as government regulations and policies concerning the electric utility industry. A decrease in oil prices, for example, may reduce demand for investment in alternative energy. If negative market and industry trends continue in the future, the prices of our solar power products could further decrease and our business and results of operations may be materially and adversely affected.

The reduction or elimination of government subsidies and economic incentives or change in government policies and regulations may have a material adverse effect on our business and prospects.

        Demand for our products depends substantially on government incentives aimed to promote greater use of solar power. Countries that provided significant incentives for solar power include Germany, Spain, Italy, Greece, Canada, the United States, China and Japan, among others. In many of the countries that constitute our major markets, solar power systems, particularly those for on-grid applications, would not be commercially viable without government incentives because the cost of generating electricity from solar power currently exceeds the cost of generating electricity from conventional or other non-solar renewable energy sources.

        The scope of government incentives for solar power depends, to a large extent, on political and policy developments relating to environmental concerns in a given country. Policy shifts could reduce or eliminate these government economic incentives altogether. For example, the rapid growth of the German, Spanish and Italian solar power markets in 2010 was largely due to the government policies of those countries that set feed-in tariff terms at attractive rates. However, the escalation of the European sovereign debt crisis in 2011 affected the fiscal ability of several governments to offer incentives for the solar power industry. Germany, our largest overseas solar power products market in 2012, has continued to reduce feed-in tariffs since 2010, after installations in the market exceeded government expectation in 2009 and in the following years. Spain was the largest PV market in the world in 2008, but the introduction of various legislative changes affecting the PV industry has significantly reduced the market size in Spain. Several other countries, including France, Greece and Belgium, have continued to reduce their feed-in tariffs as well as other incentive measures through 2012. Any further significant reduction in the scope or discontinuation of government incentive programs, especially those in markets significant to our business, could cause demand for our products and our revenues to decline, and have a material and adverse effect on our business, financial condition, results of operations and prospects.

        The market for power generation products is also heavily influenced by government regulations and policies concerning the electric utility industry, as well as internal policies of electric utilities companies. These regulations and policies often relate to electricity pricing, safety, utility interconnection, metering and related matters. End users' purchases of alternative energy sources, including solar power products, could be deterred by unfavorable changes in regulations and policies, which could result in a significant reduction in the potential demand for our solar power products. For example, public utility companies commonly charge fees to larger, industrial customers for disconnecting from the electricity transmission grid or for having the capacity to use power from the electricity transmission grid for back-up purposes. These fees could increase end users' costs of using our solar power products and make products that use our solar power products less desirable, thereby having an adverse effect on our business, financial condition, results of operations and prospects.

Our growth depends on the continued availability of financing to our customers as well as third-party financing arrangements for end-users of our products, and is affected by general economic conditions.

        Given the general economy, particularly the tightening of credit markets, we have extended credit to many new and existing customers or provided them with improved credit terms, including increasing credit limits and extending the time period before payments are due, ultimately increasing our accounts receivable and exposure to credit risks of our customers. We are exposed to the credit risk of our customers, some of which are new customers with whom we have not historically had extensive business dealings. Starting from May 2011, we began to insure part of our overseas sales through China Export & Credit Insurance Corporation, or Sinosure. As of December 31, 2012 and March 31, 2013, 13.1% and 14.4% of our total overseas accounts receivable was insured by Sinosure, respectively. The amount of insurance coverage for each transaction is based on a rating assigned by Sinosure to the customer based on such customer's credit history. However, we cannot assure you that all our accounts receivable are sufficiently covered or that Sinosure will be able to make payments on our claims. Our balance of provision for doubtful accounts increased from RMB190.0 million as of December 31, 2012 to RMB202.3 million (US$32.6 million) as of March 31, 2013 due to increased accounts receivables overdue from PV module sales, in particular, increased financial and operational difficulties encountered by a few customers. The failure of any of our new or existing customers to meet their payment obligations would deteriorate our working capital and materially and adversely affect our financial position, liquidity and results of operations.

        Furthermore, our products are components of solar power and energy systems, which are used in both on-grid applications and off-grid applications. Government agencies and the private sector have, from time to time, provided financing on preferential terms to promote the use of solar energy in both on-grid and off-grid applications. We believe that the availability and cost of such financing programs could have a significant effect on the level of sales of solar power products. If existing financing programs for on-grid and off-grid applications are eliminated or if financing in general become inaccessible or inadequate, the growth of the market for on-grid and off-grid applications may be materially and adversely affected, which could cause sales of our solar power products to decline.

        Due to the general reduction in available credit to would-be borrowers, customers may be unable or unwilling to finance the cost of our products, or parties that have historically provided this financing may cease to do so, or only do so on terms that are substantially less favorable for us or our customers. In addition, an increase in interest rates would likely increase the cost of financing to end users of our products and could reduce their profits and expected returns on investment in our products. A prolonged disruption in the ability of our significant customers or downstream players to access sources of liquidity could cause serious disruptions to or an overall deterioration in their businesses. This could lead to a significant reduction in their future orders for our products and cause their inability or failure to meet their payment obligations to us, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

In light of our increased sales to customers outside China, we face risks associated with the marketing, distribution and sale of our products overseas, and if we are unable to effectively manage these risks, they could impair our ability to grow our business overall.

        Historically, revenues from customers in China represented a significant portion of our overall revenues. Since 2010, in connection with our overseas marketing efforts as well as commercial manufacturing and selling of solar modules, we have substantially increased the portion of our products sold to customers outside China. Our revenues from customers outside China increased from 48.3% in 2011 to 54.1% in 2012 and to 63.1% in the three months ended March 31, 2013. The stability and viability of any existing, new or potential overseas markets are subject to many uncertainties and may expose us to a number of risks, including:

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  trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of our products and make us less competitive in some countries;

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  fluctuations in currency exchange rates;

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  difficulty in engaging and retaining distributors who are knowledgeable about, and can function effectively in, overseas markets;

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  increased costs associated with maintaining the ability to understand local markets and follow their trends, as well as develop and maintain effective marketing and distribution presence in various countries;

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  increased costs associated with providing customer service and support in these markets;

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  difficulty and costs relating to compliance with the different commercial and legal requirements of the overseas markets in which we offer our products;

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  failure to develop appropriate risk management and internal control structures tailored to overseas operations;

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  failure to obtain or maintain certifications for our products in these markets; and

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  failure to obtain, maintain or enforce intellectual property rights.

        If we are unable to effectively manage these risks, we may not be able to successfully grow our business as we have planned.

Increases in electricity costs or a shortage or disruption in electricity supply may adversely affect our business.

        We consume a significant amount of electricity in our operations. Electricity prices in China have increased in the past few years and are expected to continue to increase in the future. As a result, our electricity costs may become substantially higher than our competitors, which could diminish our competitive advantage and adversely affect our business, financial condition and results of operations. Moreover, with the rapid development of the PRC economy, demand for electricity has continued to increase. There have been shortages or disruptions in electricity supply in various regions across China, especially during peak seasons, such as the summer, or when there are severe weather conditions. We cannot assure you that there will not be any disruptions or shortages in our electricity supply or that there will be sufficient electricity available to us to meet our future requirements. Increases in electricity costs and shortages or disruptions in electricity supply may significantly disrupt our normal operations, cause us to incur additional costs and adversely affect our profitability.

Difficulties in identifying, consummating and integrating acquisitions and potential write-offs in connection with acquisitions may have a material and adverse effect on our business and results of operations.

        As part of our growth strategy, we have acquired, and may in the future acquire, companies that are complementary to our business. For instance, in November 2011, we completed the acquisition of 100% of the equity interests in Silver Age Holdings Limited, or Silver Age, a British Virgin Islands company that owns 100% of Solar Silicon Valley, in order to increase our silicon wafer manufacturing capability, secure wafer supplies and reduce costs of silicon wafers for our solar cell manufacturing. Silver Age was 70% owned by Jinglong BVI, our largest shareholder, and 30% owned by an independent third party. In January 2013, we completed the acquisition of 65% of the equity interests in Hebei Ningjin Songgong Semiconductor Co., Ltd., or Ningjin Songgong, as a part of prepayment settlement arrangement with M.SETEK. Past and future acquisitions may expose us to potential risks, including risks related to:

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  the integration of new operations and the retention of customers and personnel;

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  the potential write-offs in connection with acquisitions;

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  unforeseen or hidden liabilities;

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  the diversion of resources from our existing business and technology;

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  failure to achieve synergies with our existing business as anticipated;

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  failure of the newly acquired business, technologies, services and products to perform as anticipated;

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  inability to generate sufficient revenue to offset additional costs;

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  the costs of acquisitions; or

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  the potential loss of or harm to relationships with our employees, customers or suppliers resulting from our integration of new businesses.

        Any of the potential risks listed above could have a material and adverse effect on our ability to manage our business and our results of operations.

We have expanded our business into upstream and downstream markets for a short period of time and plan to continue implementing our integration strategy. Any failure to successfully implement this strategy could have a material adverse effect on our growth, results of operations and business prospects.

        We have expanded into upstream and downstream markets, such as silicon wafer and solar module businesses since the fourth quarter of 2009, engineering, procurement and construction services, or EPC services, since the third quarter of 2011. We also started to engage in project development activities in the first quarter of 2012. Our ability to successfully implement our upstream and downstream business integration is subject to various risks and uncertainties, including:

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  our short history in the new businesses;

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  our possible lack of competitiveness in product quality and cost structure in the new businesses;

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  the need for additional capital to finance our new business operations, which may not be available on reasonable terms or at all;

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  the need to recruit additional skilled employees, including technicians and managers at different levels;

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  the need to grant longer credit terms to our customers and to maintain a higher level of inventory, resulting in longer cash conversion cycles compared with our traditional solar cell business;

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  the need to expand warranty liabilities associated with the solar module business, with the warranty period for solar modules lasting for 10 to 25 years;

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  the need to accrue warranty from sales of solar modules, which may not be adequate and we may have to incur substantial expense to repair or replace defective solar modules in the future;

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  the nature of the business model and key success factors of our EPC service, which are significantly different from those of our traditional business in solar power product manufacturing;

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  potential conflict with our downstream customers as a result of our direct competition with them in the solar module and EPC businesses; and

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  new risks associated with the silicon wafer, solar module, EPC service and project development businesses yet to be fully understood by the industry and market.

        If we are unable to effectively manage these risks, we may not be able to successfully operate these new businesses and achieve the expected value of vertical business integration.

        In addition, the expansion into the downstream solar module market has resulted in substantial changes to our business, including, among others, the change of our customer base and product mix. Our customer base has evolved from primarily module manufacturers and distributors to include system integrators and solar power project developers. We have limited experience managing relationships with these new customers. The expansion to project development business has also exposed us to risks related to the development and construction of solar power plants, such as risks related to (i) receipt of or delays in obtaining land rights and related permits and other required governmental permits and approvals; (ii) unforeseen engineering problems; (iii) potential challenges from local residents, environmental organizations and others who may not support the project. We may not be able to manage our business growth strategy as planned and our results of operations may be adversely affected.

Prepayment arrangements for procurement of silicon wafers and/or polysilicon from our major suppliers expose us to the credit risks of such suppliers and may also significantly increase our costs and expenses, either of which could in turn have a material adverse effect on our financial condition, results of operations and liquidity.

        We face significant specific counterparty risk under long-term supply contracts when dealing with suppliers without a long, stable production and financial history. We make prepayments to these suppliers for procurement of polysilicon, ingots or wafers without receiving collateral to secure such payments. In the event any such supplier experiences financial difficulties, or even bankruptcy, it may be difficult or impossible, or may require substantial time and expenses, for us to recover any or all of our prepayments.

        For example, in 2011, one of our long-term suppliers failed to deliver silicon wafers pursuant to the applicable contracts, and we recorded a provision of prepayment and other payment due totaling RMB42.2 million. The legal proceeding against such supplier is still in process. In March 2011, M.SETEK, historically one of our major suppliers, failed to make majority of its scheduled delivery after a magnitude-9 earthquake struck Japan and triggered a tsunami affecting vast areas in Japan. As a result, we entered into a framework agreement with M.SETEK in March 2012 for the repayment of prepayment amounts made by us to M.SETEK, under which (i) M.SETEK will use the dividends distributed by Ningjin Songgong, which was 65% owned by M.SETEK prior to the transfer to us, to repay part of prepayments, (ii) M.SETEK will transfer its 65% equity interests in Ningjin Songgong to us to offset part of the remaining unpaid prepayments, and (iii) M.SETEK will continue to deliver polysilicon to fully utilize the remaining unpaid prepayments, if any. The share transfer agreement was signed on July 23, 2012 and the share transfer was completed in January 2013.

        These efforts incurred legal expenses and distracted our management. In addition, legal actions are required to recover our prepayments. Our claims for prepayments would rank as unsecured claims, which expose us to the credit risks of our suppliers in the case of an insolvency or bankruptcy of such suppliers. Under such circumstances, our claims against the suppliers would rank below those of secured creditors, which would undermine our chances of obtaining the return of the prepayments. Accordingly, if a supplier to which we make prepayment defaults on its obligations under a supply contract, we may not be able to recover all or a portion of our outstanding prepayment, which may have a material adverse effect on our financial condition, results of operations and liquidity.

Our ability to adjust our raw materials costs may be limited as a result of our entering into long-term supply agreements with many of our polysilicon and silicon wafer suppliers, and it may be difficult for us to respond in a timely manner to rapidly changing market conditions, which could materially and adversely affect our cost of revenues and profitability.

        In order to secure adequate and timely supply of polysilicon and silicon wafers, we entered into a number of long-term supply agreements for polysilicon, ingots and wafers with a limited number of suppliers, including Hebei Jinglong Industry and Commerce Group Co., Ltd., or Hebei Jinglong, Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd., an affiliate of GCL-Poly Energy Holdings Limited, or GCL, Wacker Chemie AG, or Wacker, OCI Company Ltd., or OCI, and Hemlock Semiconductor Pte. Ltd., or Hemlock. Some agreements provide for fixed pricing or pricing adjustable within a relatively small range of plus or minus 5% to 10%, substantial prepayment obligations, and/or firm purchase commitments that require us to pay for the supply whether or not we accept delivery. The prices of polysilicon and silicon wafers declined in the second half of 2008, increased since the second half of 2010 but declined again in 2011 and 2012. In this regard, we had renegotiated the unit price and volume terms of many of our long-term supply agreements and had entered into amendments for many of them, but cannot always adjust terms to fully take advantage of market changes. In view of the significant volatility of the polysilicon prices during the past few years, we plan to continue to renegotiate the unit price and volume terms of our long-term supply agreements, but if prices of polysilicon or silicon wafers we pay to our suppliers continue to be higher than the market prices after such re-negotiations, we may be placed at a competitive disadvantage versus our competitors, and our cost of revenues as well as profitability would be materially and adversely affected. In addition, if demand for our solar power products decreases and such agreements require us to purchase more raw materials than are required to meet our demand, we may incur costs associated with carrying excess inventory, which may have a material adverse effect on our cash flow. To the extent we are not able to pass these increased costs to our customers, our business and results of operations may be materially and adversely affected.

        Furthermore, we may choose not to procure polysilicon, ingots or wafers under certain contracts if we deem the prices under such contracts are unfavorable to us under prevailing market conditions and/or we are unable to renegotiate the price or volume terms to our satisfaction. In the event we choose not to procure polysilicon, ingots or wafers under these contracts, we may be forced to forfeit certain prepayment amounts to, and face contractual damage claims from, these suppliers if no mutual agreement can be reached. We cannot assure you that the outcome of any such potential litigation would be in our favor. Such litigation may be costly and may divert management attention and other resources away from our business and could materially and adversely affect our reputation, business, financial condition, results of operations and prospects.

Disposal of outdated production lines can result in an increased impairment on property, plant and equipment, which may have a negative impact on our results of operations.

        In the fourth quarter of 2012, we retired some outdated production lines of solar cells and solar modules in each of our facilities in Ningjin, Hebei and Fengxian, Shanghai. We recorded impairment loss for property, plant and equipment of RMB147.1 million related to the retirement of such production lines in 2012, accounting for 2.2% of our total revenues. With our business development, we may introduce new manufacturing equipment with higher production efficiency rates to replace old manufacturing equipment or we may eliminate outdated production capacity from time to time. If we continue to retire outdated production lines or replace outdated manufacturing equipment with new manufacturing equipment in the future, we may incur increased impairment loss on property, plant and equipment, which may have a negative impact on our results of operations.

We may require a significant amount of cash to fund our future capital expenditure requirements and working capital needs; if we cannot obtain additional sources of liquidity when we need it, our growth prospects and future profitability may be materially and adversely affected.

        We expect that we will need a significant amount of cash to fund our future capital expenditures. Besides capital expenditures, we have significant working capital commitments because suppliers of silicon wafers and polysilicon usually require us to make prepayments in advance of shipments. Future acquisitions, market changes or other developments may also cause us to require additional funds. Historically, we have relied on equity and debt offerings, bank borrowings and operating cash flow to finance our capital expenditure and working capital requirements. If we cannot generate sufficient operating cash flow to fund our capital expenditure and working capital needs, we may seek to sell additional equity or debt securities or borrow from lending institutions, which may not be available when needed. Our existing bank borrowings may decrease if our existing loans are cancelled or not renewed and recently, our working capital decreased because some of our borrowings became due. Since the end of 2012, approximately RMB670 million (US$109.2 million) to RMB770 million (US$125.5 million) of our bank borrowings matured and were not extended or renewed. See "Risk Factors—Risks Related to Our Business and Industry—We have substantial indebtedness and may incur substantial additional indebtedness in the future, which could adversely affect our financial health and our ability to generate sufficient cash to satisfy our outstanding and future debt obligations."

        In addition, we historically required our customers to make prepayments to us to help us reduce the amount of funds that we need to finance our working capital requirements. The balance of prepayments we received from our customers decreased from RMB320.3 million as of December 31, 2011 to RMB76.9 million as of December 31, 2012 primarily due to a shift in market environment, but increased to RMB105.3 million (US$17.0 million) as of March 31, 2013 because we required some customers to make partial prepayment as the market slowly recovered.

        Therefore, we expect that we may need to obtain additional financing to meet our working capital requirements. Our ability to obtain external financing is subject to a number of uncertainties, including:

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  our future financial condition, results of operations and cash flows;

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  the state of global credit markets;

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  general market conditions for financing activities by companies in our industry; and

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  economic, political and other conditions in China and elsewhere.

        If we are unable to obtain funding in a timely manner or on commercially acceptable terms, or at all, our growth prospects and future profitability may be materially and adversely affected. For example, the tightening of PRC credit market and interest rate increases in China since 2010 may limit the availability of financing to us, or at all, or increase the costs of such financing. In addition, the sale of additional equity securities, including convertible debt securities, would dilute our existing shareholders. The incurrence of debt would result in increased interest rate risk, divert cash for working capital and capital expenditures to service debt obligations and could result in operating and financial covenants that restrict our operations and our ability to pay dividends to our shareholders, if any. A shortage of such funds could in turn impose limitations on our ability to plan for, or react effectively to, changing market conditions or to expand through organic and acquisitive growth, thereby reducing our competitiveness.

We have substantial indebtedness and may incur substantial additional indebtedness in the future, which could adversely affect our financial health and our ability to generate sufficient cash to satisfy our outstanding and future debt obligations.

        As of March 31, 2013, our total short-term bank borrowings were RMB946.6 million (US$152.4 million), and our total long-term bank borrowings were RMB3.9 billion (US$623.3 million), among which RMB2.8 billion (US$451.4 million) were due in one year. We estimate that the total bank borrowings as of June 30, 2013 decreased by 12% to 14%, as compared to their respective amounts at March 31, 2013, due to nonrenewals of matured bank loans. During the second quarter of 2013, several long-term bank loans were reclassified into short-term liabilities, in the range of RMB480 million (US$77.3 million) to RMB520 million (US$83.7 million), which is expected to have a material adverse effect on our working capital levels.

        Our substantial indebtedness could have important consequences to you. For example, it could:

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  limit our ability to satisfy our obligations under our debt;

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  increase our vulnerability to adverse general economic and industry conditions;

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  require us to dedicate a substantial portion of our cash flow from operations to servicing and repaying our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

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  limit our flexibility in planning for or reacting to changes in our businesses and the industry in which we operate;

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  place us at a competitive disadvantage compared to our competitors that have less debt;

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  limit, along with the financial and other restrictive covenants of our indebtedness, among other things, our ability to borrow additional funds; and

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  increase the cost of additional financing.

        In the future, we may from time to time incur substantial additional indebtedness and contingent liabilities. If we incur additional debt, the risks that we face as a result of our already substantial indebtedness and leverage could intensify.

        Our ability to generate sufficient cash to satisfy our outstanding and future debt obligations will depend upon our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control. Banks may lower our credit lines or reject our loan applications, and we cannot assure you that our existing credit facilities will not be cancelled, or will be renewed in the future on reasonable commercial terms or at all. As a result, we may not generate or obtain sufficient cash flow to meet our anticipated operating expenses and to service our debt obligation as they become due. If we are unable to service our indebtedness, we will be forced to adopt an alternative strategy that may include actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing our indebtedness or seeking equity capital. These strategies may not be instituted on satisfactory terms, if at all.

Our efforts to further develop our technology and know-how through increased research and development of crystalline silicon technology may not yield satisfactory results, if any.

        The solar power industry is rapidly evolving and becoming more competitive. We will need to invest significant financial resources in research and development to keep pace with technological advances in the solar power industry and to effectively compete in the future. We have expended and may continue to expend significant financial resources in research and development of crystalline silicon and commercialization of new technologies to effectively compete with other market players in the future. However, research and development activities are inherently uncertain, and we might encounter practical difficulties in commercializing our research results. A variety of competing PV technologies that other companies may develop could prove to be more cost-effective and have better performance than solar power products that we develop. Therefore, our development efforts may be rendered obsolete by the technological advances of others.

        Breakthroughs in PV technologies that do not use crystalline silicon could mean that companies such as us that rely entirely on crystalline silicon would encounter a sudden, sharp drop in sales. One of the alternative technologies in the production of solar cells is thin film technology. The use of thin film technology in the production of solar cells would significantly reduce the consumption of silicon materials and manufacturing costs. New developments in commercialization of thin film technology may render our existing technologies obsolete and our products uncompetitive, which would result in loss in our profitability and market share and could materially and adversely affect our business, financial condition and results of operations.

If PV technology is not suitable for widespread adoption, or sufficient demand for solar power products does not develop or takes longer to develop than we anticipated, our sales may not continue to increase or may even decline, and we may be unable to sustain profitability.

        The solar power market is at a development stage and the extent to which solar power products will be widely adopted is uncertain. Market data in the solar power industry is not as readily available as those in other more established industries where trends can be assessed more reliably from data gathered over a longer period of time. Many factors may affect the viability of widespread adoption of PV technology and demand for solar power products, including:

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  cost-effectiveness of solar power products compared to conventional and other non-solar energy sources and products;

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  performance and reliability of solar power products compared to conventional and other non-solar energy sources and products;

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  availability of government subsidies and incentives to support the development of the solar power industry;

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  success of other alternative energy generation technologies, such as fuel cells, wind power and biomass;

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  fluctuations in economic and market conditions that affect the viability of conventional and non-solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels; and

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  capital expenditures by end users of solar power products, which tend to decrease when the economy slows down.

        The solar power market also competes with other sources of renewable energy and conventional power generation. If prices for conventional and other renewable energy resources decline, or if these resources enjoy greater policy support than solar power, the solar power market could suffer. If PV technology proves unsuitable for widespread adoption or if demand for solar power products fails to develop sufficiently, we may not be able to grow our business or generate sufficient revenues to sustain our profitability. In addition, demand for solar power products in our target markets may not develop or may develop to a lesser extent than we anticipated.

A small number of our customers account for a significant portion of our revenues.

        A significant portion of our revenues is derived from a small number of customers. Our three largest customers for the three years ended December 31, 2010, 2011 and 2012 and the three months ended March 31, 2013 accounted for 19.5%, 19.4%, 12.9% and 33.3%, respectively, of our total revenues.

        Our results of operations and financial condition will continue to depend on, among others, the following:

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  our ability to continue to obtain orders from these customers;

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  the financial condition and success of these customers; and

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  the commercial success of our customers' products which incorporate our solar power products.

        Our ability to maintain close relationships with these key customers is essential to our strategies and to the ongoing growth of our business. We cannot guarantee that we will be able to retain any of our largest customers or any other customers. We have in the past been, and may in the future be, requested to reduce prices, and in an industry downturn, order cancellations may be expected. Any material delay, cancellation or reduction of orders from our major customers could cause our net sales to decline significantly and, in any such event, our results of operations may be materially and adversely affected.

        Our results of operations and financial condition also depend on the financial condition and commercial success of these customers. If one or more of our customers were to become insolvent or otherwise were unable to pay for the services provided or products supplied by us, this could have a material adverse effect on our business, financial condition, results of operations and future prospects, and could cause the price of our ADSs to fall.

        One or more of our key customers may reorganize by means of a corporate spin-off, merger or otherwise. Any such reorganization could disrupt, slow down or otherwise materially affect their business and operations and, therefore, our revenues. Additionally, the competitive situation in the solar cell and module products market may be altered, or the resulting entities may change suppliers or sourcing policies. If any of our key customers decides to significantly change its procurement methods for solar cell and module products, or otherwise reduces or eliminates the purchase of our products, our revenues would decline significantly.

Cancellation of customer orders could cause our operating results to fluctuate.

        We have signed long-term sales arrangements with certain customers and required them to make prepayments. However, even though we charge a prepayment under many contracts, our customers may still cancel or reschedule purchase orders with us on relatively short notice. Cancellations or rescheduling of customer orders could result in delay or loss of anticipated sales without allowing us sufficient time to reduce, or delay the incurrence of, our corresponding inventory and operating expenses. In addition, changes in forecasts or the timing of orders from these or other customers expose us to the risks of inventory shortages or excess inventory. These circumstances, in addition to variations in average selling prices, and the fact that our supply agreements are generally long-term in nature and many of our other operating costs are fixed, in turn could cause our operating results to fluctuate and may result in a material adverse effect in our business.

We may be subject to non-competition or other similar restrictions or arrangements relating to our business.

        We may from time to time enter into non-competition, exclusivity or other restrictions or arrangements of a similar nature as part of our sales agreements with our customers. Such restrictions or arrangements may significantly hinder our ability to sell additional products, or enter into sales agreements with new or existing customers that plan to sell our products, in certain markets. As a result, such restrictions or arrangements may have a material adverse effect on our business, financial condition and results of operations.

We compete in a highly competitive market and many of our competitors have greater resources.

        The solar power market is intensely competitive and rapidly evolving. We expect to face increased competition, which may result in price reductions, reduced margins or loss of market share. Although we have expanded into upstream silicon wafer manufacturing and downstream solar module business since the fourth quarter of 2009, some of our competitors have been vertically integrated for a longer period of time than us. We expect to compete with future entrants to the PV market that offer new technological solutions. Furthermore, many of our competitors are developing or currently producing products based on new PV technologies, including thin film, ribbon, sheet and nano technologies, which they believe will ultimately cost the same as or less than crystalline silicon technologies used by us. In addition, the entire PV industry also faces competition from conventional and non-solar renewable energy technologies. Due to the relatively high manufacturing costs compared to most other energy sources, solar energy is generally not competitive without government incentive programs.

        Many of our existing and potential competitors have substantially greater financial, technical, manufacturing and other resources than we do. Our competitors' greater size and longer operating history in some cases provide them with a competitive advantage with respect to manufacturing costs because of their economies of scale and their ability to purchase raw materials at lower prices. Many of our competitors also have greater brand name recognition, more established distribution networks and larger customer bases. In addition, many of our competitors have well-established relationships with our existing and potential customers and have extensive knowledge of our target markets. As a result, they may be able to devote greater resources to the research, development, promotion and sale of their products and respond more quickly to evolving industry standards and changes in market conditions. Our failure to adapt to changing market conditions and to compete successfully with existing or new competitors may materially and adversely affect our financial condition, results of operations and business prospects.

We obtain certain manufacturing equipment from sole or a limited number of suppliers and if such equipment is damaged or otherwise unavailable, our ability to deliver products on time will suffer, which in turn could result in order cancellations and loss of revenue.

        Some of our equipment used in the manufacture of our solar power products has been developed and made specifically for us, is not readily available from alternative vendors and would be difficult to repair or replace if it were to become damaged or stop working. In addition, we obtain some equipment from sole or a limited number of suppliers. If any of these suppliers were to experience financial difficulties or go out of business, or if there were any damage to or a breakdown of our manufacturing equipment at a time when we are manufacturing commercial quantities of our products, our business would suffer. In addition, a supplier's failure to supply our ordered equipment in a timely manner, with adequate quality and on terms acceptable to us, could delay and otherwise disrupt our production schedule or increase our costs of production.

Problems with product quality or product performance may cause us to incur warranty expenses, damage our market reputation and prevent us from achieving increased sales and market share, or result in a decrease in our revenues and market share.

        Our solar power products may contain defects that are not detected until after they are shipped or installed. These defects could cause us to incur significant re-engineering costs, divert the attention of our engineering personnel from product development efforts, lead to returns of, or requests to return our products and significantly affect our customer relations and business reputation. If we deliver solar power products with errors or defects, or if there is a perception that our solar power products contain errors or defects, our credibility and the market acceptance and sales of our products could be harmed.

        With respect to our solar module business, in 2011, we extended our product warranty period from five years to ten years, warranting that the modules will be free from defects in materials and workmanship from the time of delivery. Starting from the third quarter of 2012, we began to provide a 25-year linear performance warranty against declines of power generation capacity from the time of delivery. As a result of these warranties, we bear the risk of extensive warranty claims long after we have sold our products and recognized revenues. We therefore, in accordance with our own history, industry data and industry practices, accrue 1% of our net revenues from sales of solar modules as general warranty costs and also separately accrue specific warranty costs to cover potential liabilities that could arise from customer claims base on an individual assessment. However, such warranty cost accruals may not be adequate. Starting from 2012, we also began to work with PowerGuard Specialty Insurance Services to provide a range of long-term insurance and warranty-related coverage for our products. Because we only started to manufacture and sell solar modules in the fourth quarter of 2009, which have been in use for only a relatively short period, we cannot assure you that our assumptions regarding the durability and reliability of our products are reasonable. Our warranty provisions and insurance coverage may be inadequate, and we may have to incur substantial expense to repair or replace defective products in the future.

Our failure to maintain sufficient collateral under certain mortgage contracts for our bank loans may materially and adversely affect our financial condition and results of operations.

        From time to time, we may enter into bank loans secured by our real property or other assets. For example, as of March 31, 2013, our long-term bank borrowing of RMB130.0 million (US$20.9 million) with Export-Import Bank of China was secured by our principal executive office building in Zhabei, Shanghai; our long-term bank borrowings of RMB109.8 million (US$17.7 million) and RMB37.2 million (US$6.0 million) with Agricultural Bank of China were secured by certain of our buildings and land use right in Shanghai Jinglong Solar Technology Co., Ltd., or Shanghai Jinglong, respectively. On August 5, 2013, we renewed an entrustment loan of RMB1.44 billion (US$231.9 million) with Hefei High-Tech Industrial Development Zone Management Co., Ltd., which is secured by certain equipment and land use rights owned by JA Hefei Technology and all our equity interests in JA Hefei Renewable Energy and JA Hefei Technology. We cannot assure you that we will not be requested by the mortgagees to provide additional collateral to bring the value of the collateral to the level required by the mortgagees. If we fail to provide additional collateral, the mortgagees will be entitled to require the immediate repayment by us of the outstanding bank loans, otherwise, the mortgagees may auction or sell our office building and negotiate with us to apply the proceeds from the auction or sale to the repayment of the underlying loan. Furthermore, we may be subject to liquidated damages pursuant to relevant mortgage contracts. If any of the foregoing occurs, our financial condition and results of operations may be materially and adversely affected.

If we fail to adequately protect our intellectual property rights, our business and results of operations could be materially and adversely affected.

        Given the importance of intellectual property to our business, we rely primarily on a combination of patent, trademark, trade secret and copyright, as well as employee and third party confidentiality agreements to safeguard our intellectual property. As of March 31, 2013, we had a total of 105 issued patents and 59 pending patent applications in China. However, we cannot assure you that the steps which we have taken will be sufficient to protect our intellectual property rights or that third parties would not infringe upon or misappropriate any such rights. Moreover, it is costly to litigate in order to protect any of our intellectual property rights. If we are unable to prevent third parties from infringing or misappropriating these rights in our self-owned products, the future financial condition and the ability to develop our business could be materially adversely affected.

We may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely to us, could cause us to lose significant rights and pay significant damage awards.

        Our success also depends largely on our ability to use and develop our technology and know-how without infringing the intellectual property rights of third parties. Although we are not currently aware of any parties pursuing or intending to pursue infringement claims against us, we cannot assure you that we will not be subject to such claims in the future. Also, because patent applications in many jurisdictions are kept confidential for 18 months before they are published, we may be unaware of other persons' pending patent applications that relate to our products or processes. Our suppliers may also become subject to infringement claims, which in turn could negatively impact our business as they may no longer be able to fulfill their delivery obligations under their contracts with us or refund our outstanding prepayments in a timely manner or at all. The defense and prosecution of intellectual property suits, patent opposition proceedings and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel. An adverse determination in any such litigation or proceedings to which we may become a party could subject us to significant liability to third parties, require us to seek licenses from third parties, to pay ongoing royalties, or to redesign our products or subject us to injunctions prohibiting the manufacture and sale of our products or the use of our technologies. Protracted litigation could also result in our customers deferring or limiting their purchase or use of our products until resolution of such litigation. The occurrence of any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

Our quarterly revenues and operating results may be difficult to predict and could fall below investor expectations, which could cause the market price of our ADSs to decline.

        Our quarterly revenues and operating results have fluctuated in the past and may continue to fluctuate significantly depending upon numerous factors, including seasonality of demand for solar power products, changes in market conditions and industry environment, and changes in government policies or regulations. For example, purchases of solar power products tend to decrease due to severe weather conditions in winter months, which complicate the installation of solar power systems. Many of these factors are beyond our control, making our quarterly results difficult to predict, which could cause the trading price of our ADSs and the rule of our other securities to decline if our operating results for any particular quarter fall below investor expectations.

Our senior management has worked together for a relatively short period of time, which may make it difficult for you to evaluate their effectiveness and ability to address challenges.

        Due to recent changes to our management team, certain of our senior management and employees have worked together at our company for a relatively short period of time. For example, we have experienced turnover in our senior management ranks and hired or appointed a number of executive officers and senior management in the past few years. In light of the foregoing circumstances, it may be difficult for you to evaluate the effectiveness of our senior management and their ability to address future challenges to our business. Members of our senior management may not work together effectively as a team to manage our growth successfully, which may expose us to a higher risk of internal control deficiencies and result in us losing market share, business opportunity and revenues.

The success of our business depends on the continuing efforts of our key personnel and our business may be severely disrupted if we lose their services.

        Our future success depends, to a significant extent, on our ability to attract, train and retain qualified technical personnel, particularly those with expertise in the solar power industry. There is substantial competition for qualified technical personnel, and there can be no assurance that we will be able to attract or retain our qualified technical personnel. If we are unable to attract and retain qualified technical personnel, our business may be materially and adversely affected.

        We rely heavily on the continued services of our executive officers. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all. As a result, our business may be severely disrupted and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executive officers joins a competitor or forms a competing company, we may lose some or all of our customers. We believe our future success will depend upon our ability to retain these key employees and our ability to attract and retain other skilled managerial, engineering and sales and marketing personnel. Each of our executive officers and other key personnel has entered into an employment agreement with us, which contains confidentiality and non-competition provisions. However, if any disputes arise between our employees and us, we cannot assure you, in light of uncertainties associated with the PRC legal system, the extent to which any of these agreements could be enforced in China, where some of our executive officers reside and hold some of their assets.

As we have awarded and will continue to award employee share options and other share-based compensation to certain of our directors, officers, employees and consultants, our net income will be adversely affected.

        Under our 2006 stock incentive plan, we may award stock options and other share-based compensations to purchase up to 10% of our issued share capital to certain of our directors, employees and consultants. As of March 31, 2013, we have awarded 4,822,000 restricted share units and granted options to purchase 19,639,000 ordinary shares to a number of our directors, employees and consultants.

        In accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, Compensation-Stock Compensation, which requires all companies to recognize, as an expense, the fair value of share options and other share-based compensation to employees, we are required to account for compensation costs for all restricted share units and share options granted to our directors, employees and consultants using a fair-value based method and recognize expenses in our consolidated statement of operations in accordance with the relevant rules under U.S. GAAP. Our share-based compensation expenses have a material and adverse effect on our reported earnings for the year during which the share-based compensation are granted and over their vesting periods.

        Moreover, the additional expenses associated with administrating share-based compensation may reduce the attractiveness of such incentive plan to us. However, if we stop granting options, or reduce the number of options granted, under our stock incentive plan, we may not be able to attract and retain key personnel, as share options are an important employee recruitment and retention tool. In addition, the decline in the price of our ADSs representing our ordinary shares below the exercise price of many of the previously granted options has lessened the effectiveness of the options as a means to retain the services of the option holders. As a result, we have granted more stock options to certain individuals and will continue to grant employee share options or other share-based compensation in the future that may adversely affect our net income.

There are potential conflicts of interest between us and our largest shareholder, Jinglong BVI.

        Jinglong BVI, which is controlled by the shareholders of Hebei Jinglong, is our largest shareholder. In addition, Mr. Baofang Jin, the executive chairman of our board of directors and our chief executive officer, is a shareholder of Jinglong BVI and is also the chairman of Hebei Jinglong. Jinglong Group currently provides a number of products and services to us, including silicon wafer supply (on prepayment terms) and real property leases. Our transactions with Jinglong Group are governed by a number of contracts, the terms of which were negotiated at what we believe are on an arm's length basis. In November 2011, we also completed the acquisition of Silver Age, a British Virgin Islands company controlled by Jinglong BVI. However, the interest of Jinglong BVI may conflict with our own interest with respect to our transactions with Jinglong Group. As a result, we may have limited ability to negotiate with Jinglong Group over the terms of the agreements because Jinglong BVI may exert significant influence on our affairs through our board of directors. In addition, Jinglong BVI may be able to prevent us from taking actions to enforce or exercise our rights under the agreements we entered into with Jinglong Group. Furthermore, we cannot assure you that our transactions with Jinglong Group will always be concluded on terms favorable to us or maintained at the current level or at all in the future. As a result, when these situations arise, our financial condition, results of operations and implementation of strategy may be materially and adversely affected.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our ADSs may be materially and adversely affected.

        As a public company in the United States, we are subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we include a report from management on the effectiveness of its internal control over financial reporting in our annual report on Form 20-F. In addition, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. If we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, our financial statements could contain material misstatements and we could fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our ADSs.

        Furthermore, we have incurred and anticipate that we will continue to incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

We have limited insurance coverage and may incur significant losses resulting from operating hazards, product liability claims or business interruptions.

        As with other solar power product manufacturers, our operations involve the use, handling, generation, processing, storage, transportation and disposal of hazardous materials, which may result in fires, explosions, spills and other unexpected or dangerous accidents causing personal injuries or death, property damages, environmental damages and business interruptions. Although we currently carry third-party liability insurance against property damages, these insurance policies are limited in scope and may not cover all claims relating to personal injury, property or environmental damage arising from accidents on our properties or relating to our operations. Any occurrence of these or other accidents in our operations that are not insured under our existing insurance policies could have a material adverse effect on our business, financial condition or results of operations.

        In addition, the normal operation of our manufacturing facilities may be interrupted by accidents caused by operating hazards, power supply disruptions, equipment failures, as well as natural disasters. As the insurance industry in China is still in an early stage of development, business interruption insurance available in China offers limited coverage compared to that offered in many other countries, and we do not carry any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources, and our business and results of operations may be materially and adversely affected.

        We are also exposed to risks associated with product liability claims in the event that the use of the solar power products we sell results in injury. Because our solar products are generally incorporated into solar power devices to generate electricity, it is possible that users could be injured or even killed by the solar power devices incorporating our solar products, whether by product malfunctions, defects, improper installation or other causes. While we have not experienced any product liability claims brought against us, we are unable to predict whether such claims will be brought against us in the future or the effect of any resulting adverse publicity on our business. Although we began purchasing product liability insurance in 2010, there is no assurance that our insurance policies will provide adequate coverage in the event of a successful product liability claim against us. If our product liability insurances are not adequate, the successful assertion of product liability claims against us could result in potentially significant monetary damages and require us to make significant payments.

Compliance with environmental regulations is expensive, and noncompliance may result in adverse publicity and potentially significant monetary damages and fines or suspension of our business operations.

        We are required to comply with all national and local regulations regarding the protection of the environment. Compliance with environmental regulations is expensive. The PRC government is adopting more stringent environmental protection regulations and the costs of complying with these regulations are expected to increase.

        Each of our solar product manufacturing facilities is required to conduct an environmental impact assessment, obtain approval of the assessment before commencing construction and complete an examination and obtain an environmental acceptance approval before it is able to begin production. We cannot assure you that we will be able to comply with all applicable environmental protection requirements, obtain the requisite approvals and permits upon completion of construction or commencement of commercial production on a timely basis or at all. Governmental authorities may impose fines or deadlines on us as a result of any non-compliance, and these authorities may also order us to cease construction or production if we fail to comply with applicable requirements.

        In addition, we are subject to licensing requirements, regulations and periodic monitoring by local environmental protection authorities. If we fail to obtain the required permits and licenses, we will not be able to obtain an environmental acceptance approval and may not be allowed to produce. We may also be subject to substantial fines or damages or suspension of our production operations, and our reputation may be harmed, which could negatively affect our results of operations and financial position.

For strategic reasons and in an effort to maximize returns on our unused capital reserves, we may, from time to time, invest in securities purchased on the open market, which may, due to market forces beyond our control, result in the recognition of losses that will adversely affect our financial results.

        Although we did not invest in any securities as of March 31, 2013, for both strategic reasons and in an effort to maximize the return on our unused capital reserves, we had, and may, from time to time invest in certain securities purchased on the open market. The fair value of the securities in which we may invest is driven by market forces beyond our control and may decline over time. To protect the value of our investment and minimize the recognition of losses, if any, we may, from time to time, dispose of such securities at the discretion of our board of directors. To the extent that we, in compliance with U.S. GAAP and other applicable rules and regulations, determine that a decline in the fair value of any of our securities is other-than-temporary, we are obligated to recognize such decline as a loss, which will in turn adversely affect our financial results.

We may incur significant legal expenses in connection with, and allocate management time and attention to, legal actions involving us that may take place from time to time and it is possible that we will not be able to prevail in our legal actions.

        We were previously involved in two putative securities class actions and were able to reach an agreement to settle the lawsuits. During the process, we incurred significant legal expenses and allocated management time and attention to the litigations. We may face other legal actions that may take place from time to time in the future, and we may continue to incur significant legal expenses and allocate management time and attention to the legal actions. No assurance can be provided that we will be able to prevail in our legal actions.

Risks Related to Doing Business in China

Our auditor, like other independent registered public accounting firms operating in China, is not permitted to be subject to inspection by the Public Company Accounting Oversight Board, and as such, investors may be deprived of the benefits of such inspection.

        Our independent registered public accounting firm that issues the audit reports incorporated by reference in this prospectus supplement and included in our annual reports filed with the SEC, as an auditor of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (United States), or PCAOB, is required by the laws of the United States to undergo regular inspections by PCAOB to assess its compliance with applicable professional standards. Because our auditor is located in China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the PRC authorities, our auditor, like other independent registered public accounting firms operating in China, is currently not inspected by the PCAOB.

        Inspections of other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms' audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct inspections of independent registered public accounting firms operating in China makes it more difficult to evaluate the effectiveness of our auditor's audit procedures or quality control procedures. As a result, investors may be deprived of the benefits of PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements, which may have a material adverse effect on our ADS price and the value of our other securities. The China Securities Regulatory Commission announced on May 24, 2013 that a memorandum, which is a framework agreement for the furnishing and exchange of inspections of auditing documents within their respective jurisdictions between China and U.S., had been signed by and among the China Securities Regulatory Commission, the PRC Ministry of Finance, and the PCAOB on May 7, 2013 to promote the inspections of Chinese accounting firms that provide auditing services for companies listed in the United States. Since the memorandum had only been signed recently and has not been fully interpreted, we cannot assure you how this memorandum or any related rules will be implemented.

We may be adversely affected by the outcome of the administrative proceedings brought by the SEC against five accounting firms in China.

        The SEC has recently brought administrative proceedings against five accounting firms in China, alleging that they refused to produce audit work papers and other documents related to certain China-based companies under investigation by the SEC for potential accounting fraud. We were not and are not subject to any SEC investigations, nor are we involved in the proceedings brought by the SEC against the accounting firms. However, the independent registered public accounting firm that issued the audit reports included in our annual reports filed with the SEC is one of the five accounting firms named in the SEC's proceedings and we may be adversely affected by the outcome of the proceedings, along with other U.S.-listed companies audited by these accounting firms. If the SEC prevails in the proceedings, our independent registered public accounting firm and the other four accounting firms in China that were named in the proceedings may be barred from practicing before the SEC and hence unable to continue to be the auditors for China-based companies listed in the United States like ourselves. If none of the China-based auditors are able to continue to be auditors for China-based companies listed in the United States, we will not be able to meet the reporting requirements under the Exchange Act, which may ultimately result in our deregistration by the SEC and delisting from the NASDAQ Global Select Market and lead to a lack of liquidity for us, increased expenses if we try to list in another stock exchange, and legal actions against us.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

        A significant portion of our business operations are conducted in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

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  the amount of government involvement;

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  the level of development;

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  the growth rate;

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  the control of foreign exchange; and

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  the allocation of resources.

        While the Chinese economy has grown significantly in the past years, the growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

        The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the PRC government. The continued control of these assets and other aspects of the national economy by the PRC government could materially and adversely affect our business. The PRC government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. From late 2003 to mid-2008, the PRC government implemented a number of measures, such as increasing the People's Bank of China's statutory deposit reserve ratio and imposing commercial bank lending guidelines that had the effect of slowing the growth of credit, which in turn may have slowed the growth of the PRC economy. In response to the global and Chinese economic downturn in 2008, the PRC government promulgated several measures aimed at expanding credit and stimulating economic growth including decreasing the People's Bank of China's statutory deposit reserve ratio and lowering benchmark interest rates several times. Since January 2010, however, the People's Bank of China has increased the statutory deposit reserve ratio in response to rapid growth of credit in 2009. In 2011 the PRC government introduced measures in certain sectors to avoid overheating of the economy, including tighter bank lending policies and increases in bank interest rates. In 2012, the PRC government introduced measures to stimulate consumption and promote economic recovery in response to slowed growth in the PRC economy, including decreasing the People's Bank of China's statutory deposit reserve ratio and lowering in bank interest rates. It is unclear whether PRC economic policies will be effective in maintaining stable economic growth in the future. Any slowdown in the growth of the Chinese economy could result in decreased capital expenditure by solar energy users, which in turn could reduce demand for our products.

        Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of renewable energy investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our businesses.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

        As we increase our sales to customers outside China, a significant portion of our revenues is and may continue to be denominated in foreign currencies. We have entered into, and may continue to enter into, foreign currency forward contracts with commercial banks to hedge part of our exposure to foreign currency exchange risk for our overseas sales. As with all hedging instruments, there are risks associated with the use of foreign currency forward contracts. While the use of such foreign currency forward contracts provides us with protection from certain fluctuations in foreign currency exchange, we potentially forgo the benefits that might result from favorable fluctuations in foreign currency exchange. Any default by the counterparties to these transactions could adversely affect our financial condition and results of operations. Furthermore, these financial hedging transactions may not provide adequate protection against future foreign currency exchange rate fluctuations and, consequently, such fluctuations could result in foreign exchange losses and adversely affect our financial condition and results of operations.

        The conversion of Renminbi into foreign currencies, including U.S. dollars, is based on rates set by the People's Bank of China. The PRC government allowed the Renminbi to appreciate by more than 20% against the U.S. dollar between July 2005 and July 2008. Between July 2008 and June 2010, this appreciation was halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. As a consequence, the RMB fluctuated significantly during that period against other freely traded currencies, in tandem with the U.S. dollar. Since June 2010, the PRC government has allowed the Renminbi to appreciate slowly against the U.S. dollar again. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future. In April 2012, the PRC government turned the Renminbi into a global currency by doubling the size of its trading band against the U.S. dollar, adopting reform that further liberalizes its financial markets. Effective from April 16, 2012, the People's Bank of China allows the Renminbi to rise or fall 1% from a mid-point every day, compared with its previous 0.5% limit. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

        There remains significant international pressure on the Chinese government to adopt a substantial liberalization of its currency policy, which could result in further appreciation in the value of the RMB against the U.S. dollar. To the extent that we need to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, if we decide to convert RMB into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or ADSs, strategic acquisitions or investments or other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us.

Natural disasters, acts of war, political unrest and epidemics, which are beyond our control, may cause damage, loss or disruption to our business.

        Natural disasters, acts of war, political unrest and epidemics, which are beyond our control, may adversely affect the economy, infrastructure and livelihood of the people of the PRC. Some cities in the PRC are particularly susceptible to floods, earthquakes, sandstorms and droughts. The business, financial condition and results of operations of us may be materially and adversely affected if such natural disasters occur. Political unrest, acts of war and terrorists attacks may cause damage or disruption to us, our employees, our facilities, the sales channels operated by authorized third-party retailers of us and our markets, any of which could materially and adversely affect our sales, overall operating results and financial condition. The potential for war or terrorists attacks may also cause uncertainty and cause our business to suffer in ways that we cannot currently predict. In addition, certain Asian countries, including the PRC, have encountered epidemics such as SARS, incidents of the avian flu or the H1N1 flu. In March 2013, a new virus subtype H7N9, commonly known as "bird flu" or "avian flu," was discovered in eastern China and sickened and killed some people. Past occurrences of epidemics have caused different degrees of damage to the national and local economies in the PRC. A recurrence of an outbreak of SARS, avian flu, the H1N1 flu, the H7N9 flu or any other similar epidemic, could cause a slowdown in the levels of economic activity generally, which could in turn adversely affect our results of operations.

Price inflation in China could erode some of the advantages of operating in a relatively low-cost jurisdiction such as China, which could negatively affect our competitive advantages and our results of operations.

        Although we have not been materially affected by inflation in the past, we cannot assure you that we will not be affected in the future by higher rates of inflation in China. Because we conduct manufacturing and purchase raw materials primarily from suppliers in China, price inflation increases the costs of labor and raw materials for manufacturing and risks counteracting the competitive advantage we enjoy as a result of the relatively lower manufacturing costs we incur from operating in China. If inflationary trends continue in China, China could lose its competitive advantage as a low-cost manufacturing venue, which could in turn lessen any competitive and reputational advantages we gain through China-based manufacturing. Although we have started the process and will continue to gradually automate our production lines in order to reduce the impact of increases in labor cost in the long run, inflation in China may still weaken our competitiveness in our markets and have a material adverse effect on our business, financial condition, results of operations and prospects.

Uncertainties with respect to the PRC legal system could have a material adverse effect on us.

        We conduct a significant portion of our business inside China through our various wholly-owned subsidiaries. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiaries are foreign-invested enterprises ("FIE") or enterprises invested by FIE and are therefore subject to laws and regulations applicable to foreign investment in China. The PRC legal system is based on written statutes. Unlike in the common law system, prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. Furthermore, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. In addition, the PRC legal system is based in part on government policies and internal rules, some of which may not be published on a timely basis or at all, and some of which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may also impede our ability to enforce the contracts we have entered into. As a result, these uncertainties could materially and adversely affect our business and results of operations.

Rapid urbanization and changes in zoning and urban planning in China may cause our properties to be demolished, removed or otherwise affected.

        China is undergoing a rapid urbanization process, and zoning requirements and other governmental mandates with respect to urban planning of a particular area may change from time to time. When there is a change in zoning requirements or other governmental mandates with respect to the areas where our operating facilities are located, the affected facilities may need to be demolished and removed. As a result, we may have to relocate our facilities to other locations. We have not experienced such demolition and relocation in the past, but we cannot assure you that we will not experience demolitions or interruptions of our operating facilities due to zoning or other local regulations. Any such demolition and relocation could cause us to lose primary locations for our operating facilities and we may not be able to achieve comparable operation results following the relocations. While we may be reimbursed for such demolition and relocation, we cannot assure you that the reimbursement, as determined by the relevant government authorities, will be sufficient to cover our direct and indirect losses. Accordingly, our business, results of operations and financial condition may be materially and adversely affected.

Our operating subsidiaries in China are subject to legal limitations in paying dividends to us, which may restrict our ability to satisfy our liquidity requirement.

        As a holding company, we depend on receipt of dividends and the interest and principal payments on intercompany loans or advances from our subsidiaries to satisfy our obligations. The ability of our subsidiaries to pay dividends and make payments on intercompany loans or advances to us is subject to, among other things, distributable earnings, cash flow conditions, restrictions contained in the articles of association of our subsidiaries, applicable laws and restrictions contained in the debt instruments or certain PRC project loan agreements. Pursuant to such PRC project loan agreements, some of our PRC subsidiaries are restricted from distributing dividends or making other distributions to us unless such loans are paid off, certain financial requirement is met, if any, or otherwise consent is obtained from the relevant lenders entering into such project loan agreements. These restrictions could limit the ability of our subsidiaries to pay dividends.

        Further, PRC Corporation Law permits payment of dividends by our PRC subsidiaries only out of accumulated profits as determined in accordance with accounting standards and regulations in China. Our subsidiaries are also required to set aside at least 10% of their after-tax profits based on PRC accounting standards each year to their general reserves until the accumulative amount of such reserves reach 50% of their respective registered capital. These reserves are not distributable as cash dividends. In addition, at the discretion of their respective board of directors, our PRC subsidiaries may allocate a portion of their after-tax profits to their respective staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation. Furthermore, if our PRC subsidiaries incur debt on their own behalves in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us, which may restrict our ability to satisfy our liquidity requirement. In addition, dividends paid by our PRC subsidiaries to their non-PRC parent companies will be subject to a 10% withholding tax, unless there is a tax treaty between the PRC and the jurisdiction in which the overseas parent company is incorporated, which specifically exempts or reduces such withholding tax. Limitations on the ability of our PRC subsidiaries to pay dividends to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends, or otherwise fund and conduct our business.

PRC regulations on currency exchange and foreign investment may limit our ability to receive and use our revenues effectively and may delay or prevent us from using the proceeds from our fundraising activities to make loans or additional capital contributions to our PRC operating subsidiaries.

        A significant portion of our revenues and expenses are denominated in Renminbi. If our revenues denominated in Renminbi increase or expenses denominated in Renminbi decrease in the future, we may need to convert a portion of our revenues into other currencies to meet our foreign currency obligations, including, among others, payment of dividends declared, if any, in respect of our ordinary shares. Under PRC regulations the Renminbi is currently convertible under the "current account," which includes dividends, trade and service-related foreign exchange transactions, but not under the "capital account," which includes foreign direct investment and loans, without the prior approval of the State Administration of Foreign Exchange, or SAFE. Currently, our PRC subsidiaries may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without prior approval from SAFE, by complying with certain procedural requirements. However, we cannot assure you that the PRC government will not take further measures in the future to restrict access to foreign currencies for current account transactions.

        Foreign exchange transactions by our PRC subsidiaries under the capital account continue to be subject to significant foreign exchange controls and require the approval of or need to be registered with PRC governmental authorities, including SAFE. To utilize the proceeds of any equity or debt offering as an offshore holding company of our PRC operating subsidiaries, we may make loans to our PRC subsidiaries, or we may make additional capital contributions to our PRC subsidiaries. Any loan from offshore companies to our PRC subsidiaries is subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are foreign-invested enterprises, or FIEs, to finance their activities cannot exceed the difference between the total investment and the registered capital of that subsidiary and must be registered with SAFE.

        We may also finance our subsidiaries by means of capital contributions. These capital contributions must be approved by certain government authorities, including the National Development and Reform

Commission, the PRC Ministry of Commerce, or MOFCOM, or their local counterparts. We may not be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our subsidiaries. If we fail to receive such approvals, our ability to use the proceeds we have received, or may receive, from our equity or debt offerings and to capitalize our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and grow our business.

Our business benefits from certain PRC government incentives. Expiration of, revocation of, or changes to, these incentives could have a material adverse effect on our operating results.

        Under the previous PRC Income Tax Law for Enterprises with Foreign Investment and Foreign Enterprises, or the FEIT Law, and the related implementation rules, FIEs established in China were generally subject to enterprise income tax at a state tax rate of 33% on PRC taxable income. The PRC government provided certain incentives to FIEs in order to encourage foreign investments, including tax exemptions, tax reductions and other measures. Under the FEIT Law and the related implementation rules, FIEs were entitled to be exempted from foreign enterprise income tax for a two-year period starting from their first profit-making year followed by a 50% reduction of foreign enterprise income tax payable for the subsequent three years, provided that they fell into the category of production-oriented enterprises with an operational period of more than 10 years in China. Such two-year tax exemption and three-year 50% tax reduction period are referred to as the Tax Holiday.

        In March 2007, China enacted a new PRC Corporate Income Tax Law, or CIT Law, which became effective on January 1, 2008 and replaced the FEIT Law. The CIT Law imposes a unified income tax rate of 25% on all domestic enterprises and FIEs unless they qualify under certain limited exceptions. The CIT Law provides a five-year transition period to FIEs, during which they are permitted to grandfather their existing preferential income tax treatment until such treatment expires in accordance with its terms. In addition, certain enterprises may still benefit from a preferential tax rate of 15% under the CIT Law if they qualify as an advanced and new technology enterprise, or ANTE, subject to certain general factors described therein. Where the transitional preferential policies and the preferential policies for ANTE as prescribed under the CIT Law and its implementation rules overlap, an enterprise shall choose to carry out the most preferential policy, but shall not enjoy multiple preferential policies.

        JA Hebei, JA Yangzhou, Solar Silicon Valley and JA Fengxian were production-oriented enterprises established prior to the effective date of the CIT Law, and therefore, were entitled to their then-existing preferential income tax treatment provided under the FEIT Law and its related interpretations rules until December 31, 2012.

        With respect to income related to JA Hebei's initial capital contribution, JA Hebei received approval from the relevant tax authorities to enjoy the Tax Holiday commencing from 2006. In 2007, JA Hebei effected a capital injection, or the 2007 Capital Injection, and was approved by the local tax bureau of Xingtai City, Hebei Province, to enjoy a separate Tax Holiday on taxable income attributable to the 2007 Capital Injection commencing from 2007. In November 2010, JA Hebei was recognized as an ANTE and was entitled to the preferential income tax rate of 15% from 2010 to 2012. JA Hebei chose to use the Tax Holiday applicable to the 2007 Capital Injection for the overlapping year of 2010. From 2013, JA Hebei is not recognized as an ANTE. For the years ended December 31, 2011 and 2012, JA Hebei chose to enjoy the preferential income tax rate of 15% for an ANTE. In February 2013, JA Hebei received a notice from the local tax bureau of Xingtai City, Hebei Province, revoking its original approval that JA Hebei was entitled to enjoy a separate Tax Holiday for taxable income attributable to the 2007 Capital Injection, which caused us to record an additional income tax expense of RMB82.5 million (US$13.3 million) at the end of 2012 and to make subsequent payment in March 2013.

        JA Yangzhou and JA Fengxian both had cumulative losses in 2008 and their Tax Holidays were deemed to commence in 2008.

        In August 2011, JA Yangzhou was recognized as an ANTE and was entitled to the preferential income tax rate of 15% from 2011 to 2013. JA Yangzhou chose to use the Tax Holiday for the overlapping years of 2011 and 2012.

        In December 2011, JA Fengxian was recognized as an ANTE and was entitled to the preferential income tax rate of 15% from 2011 to 2013. JA Fengxian chose to enjoy the Tax Holiday for the overlapping years of 2011 and 2012.

        In November 2011, JA Lianyungang was recognized as an ANTE and was entitled to the preferential income tax rate of 15% from 2011 to 2013.

        In August 2012, JA Wafer R&D was recognized as an ANTE and was entitled to the preferential income tax rate of 15% from 2012 to 2014.

        The ANTE status and preferential tax treatment will be reviewed by the government every three years. JA Yangzhou, JA Wafer R&D, JA Fengxian and JA Lianyungang are collectively referred to as ANTE Entities.

        However, we cannot assure that the current tax benefits enjoyed by the ANTE Entities will be extended upon expiration. If these tax benefits cannot be extended or otherwise become unavailable, the effective income tax rate of the ANTE Entities will increase significantly, and any such increase in the future could have a material adverse effect on our financial condition and results of operations. In addition, we cannot assure you that the relevant tax authorities will not have different interpretations of the existing laws in the future. Any discontinuation or revocation of preferential tax treatment or any increase of the enterprise income tax rate applicable to us could have a material adverse effect on our financial condition and results of operations.

        Various PRC governmental authorities have promulgated a series of laws and regulations to encourage the development of solar energy and other renewable energy, including the Renewable Energy Law, Medium and the Long-Term Development Plan for the Renewable Energy Industry and circulars concerning the Golden Sun Demonstration Program. Under these laws and regulations, financial incentive, such as national funding, preferential loans and tax preferential treatment are provided to the renewable energy industry. However, no assurance can be given that these incentives will not be reduced or eliminated altogether. Any reduction or eliminations of governmental incentive policies will reduce demand for our solar power products and adversely affect our financial condition and results of operations.

We may be deemed a PRC resident enterprise under the CIT Law and be subject to PRC taxation on our worldwide income.

        The CIT Law also provides that enterprises established outside of China whose "de facto management bodies" are located in China are considered "resident enterprises" and are generally subject to the uniform 25% enterprise income tax rate as to their worldwide income. Under the implementation regulations for the CIT Law, "de facto management body" is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and treasury, and acquisition and disposition of properties and other assets of an enterprise. In addition, the State Administration of Taxation issued the Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies on April 22, 2009, or Circular 82, which sets out the standards and procedures for recognizing the location of the "effective management" of an enterprise registered outside of the PRC and funded by Chinese enterprises as controlling investors. Circular 82 specifies that certain PRC-invested enterprises will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, the company seal, and minutes of board meetings and shareholders' meetings; and half or more of the senior management or directors having voting rights. In addition, the State Administration of Taxation promulgated the Interim Provisions on Administration of Income Tax of Chinese-Controlled Resident Enterprise Registered Overseas, effective from September 1, 2011, which further clarified certain matters concerning the determination of resident status, post-determination administration, and competent tax authorities. These interim provisions also specify that when an enterprise that is Chinese-controlled and incorporated outside of mainland China receives PRC-sourced income such as dividends and interest, PRC withholding tax would not apply if such enterprise has obtained a certificate evidencing its status as a PRC resident enterprise registered overseas and controlled by Chinese.

        Although Circular 82 explicitly provides that the above standards shall apply to enterprises which are registered outside the PRC and funded by Chinese enterprises as controlling investors, it is still uncertain whether such standards under this circular may be cited for reference and be adopted when considering whether our "effective management" is in the PRC or not, and whether we may be considered a resident enterprise under the CIT Law. If we are treated as a resident enterprise for PRC tax purposes, we will be subject to PRC tax on our worldwide income at the 25% uniform tax rate, which could have an impact on our effective tax rate and an adverse effect on our net income and results of operations, although dividends distributed from our PRC subsidiaries to us could be exempt from Chinese dividend withholding tax, since such income is exempted under the new CIT Law when paid to a PRC resident recipient.

Dividends payable by us to our non-PRC holders of our ordinary shares and ADSs and gain on the sale of our ADSs or ordinary shares may become subject to PRC taxes.

        Under the CIT Law and its implementation regulations, PRC income tax at the rate of 10% is applicable to PRC sourced dividends payable to investors that are "non-resident enterprises" and that do not have an establishment or place of business in the PRC, or which have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends have their sources within the PRC. The implementation regulations for the CIT Law further sets forth that dividend income is viewed as PRC-sourced income if the enterprise that pays dividend is a "resident enterprise." Similarly, any gain realized on the transfer of ADSs or shares by such investors is also subject to 10% PRC income tax if such gain is regarded as income derived from sources within the PRC. It is unclear whether we may be considered as a "resident enterprise" under the CIT law. If we are deemed as a PRC "resident enterprise" for PRC tax purposes, dividends we pay with respect to our ordinary shares or ADSs, or the gain our shareholders may realize from the transfer of our ordinary shares or ADSs, would be treated as income derived from sources within the PRC and be subject to PRC tax. If we are required under the CIT Law to withhold PRC income tax on dividends payable to our non-PRC holders of ordinary shares and ADSs who are "non-resident enterprises," or if our non-PRC holders of ordinary shares and ADSs are required to pay PRC income tax on the transfer of our ordinary shares or ADSs, the value of their investment in our ordinary shares or ADSs may be materially and adversely affected. See "Our Dividend Policy."

We and our non-resident investors face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

        Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or Circular 698, issued by the State Administration of Taxation on December 10, 2009 with retroactive effect from January 1, 2008, where a non-PRC resident enterprise transfers the equity interests of a PRC resident enterprise indirectly by disposition of the equity interests of an overseas holding company, or an indirect transfer, and such overseas holding company is located in a tax jurisdiction that: (i) has an effective tax rate of less than 12.5% or (ii) does not tax foreign income of its residents, the non-PRC resident enterprise, being the transferor, must report this indirect transfer to the competent tax authority of the PRC resident enterprise.

        Using a "substance over form" principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from an indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

        There is uncertainty as to the application of Circular 698. For example, while the term "indirect transfer" is not clearly defined, it is understood that the relevant PRC tax authorities have jurisdiction regarding requests for information over a wide range of foreign entities having no direct contact with China. In addition, there are not any formal declarations with regard to how to determine whether a foreign investor has adopted an abusive arrangement in order to reduce, avoid or defer PRC tax. Even though Circular 698 may not apply to this offering, the tax authorities may consider it apply to the transfer of our ordinary shares or ADSs held by non-resident investors, if any of such transfer were determined by the tax authorities to lack reasonable commercial purpose. As a result, we and our non-resident investors may be at risk of being taxed under Circular 698 and may be required to expend valuable resources to comply with Circular 698 or to establish that we should not be taxed under Circular 698.

Labor laws in the PRC may adversely affect our results of operations.

        In June 2007, the PRC government promulgated a new labor law, the Labor Contract Law of the PRC, or the Labor Contract Law, which became effective on January 1, 2008. The Labor Contract Law was further amended on December 28, 2012 which became effective on July 1, 2013. Labor Contract Law and its amendment impose greater liabilities on employers and significantly increase the cost of an employer's decision to reduce its workforce. Furthermore, it requires certain terminations to be based upon duration of employment and not the merits of employees. In the event we decide to significantly change or decrease our workforce, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost effective manner, thus materially and adversely affecting our financial condition and results of operations.

PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries' ability to distribute profits to us, or otherwise adversely affect us.

        In October 2005, SAFE issued a circular concerning foreign exchange regulations on investments by PRC residents in China through special purpose companies incorporated overseas, or Circular 75. According to Circular 75 and the relevant SAFE regulations, prior registration with the local SAFE branch is required for PRC residents to establish or to control an offshore company for the purposes of financing that offshore company with assets or equity interests in an onshore enterprise located in the PRC. An amendment to registration or filing with the local SAFE branch by such PRC resident is also required for the injection of equity interests or assets of an onshore enterprise in the offshore company or overseas funds raised by such offshore company or another material change involving a change in the capital of the offshore company.

        Moreover, Circular 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC before November 1, 2005 are required to complete the relevant registration with the local SAFE branch before March 31, 2006. Failure to comply with the registration procedures set forth in Circular 75 may result in restrictions on the foreign exchange activities of the relevant foreign-invested enterprises, including the payment of dividends and other distributions, such as proceeds from any reduction in capital, share transfer or liquidation, to its offshore parent or affiliate and the capital inflow from the offshore parent, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

        PRC resident shareholders of our offshore companies that have made onshore investments in the PRC have completed the registration as required under Circular 75 and are currently in the process of updating the registration to reflect the offshore financing and change of share ownership in some of our offshore companies. Historically, certain shareholders of Jinglong BVI, our largest shareholder, were imposed of administrative penalties by Hebei SAFE branch for failure to fully comply with the registration requirements of Circular 75. We cannot assure you that PRC resident shareholders of our offshore companies will continue to be in full compliance with the registration requirements under Circular 75 in the future.

        As it is uncertain how SAFE will interpret or implement Circular 75, we cannot predict how this circular and other SAFE circulars will affect our business operations or future strategies. For example, we may be subject to more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign currency-denominated borrowings, which may adversely affect our business and prospects.

PRC rules on mergers and acquisitions may subject us to sanctions, fines and other penalties and affect our future business growth through acquisition of complementary business.

        On August 8, 2006, six PRC government and regulatory authorities, including MOFCOM, promulgated a rule entitled Interim Provisions on the Takeover of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006 and was subsequently revised on June 22, 2009. The M&A Rules provide procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. In the future, we may grow our business in part by acquiring complementary businesses. Complying with the requirements of the M&A Rule to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from MOFCOM, may delay or inhibit the completion of such transactions, which could affect our ability to grow our business or maintain our market share. If any of our acquisitions were subject to the M&A Rule and were found not to be in compliance with the requirements of the M&A Rule in the future, relevant PRC regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects.

Failure to comply with PRC regulations regarding the registration requirements for stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

        On December 25, 2006, the People's Bank of China, issued the Administration Measures on Individual Foreign Exchange Control, and its Implementation Rules was issued by SAFE on January 5, 2007, both of which became effective on February 1, 2007. Under these regulations, all foreign exchange matters involved in employee share ownership plans, share option plans and other equity incentive plans participated by PRC individuals shall be transacted upon the approval from SAFE or its authorized branch.

        On February 15, 2012, SAFE promulgated the Notice relating to Foreign Exchange Administration for PRC Residents Participating in Stock Incentive Plan of Overseas-Listed Company, or SAFE Notice 7, replacing the Application Procedure of Foreign Exchange Administration for PRC Residents Participating in Employee Stock Holding Plan or Stock Option Plan of Overseas-Listed Company promulgated in March 2007. SAFE Notice 7 is applicable to domestic directors, supervisors, senior management and other employees of an overseas-listed domestic company, PRC subsidiaries or branches of an overseas-listed company and any PRC entities which are directly or indirectly controlled by an overseas-listed company, or Domestic Company, including PRC citizens and foreign citizens who have resided in the PRC for one year or more, or PRC Residents. Under SAFE Notice 7, PRC Residents who are granted stock options or any other stock-related rights and benefits under a stock incentive plan by an overseas publicly listed company are required, through the Domestic Company or a PRC agent, or Domestic Agent, to complete certain procedures and transactional foreign exchange matters under the stock incentive plan upon the examination by, and the approval of, SAFE or its authorized local counterparts; the Domestic Agent is required to register relevant information of the stock incentive plan with the authorized local counterparts of SAFE within three business days of each quarter and is also required to complete foreign exchange cancellation procedures within twenty business days after termination of the stock incentive plan. SAFE Notice 7 further requires that an offshore agent should also be designated to handle matters in connection with the exercise or sale of share options granted under the share incentive plan.

        We have advised our employees and directors participating in the 2006 stock incentive plan to handle foreign exchange matters in accordance with SAFE Notice 7 and they completed registration with Hebei branch of SAFE on August 28, 2012. However, we cannot assure you that our PRC individual beneficiary owners and the stock options holders can always successfully register with SAFE in full compliance with SAFE Notice 7. PRC individuals and PRC companies in violation of SAFE Notice 7 will be punished by SAFE, according to the Regulation of the People's Republic of China on Foreign Exchange Administration, Detailed Rules for the Implementation of the Measures for the Administration of Individual Foreign Exchange and other regulations.

Risks Related to Our Ordinary Shares and ADSs

The market price for our ADSs has been volatile and may continue to be volatile.

        The trading prices of our ADSs have been and may continue to be highly volatile and could fluctuate widely due to factors beyond our control. From the initial listing of our ADSs on the NASDAQ Global Select Market on February 7, 2007 to February 7, 2008, the closing prices of our ADSs ranged from US$16.30 to US$75.43 per ADS. Then from the day after the date of our

3-for-1 ADS split (February 7, 2008) to December 7, 2012, the closing prices of our ADSs ranged from US$0.6 to US$25.75. On October 11, 2012, NASDAQ notified us that, based upon the closing bid price of our ADSs for 30 consecutive business days, we failed to meet the US$1.00 per ADS minimum bid price requirement set forth in the listing rule. In order to regain compliance with NASDAQ listing rule, we changed the ratio of our ADSs to ordinary shares from one ADS representing one ordinary share to one ADS representing five ordinary shares, effective on December 10, 2012. The trading price of our ADSs from December 10, 2012 through August 13, 2013 has ranged from US$3.21 to US$11.40 per ADS. This is due to broad market and industry factors, such as the anti-dumping and countervailing duty investigation in the United States, the escalation of the European sovereign debt crisis in 2011, significant government subsidy reduction, the performance and fluctuation in the market prices or the underperformance or declining financial results of other companies based in China that have listed their securities in the United States in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Chinese companies' securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States, which consequently may impact the trading performance of our ADSs, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. In addition, the market price of our ADSs may continue to fluctuate in response to factors including the following:

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  changes in international trade policies;

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  announcements of technological or competitive developments;

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  regulatory developments in our target markets affecting us, our customers, our potential customers or our competitors;

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  announcements regarding patent litigation or the issuance of patents to us or our competitors;

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  announcements of studies and reports relating to the conversion efficiencies of our products or those of our competitors;

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  actual or anticipated fluctuations in our quarterly operating results;

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  changes in financial estimates by securities research analysts;

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  changes in the performance or market valuations of other PV technology companies;

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  addition or departure of our executive officers;

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  fluctuations in the exchange rate between the U.S. dollar and Renminbi;

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  detrimental negative publicity about us, our competitors or our industry; and

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  sales or perceived sales of additional ordinary shares or ADSs.

        In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States, China and other jurisdictions in late 2008, early 2009 and the second and third quarters of 2011 and second quarter of 2012. These market fluctuations may also have a material adverse effect on the market price of our ADSs.

Our most current memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our ordinary shares and ADSs.

        Our most current memorandum and articles of association limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. For example, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares, in the form of ADS or otherwise. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our ADSs may fall and the voting and other rights of the holders of our ordinary shares and ADSs may be materially and adversely affected.

Holders of our ADSs have fewer rights than holders of our ordinary shares, and you may not receive voting materials in time to be able to exercise your right to vote.

        Holders of our ADSs do not have the same rights of holders of our ordinary shares and may only exercise the voting rights attaching to the ordinary shares evidenced by our ADSs in accordance with the provisions of the deposit agreement. Under our most current memorandum and articles of association, the minimum notice period required to convene a general meeting will be ten days. When a general meeting is convened, holders of our ADSs may not receive sufficient notice of a shareholders' meeting to permit them to withdraw their ordinary shares to cast vote with respect to any specific matter. In addition, the depositary and its agents may not be able to send voting instructions to holders of our ADSs or carry out their voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to holders of our ADSs in a timely manner, but we cannot assure you that holders of our ADSs will receive the voting materials in time to ensure that they can instruct the depositary to vote their ADSs. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, holders of our ADSs may not be able to exercise their right to vote and they may lack recourse if their ADSs are not voted as requested. In addition, an ADS holder, under such capacity, will not be able to call a shareholder meeting.

You may be subject to limitations on transfers of our ADSs.

        Our ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deem it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

Your right to participate in any future rights offerings may be limited, which may cause dilution to your holdings and you may not receive cash dividends if it is impractical to make them available to you.

        We may from time to time distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make rights available to our ADS holders in the United States unless we register the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. Also, under the deposit agreement, the depositary bank will not make rights available to our ADS holders unless the distribution to ADS holders of both the rights and any related securities are either registered under the Securities Act, or exempted from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective. Moreover, we may not be able to establish an exemption from registration under the Securities Act. Accordingly, you may be unable to participate in our rights offerings and may experience dilution in your holdings.

        In addition, the depositary of our ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on our ordinary shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent. However, the depositary may, at its discretion, decide that it is inequitable or impractical to make a distribution available to any holders of ADSs. For example, the depositary may determine that it is not practicable to distribute certain property through the mail, or that the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may decide not to distribute such property and you will not receive such distribution.

We are a Cayman Islands company and, because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than that under U.S. law, you may have less protection for your shareholder rights than you would under U.S. law.

        Our corporate affairs are governed by our most current memorandum and articles of association, the Cayman Islands Companies Law and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as that from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. In addition, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands.

        As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, our board of directors or our controlling shareholders than they would as shareholders of a U.S. public company.

You may have difficulty enforcing judgments obtained against us.

        We are a Cayman Islands company and substantially all of our assets are located outside of the United States. A significant portion of our current operations are conducted in China. In addition, most of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. In addition, it is uncertain whether such Cayman Islands or PRC courts would be competent to hear original actions brought in the Cayman Islands or the PRC against us or such persons predicated upon the securities laws of the United States or any state.

We may be classified as a passive foreign investment company for United States federal income tax purposes, which could result in adverse United States federal income tax consequences to U.S. Holders of our Warrants and ADSs or ordinary shares.

        We believe that, as a result of difficult market conditions negatively affecting our gross income, it is very likely that we were a "passive foreign investment company" or "PFIC" for the taxable year ended 2012. If market conditions in 2013 are comparable to those that existed in 2010 and 2011, we would expect not to be classified as a PFIC for the taxable year ending 2013. However, we can give no assurances in this regard as the PFIC determination is inherently factual and, in addition, depends upon certain questions of law for which there is inadequate or uncertain authority. U.S. Holders should consult with their advisors regarding the consequences to them if we are a PFIC for the taxable year ending 2013 or any future taxable year. A non-United States corporation, such as our company, will be classified as a PFIC for United States federal income tax purposes for any taxable year, if either (1) 75% or more of its gross income for such year consists of certain types of "passive" income, or (2) 50% or more of its average quarterly assets as determined on the basis of fair market value during such year produce or are held for the production of passive income. Because there are uncertainties in the application of the relevant rules and PFIC status is a fact-intensive determination made on an annual basis, no assurance may be given with respect to our PFIC status for any taxable year.

        If we are classified as a PFIC for any year during which a U.S. Holder holds the Warrants or ADSs or ordinary shares, a U.S. Holder may incur significantly increased United States income tax on gain recognized on the sale or other disposition of the Warrants or ADSs or ordinary shares and on the receipt of distributions on the Warrants or ADSs or ordinary shares to the extent such gain or distribution is treated as an "excess distribution" under the United States federal income tax rules. Furthermore, unless a U.S. Holder makes certain elections, the U.S. Holder will generally be treated as holding an equity interest in a PFIC in the first taxable year of the U.S. Holder's holding period in which we become a PFIC and subsequent taxable years even if, we, in fact, cease to be a PFIC in subsequent taxable years. Unless a U.S. Holder has made a timely mark-to-market election, if we are a PFIC in any taxable year and cease to be a PFIC in a subsequent taxable year, a U.S. Holder should, to the extent an election is available, consider making a "deemed sale" election. See the discussion under "Taxation—Material United States Federal Income Tax Considerations—Passive Foreign Investment Company Considerations" concerning the United States federal income tax consequences of an investment in Warrants and ADSs or ordinary shares if we are or become classified as a PFIC, including the possibility of making a "deemed sale" election.

Risks Related to This Offering

Since we have some discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

        Subject to certain restrictions, our management will have some flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and subject to any contractual restrictions we may agree to, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Our ability to pay dividends depends upon the results of operations of our operating subsidiaries.

        As a holding company, we depend on receipt of dividends and the interest and principal payments on intercompany loans or advances from our subsidiaries to satisfy our obligations. The ability of our subsidiaries to pay dividends and make payments on intercompany loans or advances to us is subject to, among other things, distributable earnings, cash flow conditions, restrictions contained in the articles of association of our subsidiaries, applicable laws and restrictions contained in the debt instruments or certain PRC project loan agreements. As described herein and our annual report on Form 20-F for the fiscal year ended December 31, 2012, our operating subsidiaries in China are subject to legal limitations in making such payments to us, which may restrict our ability to pay dividends. See "Risk Factors—Risk Factors Related to Doing Business in China—Our operating subsidiaries in China are subject to legal limitations in paying dividends to us, which may restrict our ability to satisfy our liquidity requirement." We do not intend to pay any cash dividends in the foreseeable future and, therefore, any return on your investment must come from increases in the fair market value and trading price of our ADSs.

There is no public trading market for the Warrants to purchase ordinary shares in this offering.

        There is no established public trading market for the Warrants being sold in this offering, and we do not expect a market to develop. This may negatively affect the market value of such Warrants and your ability to transfer or sell your shares. In addition, we do not intend to apply to list the Warrants on any securities exchange. Without an active market, the liquidity of the Warrants will be limited.

The market price of our ADSs, which have been volatile and may continue to be volatile, may adversely affect the value of the Warrants sold in this offering and you may not be able to recover the value of your investment.

        The market price of our ADSs, which have been volatile and may continue to be volatile, will affect the value of the Warrants sold in this offering. The market price of our ADSs will likely fluctuate in response to a number of factors including our financial condition, operating results and prospectus, as well as economic, financial and other factors, many of which are beyond our control. For more information regarding such factors, see "—Risk Factors Relating to Our Ordinary Shares and ADSs—The market price of our ADSs has been volatile and may continue to be volatile." Unless, in the case of the Series A Warrants, we elect to reduce the Exercise Price of the Series A Warrants as described in "Description of Warrants" or we elect to force the exercise of the Series A Warrants, in order for you to recover the value of your investment in the Warrants, the market price of our ADSs must increase from the price in effect on the date of this prospectus supplement (or, in the case of the Series A-3 Warrant and the Series B Warrant from the market price in effect on the date the exercise price is reset or adjusted, as applicable, as described in "Description of Warrants"). However, there can be no assurance that the market price of our ADSs will exceed the price required for you to achieve a position return on your investment at any point during the exercise period of the Warrants. See "Price Range of Our ADSs."

The issuance of Warrants in this offering as well as the sale of a significant number of ADSs in the public markets, or the perception that such sales could occur, could depress the market price of our ADSs.

        The number of ordinary shares issuable upon exercise of the Warrants sold in this offering may cause the price of our ADSs to fall, and the voting and other rights of the holders of our ordinary shares and ADSs may be materially and adversely affected thereby. Similarly, sales of a substantial number of ADSs in the public markets, or the perception that such sales could occur, could depress the market price of our ADSs and impair our ability to raise capital through the sale of additional equity securities. The issuance of ordinary shares represented by ADSs in this offering, and the issue of any ordinary shares represented by ADSs upon exercise of the Warrants will cause substantial dilution to our existing shareholders and ADS holders. The exercise of the Warrants at, and the issuance of ordinary shares represented by ADSs at, prices below the then-current market price of our ADSs could also adversely affect the market price of our ADSs. We cannot predict the effect the issuance of the Warrants in this offering and/or future sales of our ADSs could have on the market price of our ADSs. Furthermore, you may experience a dilution in value of your ADSs depending on the terms and pricing of any significant future sales of ADSs (including the issuance of the Warrants in this offering) and the value of our assets at the time of issuance.

The anti-dilution provisions of the Warrants issued in this offering are limited.

        If we issue or sell, or pursuant to the terms of the Warrants are deemed to have issued or sold, any ordinary shares (excluding excluded sales described below) for a price per share less than the exercise price in effect immediately prior to such issue or sale (a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the exercise price then in effect shall be reduced pursuant to a weighted average anti-dilution protection provision. The anti-dilution provisions; however, do not apply to certain "excluded securities," which include but are not limited to (i) securities issued in connection with employee benefit plans or upon the exercise or conversion of certain convertible securities, (ii) the ordinary shares purchased in this offering (iii) the ordinary shares issuable upon exercise of the Warrants and (iv) the ADSs evidenced by ADRs evidencing the ordinary shares underlying the Warrants. You may, therefore, experience dilution, except pursuant to the anti-dilution provisions contained in the Warrants and described in this prospectus supplement. In addition, upon exercise of your Warrants for ordinary shares, you could experience immediate and substantial dilution if the exercise price of your Warrants at the time is higher than the net tangible book value per share of our outstanding ordinary shares. Any dilution or potential dilution may cause our shareholders to sell their ADSs, which would contribute to a downward movement in the price of our ADSs.

There must be sufficient authorized shares, an effective registration statement and a current prospectus under the Securities Act relating to the ordinary shares for us to issue the ordinary shares underlying the Warrants and an effective and available registration statement for the issuance of all ADS securities.

        In order for us to issue ordinary shares upon the exercise of the Warrants, we must have sufficient authorized and available shares, an effective registration statement and a current prospectus under the Securities Act relating to the ordinary shares underlying the Warrants then in effect. In order to convert the ordinary shares into ADSs at such time as the Warrants are exercisable, there must be an effective and available registration statement for the issuance of all ADS securities, which we refer to as an ADS Registration Statement as well as an effective registration statement with respect to the ordinary shares issuable upon exercise of each series of the Warrants. We do not have a current registration statement on file to register the ordinary shares underlying the Series B Warrant, and there is no assurance there will be one. Although we shall attempt to keep reserved for issuance under each Warrant a number of ordinary shares and ADSs at least equal to the maximum number of ordinary shares as shall be necessary to satisfy our obligations under such Warrant, there is no assurance that we will able to do so with regard to the Series B Warrant. There is also no assurance that the required registration statements and prospectus will be available at the time you decide to exercise your Warrants of any series. We will be unable to issue ordinary shares to those persons desiring to exercise their Warrants if the above conditions are not met.

We may not be able to fully redeem holders of the Warrants if we experience a Change of Control.

        The holders of our Warrants may require us to redeem their Warrants if we experience a "Change of Control" (as defined in the Warrants), which includes but is not limited to (i) our consolidation or merger with certain persons as defined in the terms of the Warrants, (ii) the sale, lease, assignment, transfer, conveyance or disposal of all or substantially all of our respective properties or assets and

(ii) a purchase, tender or exchange offer that is accepted by the holders of more than 50% of our outstanding voting shares. There can be no assurance that in the event of a Change of Control we will be able to sufficiently compensate holders of the Warrants for the impact the change of control has on the price of our ADSs. In addition, the Change of Control terms may delay a potential change of control even is such change may be beneficial to some or all our shareholders. These restrictions may also adversely affect the market price of our ADSs.

The Warrants will not be automatically exercised, and any portion of the Warrants not exercised prior to their respective expiration dates will expire unexercised.

        The Warrants will not be automatically exercise upon expiration. You are entitled to exercise the full number of Warrants registered in your name or any portion thereof, subject to certain limitations. Unless we elect to force the exercise of the Series A Warrants (as described under "Description of Warrants"), any portion of your Warrants that you do not exercise prior to the expiration date will expire unexercised and you will not receive any of our ordinary shares or ADSs.

Holders of the Warrants will have no rights as common shareholders until they acquire our ordinary shares.

        Until you become holder of record of the shares of our ordinary shares represented by ADSs issued upon settlement of your Warrants, you will have no rights with respect to our ordinary shares, including, except with respect to certain distributions described under "Description of Warrants—Participation Rights" and "Description of Warrants—Purchase Rights," rights to vote or rights to respond to tender offers. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs on or after the date you become holder of record of such shares as described under "Description of Warrants—No Rights as Shareholders."

Hedging arrangements relating to the Warrants may affect the value of our ordinary shares and ADSs.

        In order to hedge their positions, holders of the Warrants may enter into derivative transactions with respect to our ADSs, may unwind or adjust derivative transactions and may purchase or sell our ADSs in secondary market transactions. The effect, if any, of any of these activities on the market price of our ADSs will depend in part on market conditions and cannot be ascertained in advance, but any of these activities could adversely affect the value of our ordinary shares and ADSs.

We may choose to force the exercise of the Series A Warrants at a time that is disadvantageous to our Series A Warrant holders.

        Subject to certain conditions, we have the right to force the exercise of each series of Series A Warrants on their respective expiration dates at a price equal to the lower of (i) the applicable exercise price in effect on the trading day prior to the forced exercise date and (ii) the quotient of (x) 94% of the volume-weighted average price of the ADSs on the trading day prior to the forced exercise date, divided by (y) the number of ordinary shares underlying one ADS as of the trading day preceding the forced exercise date. Forced exercise may occur at a time that is disadvantageous to holders.

Unless there is a registration statement (and a prospectus) covering the issuance of the ordinary shares and ADSs issuable upon the exercise of the Warrants of any series, the Warrants of such series may only be exercised on a cashless basis, which will result in you receiving fewer ordinary shares represented by ADSs than you would have otherwise received, and which will result in the company not receiving any proceeds upon such exercise.

        Generally speaking, holders must pay an amount in cash equal to the exercise price of the Warrants upon any exercise of the Warrants of any series. However, if there are no effective registration statements available registering both the ordinary shares and the ADSs to be issued under the Warrants, the Warrants may only be exercised on a cashless basis. This prospectus does not cover the ordinary shares and ADSs issuable from time to time upon exercise of the Series B Warrant. We anticipate that we will file the registration statements covering the ordinary shares and ADSs issuable upon the exercise of the Series B Warrant prior to the time such Warrant becomes exercisable. If no registration statement covering the ordinary shares and ADSs issuable upon the exercise of any series of the Warrants is effective, none of such Warrants may be exercised other than on a cashless basis, which will result in you receiving fewer ordinary shares represented by ADSs than you would have otherwise received, and which will result in the company not receiving any proceeds upon such exercise.

If we are classified as a passive foreign investment company for United States federal income tax purposes, U.S. persons who hold our Warrants may be subject to adverse tax consequences.

        We may be classified as a passive foreign investment company for United States federal income tax purposes, which could result in adverse United States federal income tax consequences to U.S. Holders of our Warrants. See "Risk Factors—Risks Related to Our Ordinary Shares and ADSs—We may be classified as a passive foreign investment company for United States federal income tax purposes, which could result in adverse United States federal income tax consequences to U.S. holders of our Warrants and ADSs or ordinary shares."

You may have to pay United States federal income taxes with respect to constructive distributions on our Warrants even though you do not receive any cash.

        The conversion rate of our Warrants may be adjusted in certain circumstances. Upon such an adjustment, you may be required to include an amount in income for United States federal income tax purposes, notwithstanding the fact that you do not receive any cash or other property with respect to such adjustments. For further details, see the discussion under "Taxation—Material United States Federal Income Tax Considerations—Taxation of Warrants—Adjustments to the Warrants."

USE OF PROCEEDS

        We estimate that the net proceeds from this offering, after deducting fees payable to the placement agent and certain estimated expenses payable in connection with this offering and prior to the exercises of any Warrants, will be approximately US$21.1 million. We intend to use the net proceeds of this offering, as well as the net cash proceeds from the exercise of any Warrants of up to US$179.6 million, based on the applicable exercise prices as of the date of this prospectus supplement, for general corporate purposes.

        Pending application of the net proceeds of this offering, we intend to invest the proceeds in demand deposits or U.S. government securities.

        As an offshore holding company, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions and to other entities only through loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our PRC subsidiaries or make additional capital contributions to our PRC subsidiaries to fund their capital expenditures or working capital. In utilizing the proceeds of this offering, we cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See "Risk Factors—Risks Related to Doing Business in China—PRC regulations on currency exchange and foreign investment may limit our ability to receive and use our revenues effectively and may delay or prevent us from using the proceeds from our fundraising activities to make loans or additional capital contributions to our PRC operating subsidiaries."

        The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering subject to the applicable laws and regulations. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus supplement subject to the applicable laws and regulations.

DESCRIPTION OF OUR SHARE CAPITAL

        We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association and the Companies Law (2012 Revision) of the Cayman Islands, which is referred to below as the Companies Law. A Cayman Islands exempted company is a company that conducts its business outside of the Cayman Islands, is exempted from certain requirements of the Companies Law, including a filing of an annual return of its shareholders with the Registrar of Companies, does not have to make its register of shareholders open to inspection and may obtain an undertaking against the imposition of any future taxation.

        The following are summaries of material terms and provisions of our second amended and restated memorandum of association and third amended and restated articles of association (as amended on 28 June, 2013) and the Companies Law insofar as they relate to the material terms of our ordinary shares. This summary is not complete, and you should read our memorandum and articles of association for more details. For information on how to obtain copies of our second amended and restated memorandum of association and third amended and restated articles of association (as amended on 28 June, 2013), see "Where You Can Find More Information About Us."

        The holders of ADSs will not be treated as our shareholders and will be required to surrender their ADSs for cancellation and withdrawal from the depositary facility in which the ordinary shares are held in order to exercise shareholders' rights in respect of the ordinary shares. The depositary will agree, so far as it is practical, to vote or cause to be voted the amount of ordinary shares represented by ADSs in accordance with the non-discretionary written instructions of the holder of such ADSs.

        We completed our initial public offering in February 2007. As of the date of this prospectus supplement, we have an authorized share capital of US$50,000 comprising 500,000,000 ordinary shares with a par value of US$0.0001 each. The issued share capital is 201,046,807 shares, which includes 453,700 shares issued to and held by the depositary for the purpose of future share option exercise.

        We have granted certain of our directors, officers and employees options to purchase a total of 19,639,000 ordinary shares at an exercise price between US$1.37 to US$21.31 per share. As of the date of this prospectus supplement, there are outstanding options to purchase 2,941,300 ordinary shares.

Meetings

        Subject to our third amended and restated articles of association, an annual general meeting and any extraordinary general meeting will be called by not less than ten clear days' notice in writing. Notice of every general meeting will be given to all of our shareholders.

        A meeting may be called by shorter notice than that mentioned above, but, subject to our articles of association, it will be deemed to have been duly called, if it is so agreed (1) in the case of a meeting called as an annual general meeting by all of our shareholders (or their proxies) entitled to attend and vote at the meeting; or (2) in the case of any other meeting, by a majority in number of our shareholders having a right to attend and vote at the meeting, being a majority together holding not less than 95.0% in nominal value of the ordinary shares giving that right.

        No business other than the appointment of a chairman of the meeting may be transacted at any general meeting unless a quorum is present at the commencement of business. However, the absence of a quorum will not preclude the appointment of a chairman of the meeting. If present, the chairman of our board of directors shall be the chairman presiding at any shareholders' meetings.

        Two of our members present in person or by proxy or corporate representative representing not less than one third in nominal value of our total issued voting shares shall be a quorum. A corporation being a shareholder shall be deemed for the purpose of our articles of association to be present in person if represented by its duly authorized representative. Such duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he or she represents as that corporation could exercise if it were our individual shareholder.

        The quorum for a separate general meeting of the holders of a separate class of shares is described in "Modification of Rights" below.

Voting Rights Attaching to the Shares

        Subject to any rights or restrictions attached to any shares, at any general meeting on a show of hands every shareholder who is present in person (or, in the case of a shareholder being a corporation, by its duly authorized representative) or by proxy shall have one vote and on a poll every shareholder present in person (or, in the case of a shareholder being a corporation, by its duly appointed representative) or by proxy shall have one vote for each share which such shareholder is the holder. Voting at any meeting of the shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman or at least three shareholders present in person or by proxy holding at least one-tenth in par value of the shares giving a right to attend and vote at the meeting.

        Any ordinary resolution to be passed by our shareholders requires the affirmative vote of a simple majority of the votes cast at a meeting of our shareholders, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast at a meeting of our shareholders. Holders of our ordinary shares may by ordinary resolution, among other things, elect directors, and make alterations of capital. See "—Alteration of Capital." A special resolution is required for matters such as a change of name. See "—Modification of Rights."

        No shareholder shall be entitled to vote or be reckoned in a quorum, in respect of any share, unless such shareholder is registered as our shareholder at the applicable record date for that meeting.

        If a recognized clearing house (or its nominee(s)) is our shareholder, it may authorize such person or persons as it thinks fit to act as its representative(s) at any meeting or at any meeting of any class of shareholders provided that, if more than one person is so authorized, the authorization shall specify the number and class of shares in respect of which each such person is so authorized. A person authorized pursuant to this provision is entitled to exercise the same powers on behalf of the recognized clearing house (or its nominee(s)) as if such person was the registered holder of our shares held by that clearing house (or its nominee(s)) including the right to vote individually on a show of hands.

        While there is nothing under the laws of the Cayman Islands which specifically prohibits or restricts the creation of cumulative voting rights for the election of our directors, unlike the requirement under Delaware General Corporation Law where cumulative voting for the election of directors is permitted only if expressly authorized in the certificate of incorporation, it is not a concept that is accepted as a common practice in the Cayman Islands, and we have made no provisions in our memorandum and articles of association to allow cumulative voting for such elections.

Protection of Minority Shareholders

        The Cayman Islands courts ordinarily would be expected to follow English case law precedents which permit a minority shareholder to commence a representative action against or derivative actions in the name of the company to challenge (a) an act which is ultra vires the company or illegal, (b) an act which constitutes a fraud against the minority and the wrongdoers are themselves in control of the company, and (c) an irregularity in the passing of a resolution which requires a qualified (or special) majority.

        In the case of a company (not being a bank) having a share capital divided into shares, the Grand Court of the Cayman Islands may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine into the affairs of the company and to report thereon in such manner as the Grand Court of the Cayman Islands shall direct.

        Any of our shareholders may petition the Grand Court of the Cayman Islands which may make a winding up order if the Grand Court of the Cayman Islands is of the opinion that it is just and equitable that we should be wound up or, as an alternative to a winding up order, (a) an order regulating the conduct of our affairs in the future, (b) an order requiring us to refrain from doing or continuing an act complained of by the shareholder petitioner or to do an act which the shareholder petitioner has complained we have omitted to do, (c) an order authorizing civil proceedings to be brought in our name and on our behalf by the shareholder petitioner on such terms as the Grand Court of the Cayman Islands may direct, or (d) an order providing for the purchase of the shares of any of our shareholders by other shareholders or us and, in the case of a purchase by us, a reduction of our capital accordingly.

        Generally claims against us must be based on the general laws of contract or tort applicable in the Cayman Islands or individual rights as shareholders as established by the our third amended and restated articles of association.

Pre-emption Rights

        There are no pre-emption rights applicable to the issuance of new shares under either Cayman Islands law or our memorandum and articles of association.

Liquidation Rights

        Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares, if we shall be wound up the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Law, divide among our shareholders in kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for that purpose, value any assets as the liquidator deems fair upon any asset and determine how the division shall be carried out as between our shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest any part of such assets in trustees upon such trusts for the benefit of our shareholders as the liquidator, with the like sanction, shall think fit, but so that no contributory shall be compelled to accept any shares or other property upon which there is a liability. If we shall be wound up, and the assets available for distribution among our shareholders as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if winding up the assets available for distribution among our shareholders shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst our shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively.

Modification of Rights

        Except with respect to share capital (as described below) and the location of the registered office, alterations to our memorandum and articles of association or to our name may only be made by special resolution of no less than two-thirds of votes cast at a meeting of our shareholders.

        Subject to the Companies Law, all or any of the special rights attached to any class, unless otherwise provided for by the terms of issue of the shares of that class, may be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of our articles of association relating to general meetings shall apply mutatis mutandis to every such separate general meeting, but so that the quorum for the purposes of any such separate general meeting shall be a person or persons together holding, or represented by proxy, on the date of the relevant meeting not less than one-third in nominal value of the issued shares of that class, every holder of shares of the class shall be entitled on a poll to one vote for every such share held by such holder and that any holder of shares of that class present in person or by proxy may demand a poll.

        The special rights conferred upon the holders of any class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Alteration of Capital

        We may from time to time by ordinary resolution:

  •
  increase our share capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

  •
  consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

  •
  without prejudice to powers granted to us regarding issuing of shares, divide our shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by us in general meeting, as our directors may determine;

  •
  subdivide our shares or any of them into shares of smaller amount than that fixed by our memorandum of association and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred, deferred or other rights or be subject to any such restrictions as compared with the other or others as we have power to attach to unissued or new shares; and

  •
  cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

        We may, by special resolution, subject to any confirmation or consent required by the Companies Law, reduce our share capital or any capital redemption reserve fund in any manner authorized by law.

Transfer of Shares

        Subject to any applicable restrictions set forth in our articles of association, any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form or in any other form which our directors may approve.

        Our board of directors may, in its absolute discretion, decline to register any transfer of any share (not being a fully paid up share) without assigning any reasons therefor.

        If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

        The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Share Repurchase

        We are empowered by the Companies Law and our articles of association to purchase our own shares, subject to certain restrictions. Our directors may only exercise this power on our behalf, subject to the Companies Law, our memorandum and articles of association and to any applicable requirements imposed from time to time by the SEC, the NASDAQ Global Select Market, or by any recognized stock exchange on which our securities are listed.

Dividends

        Subject to the Companies Law and our articles of association, in general meeting we may declare dividends in any currency, but no dividends shall exceed the amount recommended by our board of directors. Dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Law.

        Unless and to the extent that the rights attached to any shares or the terms of issue thereof otherwise provide, with respect to any shares not fully paid throughout the period in respect of which the dividend is paid, all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid. For these purposes no amount paid up on a share in advance of calls shall be treated as paid up on the share.

        Our board of directors may from time to time pay to our shareholders such interim dividends as appear to our directors to be justified by our profits. Our directors may also pay dividends semi-annually or at other intervals to be selected by them at a fixed rate if they are of the opinion that the profits available for distribution justify the payment. The board may also declare and pay special dividends as they think fit.

        Our board of directors may retain any dividends or other monies payable on or in respect of a share upon which we have a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists. Our board of directors may also deduct from any dividend or other monies payable to any shareholder all sums of money, if any, presently payable by him or her to us on account of calls, installments or otherwise.

        No dividend shall carry interest against us.

        Whenever our board of directors or we in general meeting have resolved that a dividend be paid or declared on our share capital, the board of directors may further resolve: (a) that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up on the basis that the shares so allotted are to be of the same class as the class already held by the allottee, provided that those of our shareholders entitled thereto will be entitled to elect to receive such dividend, or part thereof, in cash in lieu of such allotment; or (b) that those of our shareholders entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our board of directors may think fit on the basis that the shares so allotted are to be of the same class as the class already held by the allottee. We may upon the recommendation of our board of directors by ordinary resolution resolve in respect of anyone particular dividend that notwithstanding the foregoing a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid without offering any right to our shareholders to elect to receive such dividend in cash in lieu of such allotment.

        Any dividend, interest or other sum payable in cash to a holder of shares may be paid by check or warrant sent through the post addressed to the registered address of our shareholder entitled, or in the case of joint holders, to the registered address of the person whose name stands first in our register of shareholders in respect of the joint holding to such person and to such address as the holder or joint holders may in writing direct. Every check or warrant so sent shall be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on our register of shareholders in respect of such shares, and shall be sent at his or their risk and the payment of any such check or warrant by the bank on which it is drawn shall operate as a good discharge to us in respect of the dividend and/or bonus represented thereby, notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement there on has been forged.

        Any dividend unclaimed for six years from the date of declaration of such dividend may be forfeited by the board of directors and shall revert to us.

        Our board of directors may, with the sanction of the shareholders in general meeting, direct that any dividend be satisfied wholly or in part by the distribution of specific assets of any kind, and in particular of paid up shares, debentures or warrants to subscribe securities of any other company, and where any difficulty arises in regard to such distribution our directors may settle it as they think expedient, and in particular may disregard fractional entitlements, round the same up or down or provide that the same shall accrue to our benefit, and may fix the value for distribution of such specific assets and may determine that cash payments shall be made to any of our shareholders upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to our board of directors.

Untraceable Shareholders

        We are entitled to sell any shares of our shareholder who is untraceable, provided that:

  •
  all checks or warrants, not being less than three in total number, for any sums payable in cash to the holder of such shares have remained uncashed for a period of 12 years;

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  we have not during that time or before the expiry of the three-month period referred to in the last bullet under this section received any indication of the existence of the shareholder or person entitled to such shares by death, bankruptcy or operation of law; and

  •
  upon expiration of the 12-year period, we have caused an advertisement to be published in newspapers, giving notice of its intention to sell these shares, and a period of three months or such shorter period has elapsed since the date of such advertisement.

        The net proceeds of any such sale shall belong to us, and when we receive these net proceeds we shall become indebted to the former shareholder for an amount equal to such net proceeds.

Board of Directors

        We are managed by a board of directors which currently consists of ten members. Our articles of association provide that the board of directors shall consist of not less than two directors.

        Our shareholders may by ordinary resolution at any time remove any director before the expiration of his period of office notwithstanding anything in our articles of association or in any agreement between us and such director, and may by ordinary resolution elect another person in his stead. Subject to our articles of association, the directors will have power at any time and from time to time to appoint any person to be a director, either as an addition to the existing directors or to fill a casual vacancy, but so that the total number of directors (exclusive of alternate directors) must not at any time exceed the maximum number fixed in our articles of association.

        There are no share ownership qualifications for directors.

        Meetings of our board of directors may be convened at any time deemed necessary by any members of our board of directors.

        A meeting of our board of directors will be competent to make lawful and binding decisions if any two members of our board of directors are present or represented. At any meeting of our directors, each director, be it by his or her presence or by his or her alternate, is entitled to one vote. A director may vote in respect of any contract or arrangement with us in which he is directly or indirectly interested, provided, such director must declare the nature of his interest at the earliest meeting of the board at which it is practicable for him to do so, either specifically or by way of a general notice stating that, by reason of the facts specified in the notice, he is to be regarded as interested in any contracts of a specified description which we may subsequently make.

        Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the members of our board of directors present or represented at the meeting. In the case of a tie vote, the chairman of the meeting shall have a second or deciding vote. Our board of directors may also pass resolutions without a meeting by unanimous written consent.

        The remuneration to be paid to the directors shall be such remuneration as the directors shall determine. Under our articles of association, the directors shall also be entitled to be paid their traveling, hotel and other expenses reasonably incurred by them in, attending meetings of the directors, or any committee of the directors, or general meetings of the company, or otherwise in connection with the discharge of his duties as director.

Issuance of Additional Ordinary Shares or Preferred Shares

        Our articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

        Our articles of association authorizes our board of directors from time to time the issuance of one or more classes or series of ordinary or preferred shares and to determine the terms and rights of that class or series to the extent permitted by the Companies Law, including, amongst other things:

  •
  the designation of such class or series;

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  the number of shares of such class or series;

  •
  the dividend rights, conversion rights, voting rights; and

  •
  the rights and terms of redemption and liquidation preferences.

        Our board of directors may issue such class or series of preferred shares without action by our shareholders to the extent authorized but unissued. Accordingly, the issuance of preferred shares may adversely affect the rights of the holders of the ordinary shares. In addition, the issuance of preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. We have no immediate plans to issue any preferred shares.

        Issuance of preferred shares may dilute the voting power of holders of ordinary shares. Subject to applicable regulatory requirements, our board of directors may issue additional ordinary shares without action by our shareholders to the extent of available authorized but unissued shares. The issuance of additional ordinary shares may be used as an anti-takeover device without further action on the part of the shareholders. Such issuance may dilute the voting power of existing holders of ordinary shares.

        The listing maintenance requirements of the NASDAQ Global Select Market, which apply so long as our ADSs are quoted on that market, require shareholder approval of certain issuances of our securities equal to or exceeding 20% of the then outstanding voting power of all our securities or the then outstanding number of our ordinary shares.

Inspection of Books and Records

        Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we have provided for rights of holders of our ordinary shares to inspect our register of members in accordance with our articles of association and we will provide our shareholders with annual audited financial statements. See "Where You Can Find More Information About Us."

Differences in Corporate Law

        The Companies Law distinguishes between ordinary resident companies and exempted companies, and we are an exempted company with limited liability under the Companies Law. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The responsibilities of an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

  •
  an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

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  an exempted company's register of members is not open to inspection;

  •
  an exempted company does not have to hold an annual general meeting;

  •
  an exempted company may issue no par value, negotiable or bearer shares;

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  an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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  an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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  an exempted company may register as a limited duration company; and

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  an exempted company may register as a segregated portfolio company.

        The Companies Law is modeled after similar laws in the United Kingdom but does not follow recent changes in United Kingdom laws. In addition, the Companies Law differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant provisions of the Companies Law applicable to us.

  Duties of Directors

        Under Cayman Islands law, at common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has four essential elements:

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  a duty to act in good faith in the best interests of the company;

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  a duty not to personally profit from opportunities that arise from the office of director;

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  a duty to avoid conflicts of interest; and

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  a duty to exercise powers for the purpose for which such powers were intended.

        In general, the Companies Law imposes various duties on officers of a company with respect to certain matters of management and administration of the company. The Companies Law contains provisions, which impose default fines on persons who fail to satisfy those requirements. However, in many circumstances, an individual is only liable if he knowingly is guilty of the default or knowingly and willfully authorizes or permits the default.

  Interested Directors

        There are no provisions under Cayman Islands law that require a director who is interested in a transaction entered into by a Cayman company to disclose his interest nor will render such director liable to such company for any profit realized pursuant to such transaction.

  Voting Rights and Quorum Requirements

        Under Cayman Islands law, the voting rights of shareholders are regulated by the company's articles of association and, in certain circumstances, the Companies Law. The articles of association will govern matters such as quorum for the transaction of business, rights of shares, and majority votes required to approve any action or resolution at a meeting of the shareholders or board of directors. Under Cayman Islands law, certain matters must be approved by a special resolution which is defined as two-thirds of the votes cast by shareholders present at a meeting and entitled to vote; otherwise, unless the articles of association otherwise provide, the majority is usually a simple majority of votes cast.

  Mergers and Similar Arrangements

        A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by (a) a special resolution of the members of each constituent company and (b) such other authorizations, if any, as may be specified in such constituent company's articles of association.

        A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the votes cast at its general meeting are held by the parent company.

        The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

        Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

        In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors (representing 75% by value) with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

  •
  the statutory provisions as to the required majority vote have been met;

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  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

  •
  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

        When a take-over offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

        If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

  Shareholder Suits

        In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

  •
  a company is acting or proposing to act illegally or beyond the scope of its authority;

  •
  the act complained of, although not beyond the scope of its authority, could be effected duly if authorized by more than a simple majority vote which has not been obtained; and

  •
  those who control the company are perpetrating a "fraud on the minority."

        Under Delaware General Corporation law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. Delaware law expressly authorizes stockholder derivative suits on the condition that the stockholder held the stock at the time of the transaction of which the stockholder complains, or the stocks of such stockholder was thereafter devolved upon him or her by operation of law. An individual may also commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A plaintiff instituting a derivative suit is required to serve a demand on the corporation before bringing suit, unless such demand would be futile.

  Corporate Governance

        Cayman Islands laws do not restrict transactions with directors, requiring only that directors exercise a duty of care and owe a fiduciary duty to the companies for which they serve. Under our memorandum and articles of association, subject to any separate requirement for audit committee approval under the applicable rules of the NASDAQ Global Select Market or unless disqualified by the chairman of the relevant board meeting, so long as a director discloses the nature of his interest in any contract or arrangement in which he is interested, such a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such meeting.

  Indemnification

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our articles of association provide for the indemnification of our directors, auditors and other officers against all losses or liabilities incurred or sustained by him or her as a director, auditor or other officer of our company in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons; and with respect to any criminal action, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, or the SEC, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

  Shareholder Proposals

        The Companies Law does not provide shareholders any right to bring business before a meeting or requisition a general meeting.

  Approval of Corporate Matters by Written Consent

        The Companies Law allows a special resolution to be passed in writing if signed by all the shareholders and authorized by the articles of association. In comparison, under Delaware General Corporation Law special meetings may be called by the board of directors or any other person authorized to do so in the governing documents but shareholders may be precluded from calling special meetings.

  Calling of Special Shareholders Meetings

        The Companies Law does not have provisions governing the proceedings of shareholders meetings which are usually provided in the articles of association.

  Staggered Board of Directors

        The Companies Law does not contain statutory provisions that require staggered board arrangements for a Cayman Islands company. Such provisions, however, may validly be provided for in the articles of association.

  Issuance of Preferred Stock

        The Companies Law allows shares to be, issued with preferred, deferred or other special rights, whether in regard to dividends, voting, return of share capital or otherwise. Our articles of association provide that the directors may allot, issue, grant options over or otherwise dispose of shares (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, in one or more series, whether with regard to dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption and liquidation preferences or otherwise and to such persons, at such times and on such other terms as they think proper.

  Anti-takeover Provisions

        The Companies Law does not prevent companies from adopting a wide range of defensive measures, such as staggered boards, blank check preferred stock, removal of directors only for cause and provisions that restrict the rights of shareholders to call meetings and submit shareholder proposals.

DESCRIPTION OF OUR AMERICAN DEPOSITARY SHARES

American Depositary Shares

        The Bank of New York Mellon, as depositary, registers and delivers our American Depositary Shares, or ADSs. Each ADS currently represents five ordinary shares deposited with the principal Hong Kong office of The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary's corporate trust office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon's principal executive office is located at One Wall Street, New York, New York 10286.

        You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        The Direct Registration System, also referred to as DRS, is a system administered by The Depository Trust Company, also referred to as "DTC", under which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

        As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and all other persons indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

        The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see "Where You Can Find More Information About Us."

Dividends and Other Distributions

  How will you receive dividends and other distributions on the shares?

        The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Shares your ADSs represent.

  •
  Cash.  The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

    Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See "Taxation." It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

  •
  Shares.  The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares sufficient to pay its fees and expenses in connection with that distribution.

  •
  Rights to purchase additional shares.  If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

    If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the shares on your behalf. The depositary will then deposit the shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

    U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

  •
  Other Distributions.  The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

        The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

  How are ADSs issued?

        The depositary will deliver ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

  How can ADS holders withdraw the deposited securities?

        You may surrender your ADSs at the depositary's corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

  How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

        You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

  How do you vote?

        ADS holders may instruct the depositary to vote the number of deposited shares their ADSs represent.

        The depositary will notify ADS holders of shareholders' meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. Otherwise, you won't be able to exercise your right to vote unless you withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and of the Memorandum and Articles of Association, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. The depositary will only vote or attempt to vote as you instruct.

        We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your shares are not voted as you requested.

        In order to give you a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we will try to give the Depositary notice of any such meeting and details concerning the matters to be voted upon sufficiently in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares must pay:	For:
US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
US$0.02 (or less) per ADS	• Any cash distribution to you
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders
US$0.02 (or less) per ADSs per calendar year	• Depositary services
Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) • converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

        The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

        From time to time, the depositary may make payments to us to reimburse and / or share revenue from the fees collected from ADS holders, or waive fees and expenses for services provided, generally relating to costs and expenses arising out of establishment and maintenance of the ADS program. In performing its duties under the deposit agreement, the depositary may use brokers, dealers or other service providers that are affiliates of the depositary and that may earn or share fees or commissions.

Payment of Taxes

        You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your American Depositary Shares to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:

• Change the nominal or par value of our shares
• Reclassify, split up or consolidate any of the deposited securities
• Distribute securities on the shares that are not distributed to you
• Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The cash, shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal share of the new deposited securities.
The depositary may, and will if we ask it to, distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

Amendment and Termination

  How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

  How may the deposit agreement be terminated?

        The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the ADS holders then outstanding at least 60 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing notice of termination to us and the ADS holders then outstanding if at any time 30 days shall have expired after the depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.

        After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary's only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

  Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

        The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

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  are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

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  are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

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  are not liable if either of us exercises discretion permitted under the deposit agreement;

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  are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

  •
  have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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  may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

        In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

  Requirements for Depositary Actions

        Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of shares, the depositary may require:

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  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

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  satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

  •
  compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

        The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

        ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

  •
  when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders' meeting; or (iii) we are paying a dividend on our shares;

  •
  when you or other ADS holders seeking to withdraw shares owe money to pay fees, taxes and similar charges; and

  •
  when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

        The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days' notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

Direct Registration System

        In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC under which the depositary may register the ownership of uncertificated ADSs, which ownership will be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

        In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary's reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

        The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

DESCRIPTION OF WARRANTS

        The following is a summary of the material terms and provisions of the Series A-1 Warrant, the Series A-2 Warrant, the Series A-3 Warrant and the Series B Warrant, collectively referred to herein as the Warrants, being offered pursuant to this prospectus supplement and the accompanying prospectus and does not purport to be complete. The summary is subject to, and qualified in its entirety by, the respective forms of warrant, including the definitions of certain terms used in the Warrants, forms of which are included as Annexes A, B, C and D hereto, respectively.

Series A-1 Warrants, Series A-2 Warrants, Series A-3 and Series B Warrants

        We are offering the Series A-1 Warrant, which will entitle the holders thereof to purchase an aggregate of up to 12,724,164 of our ordinary shares (represented by ADSs evidenced by ADRs). The Series A-1 Warrants will be exercisable on any trading day (as defined in the Warrants) on or prior to the date that is three months after the date it is issued (or, if such date falls on a day on which trading does not take place on the Nasdaq Global Select Market, the next day on which such trading does take place) (the "Series A-1 Expiration Date"). The Series A-1 Warrant will initially be exercisable at an exercise price per ordinary share, referred to herein as the exercise price, equal to $1.886 (equivalent to an exercise price of 9.43 per ADS), subject to anti-dilution adjustments set forth in Section 2 of the Series A-1 Warrant. During the five trading day period ending on, and including, the date that is two months after the date on which the Series A-1 Warrant is issued, we will have the right to issue a notice permitting the holder to exercise the Series A-1 Warrant at an exercise price equal to the lower of (i) the then-current exercise price of the Series A-1 Warrant and (ii) the quotient of (x) 94% of the volume-weighted average price of our ADSs on the trading day immediately preceding the date of such notice divided by (y) the number of ordinary shares underlying one ADS on the date we give such notice. If we have sent such notice, we will have the right (subject to certain conditions set forth in Section 17(a) of the Series A-1 Warrant and the related definitions), to require the holders of the Series A-1 Warrant to exercise the Series A-1 Warrant on the Series A-1 Expiration Date at an exercise price equal to the lower of (i) the applicable exercise price in effect on the trading day immediately prior to such date and (ii) the quotient of (x) 94% of the volume-weighted average price of our ADSs on the trading day immediately preceding such date divided by (y) the number of ordinary shares underlying one ADS on such date. In order to exercise our right to require holders to exercise the Series A-1 Warrant, we must provide notice to the holders of the Series A-1 Warrant on or after the tenth trading day and on or prior to the fifth trading day prior to the Series A-1 Expiration Date, as set forth in Section 17(b) of the Series A-1 Warrant.

        We are offering the Series A-2 Warrant, which that will entitle the holders thereof to purchase an aggregate of up to 12,724,164 of our ordinary shares (represented by ADSs evidenced by ADRs). The Series A-2 Warrant will be exercisable on any trading day on or prior to the date that is six months after the date it is issued (or, if such date falls on a day on which trading does not take place on the Nasdaq Global Select Market, the next day on which such trading does take place) (the "Series A-2 Expiration Date"). The Series A-2 Warrant will initially be exercisable at an exercise price equal to $1.886 (equivalent to an exercise price of 9.43 per ADS), subject to anti-dilution adjustments set forth in Section 2 of the Series A-2 Warrant. During the five trading day period ending on, and including, the date that is five months after the date on which the Series A-2 Warrant is issued, we will have the right to issue a notice permitting the holder to exercise the Series A-2 Warrant at an exercise price equal to the lower of (i) the then-current exercise price of the Series A-2 Warrant and (ii) quotient of (x) 94% of the volume-weighted average price of our ADSs on the trading day immediately preceding the date of such notice divided by (y) the number of ordinary shares underlying one ADS on the date we give such notice. If we have sent such notice, we will have the right (subject to certain conditions set forth in Section 17(a) of the Series A-2 Warrant and the related definitions) to require the holders of the Series A-2 Warrant to exercise the Series A-2 Warrant on the Series A-2 Expiration Date at an

exercise price equal to the lower of (i) the applicable exercise price in effect on the trading day immediately prior to such date and (ii) the quotient of (A) 94% of the volume-weighted average price of our ADSs on the trading day immediately preceding such date divided by (B) the number of ordinary shares underlying one ADS on such date. In order to exercise our right to require holders to exercise the Series A-2 Warrant, we must provide notice to the holders of the Series A-2 Warrant on or after the tenth trading day and on or prior to the fifth trading day prior to the Series A-2 Expiration Date, as set forth in Section 17(b) of the Series A-2 Warrant.

        We are offering the Series A-3 Warrant, which will entitle the holders thereof to purchase an aggregate of up to 12,724,164 of our ordinary shares (represented by ADSs evidenced by ADRs). The Series A-3 Warrant will be exercisable on any trading day on or prior to the date that is nine months after the date it is issued (or, if such date falls on a day on which trading does not take place on the Nasdaq Global Select Market, the next day on which such trading does take place) (the "Series A-3 Expiration Date"). The Series A-3 Warrant will initially be exercisable at an exercise price equal to $1.886 (equivalent to an exercise price of 9.43 per ADS), subject to anti-dilution adjustments set forth in Section 2(a) through 2(f) of the Series A-3 Warrant. If we have exercised our right to require holders to exercise the Series A-2 Warrant, the exercise price of the Series A-3 Warrant will be automatically reset, if such reset exercise price is less than the then-current exercise price of the Series A-3 Warrants, to 112.5% of the quotient of (i) the volume-weighted average price of our ADSs on the trading day immediately preceding the six-month anniversary of the date on which Series A-3 Warrant is issued divided by (ii) the number of ordinary shares underlying one ADS on such date. During the five trading day period ending on, and including, the date that is eight months after the date on which the Series A-3 Warrant is issued, we will have the right to issue a notice permitting the holder to exercise the Series A-3 Warrant at an exercise price equal to the lower of (i) the then-current exercise price of the Series A-3 Warrants and (ii) the quotient of (x) 94% of the volume-weighted average price of our ADSs on the trading day immediately preceding the date of such notice divided by (y) the number of ordinary shares underlying one ADS on the date we give such notice. If we have sent such notice, we will have the right (subject to certain conditions set forth in Section 17(a) of the Series A-3 Warrant and the related definitions), to require the holders of the Series A-3 Warrant to exercise the Series A-3 Warrant on the Series A-3 Expiration Date at an exercise price equal to the lower of (i) the applicable exercise price in effect on the trading day immediately prior to such date and (ii) the quotient of (A) 94% of the volume-weighted average price of our ADSs on the trading day immediately preceding such date divided by (B) the number of ordinary shares underlying one ADS on such date. In order to exercise our right to require holders to exercise the Series A-3 Warrant, we must provide notice to the holders of the Series A-3 Warrant on or after the tenth trading day and on or prior to the fifth trading day prior to the Series A-3 Expiration Date, as set forth in Section 17(b) of the Series A-3 Warrant.

        We are offering the Series B Warrant, which will entitle the holders thereof to purchase an aggregate of up to the sum of (A) 25,448,328 of our ordinary shares (represented by ADSs evidenced by ADRs) plus (B) the product of (i) 12,724,164 multiplied by (ii) the percentage of the Series A-2 Warrant exercised (whether pursuant to the A-2 put right or otherwise) plus (C) the product of (i) 12,724,164 multiplied by (ii) the percentage of the Series A-3 Warrant exercised. The Series B Warrants will not be exercisable until the first day after the one-year anniversary of the date on which they are issued and will expire on the second anniversary of the date the Series B Warrants become exercisable. The Series B Warrants will initially be exercisable at an exercise price equal to $2.18 (equivalent to an exercise price of 10.90 per ADS), subject to anti-dilution adjustments set forth in Section 2(a) through 2(f) of the Series B Warrant. At the nine-month anniversary of the date on which the Series B Warrant is issued the exercise price will be reset, if such reset exercise price is less than the then-current exercise price of the Series B Warrant, to 130% of (i) the quotient of (x) the sum of the volume-weighted average price of our ADSs on the three trading days immediately preceding (but not including) such date divided by (y) three divided by (ii) the number of ordinary shares underlying one ADS on such date; provided, however, that such reset exercise price may not be set below the quotient of (i) US$5.00 divided by (ii) the number of ordinary shares underlying one ADS on such date (as adjusted for share splits, share dividends, recapitalizations and similar events) if we have not exercised our right to require holders to exercise the Series A-2 Warrant or the Series A-3 Warrant.

  Cashless Exercise

        The Warrants must generally be exercised for cash, provided that if, at the time of exercise of any applicable Warrant there (i) is no effective registration statement (or the prospectus contained therein is not available for use) for the issuance of the ordinary shares underlying such Warrant (without regard to the limitations described below under "—Limitations on Exercise") and (ii) an effective and available ADS Registration Statement for the issuance of all of the ADSs issuable under the applicable Warrant (without regard to the limitations described below under "—Limitations on Exercise), such Warrant must be exercised on a cashless basis, pursuant to which the holder would, in lieu of delivering cash, be entitled to receive a number of ordinary shares represented by ADSs based on the amount by which the average of the volume-weighted average prices of the ADSs during a ten trading-day period exceeds the exercise price at the time of such exercise, as set forth in Section l(d) of each Warrant. This prospectus does not cover the ordinary shares issuable from time to time upon exercise of the Series B Warrant and there is no assurance that there will be an effective registration statement with respect to the exercise of any series of Warrants, or the ADSs issuable in respect of ordinary shares issued upon exercise hereof, at the time you elect to exercise any Warrant. We anticipate that we will file the registration statements covering the ordinary shares issuable upon the exercise of the Series B Warrant prior to the time such Warrant becomes exercisable. See "Risk Factors—Risks Related to This Offering—There must be sufficient authorized shares, an effective registration statement and a current prospectus under the Securities Act relating to the ordinary shares for us to issue the ordinary shares underlying the Warrants and an effective and available registration statement for the issuance of all ADS securities."

  Adjustments

        Under Section 2(a) of each of the Warrants, the exercise price of each of the Warrants is subject to adjustment for share dividends and splits, and the exercise prices of the Warrants are also subject to "weighted-average" anti-dilution adjustments with respect to issuances of ordinary shares, options or convertible securities, or the modification of issued options or convertible securities, where the applicable price is, or is deemed to be, below the exercise prices of the Warrants under Section 2(b) of each of the Warrants. Under Section 2(c) of each of the Warrants, to the extent that the exercise prices of the Warrants are adjusted due to a share dividend or split, the number of ordinary shares issuable upon the exercise of such Warrant will also be adjusted so that the aggregate exercise price will be the same immediately before and immediately after the adjustment.

        If we sell or issue any securities with "variable" conversion prices based on the price of our ordinary shares, a holder of a Warrant will have the right thereafter to substitute the "variable" conversion price for the exercise price upon exercise of all or part of such Warrant.

  Underlying Ordinary Shares

        The ordinary shares represented by ADSs evidenced by ADRs issuable upon exercise of the Warrants will be, when issued in accordance with the Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of ordinary shares equal to the number of ordinary shares issuable upon exercise of all outstanding Warrants.

  Limitations on Exercise

        Pursuant to Section l(f) of each of the Warrants, no Warrant may be exercised if, after giving effect to the exercise, the holder of the any of the Warrants (together with its affiliates and any individual or entity that, together with such holder, would form a "group" under Section 13(d) of the Exchange Act) would beneficially own in excess of 9.99% of our outstanding ordinary shares. The beneficial ownership limit applicable to the exercise of each series of the Warrants may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days' prior notice to us.

  No Rights as Shareholders

        Holders will be treated as the holder of record of the ADSs issuable upon exercise of a Warrant upon delivery of an exercise notice. Except as specifically provided in the Warrants, holders of the Warrants will not be entitled to vote or receive dividends or be deemed to hold share capital of the company, and the Warrant will not confer upon a holder any of the rights of a shareholder or any right to vote, give or withhold or consent to any corporate action, until the Warrant is exercised.

  Participation Rights

        Under Section 3 of each of the Warrants, the holders of the Warrants are entitled to receive any dividends paid or distributions made, except with respect to share dividends covered by the anti-dilution adjustment provisions of the Warrants, to the holders of our ordinary shares to the extent the holders of each such Warrant would have participated if such holders held a number of ordinary shares and/or ADSs, as applicable, acquirable upon exercise of such Warrant (without regard to the limitations described above under "—Limitations on Exercise") immediately before the date on which a record is taken for such dividend or distribution, or, if no such record is taken, the date as to which the record holders of ordinary shares and/or ADSs are to be determined for participation in the dividend or distribution.

  Purchase Rights

        Under Section 4(a) of each of the Warrants, if we issue options, convertible securities, or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of ordinary shares or ADSs, which we refer to as Purchase Rights, except with respect to share dividends covered by the anti-dilution provisions of the Warrants and dividends or distributions described above under "—Participation Rights," each holder of a Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights the holder of such Warrant could have acquired if the holder had held the number of ordinary shares and/or ADSs, as applicable, acquirable upon exercise of such Warrant (without regard to the limitations described above under "—Limitations on Exercise") immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as to which the record holders of ordinary shares and/or ADSs are to be determined for the grant, issue or sale of such Purchase Rights.

  Fundamental Transactions

        Section 4(b) of each of the Warrants prohibits us from entering into a "Fundamental Transaction" (as defined in Section 16(s) of each of the Warrants) other than a "Change of Control" (as defined in Section 16(i) of each of the Warrants), unless the successor entity assumes all of our obligations under the relevant Warrant under a written agreement before the transaction is completed. In the event a Change of Control, we must make appropriate provision to ensure that each holder will thereafter have the right to receive upon an exercise of each of such holder's Warrants, at any time after the consummation of the Change of Control but prior to the relevant expiration date, in lieu of the ordinary shares or ADSs issuable upon exercise prior to the Change of Control, such shares, securities, cash, assets or other property that the holder would have been entitled to receive upon the occurrence of the Change of Control had the relevant Warrant been exercised immediately prior to the change of control. Additionally, upon the occurrence of a Change of Control, a holder of a Warrant will have the right to require us to repurchase such Warrant for an amount in cash determined by reference to the Black Scholes Option Pricing Model using the assumptions set forth in Section 16(f) of the Warrants.

  No Market for Warrants

        There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply to list the Warrants on any securities exchange. Without an active market, the liquidity of the Warrants will be limited. In addition, in the event the price of our ordinary shares does not exceed the per share exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants will not have any value. See "Risk Factors—Risks Related to This Offering—There is no public trading market for the Warrants to purchase ordinary shares in this offering."

EXCHANGE RATE INFORMATION

        Our functional currency is Renminbi ("RMB"). The conversion of RMB into U.S. dollars in this prospectus is based on the noon buying rate in New York City for cable transfers in RMB as certified for customs purposes by the Federal Reserve Board. Except as otherwise stated in this prospectus supplement, all amounts in this prospectus supplement have been translated from RMB to U.S. dollars and from U.S. dollars to RMB at a rate of RMB6.2108 to US$1.00, the noon buying rate in effect as of March 29, 2013. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. On August 9, 2013, the noon buying rate was RMB6.1217 to US$1.00.

        The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated.

	Noon Buying Rate
Period	Period-End	Average(1)	High	Low
	(RMB per U.S. Dollar)
2008	6.8225	6.9193	7.2946	6.7800
2009	6.8259	6.8295	6.8470	6.8176
2010	6.6000	6.7603	6.8330	6.6000
2011	6.2939	6.4475	6.6364	6.2939
2012	6.2301	6.3093	6.3879	6.2221
2013
February	6.2213	6.2323	6.2438	6.2213
March	6.2108	6.2154	6.2246	6.2105
April	6.1647	6.1861	6.1647	6.2078
May	6.1340	6.1416	6.1665	6.1213
June	6.1374	6.1342	6.1248	6.1488
July	6.1284	6.1343	6.1284	6.1408
August (through August 9, 2013)	6.1217	6.1238	6.1190	6.1302

Source: Federal Reserve Statistical Release

(1)
Annual averages are calculated by averaging the noon buying rates on the last business day of each month. Monthly averages are calculated using the average of the daily rates during the relevant period.

PRICE RANGE OF OUR ADSS

        Our ADSs, each representing five of our ordinary shares, are quoted on the NASDAQ Global Select Market. Our ADSs trade under the symbol "JASO." For the period from January 4, 2010 to December 7, 2012, each of our ADSs represented one ordinary share and the trading price of our ADSs on the NASDAQ Global Select Market ranged from US$0.58 to US$10.24 per ADS. The trading price of our ADSs from December 10, 2012 through August 13, 2013 has ranged from US$3.21 to US$11.4 per ADS. The following table provides the high and low trading prices for our ADSs on the NASDAQ Global Select Market for the periods indicated.

	Trading Price Per ADS
	High	Low
	(US$)	(US$)
Monthly High and Low
August (through August 13, 2013)	9.49	7.96
July	9.91	6.83
June	8.1	5.9
May 2013	11.4	4.59
April 2013	5.35	3.37
March 2013	4.89	3.57
February 2013	6.14	4.22
January 2013	6.10	4.38
Quarterly High and Low
Third Quarter 2013 (through August 13, 2013)	9.91	6.83
Second Quarter 2013	11.4	3.37
First Quarter 2013	6.1	4.38
Fourth Quarter 2012 (from December 10, 2012 to December 31, 2012)	4.38	3.21
Fourth Quarter 2012 (through December 7, 2012)	0.88	0.58
Third Quarter 2012	1.14	0.76
Second Quarter 2012	1.56	0.89
First Quarter 2012	2.34	1.30
Fourth Quarter 2011	2.57	1.21
Third Quarter 2011	5.70	1.78
Second Quarter 2011	7.02	4.96
First Quarter 2011	8.57	6.26
Annual High and Low
2013 (through August 13, 2013)	11.4	3.37
2012 (from December 10, 2012 to December 31, 2012)	4.38	3.21
2012 (through December 7, 2012)	2.34	0.58
2011	8.57	1.21
2010	10.24	4.22

CAPITALIZATION

        The following table sets forth, as of March 31, 2013:

  •
  our actual capitalization; and

  •
  our as adjusted capitalization to give effect to the issuance and sale of the securities (but no exercise of the Warrants of any series) after deducting fees payable to the placement agent and certain estimated expenses payable in connection with this offering.

        The following depiction of our capitalization on an as adjusted basis as of March 31, 2013 reflects only the net proceeds associated with the US$24 million issuance of ordinary shares, and does not reflect exercise of the Warrants of any series or any other transactions impacting our capital structure subsequent to March 31, 2013. The amounts depicted on an as adjusted basis do not reflect net proceeds from future capital that may be received upon the exercise of the Warrants, as warrant exercises are not guaranteed events. If possible future capital raised from warrant exercises and associated further ordinary share issuances were to be reflected, our capitalization would have been higher on an as adjusted basis at March 31, 2013 by the amounts of such net proceeds.

        You should read this table in conjunction with our unaudited condensed consolidated interim financial statements and related notes included in this prospectus supplement. For more information on our outstanding indebtedness subsequent to March 31, 2013, please see "The Offering—Recent Developments."

	As of March 31, 2013
	Actual		As Adjusted
	(in thousands)
	RMB	US$	RMB	US$
Cash and Cash Equivalents	2,825,133	454,874	2,955,974	475,941

Current Borrowings	3,750,221	603,822	3,750,221	603,822

Noncurrent Borrowings:
Long-term Bank Borrowings	1,067,227	171,834	1,067,227	171,834
Shareholders' Equity
Ordinary Shares, US$0.0001 par value, authorized 500,000,000 shares; 199,863,607 issued and outstanding (215,092,032 issued and outstanding—as adjusted)	153	25	168	27
Additional paid-in capital	5,140,431	827,660	5,271,261	848,725
Statutory Reserves	416,647	67,084	416,647	67,084
Retained earnings (deficit)	(860,880)	(138,610)	(860,880)	(138,610)
Accumulated other comprehensive income (loss)	(1,615)	(260)	(1,615)	(260)

Total JA Solar Holdings Shareholders' Equity(1)	4,694,736	755,899	4,825,581	776,966

Total Capitalization(2)	5,761,963	927,733	5,892,808	948,800

(1)
As of March 31, 2013, the total number of issued and outstanding ordinary shares on an actual or as adjusted basis does not reflect the share options to purchase 6,707,550 ordinary shares we granted under our stock incentive plan. Without regard to whether the exercise price of such share options was above or below the market price as of March 31, 2013, and assuming that all such share options had been exercised as of March 31, 2013, we would have an increase of 6,707,550 issued and outstanding shares and an increase of RMB115.5 million (US$18.6 million) in both shareholders' equity and total capitalization.

(2)
Total capitalization equals "Noncurrent borrowings" plus "Shareholders' Equity." The "As Adjusted" information above is illustrative only and, except as described above, does not take into account any changes in our capitalization subsequent to March 31, 2013.

(3)
Net proceeds from this offering of securities, added to actual capitalization to arrive at as adjusted amounts as of March 31, 2013, reflect gross proceeds of US$24 million, as reduced by (i) estimated offering expenses of US$1.25 million and (ii) placement agent fees of US$1.68 million. Fees payable to the placement agent reflect a 3.5% commission on gross proceeds from the ordinary share issuance of US$24 million and a 3.5% commission on US$24 million, representing a portion of anticipated future proceeds associated with the Series A Warrants, both of which are nonrefundable, as further described in the placement agency agreement included as an exhibit to this prospectus supplement.

OUR DIVIDEND POLICY

        We have not declared or paid any dividends on our ordinary shares. We do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and to expand our business.

        Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our shareholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial conditions, contractual restrictions and other factors that the board of directors may deem relevant. Cash dividends on our ADSs, if any, will be paid in U.S. dollars.

        We are a holding company incorporated in the Cayman Islands. We may rely on receipt of dividends from our subsidiaries in China for our cash needs or to satisfy our obligations. To pay dividends to us, our subsidiaries in China shall comply with the current PRC regulations. See "Risk Factors—Risks Related to Doing Business in China—Dividends and interest payable by us to our non-PRC holders of our ordinary shares and ADSs and gain on the sale of our ADSs or ordinary shares may become subject to PRC taxes" in our annual report on Form 20-F for the fiscal year ended December 31, 2012 filed with the SEC on April 16, 2013 and incorporated into the accompanying prospectus by reference.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our unaudited consolidated ratio of earnings to fixed charges for each of the periods indicated using financial information derived, where applicable, from our audited consolidated financial statements or unaudited interim condensed consolidated financial statements. Our audited consolidated financial statements and unaudited interim condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

	Year Ended December 31,					Three Months Ended March 31,
	2008	2009	2010	2011	2012	2013
Ratio of earnings to fixed charges	N/A	N/A	8.97	N/A	N/A	N/A

        The ratio of earnings to fixed charge on is calculated by dividing earnings by fixed charges on a historical basis for the period indicated. For this purpose, fixed charges consists of interest expensed and capitalized, amortized discount related to indebtedness, and one-third of our rental expenses related to operating leases as management estimates that one-third of the rental expenses represents a reasonable approximation of the interest factor. Earnings consist of pre-tax income from continuing operations before adjustments for losses from equity investees, plus fixed charges and amortization of capitalized interest, minus capitalized interest. For the years ended December 31, 2012, 2011, 2009, and 2008, earnings (losses) were insufficient to cover fixed charges and there were a deficiencies of RMB1.6 billion, RMB555.0 million, RMB202.7 million and RMB30.7 million, respectively. For the three months ended March 31, 2013, losses were insufficient to cover fixed charges, and there was a deficiency of RMB206.1 million.

TAXATION

        The following summary of the material Cayman Islands, People's Republic of China and United States federal income tax consequences of an investment in our ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ADSs or ordinary shares, such as the tax consequences under United States state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Conyers Dill & Pearman (Cayman) Limited, our Cayman Islands counsel.

Cayman Islands Taxation

        At the present time, there is no Cayman Islands income tax, corporation tax, capital gains tax or other taxes payable by the Company or its shareholders. The Company is an exempted company under Cayman Islands law and as such has received an undertaking as to tax concessions pursuant to Section 6 of the Tax Concessions Law (1999 Revision). This undertaking provides that, for a period of 20 years from the date of issue of the undertaking, no law thereafter enacted in the Cayman Islands imposing any taxes to be levied on profits, income, gains or appreciation will apply to the Company or its operations. No capital or stamp duties are levied in the Cayman Islands on the issue, transfer or redemption of Shares. An annual registration fee will be payable by the Company to the Cayman Islands government which will be calculated by reference to the nominal amount of its authorized capital.

People's Republic of China Taxation

        The following summary of certain PRC tax consequences of the purchase, ownership and disposition of the securities or our shares or ADSs is based upon PRC laws in effect as of the date of this prospectus supplement, all of which are subject to change (possibly with retroactive effect). This discussion does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase, own or dispose of our ordinary shares or ADSs and does not purport to deal with consequences applicable to all categories of investors, some of which may be subject to special rules. Persons considering the purchase of the securities should consult their own tax advisers concerning the tax consequences of the purchase, ownership and disposition of securities, including such possible consequences under the laws of their country of citizenship, residence or domicile.

        Under the CIT Law, an enterprise established outside the PRC with "de facto management bodies" within the PRC is considered a "resident enterprise" of the PRC. A circular issued by the State Administration of Taxation on April 22, 2009 clarified that dividends and other income paid by certain offshore enterprises controlled by a PRC company or a PRC company group established outside of the PRC will be considered PRC-source income and subject to PRC withholding tax, currently at a rate of 10%, when paid to non-PRC enterprise shareholders. Under the implementation regulations to the CIT Law, a "de facto management body" is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, the circular mentioned above specifies that certain offshore enterprises controlled by a PRC company or a PRC company group will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision-making bodies; key properties, accounting books, the company seal, and minutes of board meetings and shareholders meetings; and half or more of the senior management or directors having voting rights. Although the circular only applies to offshore enterprises controlled by PRC enterprises and not those controlled by PRC individuals, the determining criteria set forth in the circular may reflect the State Administration of Taxation's general position on how the "de facto management body" test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or individuals.

        Taxation on Dividends and Capital Gains.    Under the CIT Law and its implementation regulations, PRC income tax at the rate of 10% (or lower rate provided by treaty, if any) is applicable to the dividends payable to investors that are "non-resident enterprises" and that do not have an establishment or place of business in the PRC, or that have such establishment or place of business but the relevant dividend income is not effectively connected with the establishment or place of business, to the extent such dividend income is derived from sources within the PRC. Similarly, any gain realized on the transfer of our shares or ADSs by such investors is also subject to a 10% (or lower rate provided by treaty, if any) PRC income tax if such gain is regarded as income derived from sources within the PRC. We are currently not treated as PRC enterprises by the relevant tax authorities. There is uncertainty as to whether we will be treated as a PRC "resident enterprise" for the purpose of the taxation. If we are treated as a PRC "resident enterprise," the dividends paid by us in respect of our ordinary shares or ADSs and the gain any investor may realize from the transfer of our ordinary shares or ADSs would be treated as income derived from sources within the PRC and may be subject to PRC withholding tax at the rate of up to 10%, which may materially and adversely affect the value of investment in the securities. See "Risk Factors—Risks Related to Doing Business in China—We may be deemed a PRC resident enterprise under the CIT Law and be subject to the PRC taxation on our worldwide income."

        Stamp duty.    No PRC stamp tax will be chargeable upon the issue or transfer (for so long as the register of holders of the securities is maintained outside the PRC) of the securities.

Material United States Federal Income Tax Considerations

        The following is a summary of material United States federal income tax consequences of the ownership, exercise, and disposition of our Series A-1 Warrant, Series A-2 Warrant, Series A-3 Warrant and Series B Warrant (collectively, the "warrants") and the ownership and disposition of our ADSs or ordinary shares by U.S. Holders, as defined below, that will acquire our warrants and ADSs or ordinary shares and will hold our warrants and ADSs or ordinary shares as "capital assets" (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the "Code"). This summary is based upon existing United States federal tax law as in effect on the date of this prospectus supplement, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the "IRS") with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position.

        This summary does not discuss all aspects of United States federal income taxation that may be important to particular investors in light of their individual investment circumstances, including investors subject to special tax rules (for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, traders in securities that elect a mark-to-market method of accounting, partnerships and their partners, tax-exempt organizations (including private foundations), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our voting stock, investors that hold their warrants or ADSs or ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for United States federal income tax purposes, or investors that have a functional currency other than the United States dollar), all of whom may be subject to tax rules that differ significantly from those summarized below.

        In addition, this summary does not discuss any state, local or estate or gift tax considerations and, except for the limited instances where PRC tax law and potential PRC taxes are discussed below, does not discuss any non-United States tax considerations. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our warrants and ADSs or ordinary shares.

General

        For purposes of this summary, a "U.S. Holder" is a beneficial owner of our warrants or ADSs or ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the law of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

        If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our warrants or ADSs or ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our warrants or ADSs or ordinary shares are urged to consult their tax advisors regarding an investment in our warrants or ADSs or ordinary shares.

        The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement have been and will be complied with in accordance with their terms. For United States federal income tax purposes, a U.S. Holder of ADSs will be treated as a beneficial owner of the underlying shares represented by the ADSs. Accordingly, deposits or withdrawals of ordinary shares for ADSs will not be subject to United States federal income tax.

        The U.S. Treasury has expressed concern that parties to whom ADSs are released before shares are delivered to the depositary ("pre-release"), or intermediaries in the chain of ownership between holders and the issuer of the security underlying the ADSs, may be taking actions that are inconsistent with the claiming of foreign tax credits by holders of ADSs. These actions would also be inconsistent with the claiming of the reduced rates of tax, described below, applicable to dividends received by certain non-corporate holders. Accordingly, the creditability of PRC taxes, and the availability of the reduced tax rates for dividends received by certain non-corporate U.S. Holders, each described below, could be affected by actions taken by such parties or intermediaries.

Passive Foreign Investment Company Considerations

        We believe that, as a result of difficult market conditions negatively affecting our gross income, it is very likely that we were a passive foreign investment company, or PFIC, for the taxable year ended December 31, 2012. If market conditions in 2013 are comparable to those which existed in 2010 and 2011, we would expect not to be classified as a PFIC for the taxable year ending December 31, 2013. However, we can give no assurances in this regard as the PFIC determination is inherently factual and, in addition, depends upon certain questions of law for which there is inadequate or uncertain authority. Accordingly, we cannot assure you that we will not be a PFIC for our current taxable year ending December 31, 2013 or any future taxable year.

        A non-United States corporation, such as our company, will be a PFIC for United States federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of "passive" income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income ("passive assets"). Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash and assets readily convertible into cash are categorized as passive assets and our unbooked intangibles are taken into account for determining the value of the corporation's assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

        We must make a separate determination each year as to whether we are a PFIC. As a result, our PFIC status may change. In particular, because the total value of our assets for purposes of the asset test generally will be calculated using the market price of our ADSs and ordinary shares, our PFIC status will depend in large part on the market price of our ADSs and ordinary shares, which may fluctuate considerably. Accordingly, fluctuations in the market price of the ADSs and ordinary shares may result in our being a PFIC for any year. If we are a PFIC for any year during which a U.S. Holder holds our warrants or ADSs or ordinary shares, we generally will continue to be treated as a PFIC with respect to the U.S. Holder for all succeeding years during which such U.S. Holder holds such warrants or ADSs or ordinary shares even if we cease to meet the threshold requirements for PFIC status. However, if we cease to be a PFIC, a U.S. Holder may avoid some of the adverse effects of the PFIC regime by making a deemed sale election with respect to the ADSs or ordinary shares.

        If we are a PFIC for any taxable year during which a U.S. Holder holds our warrants or ADSs or ordinary shares, the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder's holding period for the Warrants or ADSs or ordinary shares, as applicable), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of warrants or ADSs or ordinary shares. Under the PFIC rules:

  •
  the excess distribution and/or gain will be allocated ratably over the U.S. Holder's holding period for the Warrants or ADSs or ordinary shares, as applicable;

  •
  the amount allocated to the current taxable year and any taxable years in the U.S. Holder's holding period prior to the first taxable year in which we are a PFIC, or pre-PFIC year, will be taxable as ordinary income; and

  •
  the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for such year and would be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to each such other taxable year.

        For purposes of the PFIC rules, the holding period for any ADS or ordinary share acquired upon the exercise of a warrant will begin on the date the U.S. Holder acquired the Warrant, and not on the date of exercise.

        If we are a PFIC for any taxable year during which a U.S. Holder holds our warrants or ADSs or ordinary shares and any of our non-United States subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be subject to the rules described above on certain distributions by a lower-tier PFIC and a disposition of shares of a lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

        If a company that is a PFIC provides certain information to U.S. Holders, a U.S. Holder can then avoid certain adverse tax consequences described above by making a "qualified electing fund" election to be taxed currently on its proportionate share of the PFIC's ordinary income and net capital gains.

However, because we do not intend to prepare or provide the information that would enable you to make a qualified electing fund election, such election will not be available to you.

        Alternatively, a U.S. Holder of "marketable stock" in a PFIC may make a mark-to-market election with respect to such stock. Marketable stock is stock that is traded in other than de minimus quantities on at least 15 days during each calendar quarter ("regularly traded") on a qualified exchange (such as the NASDAQ Global Market) or other market as defined in applicable United States Treasury Regulations. We anticipate that our ADSs, but not our ordinary shares, should qualify as being regularly traded on the NASDAQ Global Market, but no assurances may be given in this regard. If a U.S. Holder makes this election, the U.S. Holder will generally (i) include as income for each taxable year the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as a loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but only to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder's adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period in which such corporation is not classified as a PFIC. It is unclear whether a mark-to-market election may be made with respect to the Warrants.

        Because, as a technical matter, a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder's indirect interest in any investment held by us that is treated as an equity interest in a PFIC for United States federal income tax purposes.

        A U.S. Holder that holds our ADSs or ordinary shares in any year in which we are classified as a PFIC may make a "deemed sale" election with respect to such ADSs or ordinary shares, as applicable, in a subsequent taxable year in which we are not classified as a PFIC. If a U.S. Holder makes a valid deemed sale election with respect to its ADSs or ordinary shares, such U.S. Holder will be treated as having sold all of its ADSs or ordinary shares for their fair market value on the last day of the last taxable year in which we were a PFIC and such ADSs or ordinary shares will no longer be treated as PFIC stock. A U.S. Holder will recognize gain (but not loss), which will be subject to tax as an "excess distribution" received on the last day of the last taxable year in which we were a PFIC. A U.S. Holder's basis in the ADSs or ordinary shares with respect to which the deemed sale election is made would be increased to reflect gain recognized, and the U.S. Holder's holding period would begin on the day after we ceased to be a PFIC.

        The deemed sale election is only relevant to U.S. Holders that hold ADSs or ordinary shares during a taxable year in which we are a PFIC, regardless of whether we were a PFIC in any prior taxable year. The deemed sale election is not available with respect to the Warrants. U.S. Holders are urged to consult their tax advisors regarding the advisability of making a deemed sale election and the consequences thereof in light of the U.S. Holder's individual circumstances.

        If a U.S. Holder holds warrants or ADSs or ordinary shares in any year in which a non-United States corporation is treated as a PFIC with respect to such U.S. Holder, the U.S. Holder may be required to file IRS Form 8621 and such other forms as may be required by the United States Treasury Department. Each U.S. Holder is advised to consult with its tax advisor regarding the application of the PFIC rules if we are classified as a PFIC, including the possibility of making either a deemed sale election or a mark-to-market election.

        The discussion below assumes that we will not be a PFIC for United States federal income tax purposes.

Taxation of ADSs or Ordinary Shares

Dividends

        Any cash distributions (including the amount of any PRC tax withheld) paid on our ADSs or ordinary shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, or by the depositary bank, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid will generally be reported as a "dividend" for United States federal income tax purposes.

        A non-corporate recipient will be subject to tax at the lower capital gain tax rates applicable to "qualified dividend income," provided that certain conditions are satisfied, including that (1) the ADSs or ordinary shares, as applicable, are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefit of the United States-PRC income tax treaty, (2) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed above) for the taxable year in which the dividend was paid and the preceding taxable year, and (3) certain holding period requirements are met. Although no assurance may be given, the ADSs are expected to be readily tradable on the NASDAQ Global Market, which is an established securities market in the United States. There can be no assurance, however, that our ADSs will be considered readily tradable on an established securities market in the United States in later years. Since we do not expect that our ordinary shares will be listed on an established securities market in the United States, it is unclear whether dividends that we pay on our ordinary shares that are not backed by ADSs currently meet the conditions required for the reduced tax rates. If, however, we are deemed to be a PRC "resident enterprise" under PRC tax law, as described under "People's Republic of China Taxation" above, we may be eligible for the benefits of the United States-PRC income tax treaty. If we are eligible for such benefits, dividends that we pay on our ordinary shares could be eligible for the reduced rates of taxation, regardless of whether such shares are represented by ADSs.

        For United States foreign tax credit purposes, dividends paid on our ADSs or ordinary shares generally will be treated as income from foreign sources and generally will constitute passive category income. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on our ADSs or ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for United States federal income tax purposes in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of ADSs or Ordinary Shares

        A U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ADSs or ordinary shares in an amount equal to the difference, if any, between the amount realized upon the disposition and the U.S. Holder's adjusted tax basis in such ADSs or ordinary shares. Any capital gain or loss will be long-term if the ADSs or ordinary shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. If any gains were subject to PRC tax and a U.S. Holder is eligible for the benefits of the United States-PRC treaty, such gains might be resourced under the treaty as PRC source income. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ADSs or ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Taxation of Warrants

Sale, Exchange, or Other Disposition of Warrants

        A U.S. Holder will recognize capital gain or loss on the sale or other taxable disposition of a warrant in an amount equal to the difference, if any, between the U.S. Holder's tax basis in the Warrant and the U.S. dollar value of the amount realized from the sale or other disposition. Any such gain will generally be United States source gain for United States foreign tax credit purposes. A U.S. Holder's initial basis in a warrant will be its purchase price. If the U.S. Holder's holding period for the Warrant exceeds one year, any gain or loss will be long-term capital gain or loss.

        If any gains were subject to PRC tax and a U.S. Holder is eligible for the benefits of the United States-PRC treaty, such gains might be resourced under the treaty as PRC source income. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our warrants, including the availability of the foreign tax credit under their particular circumstances.

Exercise of Warrants

        A U.S. Holder generally will not recognize gain or loss on the exercise of a warrant. A U.S. Holder's tax basis in ADSs or ordinary shares acquired upon the exercise of a warrant will be equal to the U.S. Holder's adjusted tax basis in the Warrant plus the U.S. dollar value exercise price determined at the spot rate on the date of exercise. The holding period of ADSs or ordinary shares acquired upon the exercise of a warrant will begin with and include the date of exercise.

        The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may, for example, be treated as a tax-free recapitalization, in which case a U.S. Holder's tax basis in the ADSs or ordinary received would equal the tax basis in the surrendered warrants and the U.S. Holder's holding period in any ADSs or ordinary shares received on exercise would include the holding period of the surrendered warrants. Alternatively, a cashless exercise could be treated as a taxable exchange, which is treated in the same manner as a sale or exchange of warrants (as described above) in which gain or loss should be recognized and the U.S. Holder's holding period in any ADSs or ordinary shares received on exercise would begin on the day after the Warrants are exercised and would not include the period during which the Warrants were held.

        Due to the absence of authority as to the United States federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences described above, or of other possible characterizations of a cashless exercise, would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors as to the tax consequences of making a cashless exercise.

Expiration of Warrants Without Exercise

        Upon the lapse or expiration of a warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder's tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrant was held for more than one year. The deductibility of a capital loss may be subject to limitations.

Adjustments to the Warrants

        An adjustment to the number of ADSs or ordinary shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder's proportionate interest in the "earnings and profits" or assets of the Company, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to shareholders of the Company). U.S. Holders of warrant are urged to consult their tax advisors as to the consequences of an adjustment to the Warrants.

Medicare Tax

        A 3.8% Medicare tax generally applies to a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 (or $250,000 in the case of joint filers or $125,000 in the case of married individuals filing separately) and on the undistributed net investment income of certain estates and trusts. For these purposes, "net investment income" generally includes interest, dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business and certain other income, reduced by any deductions properly allocable to such income or net gain. U.S. Holders are urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains in respect of their investment in the Warrants and ADSs or ordinary shares.

Information Reporting and Backup Withholding

        Certain U.S. Holders are required to report information to the IRS relating to an interest in "specified foreign financial assets," including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the IRS and fails to do so.

        In addition, U.S. Holders may be subject to information reporting to the IRS with respect to dividends on and proceeds from the sale or other disposition of our warrants and ADSs or ordinary shares. Dividend payments with respect to our warrants and ADSs or ordinary shares and proceeds from the sale or other disposition of our warrants and ADSs or ordinary shares are not generally subject to United States backup withholding, provided that certain certification requirements are satisfied. U.S. Holders are advised to consult with their tax advisors regarding the application of the United States information reporting and backup rules to their particular circumstances.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder's United States federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

PLAN OF DISTRIBUTION

        We are offering securities through our placement agent. Subject to the terms and conditions contained in the placement agency agreement, dated August 13, 2013, Barclays Capital Inc. has agreed to act as the placement agent in connection with this offering. The placement agent is not purchasing or selling any security by this prospectus supplement and the accompanying prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the securities, but has agreed to use its best efforts to arrange for the sale of all of the securities offered hereby. We will enter into purchase agreements directly with each investor in connection with this offering.

        The placement agent proposes to arrange for the sale of the securities offered pursuant to this prospectus supplement, the accompanying prospectus and any free writing prospectus, through direct purchase agreements between the investors and us.

        We have agreed to pay the placement agent an aggregate placement agent's fee pursuant to the following schedule:

  (a)
  Within two business days of the occurrence of the closing of this offering, we will pay to the placement agent US$1.68 million, reflecting a 3.5% commission on gross proceeds from the ordinary share issuance of US$24 million and a 3.5% commission on US$24 million, representing a portion of anticipated future proceeds associated with the Series A Warrants.

  (b)
  Within two business days after the earlier of (i) the date that the Series A-1 Warrant has been exercised in full and (ii) the expiration date of the Series A-1 Warrant, we will pay the placement agent an amount equal to (the amount actually funded by the investor in connection with the exercise of the Series A-1 Warrant for cash—US$8,000,000)*3.5%, provided that in no event shall the company be obliged to pay more than US$16,000,000*3.5%. In the case of a cashless exercise, the amount actually funded by the investor would be calculated as if such warrant were exercised for cash. For the avoidance of doubt, if the amount funded by the investor in a cash or cashless exercise is less than US$8,000,000, the placement agent will not receive any fee.

  (c)
  Within two business days after the earlier of (i) the date that the Series A-2 Warrant has been exercised in full and (ii) the expiration date of the Series A-2 Warrant, we will pay the placement agent an amount equal to (the amount actually funded by the investor in connection with the exercise of the Series A-2 Warrant for cash—US$8,000,000)*3.5%, provided that in no event shall the company be obliged to pay more than US$16,000,000*3.5%. In the case of a cashless exercise, the amount actually funded by the investor would be calculated as if such warrant were exercised for cash. For the avoidance of doubt, if the amount funded by the investor in a cash or cashless exercise is less than US$8,000,000, the placement agent will not receive any fee.

  (d)
  Within two business days after the earlier of (i) the date that the Series A-3 Warrant has been exercised in full and (ii) the expiration date of the Series A-3 Warrant, we will pay the placement agent an amount equal to (the amount actually funded by the investor in connection with the exercise of the Series A-3 Warrant for cash—US$8,000,000)*3.5%, provided that in no event shall the company be obliged to pay more than US$16,000,000*3.5%. In the case of a cashless exercise, the amount actually funded by the investor would be calculated as if such warrant were exercised for cash. For the avoidance of doubt, if the amount funded by the investor in a cash or cashless exercise is less than US$8,000,000, the placement agent will not receive any fee.

  (e)
  (i) Within two business days after the earlier of (x) the date that the Series B Warrant has been exercised in full and (y) first anniversary of the date the Series B Warrant becomes exercisable, we will pay to the placement agent 1.75% of the gross proceeds received from any exercise of the Series B Warrant during such period (in the case of a cashless exercise, the gross proceeds will be calculated as if such warrant were exercised for cash) (the "First Series B Payment Date") and (ii) within two business days after the earlier of (x) the date that any amount outstanding under the Series B Warrant subsequent to the First Series B Payment Date has been exercised in full and (y) the expiration date of the Series B Warrant, we will pay the placement agent 1.75% of the gross proceeds received from any exercise of the Series B Warrant subsequent to the First Series B Payment Date (in the case of a cashless exercise, the gross proceeds will be calculated as if such warrant were exercised for cash).

        The total placement agent's fees and expenses we will pay to the placement agent in connection with the sale of the securities offered pursuant to this prospectus supplement, the accompanying prospectus and any free writing prospectus, assuming the purchase of all of the securities offered hereby (including full exercise of each series of Warrants), will be approximately US$5,451,475.

        At the closing, The Depository Trust Company will credit the ordinary shares to the respective accounts of the investors.

        Our obligation to issue and sell securities to the investors is subject to the conditions set forth in the purchase agreements, which may be waived by us at our discretion. An investor's obligation to purchase securities is subject to the conditions set forth in the purchase agreement as well, which may also be waived.

        We have agreed to indemnify the placement agent and investors against liabilities under the Securities Act. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

        This is a brief summary of the material provisions of the placement agency agreement and does not purport to be a complete statement of its terms and conditions. A copy of the placement agency agreement will be filed as an exhibit to a current report on Form 6-K and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See "Where You Can Find More Information" on page 17 of the accompanying prospectus.

        The placement agent may, from time to time, engage in transactions with, and perform services for, us in the ordinary course of their business.

Lock-Up Agreements

        Our executive officers and directors have agreed to certain lock-up provisions with regard to future sales of our ordinary shares or ADSs for a period of 60 days after the offering as set forth in the placement agency agreement, subject to limited extension in certain circumstances.

        The placement agent, in its sole discretion, may release the ordinary shares or ADSs and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release ordinary shares and other securities from lock-up agreements, the placement agent will consider, among other factors, the holder's reasons for requesting the release, the number of shares of ordinary shares and other securities for which the release is being requested and market conditions at the time.

EXPENSES RELATED TO THIS OFFERING

        Set forth below is an itemization of the total expenses, excluding the placement agent fees and expenses, which are expected to be incurred by us in connection with the offer and sale of the securities in this offering. With the exception of the SEC registration fee, all amounts are estimates.

SEC registration fee	US$	13,094.4
Legal fees and expenses		1,000,000
Accounting fees and expenses		140,000
Miscellaneous		100,000

Total	US$	1,253,094.4

LEGAL MATTERS

        Skadden, Arps, Slate, Meagher & Flom LLP is acting as U.S. counsel to the issuer. Certain legal matters of United States federal securities and New York state law in connection with this offering will be passed upon for the placement agent by Shearman & Sterling LLP. The validity of the securities offered in this offering, and legal matters as to Cayman Islands law, including the validity of the ordinary shares represented by the ADSs under Cayman Islands law, will be passed upon for us by Conyers Dill & Pearman (Cayman) Limited. Legal matters as to PRC law will be passed upon for us by Tian Yuan Law Firm. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Conyers Dill & Pearman (Cayman) Limited with respect to matters governed by Cayman Islands law and Tian Yuan Law Firm with respect to matters governed by PRC law. Shearman & Sterling LLP may rely upon Conyers Dill & Pearman (Cayman) Limited with respect to matters governed by Cayman Islands law and Tian Yuan Law Firm, with respect to matters governed by PRC law.

EXPERT

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to JA Solar Holdings Co., Ltd.'s annual report on Form 20-F for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        At the discretion of the government of the People's Republic of China in accordance with the Scheme for the Localization Restructuring of Chinese-Foreign Cooperative Accounting Firms, PricewaterhouseCoopers Zhong Tian CPAs Limited Company has converted to a new partnership and changed its name to PricewaterhouseCoopers Zhong Tian LLP, effective from July 1, 2013. PricewaterhouseCoopers Zhong Tian LLP has succeeded PricewaterhouseCoopers Zhong Tian CPAs Limited Company for all purposes and assumed all of the obligations and rights of PricewaterhouseCoopers Zhong Tian CPAs Limited Company with effect from July 1, 2013.

        The office of PricewaterhouseCoopers Zhong Tian LLP is located at 11th Floor, PricewaterhouseCoopers Center, 202 Hu Bin Road, Shanghai 200021, People's Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus supplement and accompanying prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus supplement and accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

        We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file with or furnish to the SEC reports, including annual reports on Form 20-F, and other information. All information filed with or furnished to the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC's website at www.sec.gov. We also maintain a website at www.jasolar.com, but information contained on our website is not incorporated by reference in this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF JA SOLAR

Unaudited Interim Condensed Consolidated Financial Statements
Unaudited Condensed Consolidated Balance Sheet as of March 31, 2013	F-2
Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the Three Months Ended March 31, 2012 and 2013	F-3
Unaudited Condensed Consolidated Statements of Changes in Shareholders' Equity for the Three Months Ended March 31, 2012 and 2013	F-4
Unaudited Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2012 and 2013	F-6
Notes to Unaudited Condensed Consolidated Financial Statements	F-7

JA SOLAR HOLDINGS CO., LTD.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2012 AND MARCH 31, 2013

(In thousands, except share and per share data)

	Note	December 31, 2012	March 31, 2013
		RMB	RMB
ASSETS
Current assets:
Cash and cash equivalents	2(d)	3,031,462	2,825,133
Restricted cash	2(d)	194,379	239,481
Accounts receivable from third party customers, net	4	1,686,940	1,697,105
Accounts receivable from related party customers, net	4,20(d)	36,150	216,175
Inventories	5	930,137	1,067,896
Advances to third party suppliers, net	6	207,388	236,841
Advances to related party suppliers, net	6,20(d)	87,265	86,720
Other receivable from related party, net	7	1,137	1,369
Other current assets	7	975,521	895,057

Total current assets		7,150,379	7,265,777

Property and equipment, net	8	4,447,469	4,432,018
Advances to third party suppliers, net	6	1,136,303	958,994
Advances to related party suppliers, net	6,20(d)	21,252	13,296
Long-term investment		50,910	50,910
Other long term assets	9	326,153	390,494

Total assets		13,132,466	13,111,489

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term bank borrowings	12	972,730	946,608
Accounts payable to third parties		1,117,729	1,254,567
Accounts payable to related parties	20(a)	195,806	338,995
Advances from customers		76,875	105,282
Current portion of long term bank borrowings	12	1,850,500	2,803,613
Convertible Bond	13	708,548	722,865
Other payables to related parties	20(a)	9,833	49,994
Accrued and other liabilities	14	956,518	765,477

Total current liabilities		5,888,539	6,987,401

Long-term borrowings	12	2,088,139	1,067,227
Other long term liabilities	15	262,964	283,309

Total liabilities		8,239,642	8,337,937

Total JA Solar Holdings shareholders' equity		4,892,824	4,694,736
Non-controlling interest			78,816

Total shareholders' equity		4,892,824	4,773,552

Total liabilities and shareholders' equity		13,132,466	13,111,489

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

JA SOLAR HOLDINGS CO., LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2013

(In thousands, except share and per share data)

	For the Three Months Ended March 31,
	2012	2013
	RMB	RMB
Net revenues	1,602,219	1,677,074

Cost of revenues	(1,568,983)	(1,577,129)

Gross profit	33,236	99,945

Selling, general and administrative expenses	(170,010)	(163,811)
Research and development expense	(22,365)	(21,366)

Total operating expenses	(192,375)	(185,177)

Loss from operations	(159,139)	(85,232)
Interest expense	(123,091)	(98,310)
Other income/(loss), net	32,116	(17,540)

Loss before income taxes	(250,114)	(201,082)
Income tax expense	(786)	(5,466)

Net loss	(250,900)	(206,548)

Less: Loss attributable to non-controlling interest	—	(2,213)

Net loss attributable to JA Solar ordinary shareholders	(250,900)	(204,335)

Other comprehensive income/(loss)
Foreign currency translation gains/(losses), net of tax	(284)	1,403
Cash flow hedging (loss)/income, net of tax	(11,755)	—

Other comprehensive (loss)/income	(12,039)	1,403

Comprehensive loss	(262,939)	(205,145)

Less: Loss attributable to non-controlling interest	—	(2,213)

Comprehensive loss attributable to JA Solar ordinary shareholders	(262,939)	(202,932)

Net loss per share:
Basic	(1.28)	(1.06)
Diluted	(1.28)	(1.06)
Weighted average number of shares outstanding:
Basic	195,706,103	193,300,847
Diluted	195,706,103	193,300,847
Net loss per ADS:
Basic	(6.41)	(5.29)
Diluted	(6.41)	(5.29)
Weighted average number of ADS:
Basic	39,141,220	38,660,169
Diluted	39,141,220	38,660,169

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

JA SOLAR HOLDINGS CO., LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES
IN SHAREHOLDERS' EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2013

(In thousands, except share and per share data)

							Total JA Solar Holdings shareholders' equity
	Ordinary shares					Accumulated other comprehensive income/(loss)
			Additional paid-in capital	Statutory reserves	Retained earnings			Total shareholders' equity
	Shares	Amount
		RMB	RMB	RMB	RMB	RMB	RMB	RMB
Balance at December 31, 2011	202,238,307	154	5,102,362	420,301	1,017,333	8,519	6,548,669	6,548,669

Share based compensation	—	—	10,545	—	—		10,545	10,545
Exercise of restricted share units	62,000	—	—	—	—	—	—
Net loss					(250,900)		(250,900)	(250,900)
Other comprehensive loss for foreign currency translation adjustment						(284)	(284)	(284)
Other comprehensive income for forward contract						(11,755)	(11,755)	(11,755)

Balance at March 31, 2012	202,300,307	154	5,112,907	420,301	766,433	(3,520)	6,296,275	6,296,275

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

JA SOLAR HOLDINGS CO., LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES
IN SHAREHOLDERS' EQUITY (Continued)

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2013

(In thousands, except share and per share data)

	Shares	Amount	Additional paid-in capital	Statutory reserves	Retained earnings/ (deficit)	Accumulated other comprehensive income/(loss)	Total JA Solar Holdings shareholders' equity	Non- controlling interest	Total shareholders' equity
		RMB	RMB	RMB	RMB	RMB	RMB	RMB	RMB
Balance at December 31, 2012	199,863,607	153	5,135,587	416,647	(656,545)	(3,018)	4,892,824	—	4,892,824

Share based compensation			4,844				4,844		4,844
Acquisition of a subsidiary								81,029	81,029
Net loss					(204,335)		(204,335)	(2,213)	(206,548)
Other comprehensive income for foreign currency translation adjustment						1,403	1,403		1,403

Balance at March 31, 2013	199,863,607	153	5,140,431	416,647	(860,880)	(1,615)	4,694,736	78,816	4,773,552

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

JA SOLAR HOLDINGS CO., LTD.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2012 AND 2013

(In thousands, except share and per share data)

	For the Three Months Ended March 31,
	2012	2013
	RMB	RMB
Cash flows from operating activities:
Net loss	(250,900)	(206,548)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Share based compensation	10,545	4,844
Depreciation and amortization	162,368	150,698
Allowance for doubtful accounts	40,522	12,310
Inventory provision	45,507	43,117
Amortization of deferred issuance cost and accretion of convertible notes	37,297	23,419
Change in fair value of derivatives	13,141	(184)
Loss for equity investment in a joint venture	3,568	957
Exchange gain	(2,056)	(8,853)
Loss from disposal of fixed assets	1,878	—
Gain from convertible notes buyback	(789)	—
Changes in operating assets and liabilities:
Increase in accounts receivables from customers	(249,573)	(63,984)
Increase in inventories	(507,627)	(105,403)
Decrease in advance to suppliers	16,749	42,921
Decrease in other current assets	194,126	107,861
Increase in other long term assets		(66,002)
Increase in accounts payable	668,097	234,205
(Decrease)/increase in advance from customers	(97,220)	28,407
Increase/(decrease) in accrued and other liabilities	28,149	(213,547)
Increase in other long-term liabilities	1,009	7,346

Net cash provided by/(used in) operating activities	114,791	(8,436)

Cash flows from investing activities:
Purchase of property, plant and equipment	(226,034)	(99,519)
Proceeds from disposal of property, plant and equipment	4,711	—
Purchase of intangible assets	(38)	(813)
Government grants	—	13,000
Cash received from acquisition of a subsidiary	—	45,109
Increase in restricted cash	(5,483)	(45,102)

Net cash used in operating activities	(226,844)	(87,325)

Cash flows from financing activities:
Proceeds from short-term bank borrowings	689,980	412,306
Proceeds from long-term bank borrowings	50,000	—
Repurchase of convertible notes	(6,021)	—
Repayment of short-term bank borrowings	(251,160)	(467,777)
Repayment of long-term bank borrowings	(1,500)	(56,500)

Net cash provided by/(used in) financing activities	481,299	(111,971)

Effect of exchange rate changes on cash and cash equivalents	34	1,403

Net increase/(decrease) in cash and cash equivalents	369,280	(206,329)

Cash and cash equivalents at the beginning of the period	3,889,092	3,031,462

Cash and cash equivalents at the end of the period	4,258,372	2,825,133

Supplemental disclosure of cash flow information:
Cash paid for interest (net of amounts capitalized)	58,415	207,708
Cash paid for income tax	—	83,995
Supplemental schedule of non-cash investing and financing activities:
Purchases of property, plant and equipment included in other payables	435,617	331,013

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share data)

1. Organization and Principal Activities

        The accompanying condensed consolidated financial statements include the financial statements of JA Solar Holdings Co., Ltd. (the "Company"), and its subsidiaries, collectively referred to as the "Group".

        JA Solar Holdings Co., Ltd. was incorporated in the Cayman Islands on July 6, 2006. In February 2007, the Company's ADS became listed on the NASDAQ Global Market in the United States. The Group is primarily engaged in the development, production and marketing of high-performance photovoltaic ("PV") solar cells and solar power products, which convert sunlight into electricity, in the PRC.

        In November 2011, the Company completed the acquisition of 100% equity interest of Silver Age Holdings Limited ("Silver Age"), of which Full Shine Holdings Limited ("Full Shine") and Solar Silicon Valley Electronic Science and Technology Co., Ltd. ("Solar Silicon Valley") are 100% owned subsidiaries. Thereafter, Silver Age, Full Shine and Solar Silicon Valley became wholly owned subsidiaries of the Company. In January 2013, the Company completed the acquisition of 65% equity interest of Hebei Ningjin Songgong Semiconductor Co., Ltd. ("Ninjin Songgong").

        Majority of the Group's business is conducted through the operating subsidiaries established in the PRC, JingAo Solar Co., Ltd. ("JA Hebei"), JA Solar Technology Yangzhou Co., Ltd. ("JA Yangzhou"), Shanghai JA Solar Technology Co., Ltd. ("JA Fengxian"), Hefei JA Solar Technology Co., Ltd. ("JA Hefei Technology"), Solar Silicon Valley and Jing Hai Yang Semiconductor Materials (Donghai) Co., Ltd. ("JA Lianyungang"), in which the Company indirectly holds a 100% interest.

        As of March 31, 2013, the Company's subsidiaries include the following entities:

	Date of Incorporation/ Acquisition	Place of Incorporation	Percentage of Ownership
JingAo Solar Co., Ltd. ("JA Hebei")	May 18, 2005	PRC	100%
JA Development Co., Ltd. ("JA BVI")	July 6, 2006	BVI	100%
Shanghai JA Solar Technology Co., Ltd. ("JA Fengxian")	November 16, 2006	PRC	100%
JA Solar USA Inc. ("JA USA")	April 13, 2007	USA	100%
Shanghai JA Solar PV Technology Co., Ltd. ("JA Zhabei")	June 22, 2007	PRC	100%
JA Solar Technology Yangzhou Co., Ltd. ("JA Yangzhou")	November 19, 2007	PRC	100%
JA Solar Hong Kong Limited ("JA Hong Kong")	December 10, 2007	Hong Kong	100%
Jing Hai Yang Semiconductor Materials (Donghai) Co., Ltd. ("JA Lianyungang")	October 11, 2008	PRC	100%
JA Solar Yangzhou R&D Co., Ltd. ("JA Yangzhou R&D")	March 12, 2009	PRC	100%
JA Luxembourg S.a.r.l. ("JA Lux")	June 26, 2009	Luxembourg	100%
JA Yangzhou PV Technology Co., Ltd. ("JA Yangzhou PV")	November 23, 2009	PRC	100%
JA Solar GmbH ("JA GmbH")	February 17, 2010	Germany	100%

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

1. Organization and Principal Activities (Continued)

	Date of Incorporation/ Acquisition	Place of Incorporation	Percentage of Ownership
JA Solar International Co., Limited ("JA International")	May 28, 2010	Hong Kong	100%
Shanghai Jinglong Solar Technology Co., Ltd. ("JA Jinglong")	July 5, 2010	PRC	100%
Donghai JA Solar Technology Co., Ltd. ("JA Wafer R&D")	November 4, 2010	PRC	100%
JA (Hefei) Renewable Energy Co., Ltd. ("JA Hefei Renewable Energy")	March 30, 2011	PRC	100%
Hefei JA Solar Technology Co., Ltd. ("JA Hefei Technology")	July 8, 2011	PRC	100%
JA Solar Investment China Co., Ltd ("JA Investment")	October 31, 2011	PRC	100%
Silver Age Holdings Limited ("Silver Age")	November 30, 2011	BVI	100%
Full Shine Holdings Limited ("Full Shine")	November 30, 2011	Hong Kong	100%
Solar Silicon Valley Electronic Science and Technology Co., Ltd. ("Solar Silicon Valley")	November 30, 2011	PRC	100%
JA Solar Japan Limited ("JA Japan")	July 12, 2012	Japan	100%
Dunhuang JA Solar Power Development Co., Ltd ("JA Dunhuang")	July 23, 2012	PRC	100%
Hebei Ningjin Songgong Semiconductor Co., Ltd. ("Ninjin Songgong")	January 29, 2013	PRC	65%

2. Summary of significant accounting policies

a)
Basis of presentation and consolidation

        The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"). The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

        The condensed consolidated balance sheet at December 31, 2012 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by U.S. GAAP. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements included in the Company's Annual Report on Form 20F for the year ended December 31, 2012, previously filed with the Security and Exchange Commission ("SEC").

        In the opinion of management, all adjustments, consisting of normal recurring adjustments necessary for the fair statement of results for the interim periods presented, have been included. The results of operations of any interim period are not necessarily indicative of the results of operations for the full year or any other interim period.

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

2. Summary of significant accounting policies (Continued)

b)
Use of estimates

        The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the dates of the condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The Company bases its estimates on historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant accounting estimates reflected in the Company's condensed consolidated financial statements include allowance for doubtful accounts and advances to suppliers, valuation of inventories, derivative and other financial instruments, useful lives of long-lived assets, assumptions used to measure impairment of long-lived assets and equity method investment, determination of fair value of identifiable assets and liabilities acquired through business combination, accrual for warranty and other liabilities, provision for uncertain tax positions and deferred tax valuation allowances and assumptions used in the computation of share-based compensation, including the associated forfeiture rates.

c)
Fair value of financial instruments

        The Company estimated the fair value of its financial assets and liabilities in accordance with ASC 820, Fair Value Measurements and Disclosure. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (also referred to as an exit price). ASC 820 establishes a hierarchy for inputs used in measuring fair value that gives the highest priority to observable inputs and the lowest priority to unobservable inputs. Valuation techniques used to measure fair value shall maximize the use of observable inputs.

        When available, the Company measures the fair value of financial instruments based on quoted market prices in active markets, valuation techniques that use observable market-based inputs or unobservable inputs that are corroborated by market data. Pricing information the Company obtains from third parties is internally validated for reasonableness prior to use in the condensed consolidated financial statements. When observable market prices are not readily available, the Company generally estimates the fair value using valuation techniques that rely on alternate market data or inputs that are generally less readily observable from objective sources and are estimated based on pertinent information available at the time of the applicable reporting periods. In certain cases, fair values are not subject to precise quantification or verification and may fluctuate as economic and market factors vary and the Company's evaluation of those factors changes. Although the Company uses its best judgment in estimating the fair value of these financial instruments, there are inherent limitations in any estimation technique. In these cases, a minor change in an assumption could result in a significant change in its estimate of fair value, thereby increasing or decreasing the amounts of the Company's condensed consolidated assets, liabilities, shareholders' equity and net income or loss.

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

2. Summary of significant accounting policies (Continued)

d)
Cash, cash equivalents and restricted cash

        The Group considers all cash on hand and demand deposits as cash and considers all highly liquid investments with an original maturity of three months or less as cash equivalents. Restricted cash as of December 31, 2012 and March 31, 2013 represents amounts held by banks, which are not available for the Group's use, as collateral for issuance of letters of credit.

e)
Investments

        Investments in entities where the Group does not have a controlling financial interest, but have the ability to exercise significant influence over the operating and financial policies of the investee, are accounted for using the equity method of accounting. Investment in a joint venture is accounted for by the equity method of accounting as the Group has the ability to exercise significant influence but does not own a majority equity interest. Under the equity method of accounting, the Group's share of the investee's results of operations is included in equity gain/(loss) for the investee in the Group's Condensed Consolidated Statements of Operations and Comprehensive Income/(Loss). Unrealized gains on transactions between the Company and the joint venture are eliminated to the extent of the Group's interest in the joint venture, if any; unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. When the Group's share of losses in the joint venture equals or exceeds its interest in the joint venture, the Group does not recognize further losses, unless the Group has incurred obligations or made payments on behalf of the joint venture.

f)
Allowance for doubtful accounts

        Provisions are made against accounts receivable for estimated losses resulting from the inability of the Group's customers to make payments. The Group periodically assesses accounts receivable balances to determine whether an allowance for doubtful accounts should be made based upon historical bad debts, specific customer creditworthiness and current economic trends. Accounts receivables in the balance sheets are stated net of such provision.

g)
Inventories

        Inventories are stated at the lower of cost or market value. Cost of inventories is determined by the weighted-average method. Cost of work-in-progress and finished goods are comprised of direct materials, direct labor and related manufacturing overhead based on normal operating capacity. Adjustments are recorded to write down the carrying amount of any obsolete and excess inventory to its estimated net realizable value. Certain factors could impact the realizable value of inventory, so the Group continually evaluates the recoverability based on assumptions about customer demand and market conditions. The evaluation may take into consideration historical usage, expected demand, anticipated sales price, new product development schedules, the effect new products might have on the sale of existing products, product obsolescence, customer concentrations, and other factors. The write-down is equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required that could negatively impact the Group's gross margin and operating results. If actual market

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

2. Summary of significant accounting policies (Continued)

conditions are more favorable, the Group may have higher gross margin when products that have been previously written down are eventually sold.

        In addition, the Group analyzes its purchase commitments, which primarily consist of long-term fixed price polysilicon purchase agreements, at each period end. Provision, if any, is made in the current period if the anticipated inventories cost from future execution of such purchase agreements is in excess of market value. There was no loss provision recorded related to these long-term contracts in the three months ended March 31, 2012 and 2013.

h)
Short-term and long-term advances to suppliers

        The Group provides short-term and long-term advances to secure its raw material needs, which are then offset against future purchases. The Group does not require collateral or other security against its advances to related or third party suppliers. The Group continually assesses the credit quality of its suppliers and the factors that affect the credit risk. If there is deterioration in the creditworthiness of its suppliers, the Group will seek to recover its advances from the suppliers and provide for losses on advances which are akin to receivables in selling, general and administrative expenses because of their inability to return its advances. Recoveries of the allowance for advances to supplier are recognized when they are received. The Group classified short-term and long-term advances to suppliers based on management's best estimate of the expected purchase in the next twelve-months as of the balance sheet date and the Group's ability to make requisite purchases under existing supply contracts. The balances expected to be utilized outside of the twelve months are recorded in long-term advances to suppliers.

i)
Prepaid land use rights

        Land use rights are carried at cost less accumulated amortization and impairment losses, if any. Amortization is provided on a straight-line basis over the lease period of 40 or 50 years.

j)
Property, plant and equipment, net

        Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the following estimated useful lives:

Buildings	20 years
Leasehold improvements	Shorter of the lease term or their estimated useful lives
Machinery and equipment	5-15 years
Furniture and fixtures	5 years
Motor vehicles	5 years

        Construction in progress primarily represents the construction of new production lines. Costs incurred in the construction are capitalized and transferred to property, plant and equipment when an asset is ready for its intended use, at which time depreciation commences. Interest expense incurred for qualifying assets are capitalized in accordance with ASC 835-20, Capitalization of Interest.

        Expenditures for repairs and maintenance are expensed as incurred. The gain or loss on disposal of property, plant and equipment, if any, is the difference between the net sales proceeds and the

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

2. Summary of significant accounting policies (Continued)

carrying amount of the disposed assets, and is recognized in the Condensed Consolidated Statements of Operations and Comprehensive Income/(Loss) upon disposal.

k)
Operating leases

        Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Payments made under operating leases are charged to the Condensed Consolidated Statements of Operations and Comprehensive Income/(Loss) on a straight-line basis over the lease periods.

l)
Business combinations

        Business combinations are accounted for under the acquisition method in accordance with ASC 805, Business Combinations. The consideration transferred is measured as the aggregate of the fair values at the date of exchange of the assets given, liabilities incurred, and equity instruments issued. The costs directly attributable to the acquisition are expensed as incurred. Identifiable assets, liabilities and contingent liabilities acquired or assumed are measured separately at their fair value as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of the (i) the fair value of consideration transferred, fair value of the non controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the fair value of consideration transferred, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquire is less than the fair value of the net assets of the entity acquired, the difference, a bargain purchase, is recognized as a gain directly in the Condensed Consolidated Statements of Operations and Comprehensive Income/(Loss) upon obtaining control. In a business combination achieved in stages, the acquirer shall remeasure its previously held equity interest in the acquiree at its acquisition-date fair value and recognize the resulting gain or loss, if any, in earnings.

        The determination and allocation of fair values to the identifiable assets acquired and liabilities assumed, including non-controlling interests if applicable, is based on various assumptions and valuation methodologies requiring considerable management judgment. The most significant variables in these valuations are discount rates, terminal values, the number of years on which to base the cash flow projections, as well as the assumptions and estimates used to determine the cash inflows and outflows. Management determines discount rates to be used based on the risk inherent in the related activity's current business model and industry comparisons. Terminal values are based on the expected life of assets and forecasted life cycle and forecasted cash flows over that period. Although management believes that the assumptions applied in the determination are reasonable based on information available at the date of acquisition, actual results may differ from the forecasted amounts and the difference could be material.

m)
Intangible asset, net

        Intangible assets primarily represent technical know-how, purchased accounting and operational software, and customer relationships acquired through business combinations.

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

2. Summary of significant accounting policies (Continued)

        Technical know-how, contributed by one of the Group's shareholders upon formation of JA Hebei, is carried at cost, less accumulated amortization. The technical know-how consists of one component relating to the commercial production process of photovoltaic solar cells. Amortization is calculated on a straight-line basis over the estimated useful life of eight years.

        Intangible assets acquired through business combinations are recognized as assets separate from goodwill if they satisfy either the "contractual-legal" or "separability" criterion. Customer relationship is recorded at fair value at the acquisition date less accumulated amortization. Amortization is calculated on a straight-line basis over the estimated useful life of five years.

        Purchased software and others with a finite useful life is being amortized on a straight line basis over its estimated useful life of three to ten years.

n)
Impairment of long-lived assets

        The Group evaluates its long-lived assets and finite-lived intangible asset for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Factors considered important that could result in an impairment review include significant underperformance relative to expected historical or projected future operating results, significant changes in the manner of use of acquired assets and significant negative industry or economic trends. Impairments are recognized based on the difference between the fair value of the asset and its carrying value in the event that the carrying amount exceeds the estimated future undiscounted cash flow attributed to such assets. Fair value is generally measured based on either quoted market prices, if available, or discounted cash flow analyses. Additionally, determining fair values requires probability weighting the cash flows to reflect expectations about possible variations in their amounts or timing and the selection of an appropriate discount rate. Although cash flow estimates are based on relevant information available at the time the estimates are made, estimates of future cash flows are, by nature, highly uncertain and may vary significantly from actual results. Any write-downs would be treated as permanent reductions in the carrying amounts of the assets and an operating loss would be recognized.

o)
Income taxes

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax assets bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided to reduce the carrying amount of deferred tax assets if it is considered more likely than not that some portion, or all, of the deferred tax assets will not be realized.

        Uncertain tax position is accounted for in accordance with ASC 740-10-25, which clarifies the accounting for uncertain tax positions and requires that the Company recognizes in the condensed consolidated financial statements the impact of an uncertain tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position.

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

2. Summary of significant accounting policies (Continued)

Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company's accounting policy is to accrue interest and penalties related to uncertain tax positions, if and when required, as interest expense and a component of general and administrative expenses, respectively, in the Condensed Consolidated Statements of Operations and Comprehensive Income/(Loss). In the three months ended March 31, 2012 and 2013, the Group did not record any interest and penalties associated with uncertain tax positions as there were no uncertain tax positions.

p)
Revenue recognition

(i)
Revenue recognition for solar modules, solar cells and other products (hereafter "solar products")

        The Group recognizes revenue from the sale of solar products when the goods are delivered and title and risk of loss transfer is passed to the customers. The Group sells its solar products at agreed upon prices to its customers, which reflect prevailing market prices.

        The Group's considerations for recognizing revenue are based on the following:

  •
  Persuasive evidence that an arrangement (sales contract) exists between a willing customer and the Group that outlines the terms of the sale (including customer information, product specification, quantity of goods, purchase price and payment terms). Customers do not have a right of return. The Group does provide a warranty on its solar module products.

  •
  For EX Works ("EXW") terms, which mean that a seller has the goods ready for collection at its premises (works, factory, warehouse, plant), the contract specifies that the risks are assumed by the customer when the customer picks up the goods from the Company's warehouse, at which time revenue is recognized. For FOB shipping point terms, the contract specifies that the customer takes title to the goods and is responsible for all risks and rewards of ownership once products are over shipping rail at the named loading port from the Company's premises, at which time revenue is recognized. For CIF terms, the Company pays the costs of insurance and freight necessary to bring the goods to the named port of destination, but the title to and risk/rewards of ownership of the goods is passed to the buyer according to each of the contract term, which is defined in each contract. The point of delivery could be at the port of shipping, or it could also be when the goods arrive at the named port of destination. When title to the goods transfers at the port of shipping, the beneficiary of the insurance is the buyer and the Company has no obligations to the buyer if goods are damaged during shipping. Revenue is therefore, recognized when the title to and risk/rewards of ownership of the goods is passed to the buyer which is at port of shipping or port of destination, depending on the terms of the contract.

  •
  The Group's price to the customer is fixed and determinable as specifically outlined in the sales contract.

  •
  For customers to whom credit terms are extended, the Group assesses a number of factors to determine whether collection from the customers is reasonably assured, including past transaction history with these customers and their credit-worthiness. All credit extended to customers is pre-approved by management. If the Group determines that collection is not

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

2. Summary of significant accounting policies (Continued)

    reasonably assured, including cases where the customers retain a portion of the full contract price as retainage after a specific period, it defers the recognition of revenue until such criterion is met, which is generally upon receipt of payment.

(ii)
Revenue recognition for solar products processing

        The Group provides solar products processing services to customers with their own wafer/polysilicon supplies. Under certain of these solar products processing service arrangements, the Group purchases raw materials from a customer and agrees to sell a specified quantity of solar products produced from such materials back to the same customer. The Group records revenue from these processing transactions on a net basis, recording revenue based on the amount received for solar products sold less the amount paid for the raw materials purchased from the customer.

(iii)
Revenue recognition for engineering, procurement and construction services

        The Group recognizes revenue using the percentage of completion method for systems integration projects for which the Group provides engineering, procurement and construction ("EPC") services under the EPC contracts. The Group estimates its revenues by using the cost-to-cost method, whereby it derives a ratio by comparing the costs incurred to date to the total costs expected to be incurred on the project. The Group applies the ratio computed in the cost-to-cost analysis to the contract price to determine the estimated revenues earned in each period. The Group uses this method because management considers costs incurred to be the best available measure of progress on these contracts and management believes it has the ability to reasonably estimate and track costs. When the Group determines that total estimated costs will exceed total revenues under a contract, it records a loss accordingly. No contract losses were recorded in the three months ended March 31, 2012 and 2013.

q)
Cost of revenue

Cost of revenue—solar products

        Cost of revenue for solar products includes production related direct labor, direct material cost, depreciation and amortization, indirect costs, shipping (freight in) and handling costs for products sold, inventory obsolescence and lower of cost or market charge, capacity underutilization charges and warranty cost. On October 17, 2012, the U.S. Department of Commerce (DOC) has issued a final ruling on its anti-dumping and countervailing duty (CVD) investigations regarding solar photovoltaic (PV) cells manufactured in China and modules assembled from those cells. As a result, effective on December 7 2012, the Company is required to pay countervailing and antidumping duty of 15.24% and 13.94%, respectively, for solar cells manufactured in China and module assembled from those cells that are imported to U.S.

Cost of revenue—solar products processing

        Cost of revenue for solar products processing includes direct labor, depreciation and amortization, indirect costs, and shipping and handling costs.

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

2. Summary of significant accounting policies (Continued)

Cost of revenue—engineering, procurement and construction services

        Costs of revenue for engineering, procurement and construction services include all direct material, labor, subcontractor cost, and those indirect costs related to contract performance, such as indirect labor, supplies and tools. The Group recognizes job material costs as incurred costs when the job materials have been installed. The Group considers job materials to be installed materials when they are permanently attached or fitted to the solar power systems as required by the engineering design.

r)
Share based compensation

        In accordance with ASC 718, Compensation-Stock Compensation, the Group measures the cost of employee services received in exchange for share-based compensation at the grant date fair value of the award.

        The Group recognizes the share-based compensation costs, net of a forfeiture rate, on a straight-line basis over the requisite service period for each separately vesting portion of the award as if the award was, in-substance, multiple awards.

        ASC 718 requires forfeitures to be estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from those estimates.

s)
Research and development

        Research and development costs are expensed when incurred.

t)
Advertising expenses

        Advertising expenses are expensed when incurred. Advertising expenses are not significant during any of the periods covered by these condensed consolidated financial statements.

u)
Warranty cost

        Solar modules produced by the Group are typically sold with a 10-year guarantee for defects in materials and workmanship and a 10-year and 25-year warranty against declines of more than 10.0% and 20.0%, respectively, of the initial minimum power generation capacity at the time of delivery. The Group therefore maintains warranty reserves (recorded as accrued warranty costs) to cover potential liabilities that could arise from these guarantees and warranties. The potential liability is generally in the form of product replacement or repair. The Group accrues 1.0% of its net revenues attributable to module sales as warranty costs at the time revenues are recognized and include that amount in its cost of revenues. Due to limited warranty claim history, the Group accrues the estimated costs of warranties based primarily on its own history, industry data and an assessment of its competitors' accrual history. Through the Group's relationships with, and its management's experience working at, other solar power companies and on the basis of publicly available information regarding other solar power companies' accrued warranty costs, the Group believes that accruing 1.0% of its net revenues attributable to module sales as warranty costs is within the range of industry practice and is consistent with industry-standard accelerated testing, which assists the Group in estimating the long-term reliability of solar modules, estimates of failure rates from its quality review and other assumptions that it believes to be

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

2. Summary of significant accounting policies (Continued)

reasonable under the circumstances. However, although the Group conducts quality testing and inspection of its solar module products, these products have not been and cannot be tested in an environment simulating the up to 25-year warranty periods. Actual warranty costs are accumulated and charged against the accrued warranty liability. To the extent that the actual warranty costs differ from the estimates, the Group will prospectively revise its accrual rate.

v)
Foreign currencies translation

        The functional and reporting currency of the Company and the majority of its subsidiaries is Renminbi ("RMB"). Transactions denominated in other currencies are translated into RMB at the exchange rates quoted by the People's Bank of China (the "PBOC") prevailing when the transactions occur. Monetary assets and liabilities denominated in other currencies are translated into RMB at rates of exchange in effect at the balance sheet dates. All exchange gains and losses are included in the Condensed Consolidated Statements of Operations and Comprehensive Income/(Loss) as a separate line item after income from operations.

        For the Company's subsidiaries whose functional currency is not RMB, the asset and liability accounts are translated into RMB, its reporting currency, using exchange rates in effect at the balance sheet dates, equity accounts are translated at historical exchange rates, and income and expense items are translated using average exchange rates. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of accumulative other comprehensive income, net of tax, in the Condensed Consolidated Statements of Operations and Comprehensive Income/(Loss).

w)
Segment reporting

        The Group has adopted ASC 280, Segment Reporting, for its segment reporting. The Group operates and manages its business as a single segment. The Group's CODM is the Chief Executive Officer.

x)
Commitments and Contingencies

        Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated.

y)
Earnings/(loss) per share

        In accordance with ASC 260, Earnings Per Share, basic earnings per share is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share is calculated by dividing net income (loss) attributable to ordinary shareholders, as adjusted for the change in income or loss resulting from the assumed conversion of those participating securities, if any, by the weighted average number of ordinary shares and dilutive ordinary share equivalents outstanding during the year. Ordinary share equivalents consist of the ordinary shares issuable upon the conversion of the senior convertible notes (using the if-converted method) and ordinary shares issuable upon the exercise of outstanding share

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

2. Summary of significant accounting policies (Continued)

options and RSUs (using the treasury stock method). Potential dilutive securities are not included in the calculation of dilutive earnings per share if the effect is anti-dilutive.

z)
Other Comprehensive income/(loss)

        The Group has adopted ASC 220, Comprehensive Income. ASC 220 defines other comprehensive income/(loss) to include all changes in equity, including adjustments to minimum pension liabilities, accumulated foreign currency translation, unrealized gains or losses on available-for-sale marketable securities, and unrealized hedging gain/(loss) to the extent effective, except those resulting from investments by owners and distributions to owners.

aa)
Derivative Financial Instruments-Embedded Foreign Currency Derivatives

        Certain of the Group's purchase and sales contracts are denominated in a currency which is not the functional currency of either of the contracting parties. Accordingly, the contracts contain embedded foreign currency forward contracts, which were required to be bifurcated and accounted for at fair value in accordance with ASC 815, "Derivatives and Hedging." Embedded foreign currency derivatives are presented as derivative assets or liabilities with the changes in fair value recorded in the Condensed Consolidated Statements of Operations and Comprehensive Income/(Loss).

ab)
Accounting for share lending arrangement

        The Company accounts for share lending arrangement in accordance with ASU 2009-15, "Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing," which requires an entity that enters into an equity-classified share lending agreement, utilizing its own shares, in contemplation of a convertible debt issuance or other financing to initially measure the share lending arrangement at fair value and treat it as a cost of the financing. In addition, if it becomes probable that the counterparty to the arrangement will default, the issuer shall recognize an expense for the fair value of the unreturned shares, net of probable recoveries.

ac)
Share repurchase

        When the shares are repurchased for retirement, the excess of cost over par value is charged entirely to retain earnings.

        In December 2011, the FASB issued ASU 2011-11, Balance Sheet (Topic 210), "Disclosures about Offsetting Assets and Liabilities" (ASU 2011-11). This newly issued accounting standard requires an entity to disclose both gross and net information about instruments and transactions eligible for offset in the statements of financial position as well as instruments and transactions executed under a master netting or similar arrangement and was issued to enable users of financial statements to understand the effects or potential effects of those arrangements on their financial position. This ASU is required to be applied retrospectively and is effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013. The adoption of this standard did not have an impact on the Group's financial statements.

        In July 2012, the FASB issued ASU 2012-02, Intangibles—Goodwill and Other (Topic 350), Testing Indefinite-Lived Intangible Assets for Impairment. ASU 2012-02 gives companies an option to first assess

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

2. Summary of significant accounting policies (Continued)

qualitative factors to determine whether the existence of events and circumstances indicate it is more-likely-than-not that an indefinite-lived intangible asset is impaired. If based on its qualitative assessment, a company concludes that it is more-likely-than-not that the fair value of an indefinite-lived intangible asset is less than its carrying amount, quantitative impairment testing is required. However, if a company concludes otherwise, quantitative impairment testing is not required. ASU 2012-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. The adoption of this accounting standard in the first quarter of 2013 did not have an impact on the Group's financial statements.

ad)
Recent accounting pronouncements

        In February 2013, the FASB issued ASU 2013-02, "Comprehensive Income: Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income". This update does not change the current requirements for reporting net income or other comprehensive income in financial statements. However, this update requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under U.S. GAAP that provide additional detail about those amounts. This update is effective prospectively for reporting periods beginning after December 15, 2012 for public entities. The adoption of this Update beginning on January 1, 2013 did not have an impact on the Group's financial statements.

3. Acquisition of Hebei Ningjin Songgong

        M.SETEK Co., Ltd ("M.SETEK"), one of the largest suppliers located in Japan, failed to make majority of scheduled delivery since March 2011 after a magnitude-9 earthquake struck Japan and triggered a tsunami affecting vast areas in Japan. Although the production capacity of M.SETEK has returned to normal since November 2011, the Group elected to claim the outstanding prepayment from M.SETEK pursuant to the contract. In order to settle the prepayments, the Group reached a settlement agreement with M.SETEK on March 8, 2012 that M.SETEK used its dividend distribution from Hebei Ningjing Songgong, its 65%-owned subsidiary located in PRC, to repay part of the prepayments amounting to RMB 69,500, and also transfer its 65% equity interests in Hebei Ningjin Songgong at fair value amount of RMB 247,000 ("equity interest transfer price") to the Group. For the remaining portion of the prepayment of RMB 128,687, M.SETEK will deliver polysilicon at market price to the Group until the prepayment is fully utilized. Hebei Ningjin Songgong is a private company which is 65% owned by M.SETEK and 32.7% owned Mr. Baofang Jin, the Group's Chairman, and 2.3% owned by a few third party individuals. Hebei Ningjin Songgong is primarily engaged in production of solar-grade monocrystalline silicon ingot.

        The share transfer agreement was formally signed on July 23, 2012 and the transaction was subject to approval by relevant government. Considering a continued decrease in selling price of solar products

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

3. Acquisition of Hebei Ningjin Songgong (Continued)

and recession of solar industry, the Group determined an impairment analysis is required in the year ended December 31, 2012. The Group estimated the fair value of the to be received equity interest of Hebei Ningjing Songgong as of December 31, 2012, based on discounted cash flow analysis using market participants' assumptions, such as forecasts of future operating results, discount rates commensurate with the risk involved, and expected future growth rates. As a result, in the year ended December 31, 2012, an impairment provision of RMB 96,517 was provided against prepayment made to M.SETEK, as the fair value of the equity interest in Hebei Ningjin Songgong based on discounted future cash flows analysis exceeds the equity interest transfer price, which was based on the fair value of equity interest in Hebei Ningjing Songgong at the time of settlement in March 2012.

        On January 29, 2013, M.SETEK transferred its 65% equity interest in Hebei Ningjin Songgong to the Group upon obtaining relevant government approval for a total consideration of RMB 150,483. The group started consolidating Hebei Ningjing Songgong effective February 1, 2013.

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

3. Acquisition of Hebei Ningjin Songgong (Continued)

Purchase price allocation

        The total purchase price was allocated to Hebei Ningjin Songgong's tangible assets, identifiable intangible assets, and assumed liabilities based on their estimated fair values as set forth below. The Group makes estimates and judgments in determining the fair value of the acquired assets and assumed liabilities, based on its experience with similar assets and liabilities in similar industries. In performing the purchase price allocation, the Group considered the analyses of historical financial performance and estimates of future performance of Hebei Ningjin Songgong's business.

As of January 31, 2013[1]
RMB
Assets acquired:
Cash and cash equivalents	45,109
Accounts receivable	138,516
Short term prepayment	18,221
Inventory	75,473
Other current assets	34,702
Long term prepayment	18,826
Property, plant and equipment, net[2]	69,785

Total assets acquired	400,632

Liabilities
Short-term bank borrowings	24,100
Accounts payable	45,822
Other payables	57,376
Payroll and welfare payable	41,244
Accrued expenses	578

Total liabilities assumed	169,120

Total fair value of net assets	231,512

Less: Non-controlling interest	81,029

Fair value of purchase consideration	150,483

1
The acquisition was completed on January 29, 2013. Considering the nominal financial impact of the two days from January 30 to January 31, 2013, we used January 31, 2013 as the acquisition date and the fair value assessment was made based on the financial information as of January 31, 2013.

2
The fair value of property, plant and equipment was recognized and measured at fair value using discounted future cash flow method. Accumulated depreciation was not carried forward.

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

3. Acquisition of Hebei Ningjin Songgong (Continued)

        Hebei Ningjin Songgong contributed net revenues of RMB 42,756 and net loss of RMB 6,323 from February 1, through March 31, 2013. The following table summarizes unaudited pro forma results of operations for the three months ended March 31, 2012 and 2013, as if the acquisition of Hebei Ningjin Songgong had occurred on January 1, 2012, and after giving effect to acquisition accounting adjustments.

	For the three months ended March 31,
	2012	2013
	RMB	RMB
Pro forma revenue	1,639,443	1,693,801
Pro forma net loss	(250,581)	(204,920)
Pro forma profit /(loss) attributable to non-controlling interest	112	(1,643)
Pro forma loss attributable to JA Solar ordinary shareholders	(250,693)	(203,277)
Pro forma loss per share:
Basic	1.28	1.05
Diluted	1.28	1.05
Weighted average number of shares used in computation:
Basic	195,706,103	193,300,847
Diluted	195,706,103	193,300,847

        The unaudited pro forma consolidated results of operations is for illustrative purpose only and do not purport to be indicative of the results that would have been achieved if the above acquisition had actually taken place on January 1, 2012, and may not be indicative of future operating results. The unaudited pro forma net loss includes RMB 3,471 and RMB 1,157 for the reduction of depreciation expenses of property, plant and equipment for the three months ended March 31, 2012 and 2013, respectively.

4. Accounts Receivable, net

        Accounts receivable, net, consists of accounts receivables less allowance for doubtful accounts. The following table presents the movement of the allowance for doubtful accounts:

	For the three months ended March 31,
	2012	2013
	RMB	RMB
Balance at beginning of the period	32,591	189,971
Allowance made during the period	41,182	13,176
Recoveries during the period	(660)	(862)
Written-off during the period	—	—

Balance at end of the period	73,113	202,285

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

4. Accounts Receivable, net (Continued)

        The Group assesses creditworthiness of customers before granting any credit terms. This assessment is primarily based on reviewing of customer's financial statements and historical collection records, discussion with customers' senior management, and reviewing of information provided by third parties, such as credit rating agencies and the insurance company that ultimately insures the Group against customer credit default. From 2012, for sales of solar cells, the Group provided credit terms of up to 90 days to customers with good credit-worthiness as determined by the Group's credit assessment. For sales of solar modules, which generally require a longer credit terms according to industry practice, credit terms of up to 180 days were granted to customers with good credit-worthiness.

5. Inventories

        Inventories consisted of the following:

	As of December 31, 2012	As of March 31, 2013
	RMB	RMB
Raw materials	281,539	348,015
Work-in-progress	36,741	86,832
Finished goods	611,857	633,049

Total	930,137	1,067,896

        For the three months ended March 31, 2012 and 2013, inventories were written down by RMB 45,507 and RMB 43,117, respectively, to reflect the lower of cost or market.

6. Advances to suppliers

        As of December 31, 2012 and March 31, 2013, outstanding prepayments, net of any allowance, made to individual suppliers in excess of 10% of total prepayments to suppliers are as follows:

	As of December 31, 2012	As of March 31, 2013
	RMB	RMB
Supplier A (third party)	759,505	717,258
Supplier B (third party)	224,608	58,387
Supplier C (third party)	161,925	189,689

        No other individual supplier has advance payment balances that accounted for more than 10% of the total balance as of March 31, 2013.

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

6. Advances to suppliers (Continued)

        The following table presents the movement of the allowance for advances to supplier:

	For the three months ended March 31,
	2012	2013
	RMB	RMB
Balance at beginning of the period	94,154	158,452
Allowance made during the period	—	—
Written-off during the period (Note 3)	—	(96,517)

Balance at end of the period	94,154	61,935

        The Group continually assesses the credit quality of its suppliers and the factors that affect the credit risk. Given all circumstance and available evidence as of March 31, 2013, management assesses the risk that the Company is not able to fully utilize the remaining advance payment balance is remote and therefore no further provision was made against remaining advance payment balance as the balance was considered recoverable. Recoveries represent cash received or product delivered subsequently.

7. Other current assets

        Other current assets consisted of the following:

	As of December 31, 2012	As of March 31, 2013
	RMB	RMB
Input value-added tax recoverable	388,473	454,432
Income tax recoverable	57,741	60,220
Value-added tax refund from export sales	191,138	49,398
Prepaid input VAT & customs duty for import machinery and materials	2,096	—
Prepaid expenses	17,502	9,826
Prepayment for application of land use right	43,010	29,140
Foreign exchange forward contract instruments	79	263
Deferred issuance cost	10,873	3,615
Accounts receivable recovery from insurance companies	17,313	15,944
Deposit receivable	18,759	41,424
Notes receivable	148,961	147,911
Deferred tax assets	20,034	19,505
Current portion of prepaid land use rights	5,554	5,554
Others	55,125	59,194

	976,658	896,426

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

8. Property, plant and equipment, net

        Property, plant and equipment, net, consisted of the following:

	As of December 31, 2012	As of March 31, 2013
	RMB	RMB
Buildings	1,156,762	1,185,892
Furniture, fixtures and office equipment	79,425	80,548
Motor vehicles	25,903	26,196
Machinery and equipment	4,065,354	4,142,061
Leasehold improvements	132,542	134,452

Total*	5,459,986	5,569,149
Less: accumulated depreciation	(1,629,798)	(1,778,022)

Subtotal	3,830,188	3,791,127
Construction-in-progress	617,281	640,891

Property, plant and equipment, net	4,447,469	4,432,018

*
Includes impairments of long-lived assets of RMB 763,122 as impairments are treated as permanent reductions in the carrying amounts of the assets.

        As of March 31, 2013, the Group pledged its buildings with the net book value of RMB 102,247 and RMB 241,488 to secure two long-term bank borrowings of RMB 130,000 and RMB 118,000 from Export-Import Bank of China and Agricultural Bank of China, respectively.

        For the three months ended March 31, 2012 and 2013, total interest capitalized was RMB 16,589 and RMB 9,496, respectively.

        Depreciation expense was RMB 159,870 and RMB 148,224 for the three months ended March 31, 2012 and 2013, respectively, and is recorded in manufacturing overhead, selling, general and administrative expenses, research and development expenses.

9. Other long-term assets

        Other long-term assets consisted of the following:

	As of December 31, 2012	As of March 31, 2013
	RMB	RMB
Intangible assets, net	11,880	11,608
Deferred tax assets	73,939	71,995
Prepaid land use rights	240,334	306,891

	326,153	390,494

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

10. Income taxes

Cayman Islands and British Virgin Islands

        The Company is a tax exempt company incorporated in the Cayman Islands. Under the laws of Cayman Islands, the Company is not subject to tax on income or capital gain. The Company's subsidiary established in the British Virgin Islands is tax exempt under the laws of British Virgin Islands, and accordingly, is not subject to tax on income or capital gain.

People's Republic of China

        Pursuant to PRC Foreign Enterprise Income Tax ("FEIT") Law, foreign-invested enterprise ("FIEs") are subject to FEIT at a state tax rate of 30% plus a local tax rate of 3% on PRC taxable income. FIEs are also entitled to be exempted from FEIT for a 2-year period starting from their first profit-making year followed by a 50% reduction of FEIT payable for the subsequent three years ("2+3 holiday"), if they fall into the category of production-oriented enterprises with an operational period of more than 10 years in China.

        On March 16, 2007, the National People's Congress of China enacted a new Corporate Income Tax ("CIT") Law, under which FIEs and domestic companies would be subject to CIT at a uniform rate of 25%. The new CIT Law has become effective on January 1, 2008. The grandfathering treatments for unutilized tax holiday are provided for certain qualified FIEs. For those FIEs which have already commenced their qualified tax holidays before 2008, they can continue to enjoy the remaining unutilized tax holidays until expiry. For those qualified old FIEs which have not commenced their tax holidays before 2008 due to cumulative losses, their tax holidays will be deemed to commence in 2008 and can be utilized until expiry.

        JA Hebei, JA Fengxian, JA Zhabei and JA Yangzhou were established before the effective date of the new CIT Law and subject to FEIT Law before January 1, 2008.

        Pursuant to the FEIT, JA Hebei received approval to enjoy a 2-year corporate income tax exemption for 2006 and 2007, as well as a 50% corporate income tax reduction from 2008 to 2010. After the new Corporate Income Tax law became effective on January 1, 2008, JA Hebei was entitled to enjoy grandfathering treatments for the unutilized tax holiday until expiration. The Company believes that the income generated by assets newly acquired by JA Hebei through a capital injection made in 2008 were also subject to the above mentioned grandfathered tax holiday and has been in compliance with the tax filing requirements.

        JA Fengxian and JA Yangzhou all had cumulative losses as of December 31, 2008 and their tax holidays were deemed to commence in 2008 and can be utilized until expiry pursuant to the new CIT Law.

        JA Zhabei, which is not a production-oriented enterprise, not entitled to the tax holiday.

        JA Lianyungang, which was established in 2008, JA Yangzhou R&D and JA Yangzhou PV, which were established in 2009, JA Wafer R&D and JA Jinglong, which were established/acquired in 2010, JA Hefei Renewable Energy, JA Hefei Technology and JA Investment, which were established in 2011, Solar Silicon Valley, which was acquired in 2011, and Hebei Ningjin Songgong, which was acquired in 2013 are not entitled to the tax holiday.

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

10. Income taxes (Continued)

        In accordance with the new CIT Law, a company is entitled to a preferential income tax of 15% if qualifying as an Advanced and New Technology Enterprise ("ANTE"). The preferential tax rate, once being approved by the relevant government authorities, is subject to renewal every three years. However, a company that enjoys the preferential income tax rate should perform self-assessment to ensure it maintains the required qualification during those three years. In November 2010, JA Hebei was recognized as an ANTE under the CIT Law and is entitled to the preferential income tax of 15% from 2010 to 2012. As the original approval certificate was obtained in 2011, JA Hebei used the above-mentioned 2+3 holiday for the year ended December 31, 2010. Under the new CIT Law, where the transitional preferential CIT policies and the preferential policies prescribed under the new CIT Law and its implementation rules overlap, an enterprise shall choose to carry out the most preferential policy, but shall not enjoy multiple preferential policies. JA Hebei chose to enjoy the preferential income tax for an ANTE from January 1, 2011. JA Hebei has performed a self-assessment and determined it has not maintained the required qualification and concluded it does not qualify for the preferential CIT rate starting from 2013. In August 2011, JA Yangzhou was recognized by the Chinese government as an ANTE and is entitled to the preferential income tax of 15% from 2011 to 2013. JA Yangzhou has chosen to complete the above mentioned 2+3 holiday for the overlapping period of 2011 and 2012. In November 2011, JA Lianyungang was recognized by the Chinese government as an ANTE and is entitled to the preferential income tax of 15% from 2011 to 2013. As JA Lianyungang was not entitled to enjoy any tax holiday before being recognized as and ANTE, JA Lianyungang became entitled to preferential income tax of 15% from 2011 to 2013 with no any other option. JA Fengxian was recognized as an ANTE and is entitled to the preferential income tax of 15% from 2011 to 2013 and the original approval certificate was obtained in May 2012. JA Fengxian has chosen to complete the above mentioned 2+3 holiday for the overlapping period of 2011 and 2012. JA Wafer R&D was recognized by the Chinese government as an ANTE and is entitled to the preferential income tax of 15% from 2012 to 2014. As JA Wafer R&D was not entitled to enjoy any tax holiday before being recognized as and ANTE, JA Wafer R&D became entitled to preferential income tax of 15% from 2012 to 2014 with no any other option.

        On February 22, 2008, the Ministry of Finance ("MOF") and the State Administration of Taxation ("SAT") jointly issued Cai Shui [2008] Circular 1 ("Circular 1"). According to Article 4 of Circular 1, distributions of accumulated profits earned by a FIE prior to January 1, 2008 to foreign investor(s) in 2008 or after will be exempt from withholding tax ("WHT") while distribution of the profit earned by an FIE after January 1, 2008 to its foreign investor(s) shall be subject to WHT at a rate up to 10% (lower rate is available under the protection of tax treaties). As a result, if any dividends are declared out of the cumulative retained earnings as of December 31, 2007, they should be exempt from WHT. Undistributed earnings as of December 31, 2012 and March 31, 2013 are considered to be indefinitely reinvested, and therefore, no deferred tax liability was recognized. Cumulative undistributed earnings of the Company's PRC subsidiaries intended to be permanently reinvested totaled RMB 2,495,613, and RMB 2,409,750, and the amount of the unrecognized deferred tax liability on the permanently reinvested earnings was RMB 249,561 and RMB 240,975 as of December 31, 2012 and March 31, 2013.

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

10. Income taxes (Continued)

Hong Kong SAR

        No income tax provision has been made for JA Hong Kong and JA International in any period, as the entities did not have assessable profits subject to Hong Kong Profit Tax at the rate of 16.5% for the years presented.

United States

        JA USA is subject to US federal statutory tax rate of 35% and also subject to the state of California income tax rate of 8.84%. The state income tax paid is deductible for US federal income tax.

European Countries

        JA Lux is incorporated in Luxemburg and is subject to a 28.80% corporate tax rate.

        JA GmbH is incorporated in Germany and is subject to effective income tax rate of 32.98% which consists of 15% corporate income tax plus a solidarity surcharge of 5.5% on corporate income tax and a trade income tax rate of 17.15%.

        The tax (benefit)/expense comprises:

	For the three months ended March 31,
	2012	2013
	RMB	RMB
Current tax	862	2,996
Deferred tax	(76)	2,470

	786	5,466

        The Group has made some portion of valuation allowance against its net deferred tax assets. The Group evaluates a variety of factors in determining the amount of the valuation allowance, including its earnings history, the tax holiday period, the existence of taxable temporary differences, and near-term earnings expectations. Future reversal of the valuation allowance will be recognized upon the earlier of when the benefit is realized or when it has been determined that it is more likely than not that the benefit will be realized through future earnings.

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

10. Income taxes (Continued)

        Reconciliation between the provision for income tax computed by applying the statutory CIT and the Group's effective tax rate:

	For the three months ended March 31,
	2012	2013
PRC enterprise income tax	(25)%	(25)%
Effect of permanent differences:
Share based compensation and other permanent difference	4.2%	2.4%
Effect of tax holiday and tax differential of certain subsidiaries	4.2%	3.6%
Effect of tax rate change	0.8%	—
Valuation allowance	16.1%	21.7%

	0.3%	2.7%

11. Government grant

        Government grants are recognized where there is reasonable assurance that the grant will be received and all attached conditions will be complied with.

        Grants relating to reimbursement of expense item are recognized as other income over the period necessary to match the grants on a systematic basis to the costs that it is intended to compensate. The Group recorded RMB 11,439 and RMB 5,311 as other income for the three months ended March 31, 2012 and 2013.

        Grants for the acquisition of the rights to use land and property, plant and equipment are recorded as long-term liabilities and recorded to other income over the amortization period. The Group received government grant related to land use rights and property, plant and equipment of RMB 100 and RMB 13,000 during the three months ended March 31, 2012 and 2013, respectively.

        As of December 31, 2012 and 2013, long-term liability balance of RMB 148,738 and RMB 158,951 was related to government grant for the acquisition land use rights and properly, plant and equipment, respectively.

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

12. Bank borrowings

As of March 31, 2013	Borrowing Date	Maturity Date	Amount	Interest Rate	Interest Terms
Short-term:
Bank of China	May 2012	May 2013	30,000	6.780%	Quarterly
Bank of China	May 2012	May 2013	30,000	6.780%	Quarterly
Bank of China	March 2013	July 2013	10,500	6.142%	Together with principal
Bank of China	March 2013	April 2013	10,200	5.602%	Together with principal
Bank of China	March 2013	May 2013	3,700	5.902%	Together with principal
Bank of China	March 2013	April 2013	6,790	5.722%	Together with principal
Bank of Communications	October 2012	April 2013	100,000	5.880%	Quarterly
China Merchants Bank	March 2013	September 2013	50,000	6.720%	Quarterly
Bank of Communications	November 2012	May 2013	50,641	5.766%	Together with principal
Bank of Communications	November 2012	May 2013	49,837	5.729%	Together with principal
China Bohai Bank	November 2012	May 2013	50,000	5.600%	Together with principal
Huaxia Bank	February 2013	February 2014	10,000	6.600%	Monthly
Bank of China	October 2012	April 2013	100,000	6.440%	Quarterly
Bank of China	October 2012	April 2013	49,727	6.440%	Quarterly
Hefei Science &Technology Rural Commercial Bank	March 2013	March 2014	150,000	7.800%	Quarterly
Agriculture Bank of China	January 2013	April 2013	42,629	3.304%	Together with principal
Agriculture Bank of China	January 2013	April 2013	37,613	3.302%	Together with principal
Agriculture Bank of China	January 2013	April 2013	15,672	3.302%	Together with principal
Agriculture Bank of China	February 2013	May 2013	15,672	3.287%	Together with principal
China Guangfa Bank	November 2012	May 2013	39,181	2.323%	Together with principal
Agriculture Bank of China	August 2012	August 2013	2,850	7.009%	Quarterly
Agriculture Bank of China	September 2012	August 2013	8,150	7.009%	Quarterly
Rural Credit Cooperative of Hebei	March 2013	April 2013	28,000	5.500%	Monthly
China Construction Bank	December 2012	June 2013	19,000	5.600%	Monthly
China Construction Bank	January 2013	July 2013	5,100	5.600%	Monthly
Oversea-Chinese Banking Corporation	March 2013	March 2014	31,345	1.704%	Together with principal

Subtotal			946,608

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

12. Bank borrowings (Continued)

As of March 31, 2013	Borrowing Date	Maturity Date	Amount	Interest Rate	Interest Terms
Long-term due in one year:
Bank of China	July 2010	July 2013	100,000	6.318%	Quarterly
Bank of China	October 2010	September 2013	100,000	6.318%	Quarterly
Bank of China	November 2010	October 2013	100,000	6.318%	Quarterly
Agriculture Bank of China	April 2010	April 2013	80,000	6.251%	Monthly
Agriculture Bank of China	December 2010	December 2013	120,000	6.251%	Monthly
Industrial and Commercial Bank of China	April 2011	October 2013	160,000	7.315%	Monthly
Export-Import Bank of China	September 2011	September 2013	130,000	4.760%	Quarterly
Agriculture Bank of China	October 2010	April 2013	20,000	5.985%	Monthly
Agriculture Bank of China	November 2010	May 2013	10,000	5.927%	Monthly
Agriculture Bank of China	December 2010	June 2013	40,000	5.869%	Monthly
Agriculture Bank of China	November 2010	May 2013	30,000	5.985%	Monthly
Industrial and Commercial Bank of China	May 2011	March 2014	20,000	6.983%	Monthly
Industrial and Commercial Bank of China	April 2011	March 2014	40,000	6.771%	Monthly
Industrial and Commercial Bank of China	March 2011	March 2014	140,000	6.771%	Monthly
Industrial and Commercial Bank of China	March 2011	September 2013	70,000	6.771%	Monthly
Industrial and Commercial Bank of China	April 2011	September 2013	30,000	6.771%	Monthly
Industrial and Commercial Bank of China	June 2011	December 2013	37,613	6.221%	Monthly
China Construction Bank	June 2011	May 2013	48,000	5.542%	Monthly
Bank of China	June 2011	June 2013	100,000	2.752%	Half a year
Shanghai Pudong Development Bank	June 2011	June 2013	98,000	6.720%	Quarterly
Shanghai Pudong Development Bank	March 2012	September 2013	49,000	7.315%	Quarterly
Industrial and Commercial Bank of China	June 2011	January 2013	500,000	6.980%	Together with principal
Industrial and Commercial Bank of China	June 2011	January 2014	750,000	6.980%	Together with principal
Agriculture Bank of China	August 2012	February 2014	2,850	7.009%	Quarterly
Agriculture Bank of China	September 2012	February 2014	8,150	7.009%	Quarterly
Bank of China	December 2011	December 2013	20,000	6.983%	Quarterly

Subtotal			2,803,613

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

12. Bank borrowings (Continued)

As of March 31, 2013	Borrowing Date	Maturity Date	Amount	Interest Rate	Interest Terms
Long term:
China Construction Bank	June 2012	May 2014	38,000	6.400%	Monthly
Industrial and Commercial Bank of China	December 2011	November 2014	150,000	7.315%	Monthly
China Construction Bank	May 2012	April 2014	159,000	6.650%	Monthly
Bank of Xingtai	September 2012	September 2014	100,000	6.519%	Monthly
Industrial and Commercial Bank of China	June 2011	June 2014	16,366	6.221%	Monthly
China Everbright Bank	June 2011	June 2014	200,000	6.458%	Quarterly
Industrial and Commercial Bank of China	December 2011	June 2014	58,861	6.221%	Monthly
Industrial and Commercial Bank of China	June 2011	January 2015	190,000	6.980%	Together with principal
Bank of China	April 2012	April 2014	30,000	7.836%	Quarterly
Agriculture Bank of China	August 2012	February 2019	31,450	7.009%	Quarterly
Agriculture Bank of China	September 2012	August 2019	93,550	7.009%	Quarterly

Subtotal			1,067,227

Total bank borrowings			4,817,448

        The bank borrowings outstanding as of December 31, 2012 and March 31, 2013 bore an average interest rate of 6.49% and 6.52% per annum, respectively. These loans are borrowed from various financial institutions. The borrowings have 1-month to 84-month terms and expire at various times. The unused lines of credit were RMB 1,646,432, which were available as of March 31, 2013. These facilities contain no specific renewal terms and require no collateral.

        Interest incurred for bank borrowings for the three months ended March 31, 2012 and 2013 amounted to RMB 86,738 and RMB 76,164, respectively, of which RMB 16,589 and RMB 9,496 was capitalized in the cost of property, plant and equipment.

        JA Solar and China Development Bank Shanghai Branch ("CDB") entered into a financial partnership agreement in September 2010, pursuant to the agreement, CDB agrees to provide up to RMB 30 billion of credit facilities to JA Solar from 2010 to 2015 to support JA Solar's capital needs under its long-term growth and corporate development plans. As a result of the Financial Partnership Agreement, the Company is qualified to have an expedited approval process for individual credit agreements. Detailed terms including interest rate and covenants of each such credit facility will be determined by CDB in accordance with its risk management and operational guidelines, and set forth in individual credit agreements between CDB and the Company. As of December 31, 2012 and March 31, 2013, the Group had drawn down RMB nil and RMB nil of the credit facility, respectively.

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

12. Bank borrowings (Continued)

        Future principal repayments on the long-term borrowings are as follows:

Twelve months ending March 31	RMB
2014	2,803,613
2015	964,227
2016	22,000
2017	22,000
Thereafter	59,000

Total	3,870,840

13. Senior Convertible Notes

        On May 13, 2008, the Company entered into an underwriting agreement for the sale by the Company to the public of $350,000 aggregate principal amount of 4.5% Senior Convertible Notes due 2013 (the "Senior Notes"). The Company granted to the underwriters a 30-day option to purchase up to an additional $50,000 aggregate principal amount of Senior Notes. On May 19, 2008, the Company completed its public offering of $400,000 aggregate principal amount of its Senior Notes which includes the underwriter's exercise of their option. Net proceeds to the Company from the offering were approximately RMB 2,709,538. The Company's financing costs of RMB 80,010 associated with the Senior Notes are amortized through interest expense over the life of the Senior Notes from May 2008 to the first put date, or May 2013 using the effective interest rate method. The amount amortized to interest expense for the three months ended March 31, 2012 and 2013 was RMB 2,597 and RMB 1,742, respectively. This change in the balance of deferred issuance cost includes the pro-rata reduction of deferred issuance cost that is a component of the extinguished gain from the Senior Notes bought back by the Group.

        The Senior Notes bear interest at the rate of 4.5% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2008. The Senior Notes will mature on May 15, 2013 unless previously repurchased by the Company or converted in accordance with their terms prior to such date. On or after May 15, 2011, the Company has the option to redeem for cash all or part of the Senior Notes at principal if the closing sale price of the Company's ADS exceeds 130% of the then effective conversion price for at least 20 trading days during the period of the 30 consecutive trading days ending on the last trading day on which notice of redemption is provided. If certain fundamental changes occur at any time prior to maturity, holders of the Senior Notes may require the Company to repurchase their Senior Notes in whole or in part for cash equal to 100% of the principal amount of the Senior Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase. The interest expense recognized for interest payable to the Senior Notes holders was RMB 15,635 and RMB 8,223 for the three months ended March 31, 2012 and 2013 respectively.

        Each $1,000 principal amount of the Senior Notes will initially be convertible into 6.5628 American Depository Shares, or ADSs, par value $.0001 per share at a conversion price of $152.375, subject to adjustment. The Senior Notes are convertible at maturity and upon certain other events, including when the trading price of the Company's ADS exceeds 130% of the then effective conversion price for

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

13. Senior Convertible Notes (Continued)

at least 20 trading days during the period of the 30 consecutive trading days ending on the last trading day of the previous fiscal quarter.

        The Company used the proceeds from the issuance of the Senior Notes for the purchase and construction of manufacturing equipment and facilities, the purchase and prepayment of raw materials, working capital and other general corporate purposes.

        The Company's functional currency is different from the denomination of the Senior Notes and the Company's early redemption option is contingent upon its ADS price. Therefore, in accordance with ASC 815, Derivatives and Hedging, the Company accounted for the conversion feature, early redemption option and conversion rate adjustment feature (together, "Embedded Derivatives") as a freestanding instrument separately in the balance sheet. The Senior Notes were recorded with a discount equal to the value of the Embedded Derivatives at the transaction date and will be accreted to the redemption value of the Senior Notes over the life of the Senior Notes. The change in fair value of the Embedded Derivatives of RMB 13 and RMB nil was recorded in Condensed Consolidated Statements of Operations and Comprehensive Income/(Loss) for the three months ended March 31, 2012 and 2013, respectively. This change in fair value excludes the pro-rata reduction of the Embedded Derivatives that are a component of the extinguishment gain from the Senior Notes bought back by the Group. The interest expense recognized for accretion to the redemption value of the Senior Notes was RMB 26,891 and RMB 16,189 for the three months ended March 31, 2012 and 2013, respectively.

        During the three months ended March 31, 2013, the Company did not buy back any of the Senior Notes. As of March 31, 2013, the notional outstanding amount of the Senior Notes was RMB 724,185 (US$ 116,601). The estimated fair value of the Senior Notes as of March 31, 2013 was RMB 718,747 (US$ 115,725).

        In May 2013, the Company repaid the principal amount and accrued interest of the Senior Notes (refer to Note 25).

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

14. Accrued and other payables

        Accrued and other payables consisted of the following:

	As of December 31, 2012	As of March 31, 2013
	RMB	RMB
Purchases of property, plant and equipment	367,426	331,476
Miscellaneous tax payables	116,858	35,116
Deposits	6,049	6,059
Labor services payables	13,883	6,514
Logistic charges	46,482	26,615
Payroll and welfare payables	154,136	154,138
Accrued interest expenses	167,198	74,606
Professional service fees	21,970	15,597
Amount due to employees[a]	—	49,397
Others	62,516	65,959

Total accrued other payables	956,518	765,477

a
Amount due to employees related to short term borrowings from employees at annual interest rate of 6.1%.

15. Other long term liabilities

        Other long term liabilities consisted of the following:

	As of December 31, 2012	As of March 31, 2013
	RMB	RMB
Accrued warranty cost	114,226	124,358
Government grants	148,738	158,951

Total other payables	262,964	283,309

        The movement of Group's accrued warranty costs for solar module is summarized below:

	For the three months ended March 31,
	2012	2013
	RMB	RMB
Balance at beginning of the period	78,751	114,226
Warranty provision	7,779	10,132
Utilization during the period	(6,692)

Balance at end of the period	79,838	124,358

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

15. Other long term liabilities (Continued)

        The movement of Group's government grants is summarized below:

	For the three months ended March 31,
	2012	2013
	RMB	RMB
Balance at beginning of the period	82,458	148,738
Government grants received	100	13,000
Amortization during the period	(134)	(2,787)

Balance at end of the period	82,424	158,951

16. Share-based compensation

        As of March 31, 2013, the Company had one share-based compensation plan, which is described below.

        On August 18, 2006, the shareholders of the Company approved the 2006 Stock Incentive Plan (the "Plan"), which permits the grant of share options and shares to its eligible recipients for up to 8,656,000 ordinary shares plus a number of ordinary shares equal to 10% of any additional share capital of the Company issued following the effective date of the Plan. The Group believes that such awards better align the interests of its employees with those of its shareholders.

a)
Options

        During the three months ended March 31, 2013, the Company did not grant any ordinary share options to certain of its employees.

        The Group recognized a pre-tax charge of RMB 5,332 and RMB 2,675 (included in selling, general, and administrative expenses and manufacturing overhead, of which RMB 309 and RMB 105 was capitalized in the cost of inventory as of March 31, 2012 and 2013, respectively), for the three months ended March 31, 2012 and 2013 associated with the expensing of stock options, respectively.

        The weighted-average grant-date fair value of options granted during the three months ended March 31, 2012 and 2013were US$ 4.88 and US$ 1.4, respectively. No option grants were made in the three months ended March 31, 2012 and 2013. The compensation that has been charged for the option, net of the amounts reversed for options forfeited in excess of amounts estimated at the grant date, was RMB 5,023 and RMB 2,036 for the three months ended March 31, 2012 and 2013, respectively. The amounts reversed associated with options forfeited were RMB nil and RMB 114 for the three months ended March 31, 2012 and 2013, respectively. The total income tax benefit recognized in the income statement for share-based compensation arrangements was nil for the periods.

        The Group used the forfeiture rate of 8.78% and 10.08% respectively for the three months ended March 31, 2012 and 2013.

        As of December 31, 2012 and March 31, 2013, there was RMB 3,788 and RMB 2.689 of total unrecognized compensation cost related to non-vested share-based employees arrangements granted

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

16. Share-based compensation (Continued)

under the Plan, respectively. The cost is expected to be recognized over a remaining weighted-average period of 15 months.

        The Company expects to issue new shares to satisfy share option exercises.

        These options will become fully vested upon a change in control or on any date at the discretion of the plan administrator. The fair value of option grant is estimated on the date of grant using the Black-Scholes-Merton model with the following assumptions for options granted to employees during the three months ended March 31, 2012 and 2013, respectively:

(1)
The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.

	For the three months ended March 31,
	2012	2013
	RMB	RMB
Average risk-free rate	1.09%~1.27%	—
Weighted average expected option life	5.75 years	—
Volatility rate	80.5%	—
Dividend	—	—
(2)
The average expected option life is based on the contractual term of the option and expected employee exercise and post-vesting employment termination behavior. Currently, it is based on the simplified approach.

(3)
The Company has no history or expectation of paying dividends on its ordinary shares.

(4)
The Company chose to use the historical volatility and implied volatility of a basket of comparable publicly-traded companies for a period equal to the expected term preceding the grant date.

        The following table summarizes information with respect to share options outstanding on March 31, 2013:

	Shares	Weighted Average Exercise Price (US$)	Weighted Average Remaining Contractual Life (Year)	Intrinsic Value (US$ in thousands)
Outstanding at December 31, 2012	4,357,050	4.28	7.62	—
Granted	—	—		—
Forfeited	(52,500)	1.37		—
Exercised	—	—

Outstanding at March 31, 2013	4,304,550	4.32	7.35	—

Exercisable at March 31, 2013	3,235,850	5.28	6.86	—

        The total intrinsic value of options exercised during the three months ended March 31, 2012 and 2013 was $0 and $ 0, respectively.

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

16. Share-based compensation (Continued)

b)
Restricted share units ("RSU")

        RSUs are commitments made to issue ordinary shares at the time that each underlying RSU vests. The RSUs are not legally issued ordinary shares nor do they comprise outstanding ordinary shares and therefore, do not give their holders voting or dividend rights.

        Upon vesting, the shares will be issued by the Company.

        The following table summarizes information with respect to RSUs outstanding on March 31, 2013:

	Shares	Weighted Average Fair Value (US$)
Nonvested at December 31, 2012	2,438,000	4.97
Granted	—	—
Vested	—	—
Forfeited	(35,000)	4.83

Nonvested at March 31, 2013	2,403,000	4.97

        For RSUs, the Company recognized a pre-tax charge of RMB 5,214 and RMB 2,169 (included in selling, general, and administrative expenses) for the three months ended March 31, 2012 and 2013, respectively. Unrecognized compensation expense related to the RSUs as of December 31, 2012 and March 31, 2013 were RMB 11,024, and RMB 7,616 respectively. The cost is expected to be recognized over a remaining weighted average period of 21 months. The fair value of shares vested during the three months ended March 31, 2012 and 2013 was RMB 731 and RMB nil, respectively.

17. Foreign currency forward contracts

        During the three months ended March 31, 2013, the Group entered into foreign exchange forward contracts with a notional amount of Euro 1,340, GBP 4,596 and US Dollar 6,520. As of March 31, 2013, the Group had outstanding foreign currency forward exchange contracts with notional amounts of GBP 1,263 and US Dollar 520.

        The gain/(loss) from the change in the fair value on the effective portion of derivatives designated as cash flow hedges, which is recorded in accumulated other comprehensive income, net of tax, was RMB 11,755 and RMB nil for the three months ended March 31, 2012 and 2013, respectively. The (loss)/gain from the change in the fair value on those foreign currency forward exchange contracts not qualifying for hedge accounting, which is recorded in change in fair value of derivatives, was RMB (1,463) and RMB 722 for the three months ended March 31, 2012 and 2013, respectively.

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

17. Foreign currency forward contracts (Continued)

        The following table displays the outstanding notional balances and the estimated fair value of the Group's foreign-currency forward exchange contracts and embedded derivatives as of December 31, 2012 and March 31, 2013:

	As of December 31, 2012	As of December 31, 2012	As of March 31, 2013	As of March 31, 2013
	RMB	RMB	RMB	RMB
	Notional Amount	Estimate fair value	Notional Amount	Estimate fair value
Foreign exchange forward contracts not designated as hedging instruments, recorded in other current assets	5,333	79	15,306	263

18. Mainland China contribution plan and profit appropriation

a)
China contribution plan

        Full-time employees of the Group in the PRC participate in a government-mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. PRC labor regulations require the Group to accrue for these benefits based on certain percentage of the employees' salaries. However, the Group is not responsible for meeting any obligations under the plan. The total contribution for such employee benefits was RMB 26,071 and RMB 25,833 for the three months ended March 31, 2012 and 2013, respectively.

b)
Restricted capital

        The following paid-in-capital amounts are unavailable for distribution as nominal dividends to the Company:

Legal Entity	Paid-in Capital restricted
JingAo Solar Co., Ltd.	RMB 1,000,000
Shanghai JA Solar Technology Co., Ltd.	US$80,000
Shanghai JA Solar PV Technology Co., Ltd.	US$20,000
JA Solar Technology Yangzhou Co., Ltd.	US$260,000
Jing Hai Yang Semiconductor Materials (Donghai) Co., Ltd.	US$88,000
JA Solar Yangzhou R&D Co., Ltd.	RMB 50,000
JA Yangzhou PV Technology Co., Ltd.	US$10,000
Shanghai Jinglong Solar Technology Co., Ltd.	RMB 180,000
Donghai JA Solar Technology Co., Ltd.	RMB 50,000
JA (Hefei) Renewable Energy Co., Ltd.	US$15,000
Hefei JA Solar Technology Co., Ltd.	RMB 1,440,000
Solar Silicon Valley Electronic Science and Technology Co., Ltd.	US$36,986
Dunhuang JA Solar Power Development Co., Ltd	RMB 3,000
Hebei Ningjin Songgong Semiconductor Co., Ltd.	RMB 275,000

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

19. Earnings (loss) per share

        Basic and diluted net (loss)/earnings per share for the three months ended March 31, 2012 and 2013 are calculated as follows:

	Three Months ended March 31,
	2012	2013
Numerator:
Numerator for basic loss per share	(250,900)	(204,335)
Dilutive effect	—	—

Numerator for diluted loss per share	(250,900)	(204,335)

Denominator:
Denominator for basic loss per share—weighted average ordinary shares outstanding	195,706,103	193,300,847
Dilutive effect*	—	—

Denominator for diluted loss per share	195,706,103	193,300,847

Basic loss per share from operations	(1.28)	(1.06)

Diluted loss per share from operations	(1.28)	(1.06)

*
Potentially dilutive securities totaling 5,628,371 and 3,826,122 in 2012 and 2013, respectively, were not included in the calculation of dilutive earnings per share because of their anti-dilutive effect.

20. Related party transactions

a)
Amounts due to related parties consisted of the following:

	As of December 31, 2012	As of March 31, 2013
	RMB	RMB
Payables to Hebei Jinglong Industry and Commerce Group Co., Ltd. ("Hebei Jinglong")—short term	32,101	100,442
Payables to Jing Wei Electronics Co., Ltd ("Jing Wei")—short term	67,227	127,017
Payables to Heibei Ningjin Songgong Semiconductor Co., Ltd. ("Ningjin Songgong")—short term	48,081	—
Payables to Ningjin Guiguang Electronic Investment Co., Ltd.—short term	—	40,000
Others—short term	58,230	121,530

Total amounts due to related parties—short term	205,639	388,989

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

20. Related party transactions (Continued)

b)
Amounts due from related parties consisted of the following:

	As of December 31, 2012	As of March 31, 2013
	RMB	RMB
Advances to Hebei Jinglong-short term	86,712	86,712
Advances to Hebei Jinglong-long term	21,252	13,296
Advances to others-short term	553	8
Receivables from Hebei Jinglong-short term	1,016	109,742
Receivables from Ningjin Songgong-short term	5,045	—
Receivables from Jing Wei-short term	978	69,088
Receivables from others-short term	30,248	38,714

Total amounts due from related parties	145,804	317,560

c)
Transactions with Hebei Jinglong

Wafer supply

        For the three months ended March 31, 2012 and 2013, the Group purchased RMB 84,129 and RMB 63,628 respectively, of silicon wafers from Jinglong Group under the Jinglong Supply Contracts. The Group will continue to purchase silicon wafers from Jinglong Group.

        Unused prepayments were and RMB 107,964 and RMB 100,008 at December 31, 2012 and March 31, 2013, respectively, and were recorded in advances to related party supplier in the condensed consolidated balance sheet.

Outsourcing service

        The Group outsourced wafer processing services to Hebei Jinglong, where they helped the Group turn polysilicon into wafers. The outsourcing service fee was RMB nil and RMB 1,024 for the three months ended March 31, 2012 and 2013 respectively.

Management fees and leasing

        The Group leases properties from Hebei Jinglong and another related party under operating lease agreements. The Group incurred rental expenses under operating lease agreements to Hebei Jinglong in the amounts of RMB 3,000 and RMB 9,831 for the three months ended March 31, 2012 and 2013, respectively.

Guarantee

        As of March 31, 2013, Hebei Jinglong provided guarantees to the Group for two short-term loans of RMB 200,000 and RMB 28,000.

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

20. Related party transactions (Continued)

Acquisition of Hebei Ningjin Songgong

        On January 29, 2013, the Group completed the acquisition of 65 percent of the shares of Hebei Ningjin Songgong for a consideration of RMB 150,483 (Note 3).

d)
Transactions with other related parties

	Three months ended March 31,
	2012	2013
Purchase of materials	266,558	188,911
Sales of products	102,055	125,734
Outsourcing service rendered	2,070	5,382

        The Group considers that these transactions were carried out at arm's length with prices comparable to other similar transactions with unrelated third parties.

21. Contingencies and Commitments

a)
Supplier contract

        In order to better manage the Group's unit costs and to secure adequate and timely supply of polysilicon and silicon wafers during the periods of shortages of polysilicon and silicon wafer supplies, the Group entered into a number of multi-year supply agreements in amounts that were expected to meet the Group's anticipated production needs. As a condition to its receiving the raw materials under those agreements, and in line with industry practice, the Group was required to, and has made prepayments for all, or a portion, of the total contract price to the suppliers, which are then offset against future purchases. The Group has completed re-negotiating certain of its supplier arrangements and is currently in the process of re-negotiating the remaining prepayment obligations with its suppliers.

        Set out below are the Group's fixed obligations under these multi-year contracts including "take or pay" arrangements.

        Obligations under Multi-year Supply Agreements, including "Take or Pay" Supply Agreements

        The Group's multi-year supply agreements with some suppliers are structured as fixed price and quantity "take or pay" arrangements which allow the supplier to invoice the Group for the full stated purchase price of polysilicon or silicon wafers the Group is obligated to purchase each year, whether or not the Group actually purchases the contractual volume. In addition to the "take or pay" supply agreements, the Group has also entered into other multi-year supply agreements to purchase fixed volumes of polysilicon or silicon wafers from certain suppliers. Under these agreements, the purchase price is to be periodically adjusted based on prevailing market price or relevant energy price index. Purchases made under "take or pay" agreements amounted to RMB 355,440 and RMB 191,104 for the

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

21. Contingencies and Commitments (Continued)

three months ended March 31, 2012 and 2013, respectively. The Group's future obligations under multi-year supply agreements, including "take or pay" supply agreements are as follows:

	"Take or pay" supply agreements	Other Multi-year supply agreements*	Total
	(in RMB)	(in RMB)	(in RMB)
Twelve months ending March 31,
2014	1,844,698	247,445	2,092,143
2015	1,399,689	326,092	1,725,781
2016	1,631,951	344,792	1,976,743
2017	1,596,219	309,661	1,905,880
2018	1,560,486		1,560,486
Thereafter	2,735,905		2,735,905

Total	10,768,948	1,227,990	11,996,938

*
includes only purchase commitments with fixed or minimum price provisions.

        In addition, the Group has also entered into other supply agreements with variable price provisions, under which the purchase price is based on market prices with price adjustment terms. The Group has committed to purchase polysilicon and silicon wafers with the quantity of 2,750 metric tons and 2,150 million pieces respectively during 2013 to 2016, which are with variable price provisions and not included in the above table.

        Outstanding supplier advances made to suppliers with whom the Group has entered into "take or pay" arrangements amounted to RMB 885,102 and RMB 879,063 as of December 31, 2012 and March 31, 2013, respectively.

        If the Group fails to meet the obligations, including purchase quantity commitments, under the amended agreements and are unable to further renegotiate the terms of these multi-year supply agreements, the Group may be forced to forfeit certain prepayment amounts and be subject to claims or other disputes which could materially and adversely affect the Group's results of operations, and financial position.

b)
Operating lease commitments

        As of March 31, 2013, the Group has several operating lease agreements to lease certain assets, including offices, dormitory and land. These non-cancelable operating leases expire from July 2013 to May 2017, with rental fees that approximates market rents.

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

21. Contingencies and Commitments (Continued)

        Future minimum obligations for operating leases are as follows:

(in RMB)
Twelve months ending March 31,
2014	51,916
2015	40,652
2016	40,691
2017	24,862
Thereafter	229

Total	158,350

        Rent expense under all operating leases was RMB 5,442 and RMB 13,677, for the three months ended March 31, 2012 and 2013, respectively.

c)
Capital expenditure

        As of March 31, 2013, the Group had contracted for capital expenditure on machinery and equipment of RMB 384,921.

22. Fair value measurements

        ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Group. Unobservable inputs are inputs that reflect the Group's assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. As such, fair value is a market-based measure considered from the perspective of a market participant who holds the asset or owes the liability rather than an entity-specific measure. The hierarchy is broken down into three levels based on the reliability of inputs as follows:

  •
  Level 1—Valuations based on quoted prices in active markets for identical assets or liabilities that the Group has the ability to access.

  •
  Level 2—Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, directly or indirectly.

  •
  Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

        When available, the Group uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Group will measure fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates. Following is a description of the valuation techniques that the Group uses to measure the fair value of assets and liabilities that the Group measures and reports on its balance sheet at fair value on a recurring basis.

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

22. Fair value measurements (Continued)

        Short-term financial instruments:    The Group's short-term financial instruments consist of cash and cash equivalents, restricted cash, accounts receivable and payable, notes receivable, short-term bank borrowings, and accrued expenses. The cost approximates the fair value because of the short maturity period.

        Long-term bank borrowings:    The fair value is based on the amount of future cash flows associated with each debt instrument discounted at the Group's current borrowing rate for similar debt instruments of comparable terms. The carrying values of the long-term bank borrowings approximate their fair values as all the long-term bank borrowings carries variable interest rates which approximate rates currently offered by the Group's bankers for similar debt instruments of comparable maturities.

        Derivative assets and liabilities.    The Group's derivative assets and liabilities consist of embedded foreign currency derivatives in the Group's sales and purchase contracts denominated in currencies other than Renminbi or the functional currency of the counterparty, the capped call transactions denominated in USD, embedded derivatives underlying convertible notes and foreign currency forward contract instruments. Since its capped call transactions and embedded derivatives underlying convertible notes are not traded on an exchange, they are valued using valuation models. Management is responsible for determining these fair values and considered a number of factors including valuations. The capped call transactions are valued using the Black Scholes Option Pricing Model. The embedded derivatives underlying convertible notes are bifurcated using the "with or without" approach. As there are interrelationships among the embedded derivatives, they are valued using a Monte Carlo simulation. Interest rate yield curves, foreign exchange rates, stock price, volatility, expected term, risk-free rate and fundamental change event probabilities are the significant inputs into these valuation models. The inputs used in the valuation of the capped call transactions are observable in active markets over the terms of the instruments the Group holds, and accordingly, the Group classifies these valuation techniques as Level 2 in the hierarchy. In regards to the embedded derivatives underlying convertible notes, fair value was determined using a "with and without" approach which was based on both Level 2 and Level 3 inputs. The Group determined that the Level 3 input, that is the fundamental change event probabilities, is significant to the overall fair value measurement. The Group considered the effect of its own credit standing and that of its counterparties in its valuations of its derivative financial instruments. The Group entered into foreign currency forward contracts that are designated as cash flow hedges of exchange rate risk related to forecasted foreign currency denominated sales. The Group's financial instrument counterparties are high-quality commercial banks with significant experience with such instruments. Fair values of the Group's forward contracts are determined using significant other observable inputs (Level 2 fair value measurements), and are based on the present value of expected future cash flows considering the risks involved and using discount rates appropriate for the duration of the contracts.

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

22. Fair value measurements (Continued)

Recurring change in fair value

        As of December 31, 2012, information about inputs into the fair value measurements of the Group's assets and liabilities that are measured at fair value on a recurring basis in periods subsequent to their initial recognition is as follows:

	Fair Value Measurements at Reporting Date Using
Description	Balance as of December 31, 2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Foreign exchange forward contract instruments	79	—	79	—

        As of March 31, 2013, information about inputs into the fair value measurements of the Group's assets and liabilities that are measured at fair value on a recurring basis in periods subsequent to their initial recognition is as follows:

	Fair Value Measurements at Reporting Date Using
Description	Balance as of March 31, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Foreign exchange forward contract instruments	263	—	263	—

Assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3 valuation)

        A summary of changes in Level 3 embedded derivatives underlying convertible notes for the three months ended March 31, 2012 was as follows:

Balance at December 31, 2011	(32)
Unrealized gains included in Change in fair value of derivatives	(12)

Balance at March 31, 2012	(44)

        A summary of changes in Level 3 embedded derivatives underlying convertible notes for the three months ended March 31, 2013 was as follows:

Balance at December 31, 2012	—
Unrealized gains included in Change in fair value of derivatives	—

Balance at March 31, 2013	—

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

22. Fair value measurements (Continued)

Change in fair value of derivatives

        The Change in fair value of derivatives recognized in earnings, excluding embedded derivatives underlying convertible notes repurchased which are recognized in buyback gain, was as follows:

	Three months ended March 31,
	2012	2013
Embedded derivatives underlying convertible notes	(12)	—
Foreign exchange forward contracts not designated as hedging instruments	(1,463)	722

Total	(1,475)	722

23. Segment information

        The Group operates in a single business segment that includes the design, development, and manufacture of PV products. The following table summarizes the Group's net revenues generated from different geographic locations:

	Three months ended March 31,
	2012	2013
	RMB	RMB
China	648,111	619,451
Outside China:
Germany	332,299	314,811
Japan	62,948	463,043
Rest of the world	558,861	279,769

Total outside China	954,108	1,057,623

Total net revenue	1,602,219	1,677,074

        The Group's long-lived fixed assets are all located in China.

24. Certain risks and uncertainties

a)
Major customers

        There is no individual customer accounting for 10% or more of total revenues for the three months ended March 31, 2012. One individual customer accounting for 19.9% of total revenues for the three months ended March 31, 2013.

        Accounts receivable from the 3 customers with the largest receivable balances represents 24% and 22% of the balance of accounts receivable at December 31, 2012 and March 31, 2013, respectively. The Group performs ongoing credit evaluations of its customers' financial condition whenever deemed necessary and generally does not require collateral. The Group maintains an allowance for doubtful accounts based upon the expected collectability of all accounts receivable, which takes into

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

24. Certain risks and uncertainties (Continued)

consideration an analysis of historical bad debts, specific customer creditworthiness and current economic trends.

b)
Concentrations of credit risk

        Financial instruments that potentially subject the Group to significant concentrations of credit risk consist principally of cash and cash equivalent, accounts receivables and advances to suppliers.

        The Group places its cash and cash equivalents with high quality financial institutions in the PRC, US, Hong Kong and Singapore and limits the amount of credit risk from any single institution. China does not have an official deposit insurance program, nor does it have an agency similar to The Federal Deposit Insurance Corporation (FDIC) in the United States. However, the Group believes that the risk of failure of any of these PRC banks is remote. Bank failure is extremely uncommon in China and the Group believes that those Chinese banks that hold the Company's cash, cash equivalents and long term time deposit are financially sound based on public available information.

        The Group is also exposed to the credit and financial risks of its suppliers to which the Group made advances. The Group's financial condition and results of operations may be materially affected if the suppliers fail to meet their obligations of supplying silicon materials according to the contractually agreed schedules.

c)
Foreign currency risk

        The RMB is not a freely convertible currency. The PRC State Administration for Foreign Exchange, under the authority of the People's Bank of China, controls the conversion of RMB into foreign currencies. The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the PRC foreign exchange trading system market. The Group's aggregate amount of cash and cash equivalents denominated in RMB amounted to RMB 2,295,838 and RMB 1,853,765 as of December 31, 2012 and March 31, 2013, respectively.

25. Subsequent events

        Other than the transactions occurring already described above, the following events have taken place subsequent to March 31, 2013:

a)
Loan borrowing

        During April 2013 to July 2013, the Group borrowed short-term loans of RMB 422,071 from various financial institutions in the PRC. The borrowings have two months to one year terms and will expire at various times. The average interest rate is 6.8% per annum. The Group also repaid loans of RMB 1,201,071 during the subsequent period. On August 5, 2013, we renewed an entrustment loan of RMB 1,440,000 with Hefei High-Tech Industrial Development Zone Management Co., Ltd., which is secured by certain equipment and land use rights owned by JA Hefei Technology and all equity interests in JA Hefei Renewable Energy and JA Hefei Technology.

JA SOLAR HOLDINGS CO., LTD.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(In thousands, except share and per share data)

25. Subsequent events (Continued)

b)
Senior Notes repayment

        On May 15, 2013, the Company repaid at maturity a total of $119 million, comprising the principal amount and accrued interest, of the 4.5% Senior Notes due May 15, 2013.

26. Restricted net assets

        Relevant PRC laws and regulations permit PRC companies to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, the Company's subsidiaries can only distribute dividends upon approval of the shareholders after they have met the PRC requirements for appropriation to statutory reserve. The statutory general reserve fund requires annual appropriations of 10% of net after-tax income should be set aside prior to payment of any dividends. As a result of these and other restrictions under PRC laws and regulations, the PRC subsidiaries and affiliates are restricted in their ability to transfer a portion of their net assets to the Company either in the form of dividends, loans or advances, which restricted portion amounted to approximately RMB 5,738,539 or 122% of the Company total consolidated net assets as of March 31, 2013. Even though the Company currently does not require any such dividends, loans or advances from the PRC subsidiaries and affiliates for working capital and other funding purposes, the Company may in the future require additional cash resources from its PRC subsidiaries and affiliates due to changes in business conditions, to fund future acquisitions and developments, or merely declare and pay dividends to or distributions to the Company's shareholders.

PROSPECTUS

JA Solar Holdings Co., Ltd.

(incorporated in the Cayman Islands with limited liability)

Ordinary Shares
Preferred Shares
Warrants
Stock Purchase Contracts

        We may offer and sell ordinary shares, including ordinary shares represented by American depositary shares, or ADSs, preferred shares, warrants or stock purchase contracts in any combination from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. In addition, this prospectus may be used to offer securities for the account of persons other than us. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering.

        Our ADSs are listed on the NASDAQ Global Select Market, and trade under the ticker symbol "JASO." Each ADS represents five ordinary shares, par value US$0.0001 per share.

        Investing in our securities involves risks. You should read the "Risk Factors" section contained in the applicable prospectus supplement, any related free writing prospectus and the documents we incorporate by reference before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus, including any prospectus supplement, free writing prospectus and documents incorporated by reference. Any representation to the contrary is a criminal offense.

        We may sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to investors, or through a combination of these methods, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

The date of this prospectus is June 28, 2013.

ii

ABOUT THIS PROSPECTUS

        Before you invest in any of our securities, you should carefully read this prospectus and any prospectus supplement, together with the additional information described in the sections entitled "Where You Can Find Additional Information About Us" and "Incorporation of Documents by Reference" in this prospectus.

        This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a shelf registration process permitted under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell any of our securities from time to time and in one or more offerings. Each time we sell securities, we may provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

        You should rely only on the information contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

1

 INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        We incorporate by reference the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2012 filed with the SEC on April 16, 2013; and

  •
  all our future annual reports on Form 20-F and our reports on Form 6-K to the extent filed with (and not including information deemed furnished to) the SEC or any portion of such reports that we indicate is incorporated by reference into this prospectus, until all of the securities offered by this prospectus are sold.

        Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated in this prospectus by reference, except for exhibits to such documents unless the exhibits are specifically incorporated by reference into the documents. You should direct your requests to JA Solar Holdings Co., Ltd., IR Department, No. 36, Jiang Chang San Road, Zhabei, Shanghai 200436, The People's Republic of China, Telephone: (86-21) 6095-5999, Fax: (86-21) 6095-5727.

2

 SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

        This prospectus, the documents incorporated by reference, any related prospectus supplement and any related free writing prospectus include "forward-looking statements" within the meaning of, and intended to qualify for the safe harbor from liability established by, the United States Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify these forward-looking statements by words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will," "would," or similar expressions, including their negatives. These forward-looking statements include, without limitation, statements relating to:

  •
  our expectations regarding the worldwide demand for electricity and the market for solar energy;

  •
  our beliefs regarding the inability of traditional fossil fuel-based generation technologies to meet the demand for electricity;

  •
  our beliefs regarding the importance of environmentally friendly power generation;

  •
  our expectations regarding governmental incentives for the deployment of solar energy;

  •
  our beliefs regarding the solar power industry revenue growth;

  •
  our expectations with respect to advancements in our technologies;

  •
  our beliefs regarding the low-cost advantage of solar power product production in China;

  •
  our beliefs regarding the competitiveness of our solar power products;

  •
  our expectations regarding the scaling of our solar power capacity;

  •
  our expectations with respect to increased revenue growth and our ability to achieve profitability resulting from increases in our production volumes;

  •
  our expectations with respect to our ability to secure raw materials in the future;

  •
  our expectations regarding the price trends of solar power products;

  •
  our expectations with respect to our ability to develop relationships with customers in our target markets;

  •
  our expectations with respect to our abilities to secure sufficient funds to meet our cash needs for our operations and to service our indebtedness;

  •
  PRC government policies regarding foreign investments;

  •
  our ability to maintain and strengthen our position as a low-cost vertically-integrated manufacturer of photovoltaic, or PV, products;

  •
  our future business development, results of operations and financial condition; and

  •
  competition from other manufacturers of solar power products and conventional energy suppliers.

        The forward-looking statements made in this prospectus, the documents incorporated by reference, any related prospectus supplement and any related free writing prospectus relate only to events or information as of the date on which the statements are made or, if obtained from third-party studies or reports, the date of the corresponding study or report. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though our situation will change in the future.

3

OUR COMPANY

        Our primary business is to design, develop, manufacture and sell solar cell and module products that convert sunlight into electricity for a variety of uses. Historically, we primarily engaged in the manufacturing and sales of solar cells. Since 2009, we have expanded our business to the manufacturing and sales of solar modules as well as silicon wafer manufacturing. Our principal products consist of both monocrystalline and multicrystalline solar cells and solar modules in a variety of standard and specialty. We sell our products mainly under our "JA Solar" brand name, and also produce original equipment for manufacturers or customers, known as OEMs, under their brand names.

        We began commercial production of solar cells in April 2006 and have since grown rapidly to become one of the world's largest manufacturers of solar cells, according to NPD Solarbuzz, an independent third party solar energy consultancy. As of March 31, 2013, we had a solar cell manufacturing capacity of 2.5 GW per annum. We manufacture solar cells from silicon wafers utilizing crystalline silicon technology, which converts sunlight into electricity through a process known as PV effect. Performance of solar cells is primarily measured by their conversion efficiency rate, the percentage that sunlight energy is converted into electricity. As of March 31, 2013, the average conversion efficiency rates of our monocrystalline and multicrystalline solar cells were 19.2% and 17.6%, respectively.

        We expanded our business to the manufacturing and sales of solar module products in the fourth quarter of 2009. We now produce and sell a wide variety of module types that fulfill different requirements of our customers, from on-grid systems to off-grid systems, from commercial use to industrial use, and from residential to public utility use. We also manufacture customized module products according to our customers' and end-users' specifications. As of March 31, 2013, we had a solar module manufacturing capacity of 1.8 GW per annum.

        We also began manufacturing silicon wafers in the fourth quarter of 2009 to achieve more vertical integration. In 2011, we acquired all the equity interests in Silver Age Holdings Limited, or Silver Age, in order to increase our silicon wafer manufacturing capability, secure wafer supplies and reduce costs of silicon wafers for our solar cell manufacturing. Silver Age owns 100% equity interests of Solar Silicon Valley Electronics Science and Technology Co., Ltd., or Solar Silicon Valley, a leading producer of monocrystalline silicon wafer based in Sanhe, Hebei Province, China. Our silicon wafer manufacturing capability helps us secure wafer supplies and reduce costs of silicon wafers for our solar cell manufacturing. Currently, we manufacture silicon wafers primarily to meet our internal demand. As of March 31, 2013, we had a silicon wafer manufacturing capacity of 1.0 GW per annum.

        We sell our solar cell and module products to module manufacturers, system integrators, project developers and distributors. Through our marketing efforts, we have developed a diverse customer base in various markets worldwide, including China, Germany, Japan, Italy, United Kingdom, the United States, Hong Kong, Australia, Singapore and Belgium. In 2012 and the three months ended March 31, 2013, 54.1% and 63.1% of our total revenues, respectively, were generated from sales to customers outside China. We have also developed cooperative relationships with a number of leading Chinese independent power producers and leading Chinese utility companies, such as China Power Investment Corporation, China Guangdong Nuclear Solar Energy Development Co., Ltd. and China Three Gorges New Energy Corporation. In addition to selling solar power products, we also provide silicon wafer and solar cell processing services to certain customers to maximize the utilization of our manufacturing capacity.

        We have grown rapidly since we began manufacturing solar power products in 2006. In 2010, 2011, 2012 and the three months ended March 31, 2013, we sold an aggregate of 1.46 GW, 1.69 GW, 1.70 GW and 443 MW of solar power products, respectively. Our total revenues decreased from RMB11.8 billion in 2010 to RMB10.7 billion in 2011, RMB6.7 billion in 2012 and RMB1.7 billion (US$270 million) in the three months ended March 31, 2013, primarily due to a decline in the average

4

selling price per watt of our solar power products as worldwide solar market conditions deteriorated. We had a net income of RMB1.8 billion in 2010, and a net loss of RMB564.3 million, RMB1.7 billion and RMB206.5 million (US$33.2 million) in 2011, 2012 and the three months ended March 31, 2013, respectively.

        The average selling price per watt of our PV cells decreased from RMB8.7 in 2010 to RMB5.7 in 2011 and to RMB2.8 in 2012 and to RMB2.5 (US$0.4) in the three months ended March 31, 2013. We began selling solar modules in the fourth quarter of 2009 and the average selling price per watt of our PV modules decreased from RMB11.5 in 2010 to RMB8.9 in 2011 and to RMB4.5 in 2012 and to RMB4.0 (US$0.7) in the three months ended March 31, 2013. We expect the prices of solar power products will continue to decline in the long run due to increased supply, reduced manufacturing costs from improving technology and economies of scale, and industry pursuit to grid cost parity with traditional forms of electricity. In an effort to deepen our downstream reach in the solar market value chain, we began to provide engineering, procurement and construction services, or EPC services in the third quarter of 2011. Expanding our business reach into EPC services allows us to broaden our customer base and diversify our revenue stream.

        Our principal executive offices are located at No. 36, Jiang Chang San Road, Zhabei, Shanghai, the People's Republic of China. Our telephone number at this address is (86-21) 6095-5999 and our fax number is (86-21) 6095-5727.

5

 RISK FACTORS

        Investing in our securities involves risk. You should carefully consider the risk factors and uncertainties described in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and any risk factors and other information described in the applicable prospectus supplement or any free writing prospectus before acquiring any of our securities. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

6

 USE OF PROCEEDS

        Unless we indicate otherwise in a prospectus supplement, we plan to use the net proceeds from the sale of the securities for general corporate purposes. We will not receive proceeds from sales of securities by persons other than us except as may otherwise be stated in any applicable prospectus supplement.

7

 EXCHANGE RATE INFORMATION

        Our functional currency is Renminbi. The conversion of RMB into U.S. dollars in this prospectus is based on the noon buying rate in New York City for cable transfers in RMB as certified for customs purposes by the Federal Reserve Board. Except as otherwise stated in this prospectus, all amounts in this prospectus have been translated from RMB to U.S. dollars and from U.S. dollars to RMB at a rate of RMB6.2108 to US$1.00, the noon buying rate in effect as of March 29, 2012. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade. On June 14, 2013, the noon buying rate was RMB6.1306 to US$1.00.

        The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated.

	Noon Buying Rate
Period	Period-End	Average(1)	High	Low
	(RMB per U.S. Dollar)
2008	6.8225	6.9193	7.2946	6.7800
2009	6.8259	6.8295	6.8470	6.8176
2010	6.6000	6.7603	6.8330	6.6000
2011	6.2939	6.4475	6.6364	6.2939
2012	6.2301	6.3093	6.3879	6.2221
December	6.2301	6.2328	6.2502	6.2251
2013
January	6.2186	6.2215	6.2303	6.2134
February	6.2213	6.2323	6.2438	6.2213
March	6.2108	6.2154	6.2246	6.2105
April	6.1647	6.1861	6.1647	6.2078
May	6.1340	6.1416	6.1665	6.1213
June (through June 14, 2013)	6.1306	6.1321	6.1276	6.1359

Source: Federal Reserve Statistical Release

(1)
Annual averages are calculated by averaging the noon buying rates on the last business day of each month. Monthly averages are calculated using the average of the daily rates during the relevant period.

8

 DESCRIPTION OF SECURITIES

        We may issue from time to time, in one or more offerings, the following securities:

  •
  ordinary shares, including ordinary shares represented by ADSs;

  •
  preferred shares;

  •
  warrants; and

  •
  stock purchase contracts.

        Ordinary shares and ADSs.    We have set forth in our most recent annual report on Form 20-F, which is incorporated by reference in this prospectus, a description of our ordinary shares. We will set forth in the applicable prospectus supplement a description of any additional terms relating to our ordinary shares, including a description of our ADSs representing ordinary shares.

        Preferred shares.    Our board of directors has the authority by resolution or resolutions to issue one or more classes or series of preferred shares and to fix the designations, preferences and relative, participating, optional or other rights and the qualifications, limitations or restrictions, including, without limitation, the number of shares constituting each class or series, dividend rights, conversion rights, redemption privileges, voting rights and liquidation preferences to the extent permitted by law. Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will describe the terms of any series of preferred stock we offer in the applicable prospectus supplement.

        Warrants.    We may issue warrants for the purchase of our ordinary shares, ADSs, preferred shares or other securities. We may issue warrants independently or together with other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the warrant agreement with the SEC in connection with any offering of warrants. We will describe the terms of any warrants we issue in the applicable prospectus supplement.

        Stock Purchase Contracts.    We may issue stock purchase contracts obligating holders to purchase from us and obligating us to sell to the holders, a specified number of our ordinary shares, ADSs or other securities at a future date or dates. The price per share and number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations in a specified manner. The applicable prospectus supplement and any documents incorporated by reference will describe the terms of any stock purchase contracts.

        We will also provide a description of the terms of the offering of securities, the offering price and the net proceeds to us in the prospectus supplement relating to such offer. The supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should carefully read this prospectus, information incorporated by reference in this prospectus and any supplement before you invest in any of our securities.

9

PLAN OF DISTRIBUTION

        We may sell or distribute the securities offered by this prospectus and any applicable prospectus supplement and related free writing prospectus, from time to time, in one or more offerings, as follows:

  •
  through agents;

  •
  to dealers or underwriters for resale;

  •
  directly to investors;

  •
  in "at-the-market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

  •
  through a combination of any of these methods of sale.

        We will set forth in a free writing prospectus or prospectus supplement the terms of the offering of securities, including:

  •
  the name or names of any agents or underwriters;

  •
  the purchase price of the securities being offered and the proceeds we will receive from the sale;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  the public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such securities may be listed.

        If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in a free writing prospectus or prospectus supplement naming the underwriter and the nature of any such relationship.

        We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

        We may also sell securities directly to one or more purchasers without using underwriters or agents.

        Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

        We will identify in a free writing prospectus or the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities

10

under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

        We will bear all costs, expenses and fees in connection with the registration of the securities as well as the expenses of all commissions and discounts, if any, attributable to the sales of securities by us.

        Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each class or series of securities will be a new issue with no established trading market, other than our ordinary shares represented by ADSs, which are listed on the NASDAQ Global Select Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

        In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. "Naked" short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

        Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Global Select Market or otherwise and, if commenced, may be discontinued at any time.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us, or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.

        In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

11

TAXATION

        Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

12

 ENFORCEABILITY OF CIVIL LIABILITIES

        We are an exempted limited liability company incorporated and existing under the laws of the Cayman Islands. We were incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, a relatively effective judicial system, a favorable tax system, the absence of exchange controls or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

        Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders be arbitrated.

        We currently conduct substantially all of our operations in China through our operating subsidiaries. Most of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions outside the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

        Conyers Dill & Pearman (Cayman) Limited, our special legal counsel as to Cayman Islands law, and Tian Yuan Law Firm, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or China, respectively, would

  •
  recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

  •
  entertain original actions brought in the Cayman Islands or China, respectively, against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

        Conyers Dill & Pearman (Cayman) Limited has further advised us that the courts of the Cayman Islands would recognize as a valid judgment a final and conclusive judgment in personam obtained in the federal or state courts in the United States against us under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that:

  •
  such courts had proper jurisdiction over the parties subject to such judgment;

  •
  such courts did not contravene the rules of natural justice of the Cayman Islands;

  •
  such judgment was not obtained by fraud;

  •
  the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands;

  •
  no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and

  •
  there is due compliance with the correct procedures under the laws of the Cayman Islands.

        Tian Yuan Law Firm has advised us that the PRC Civil Procedures Law contains provisions relating to recognition and enforcement of foreign judgments. PRC courts may recognize and enforce

13

foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between China and such other jurisdiction. There is, however, no such treaty or other forms of reciprocity between China and the United States or between China and the Cayman Islands. In addition, according to the PRC Civil Procedures Law, a court in the PRC will not enforce a foreign judgment against us or our directors and officers if the court decides that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

14

 LEGAL MATTERS

        Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, our special United States counsel, to the extent governed by the laws of the State of New York, and by Conyers Dill & Pearman (Cayman) Limited, our special legal counsel as to Cayman Islands law, to the extent governed by the laws of the Cayman Islands. Legal matters as to PRC law will be passed upon for us by Tian Yuan Law Firm, our counsel as to PRC law. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

15

 EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to JA Solar Holdings Co., Ltd.'s annual report on Form 20-F for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

16

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file with or furnish to the SEC reports, including annual reports on Form 20-F, and other information. All information filed with or furnished to the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC's website at www.sec.gov. We also maintain a website at www.jasolar.com, but information contained on our website is not incorporated by reference in this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders' meetings, and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of our ADSs and, upon our request, will mail to all record holders of our ADSs the information contained in any notice of a shareholders' meeting received by the depositary from us.

        We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus and any accompanying prospectus supplement are part of the registration statement and do not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's website.

17

ANNEX A

[FORM OF SERIES A-1 WARRANT]

JA SOLAR HOLDINGS CO., LTD.

SERIES A-1 WARRANT TO PURCHASE ORDINARY SHARES
REPRESENTED BY AMERICAN DEPOSITARY SHARES

Series A-1 Warrant No.: A-1-

Date of Issuance: [                                    ], 2013 ("Issuance Date")

        JA Solar Holdings Co., Ltd., an exempted Company incorporated under the laws of the Cayman Islands (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [                        ], the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Series A-1 Warrant to Purchase Ordinary Shares Represented by American Depositary Shares of the Company (including any Series A-1 Warrants to Purchase Ordinary Shares Represented by American Depositary Shares issued in exchange, transfer or replacement hereof, the "Warrant"), at any time or times on or after [                        ]1 (the "Initial Exercisability Date"), until 11:59 p.m., New York time, on the Expiration Date (as defined below), [                                    ]2 (subject to adjustment as provided herein) fully paid and nonassessable Ordinary Shares (as defined below), with each 5 Ordinary Shares represented by an American Depositary Share (an "ADS"), evidenced by American Depositary Receipt (an "ADR") (in each case, subject to adjustment upon any change in the ratio of Ordinary Shares to ADSs and/or ADRs or the ratio of ADSs to ADRs, as applicable) (such Ordinary Shares issuable upon exercise hereof, the "Warrant Shares"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to Purchase Ordinary Shares Represented by American Depositary Shares (the "SPA Warrants") issued pursuant to (i) Section 1 of that certain Securities Purchase Agreement, dated as of [                        , 2013] (the "Subscription Date"), by and among the Company and the investors (the "Buyers") referred to therein, as amended from time to time (the "Securities Purchase Agreement") and (ii) the Company's Registration Statement on Form S-3 (File number 333-188895) (the "Registration Statement").

1.     EXERCISE OF WARRANT.

        (a)   Mechanics of Exercise.    Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any Trading Day on or after the Initial Exercisability Date, in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the "Aggregate Exercise Price") in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant

1
Insert the Issuance Date
2
Insert a number equal to the quotient of (x) $24 million, divided by (y) the quotient of (i) 112.5% VWAP of the ADRs as of the close of the Principal Market immediately prior to the time of execution of the Securities Purchase Agreement divided by (ii) the number of Ordinary Shares underlying one (1) ADR as of such date

Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the ADRs in accordance with the terms hereof. On or before the first (1st) Business Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Exercise Notice, in the forms attached hereto as Exhibit B-1 and Exhibit B-2, respectively, to the Company's transfer agent (the "Registrar Service Provider") and the depositary for the Company's ADSs and ADRs (the "Depositary") (including a copy of the certified register of the Company reflecting the issuance of the Ordinary Shares) with a copy, in each case, to the Holder. Subject to the Holder's obligation to deliver the Aggregate Exercise Price, if applicable, on or before the third (3rd) Trading Day following the date on which the Company has received such Exercise Notice (subject to the Company's receipt of the Aggregate Exercise Price, if applicable, the Company shall (x) cause the Registrar Service Provider to deposit the number of Warrant Shares as to which this Warrant was so exercised with the custodian for the Depositary (the "Custodian"), and (y) either (A) provided that the Depositary is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of ADRs evidencing such ADSs to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system, Direct Registration System and/or Profile Modification System, as applicable, or (B) if the Depositary is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at the Holder's instruction pursuant to the Exercise Notice, the Holder's agent or designee, in each case, sent by reputable express courier to the address as specified in the applicable Exercise Notice, an ADR certificate, registered in the Company's register of members in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of ADSs to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, if applicable the Holder shall be deemed for all corporate purposes to have become the holder of record of the ADSs evidenced by ADRs with respect to which this Warrant has been exercised, irrespective of the date such ADRs are credited to the Holder's DTC account or the date of delivery of the ADR certificates evidencing such ADSs (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after such request and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares, ADSs or ADRs are to be issued upon the exercise of this Warrant, but rather the number of ADSs evidenced by ADRs to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares to the custodian for the Depositary upon exercise of this Warrant and the issuance of the ADSs and related ADRs by the Depositary upon exercise of this Warrant. Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise (as defined in Section 1(d)), (i) the Company's failure to deliver ADRs to the Holder on or prior to the second (2nd) Trading Day after the Company's receipt of the Aggregate Exercise Price shall not be deemed to be a breach of this Warrant and (ii) until such time as the Company shall have received the Aggregate Exercise Price, (x) the Holder agrees not to vote such Warrant Shares, ADSs or ADRs for any purpose and (y) the Company's failure to deliver any dividend or other distribution with respect thereto shall not be deemed to be a breach of this Warrant or any organizational document of the Company. The Holder, by its acceptance of this Warrant, acknowledges that any failure to deliver the Aggregate Exercise Price (or valid notice of a Cashless Exercise) shall be a breach by the Holder of this Warrant.

        (b)   Exercise Price.    For purposes of this Warrant, "Exercise Price" means $[            ]3 per Ordinary Share, subject to adjustment as provided herein.

        (c)   Company's Failure to Timely Deliver Securities.    If the Company shall fail, for any reason or for no reason, within the later of (i) three (3) Trading Days after receipt of the applicable Exercise Notice and (ii) two (2) Trading Days after the Company's receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise) (such later date, the "Share Delivery Deadline"), to register such underlying Ordinary Shares on the Company's register of members and deposit such Ordinary Shares with the Custodian, or to cause the Depositary to issue to the Holder an ADR certificate for the number of ADSs to which the Holder is entitled or to credit the Holder's balance account with DTC for such number of ADRs evidencing the ADSs to which the Holder is entitled upon the Holder's exercise of this Warrant (as required by Section 1(a) above) (a "Delivery Failure"), and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) ADRs to deliver in satisfaction of a sale by the Holder of all or any portion of the number of ADRs, or a sale of a number of ADRs equal to all or any portion of the number of ADRs, issuable upon such exercise that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Trading Days after the Holder's request, which shall be accompanied by a reasonably detailed statement of the Holder's purchases, and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including reasonable brokerage commissions and other reasonable out-of-pocket expenses, if any) for the ADRs so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the "Buy-In Price"), at which point the Company's obligation to so issue and deliver such ADR certificate or credit the Holder's balance account with DTC for the number of ADRs to which the Holder is entitled upon the Holder's exercise hereunder (as the case may be) (and to issue such ADRs) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder an ADR certificate or certificates or credit the Holder's balance account with DTC for the number of ADRs to which the Holder is entitled upon the Holder's exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of ADRs multiplied by (B) the lowest Closing Sale Price of the ADRs on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date immediately preceding the date of such issuance and payment under this clause (ii).

        (d)   Cashless Exercise.    Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof (i) a registration statement is not effective (or the prospectus contained therein is not available for use) for the issuance by the Company of all of the Warrant Shares (without regard to any limitations on exercise set forth therein) and (ii) an ADS Registration Statement (as defined below) is not effective or available for use for the issuance of all of the ADS Securities (as defined in the Securities Purchase Agreement) then issuable hereunder (without regard to any limitations on exercise set forth herein), then, in lieu of the Holder making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, the Holder shall instead receive upon such exercise the "Net Number" of ADRs determined according to the following formula (a "Cashless Exercise"):

(A × B) - (A × C)
Net Number	=
D

3
Insert the price equal to 112.5% of the quotient of (i) the VWAP of the ADRs as of the close of the Principal Market immediately prior to the time of execution of the Securities Purchase Agreement divided by (ii) the number of Ordinary Shares underlying one (1) ADR as of such date

        For purposes of the foregoing formula:

    A
    =    the total number of ADRs with respect to which this Warrant is then being exercised.

    B
    =     (x) the sum of the VWAP of the ADRs of each of the ten (10) Trading Days ending at the close of business on the Principal Market immediately prior to the time of exercise as set forth in the applicable Exercise Notice, divided by (y) ten (10).

    C
    =    the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise multiplied by the number of Ordinary Shares underlying one ADR at the time of such exercise.

    D
    =    the VWAP of the ADRs at the close of business on the Principal Market on the date of the delivery of the applicable Exercise Notice.

        (e)   Disputes.    In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares or ADRs to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of ADRs that are not disputed and resolve such dispute in accordance with Section 13.

        (f)    Limitations on Exercises.    Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that after giving effect to such exercise the Holder (together with any of its affiliates and any individual or entity that, together with the Holder, would form a "group" under Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement)), would beneficially own in excess of 9.99% (the "Maximum Percentage") of the Ordinary Shares. For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its affiliates shall include the number of Ordinary Shares underlying ADSs issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares underlying ADSs which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as the case may be, as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Ordinary Shares shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Ordinary Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing (including by facsimile or e-mail) to the Holder the number of Ordinary Shares then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Ordinary Shares, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of SPA Warrants.

        (g)   Insufficient Authorized Shares.    The Company shall at all times (x) keep reserved for issuance under this Warrant a number of Ordinary Shares and ADSs at least equal to the maximum number of Ordinary Shares as shall be necessary to satisfy the Company's obligation to issue Ordinary Shares hereunder (without regard to any limitation otherwise contained herein with respect to the number of Ordinary Shares that may be acquirable upon exercise of this Warrant) and (y) have available under one or more registration statement(s) on Form F-6 of the Company (collectively, the "ADS Registration Statement"), which ADS Registration Statement shall be effective and available for such issuance, the maximum number of ADRs issuable as evidence of the ADSs to be issued in exchange for such Warrant Shares hereunder (without regard to any limitation otherwise contained herein with respect to the number of Ordinary Shares that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the SPA Warrants remain outstanding the Company does not have a sufficient number of authorized, unreserved and/or available Ordinary Shares to satisfy its obligation to reserve for issuance upon exercise of the SPA Warrants at least a number of Ordinary Shares (and such ADSs and ADRs available to be issued pursuant to the ADS Registration Statement (the "Required Reserve Amount") equal to the number of Ordinary Shares, ADSs and ADRs as shall from time to time be necessary to effect the exercise of all of the SPA Warrants then outstanding (an "Authorized Share Failure"), then the Company shall immediately take all action reasonably necessary to, as applicable, increase the Company's authorized Ordinary Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount of Ordinary Shares for all the SPA Warrants then outstanding and/or if sufficient ADSs or ADRs are not available to be issued pursuant to the ADS Registration Statement then in effect, take all necessary actions, including an amendment to the ADS Registration Statement, to increase the number of ADSs and/or ADRs available to an amount sufficient to allow the Company to reserve the Required Reserve Amount of ADSs and/or ADRs for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure with respect to Ordinary Shares, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized Ordinary Shares. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its reasonable best efforts to solicit its shareholders' approval of such increase in authorized Ordinary Shares and to cause its board of directors to recommend to the shareholders that they approve such proposal. In the event that the Company is prohibited from issuing Ordinary Shares, ADSs or ADRs upon an exercise of this Warrant due to the failure by the Company to have sufficient Ordinary Shares, ADSs or ADRs available out of the authorized but unissued Ordinary Shares or available ADSs or ADRs (such aggregate number of ADRs that are not issuable due to any such failures, the "Authorization Failure ADRs"), then upon such exercise, in lieu of delivering such Authorization Failure ADRs to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorized Failure ADRs at a price equal to the sum of (i) the product of (x) such number of Authorization Failure ADRs and (y) the greatest Closing Sale Price of the ADRs on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure ADRs to the Company and ending on the date immediately preceding the date of such issuance and payment under this Section 1(g) and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) ADRs to deliver in satisfaction of a sale by the Holder of Authorization

Failure ADRs, any reasonable brokerage commissions and other reasonable out-of-pocket expenses, if any, of the Holder incurred in connection therewith.

        (h)   Right to Receive Ordinary Shares.    Notwithstanding anything herein to the contrary, with respect to any exercise of this Warrant or other event in which the Company or any other Person shall be required to deliver ADSs or ADRs to the Holder in accordance herewith, at the option of the Holder (as evidenced by a written notice of the Holder to the Company), the Holder may elect to accept Ordinary Shares in lieu of such ADSs or ADRs with respect thereto; provided, that such election shall not apply to any other exercise or event hereunder except as explicitly set forth in such written notice.

        (i)    Reset Exercise.

          (i)    General.    The Company shall have the right, by delivery of written notice (the "Reset Exercise Notice", and such notice date the "Reset Exercise Notice Date", and such election, a "Reset Election") to the Holder on any Trading Day during the five Trading Day period ending and including [            ]4, to permit the Holder to exercise this Warrant into Ordinary Shares represented by ADSs evidenced by ADRs at the Reset Exercise Price on any day during the period commencing on the Trading Day immediately following the Reset Exercise Notice Date through and including the Expiration Date (such period, the "Reset Exercise Eligibility Period").

          (ii)   Mechanics.    At any time during the Reset Exercise Eligibility Period, the Holder may voluntarily exercise this Warrant (with "Reset Exercise Price" replacing "Exercise Price" for all purposes hereunder with respect to such exercise of this Warrant) (each, a "Reset Exercise") by designating in the Exercise Notice delivered pursuant to Section 1(a) that the Holder is electing to use the Reset Exercise Price for such Reset Exercise. Notwithstanding anything to the contrary in this Section 1(i), but subject to Section 1(f), if a Delivery Failure occurs with respect to such Reset Exercise, the Holder shall have the right to withdraw any such Exercise Notice with respect to such Reset Exercise and exercise this Warrant pursuant to Section 1(a) without regard to this Section 1(i).

2.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.    The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

        (a)   Share Dividends and Splits.    Without limiting any provision of Section 2(b) or Section 4, if the Company, at any time on or after the date of the Securities Purchase Agreement, (i) pays a share dividend on one or more classes of its then outstanding Ordinary Shares or otherwise makes a distribution on any class of share capital that is payable in Ordinary Shares, (ii) subdivides (by any share split, share dividend, recapitalization or otherwise) one or more classes of its then-outstanding Ordinary Shares into a larger number of shares or (iii) combines (by combination, reverse share split or otherwise) one or more classes of its then outstanding Ordinary Shares into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

4
Insert two month anniversary of the Issuance Date

        (b)   Adjustment Upon Issuance of Ordinary Shares.    If and whenever on or after the date of the Securities Purchase Agreement, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any Ordinary Shares (including the issuance or sale of Ordinary Shares owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) (each, a "Subsequent Placement") for a consideration per share (the "New Issuance Price") less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Exercise Price then in effect is referred to as the "Applicable Price") (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance and the number of Ordinary Shares Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the net consideration, if any, received by the Company upon such Dilutive Issuance (as determined and, if applicable, adjusted, pursuant to Section 2(b)(iv) below), by (2) the product derived by multiplying (I) the Exercise Price in effect immediately prior to such Dilutive Issuance by (II) the sum of (x) the number of Ordinary Shares Deemed Outstanding immediately prior to such Dilutive Issuance and (y) the number of Ordinary Shares issued (or deemed issued in such Dilutive Issuance pursuant to Sections 2(b)(i) and 2(b)(ii) below, regardless of whether such Options or Convertible Securities are actually convertible or exercisable at such time, but excluding any Ordinary Shares issued (or deemed issued pursuant to Sections 2(b)(i) and 2(b)(ii) below) under any Secondary Securities (as defined below), if any). For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and consideration per share under this Section 2(b)), the following shall be applicable:

          (i)    Issuance of Options.    If the Company in any manner grants or sells any Options and the lowest price per share (before giving effect to any anti-dilution adjustment) for which one Ordinary Share is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(b)(i), the "lowest price per share for which one Ordinary Share is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Ordinary Share upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option and (y) the lowest exercise price (before giving effect to any anti-dilution adjustment) set forth in such Option for which one Ordinary Share is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration, other than the Ordinary Shares received upon exercise pursuant to the terms thereof, received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). For the avoidance of doubt, the fair market value of the portion of any such Option surrendered by a holder of an Option in exchange for one Ordinary Share in any cashless exercise or net share settlement shall be deemed to be the consideration received by the Company for such Ordinary Share issued upon exercise of such Option and shall be determined in accordance with Section 2(b)(iv) below. Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Ordinary Shares or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Ordinary Shares upon conversion, exercise or exchange of such Convertible Securities.

          (ii)   Issuance of Convertible Securities.    If the Company in any manner issues or sells any Convertible Securities and the lowest price per share (before giving effect to any anti-dilution adjustments) for which one Ordinary Share is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(b)(ii), the "lowest price per share for which one Ordinary Share is issuable upon the conversion, exercise or exchange thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Ordinary Share upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security (before giving effect to any anti-dilution adjustments) and (y) the lowest conversion price set forth in such Convertible Security for which one Ordinary Share is issuable upon conversion, exercise or exchange thereof (before giving effect to any anti-dilution adjustments) minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration, other than the Ordinary Share received upon conversion pursuant to the terms thereof, received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Ordinary Shares upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

          (iii)  Change in Option Price or Rate of Conversion.    If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Ordinary Shares increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Ordinary Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. Notwithstanding the foregoing, no adjustment pursuant to this Section 2(b) shall be made with respect to any adjustment to the class of Ordinary Shares covered by Section 2(a) above or this Section 2(b) to the extent an analogous adjustment is made pursuant to the terms hereof. No adjustment pursuant to this Section 2(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

          (iv)  Calculation of Consideration Received.    If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the "Primary Security", and such other securities, the "Secondary Securities"), together comprising one integrated transaction, the Primary Security issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (A) the aggregate consideration received by the Company to purchase such Primary Security and the Secondary Securities, minus (B) the product of (x) solely with respect to the Secondary Securities, the sum of (I) the Black Scholes Consideration Value of such Option, if any, (II) the fair market value (as determined by the Holder) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 2(b)(iv) multiplied by (y) the aggregate number of Ordinary Shares issued (or deemed issued pursuant to Sections 2(b)(i) and 2(b)(ii) below, regardless of whether such Options or Convertible Securities are actually convertible or exercisable at such time) in such Dilutive Issuance pursuant to such Secondary Securities. If any Ordinary Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Ordinary Shares, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any Ordinary Shares, Options or Convertible Securities are issued or sold for a consideration other than cash (for the purpose of determining the consideration paid for such Ordinary Shares, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value), the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any Ordinary Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity (for the purpose of determining the consideration paid for such Ordinary Shares, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value), the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Ordinary Shares, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities (for the purpose of determining the consideration paid for such Ordinary Shares, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

          (v)   Record Date.    If the Company takes a record of the holders of Ordinary Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Ordinary Shares, ADSs, Options or in Convertible Securities or (B) to subscribe for or purchase Ordinary Shares, ADSs, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

        (c)   Number of Warrant Shares.    Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 2, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). Simultaneously with any Forced Exercise or Reset Election, the remaining number of Warrant Shares that may then be purchased upon exercise of this Warrant shall be increased proportionately, so that after such Forced Exercise or Reset Election, as applicable, the aggregate Forced Exercise Price or Reset Exercise Price, as applicable, payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such Forced Exercise or Reset Election, as applicable, (without regard to any limitations on exercise contained herein).

        (d)   Holder's Right of Alternative Exercise Price Following Issuance of Certain Options or Convertible Securities.    In addition to and not in limitation of the other provisions of this Section 2, if the Company in any manner issues or sells any Options or Convertible Securities after the Subscription Date that are convertible into or exchangeable or exercisable for Ordinary Shares at a price which varies or may vary with the market price of the Common Shares, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) and customary "change of control" or similar share make-whole provisions (each of the formulations for such variable price being herein referred to as, the "Variable Price"), the Company shall provide written notice thereof via facsimile and e-mail to the Holder on the date of issuance of such Convertible Securities or Options. From and after the date the Company issues any such Convertible Securities or Options with a Variable Price, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Exercise Price upon exercise of this Warrant by designating in the Exercise Notice delivered upon any exercise of this Warrant that solely for purposes of such exercise the Holder is relying on the Variable Price rather than the Exercise Price then in effect. The Holder's election to rely on a Variable Price for a particular exercise of this Warrant shall not obligate the Holder to rely on a Variable Price for any future exercises of this Warrant.

        (e)   ADS and ADRs.    For the purpose of this Section 2, any ADS and ADRs issued or issuable (or deemed issued or issuable) in connection with any issuance of Ordinary Shares, Options or Convertible Securities, as applicable, shall be evaluated solely based on any underlying Ordinary Shares as if such underlying Ordinary Shares had never been exchanged for ADSs represented by ADRs in connection therewith.

        (f)    Calculations.    All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of Ordinary Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Ordinary Shares.

        (g)   [INTENTIONALLY OMITTED]

3.    RIGHTS UPON DISTRIBUTION OF ASSETS.    Except with respect to any dividend or other distribution covered by Section 2(a) above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares or ADSs, by way of return of capital or otherwise (including, without limitation, any distribution of cash, share or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares and/or ADSs, as applicable, acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares and/or ADSs are to be determined for the participation in such Distribution (provided, however, to the extent that the

Holder's right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such Ordinary Shares and/or ADSs as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4.     PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

        (a)   Purchase Rights.    Except with respect to any dividend or other distribution covered by Sections 2(a) or 3 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase share, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares or ADSs (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares and/or ADSs, as applicable, acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares and/or ADSs are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares and/or ADSs as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

        (b)   Assumption Fundamental Transactions; Change of Control Events.    The Company shall not enter into or be party to a Fundamental Transaction (other than a Change of Control) (an "Assumption Fundamental Transaction") unless the Successor Entity (if the Successor Entity is not the Company) assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of share capital equivalent to the Ordinary Shares represented by ADSs acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction (other than a Change of Control), and with an exercise price which applies the exercise price hereunder to such shares of share capital (but taking into account the relative value of the Ordinary Shares and related ADSs pursuant to such Assumption Fundamental Transaction and the value of such shares of share capital, such adjustments to the number of shares of share capital and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction (other than a Change of Control)). Upon the consummation of each Fundamental Transaction (other than a Change of Control), the Successor Entity (if the Successor Entity is not the Company) shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction (other than a Change of Control), the provisions of this Warrant and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction (other than a Change of Control), the Successor Entity (if the Successor Entity is not the

Company) shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction (other than a Change of Control), in lieu of the Ordinary Shares or ADSs (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter, mutatis mutandis to give effect to the Change of Control)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction (other than a Change of Control), such shares of common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Assumption Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Assumption Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(e) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Assumption Fundamental Transaction without the assumption of this Warrant. Prior to the consummation of any Change of Control pursuant to which holders of Ordinary Shares or ADSs are entitled to receive securities or other assets with respect to or in exchange for Ordinary Shares or ADSs (a "Change of Control Event"), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Change of Control but prior to the Expiration Date, in lieu of the shares of the Ordinary Shares or ADSs (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Change of Control, such shares of share, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Change of Control had this Warrant been exercised immediately prior to the applicable Change of Control (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder (it being understood that the Holder's consent thereto shall not be unreasonably withheld or delayed).

        (c)   Black Scholes Value.    Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Change of Control, (y) the consummation of any Change of Control and (z) the Holder first becoming aware of any Change of Control through the date later of (A) the Trading Day immediately prior to the date of consummation of such Change of Control and (B) ninety (90) days after the public disclosure of the consummation of such Change of Control by the Company pursuant to a Current Report on Form 6-K filed with the SEC, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of the consummation of such Change of Control (or, if such request is delivered after the date of consummation of such Change of Control, on the fifth (5th) Trading Day after the date of such request) by paying to the Holder cash in an amount equal to the Black Scholes Value.

        (d)   Application.    The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Change of Control Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of share capital registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5.    NONCIRCUMVENTION.    The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Association (as defined in the Securities Purchase Agreement) or other governing documents or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all reasonably necessary action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Ordinary Shares or ADSs receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall not adjust the ratio of ADSs represented by an ADR or the ratio of Ordinary Shares represented by ADSs and ADRs, (iii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Ordinary Shares and ADSs evidenced by ADRs upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Ordinary Shares, solely for the purpose of effecting the exercise of the SPA Warrants, the maximum number of Ordinary Shares and ADSs evidenced by ADRs as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6.    WARRANT HOLDER NOT DEEMED A STOCKHOLDER.    Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of share, reclassification of share, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, to the extent such notices and other information are not filed with or furnished to the Securities and Exchange Commission, contemporaneously with the giving thereof to the shareholders.

7.     REISSUANCE OF WARRANTS.

        (a)   Transfer of Warrant.    If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant are being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Notwithstanding anything herein to the contrary, until a transferee of this Warrant (or any portion thereof) other than the Company has entered into a joinder agreement to the Securities Purchase Agreement, pursuant to which such transferee agrees to abide by the covenants and limitations applicable to the Holder set for the in the Securities Purchase Agreement (including, without limitation, Section 4(t) thereof), this Warrant may not be exercised by such transferee.

        (b)   Lost, Stolen or Mutilated Warrant.    Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

        (c)   Exchangeable for Multiple Warrants.    This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional Ordinary Shares shall be given.

        (d)   Issuance of New Warrants.    Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of Ordinary Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.    NOTICES.    Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly following each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s) and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Ordinary Shares or ADSs, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property to holders of Ordinary Shares or ADSs, in each case, as a class or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the SEC (as defined in the Securities Purchase Agreement) pursuant to a Current Report on Form 6-K. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company absent manifest error.

9.    AMENDMENT AND WAIVER.    Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10.    SEVERABILITY.    If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11.    GOVERNING LAW.    This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12.    CONSTRUCTION; HEADINGS.    This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Subscription Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

13.    DISPUTE RESOLUTION.    In the case of a dispute as to the determination of any Market Price, the Reset Exercise Price, the Forced Exercise Price, the Exercise Price, the Closing Bid Price, the Closing Sale Price or fair market value or the arithmetic calculation of the number of Warrant Shares and/or ADRs (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute (including, without limitation, as to whether any issuance or sale or deemed issuance or sale was an issuance or sale or deemed issuance or sale of Excluded Securities). If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of any Market Price, the Reset Exercise Price, the Forced Exercise Price, the Exercise Price, the Closing Sale Price or fair market value or the number of Warrant Shares and/or ADRs (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Market Price, the Reset Exercise Price, the Forced Exercise Price, the Exercise

Price, the Closing Bid Price, the Closing Sale Price or fair market value (as the case may be) to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the number of Warrant Shares and/or ADRs to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank's or accountant's determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

14.    REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.    The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein (it being understood that nothing contained herein is intended to affect the Company's ability to comply with applicable accounting or tax standards, rules, regulations or pronouncements, in each case as it shall deem appropriate or advisable). Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company's compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15.    TRANSFER.    This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16.    CERTAIN DEFINITIONS.    For purposes of this Warrant, the following terms shall have the following meanings:

        (a)   [INTENTIONALLY OMITTED]

        (b)   [INTENTIONALLY OMITTED]

        (c)   "Adjustment Right" means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 2) of Ordinary Shares and/or ADSs (other than rights of the type described in Section 3 and 4 hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

        (d)   "Approved Stock Plan" means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which Ordinary Shares, ADSs, standard options to purchase Ordinary Shares and/or ADSs, stock and/or ADS appreciation rights, restricted stock and/or ADS units and/or similar equity compensation benefits may be issued to any employee, officer, consultant or director for services provided to the Company or any Subsidiary in their capacity as such.

        (e)   "Black Scholes Consideration Value" means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the "OV" function on Bloomberg utilizing (i) an underlying price per Ordinary Share equal to the quotient of (x) the Closing Sale Price of the ADRs on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be) divided by (y) the number of Ordinary Shares underlying one (1) ADR as of the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 80% and the 30 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be).

        (f)    "Black Scholes Value" means the value of the unexercised portion of this Warrant remaining on the date of the Holder's request pursuant to Section 4(c), which value is calculated using the Black Scholes Option Pricing Model obtained from the "OV" function on Bloomberg utilizing (i) an underlying price per Ordinary Share equal to the quotient of (x) the greater of (1) the highest Closing Sale Price of the ADRs during the period beginning on the Trading Day immediately preceding the announcement of the applicable Change of Control (or the consummation of the applicable Change of Control, if earlier) and ending on the Trading Day of the Holder's request pursuant to Section 4(c) and (2) the sum of the price per ADR being offered in cash in the applicable Change of Control (if any) plus the value of the non-cash consideration being offered in the applicable Change of Control (if any), divided by (y) the number of Ordinary Shares underlying one (1) ADR as of the Trading Day of the Holder's request pursuant to Section 4(c), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder's request pursuant to Section 4(c), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder's request pursuant to Section 4(c) and (2) the remaining term of this Warrant as of the date of consummation of the applicable Change of Control or as of the date of the Holder's request pursuant to Section 4(c) if such request is prior to the date of the consummation of the applicable Change of Control, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 80% and the 30 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (x) the public disclosure of the applicable Change of Control, (y) the consummation of the applicable Change of Control and (z) the date on which the Holder first became aware of the applicable Change of Control. For purposes of any given date of determination with respect to this definition occurring prior to the Adjustment Time, each of the adjustments to occur at the Adjustment Time hereunder shall be deemed to have occurred on the Trading Day immediately prior to such date of determination, mutatis mutandis.

        (g)   "Bloomberg" means Bloomberg, L.P.

        (h)   "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York, the Cayman Islands or Shanghai are authorized or required by law to remain closed.

        (i)    "Change of Control" means any Fundamental Transaction other than (i) any consolidation or merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the Ordinary Shares and/or ADSs in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries, (iv) any Fundamental Transaction described in clauses (1) or (2) of the definition thereof involving any Subsidiary of the Company that is not a "significant subsidiary" (as defined in Rule 1-02 of Regulation S-X) (other than a series of related transactions), (v) any Fundamental Transaction with respect to JA (Hefei) Renewable Energy Co., Ltd. (Hefei, China) or Hefei JA Solar Technology Co., Ltd. (Hefei, China) or (vi) any Fundamental Transaction with respect to a Subsidiary formed for the purpose of developing a project, which Subsidiary is intended to be sold in connection with the sale of such project.

        (j)    "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during such period.

        (k)   "Convertible Securities" means any shares or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Ordinary Shares or ADSs.

        (l)    "Eligible Market" means The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

        (m)  "Equity Conditions" means: (i) on each day during the period beginning twenty-one Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), the ADRs shall have been listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market be pending in writing by such Eligible Market; (ii) on each day during the Equity Conditions Measuring Period, the Company shall have delivered all Warrant Shares issuable upon exercise of this Warrant and ADRs and Ordinary Shares issuable upon exercise or conversion, as applicable, of any other Option or Convertible Security held by the Holder on a timely basis pursuant to the applicable provisions hereof; (iii) any Warrant Shares to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which ADRs are then listed or designated for quotation (as applicable); (iv) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (v) the Holder shall not be in possession of any material, non-public information provided to the Holder by the Company, any of its affiliates or any of their respective officers, employees, directors, representatives, agents or the like; (vi) on each day during the Equity Conditions Measuring Period, the Company shall not be in breach of any material term or condition of this Warrant and (vii) on each day during the Equity Conditions Measuring Period, there shall not be any Volume Failure or any Price Failure.

        (n)   "Equity Conditions Failure" means, with respect to a particular date of determination, that on any day during the period commencing twenty (20) Trading Days immediately prior to such date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

        (o)   "Excluded Securities" means (i) Ordinary Shares or ADRs or standard options to purchase Ordinary Shares or ADRs issued to directors, consultants, officers or employees of the Company or any Subsidiary in their capacity as such pursuant to an Approved Share Plan (as defined above); (B) Ordinary Shares or ADRs issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Ordinary Shares or ADRs issued pursuant to an Approved Share Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Ordinary Shares or ADRs issued pursuant to an Approved Share Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Ordinary Shares or ADRs issued pursuant to an Approved Share Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Ordinary Shares or ADRs issued pursuant to an Approved Share Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (C) the Purchased Shares (as defined in the Securities Purchase Agreement), (D) the Ordinary Shares issuable upon exercise of the SPA Warrants and (E) the ADR Securities (as defined in the Securities Purchase Agreement).

        (p)   "Expiration Date" means [                        ]5 or, if such date falls on a day on which trading does not take place on the Principal Market (a "Holiday"), the next date that is not a Holiday.

        (q)   [INTENTIONALLY OMITTED]

        (r)   [INTENTIONALLY OMITTED]

        (s)   "Fundamental Transaction" means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its

5
Insert three month anniversary of the Issuance Date

respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Shares of the Company (not including any shares of Voting Shares of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Shares of the Company (not including any shares of Voting Shares of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Shares of the Company.

        (t)    "Market Price" means, for any given date, the VWAP of the ADRs of such Trading Day immediately preceding such given date (the "Market Price Measuring Date").

        (u)   [Intentionally Omitted]

        (v)   "Options" means any rights, warrants or options to subscribe for or purchase Ordinary Shares, ADSs or Convertible Securities.

        (w)  "Ordinary Shares" means (i) the Company's ordinary shares, $0.0001 par value per share, and (ii) any share capital into which such ordinary shares shall have been changed or any share capital resulting from a reclassification of such ordinary shares.

        (x)   "Ordinary Shares Deemed Outstanding" means, at any given time, the number of Ordinary Shares actually outstanding at such time (including, without limitation, any Ordinary Shares underlying any ADSs outstanding at such time), but excluding any Ordinary Shares and ADSs owned or held by or for the account of the Company.

        (y)   "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common equity or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

        (z)   "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

        (aa) "Principal Market" means the Nasdaq Global Select Market.

        (bb) "Price Failure" means, with respect to a particular date of determination, the VWAP of ADRs on any Trading Day during the fifteen (15) consecutive Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed $5.00 (as adjusted for any stock splits, shares dividends, shares combinations, recapitalizations or other similar transactions). All such determinations to be appropriately adjusted for any shares splits, shares dividends, shares combinations, recapitalizations or other similar transactions during such Price Failure Measuring Period.

        (cc) "Reset Exercise Price" means, with respect to any Reset Exercise that price which shall be the quotient of (X) the lower of (i) the applicable Exercise Price as in effect on the Reset Exercise Notice Date and (ii) 94% of the Market Price of the ADRs on the Reset Exercise Notice Date, divided by

(Y) the number of Ordinary Shares underlying one (1) ADR as of the applicable Market Price Measuring Date.

        (dd) "Series A-1 Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all Series A-1 Warrants issued in exchange therefor or replacement thereof.

        (ee) "Series A-2 Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all Series A-2 Warrants issued in exchange therefor or replacement thereof.

        (ff)  "Series A-3 Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all Series A-3 Warrants issued in exchange therefor or replacement thereof.

        (gg) "Series B Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all Series B Warrants issued in exchange therefor or replacement thereof.

        (hh) "Subsidiary" means any Person in which the Company, directly or indirectly, (i) owns any of the outstanding share capital or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing.

        (ii)   "Successor Entity" means the Person (or, if applicable, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if applicable, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

        (jj)   "Trading Day" means any day on which the ADRs are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the ADRs, then on the principal securities exchange or securities market on which the ADRs are then traded, provided that "Trading Day" shall not include any day on which the ADRs are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the ADRs are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

        (kk) "Volume Failure" means, with respect to a particular date of determination, that the aggregate daily dollar trading volume (as reported on Bloomberg) of the ADRs on the Eligible Market on which ADRs are listed or designated for quotation on any of the twenty (20) Trading Days with the highest such aggregate daily trading volume during the thirty (30) consecutive Trading Day period ending on the Trading Day immediately preceding such date of determination is less than $8,000,000.

        (ll)   "Voting Shares" of a Person means share capital of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time share capital of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        (mm)  "VWAP" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during such period.

17.   FORCED EXERCISE.

        (a)   General.    If a Reset Election has occurred hereunder, so long as (i) the Registration Statement shall be effective and available for the issuance to the Holder of all of the Warrant Shares then issuable hereunder (without regard to any limitations on exercise set forth herein), (ii) the ADS Registration Statement shall be available for the issuance to the Holder of ADSs evidenced by ADRs to be issued upon any issuance of the Warrant Shares then issuable hereunder (without regard to any limitations on exercise set forth herein), in each case, on each Trading Day during the Reset Exercise Eligibility Period and (iii) no Equity Conditions Failure shall exist (collectively, the "Forced Exercise Conditions"), then on the Expiration Date, the Company shall have the right to require the Holder to exercise all, or any part, of this Warrant for all of the then-remaining Warrant Shares in accordance with Section 1 hereof (the "Forced Exercise") at the Forced Exercise Price.

        (b)   Mechanics.    If a Reset Election has occurred hereunder and the Forced Exercise Conditions have been satisfied, the Company may exercise its right to require a Forced Exercise on one occasion by delivering, on or after the tenth (10th) Trading Day prior to the Expiration Date and on or prior to the fifth (5th) Trading Day prior to the Expiration Date, a written notice thereof by facsimile and e-mail to the Holder (the "Forced Exercise Notice" and the date the Holder receives such notice by facsimile is referred to as the "Forced Exercise Notice Date"). Except as set forth below, the Forced Exercise Notice shall be irrevocable. The Forced Exercise Notice shall (1) state that the Company is electing to effect a Forced Exercise on the Expiration Date (the "Forced Exercise Date"), (2) state the number of Warrant Shares to be exercised by the Holder on the Forced Exercise Date (subject to any adjustments thereto pursuant to Section 2 that may occur prior to the Forced Exercise Date), and (3) contain a certification from an officer or director of the Company that the Forced Exercise Conditions shall have been satisfied as of the Forced Exercise Notice Date. After the close of the Principal Market on the Trading Day immediately prior to the Forced Exercise Date, the parties shall cooperate to determine (x) the Forced Exercise Price and (y) the Aggregate Exercise Price with respect thereto. If the Company has elected a Forced Exercise, the mechanics of exercise set forth in Section 1 (with "Forced Exercise Price" replacing "Exercise Price" for all purposes hereunder with respect to such exercise of this Warrant) shall apply, to the extent applicable, as if the Company had received from the Holder on the Forced Exercise Date an Exercise Notice with respect to the number of Warrant Shares subject to the Forced Exercise as set forth in such Forced Exercise Notice. If the Company fails to meet any of the Forced Exercise Conditions on the Forced Exercise Date, the Company shall delivery a written notice to the Holder of such failure and, unless such failure is waived by the Holder (or, in the case of a Price Failure, unless such failure is waived by both the Holder and the Company), such Forced Exercise Notice shall be null and void and the Company shall not be permitted to effect a Forced Exercise hereunder.

        [signature page follows]

        IN WITNESS WHEREOF, the Company has caused this Series A-1 Warrant to Purchase Ordinary Shares Represented by American Depositary Shares to be duly executed as of the Issuance Date set out above.

JA SOLAR HOLDINGS CO., LTD.
By:	Name: Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

SERIES A-1 WARRANT TO PURCHASE
ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES

JA SOLAR HOLDINGS CO., LTD.

        The undersigned holder hereby exercises the right to purchase                                      of the Ordinary Shares ("Warrant Shares") represented by                                      American Depositary Shares (the "ADSs") of JA Solar Holdings Co., Ltd., an exempted Company incorporated under the laws of the Cayman Islands (the "Company"), evidenced by a Series A-1 Warrant to Purchase Ordinary Shares Represented by American Depositary Shares, No.                          (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

        1.     Form of Exercise Price.    The Holder intends that payment of the Exercise Price shall be made as:

a "Cash Exercise" with respect to Warrant Shares; and/or
a "Cashless Exercise" with respect to Warrant Shares.
☐
   If this Exercise Notice is being delivered during a Reset Exercise Eligibility Period, the Holder is hereby electing to use the Reset Exercise Price of $

        2.     Payment of Exercise Price.    In the event that Cash Exercise applies with respect to the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $                                     to the Company in accordance with the terms of the Warrant.

        3.     Delivery of ADRs evidencing ADSs.    The Company shall deliver to Holder, or its designee or agent as specified below,                                      American Depositary Receipts representing the ADSs representing the Warrant Shares to be issued pursuant hereto in accordance with the terms of the Warrant.

                         Delivery shall be made to Holder, or for its benefit, to the following address:

                         Delivery shall be made to Holder, or for its benefit, through the Deposit/Withdrawal at Custodian system, Direct Registration System and/or Profile Modification System, as applicable, of the Depository Trust Company as follows:

Name of DTC Participant acting for undersigned:

DTC Participant Account No.:

Account No. for undersigned at DTC Participant (f/b/o information):

Onward Delivery Instructions of undersigned:

Contact person at DTC Participant:

Daytime telephone number of contact person at DTC Participant:

Date:                                              ,

Name of Registered Holder
By:	Name: Title:

 EXHIBIT B-1

ACKNOWLEDGMENT

        The Company hereby acknowledges this Exercise Notice and hereby directs                                      to issue the above indicated number of Ordinary Shares in accordance with the Registrar Service Provider Instructions dated                                     , 20            , from the Company and acknowledged and agreed to by                                     .

        Please take this Acknowledgement, together with such prior Registrar Service Provider Instruction, as your instruction to (i) register the ordinary shares noted below to be issued pursuant to this Exercise Notice at par, (ii) update the register of members of the Company and (iii) prepare new share certificates and deliver the same to the recipients as detailed below:

Number of ordinary shares	Name of shareholder	Name and place of recipient
	[INSERT DEPOSITARY NAME]	[INSERT DEPOSITARY ADDRESS]

        Please promptly fax a copy of the updated register of members to [INSERT DEPOSITARY NAME] at                                     .

JA SOLAR HOLDINGS CO., LTD.
By:	Name: Title:

 EXHIBIT B-2

ACKNOWLEDGMENT

        The Company hereby acknowledges this Exercise Notice and hereby directs                                      to issue the above indicated number of ADSs evidenced by ADRs in accordance with the instructions set forth in this Exercise Notice and the Depositary Instructions dated                                     , 20            , from the Company and acknowledged and agreed to by                                     .

JA SOLAR HOLDINGS CO., LTD.
By:	Name: Title:

ANNEX B

[FORM OF SERIES A-2 WARRANT]

JA SOLAR HOLDINGS CO., LTD.

SERIES A-2 WARRANT TO PURCHASE ORDINARY SHARES
REPRESENTED BY AMERICAN DEPOSITARY SHARES

Series A-2 Warrant No.: A-2-

Date of Issuance: [                                    ], 2013 ("Issuance Date")

        JA Solar Holdings Co., Ltd., an exempted Company incorporated under the laws of the Cayman Islands (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [                        ], the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Series A-2 Warrant to Purchase Ordinary Shares Represented by American Depositary Shares of the Company (including any Series A-2 Warrants to Purchase Ordinary Shares Represented by American Depositary Shares issued in exchange, transfer or replacement hereof, the "Warrant"), at any time or times on or after [                        ]1 (the "Initial Exercisability Date"), until 11:59 p.m., New York time, on the Expiration Date (as defined below), [                                    ]2 (subject to adjustment as provided herein) fully paid and nonassessable Ordinary Shares (as defined below), with each 5 Ordinary Shares represented by an American Depositary Share (an "ADS"), evidenced by American Depositary Receipt (an "ADR") (in each case, subject to adjustment upon any change in the ratio of Ordinary Shares to ADSs and/or ADRs or the ratio of ADSs to ADRs, as applicable) (such Ordinary Shares issuable upon exercise hereof, the "Warrant Shares"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to Purchase Ordinary Shares Represented by American Depositary Shares (the "SPA Warrants") issued pursuant to (i) Section 1 of that certain Securities Purchase Agreement, dated as of [                        , 2013] (the "Subscription Date"), by and among the Company and the investors (the "Buyers") referred to therein, as amended from time to time (the "Securities Purchase Agreement") and (ii) the Company's Registration Statement on Form S-3 (File number 333-188895) (the "Registration Statement").

1.     EXERCISE OF WARRANT.

        (a)   Mechanics of Exercise.    Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any Trading Day on or after the Initial Exercisability Date, in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the "Aggregate Exercise Price") in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant

1
Insert the Issuance Date
2
Insert a number equal to the quotient of (x) $24 million, divided by (y) the quotient of (i) 112.5% VWAP of the ADRs as of the close of the Principal Market immediately prior to the time of execution of the Securities Purchase Agreement divided by (ii) the number of Ordinary Shares underlying one (1) ADR as of such date

Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the ADRs in accordance with the terms hereof. On or before the first (1st) Business Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Exercise Notice, in the forms attached hereto as Exhibit B-1 and Exhibit B-2, respectively, to the Company's transfer agent (the "Registrar Service Provider") and the depositary for the Company's ADSs and ADRs (the "Depositary") (including a copy of the certified register of the Company reflecting the issuance of the Ordinary Shares) with a copy, in each case, to the Holder. Subject to the Holder's obligation to deliver the Aggregate Exercise Price, if applicable, on or before the third (3rd) Trading Day following the date on which the Company has received such Exercise Notice (subject to the Company's receipt of the Aggregate Exercise Price, if applicable, the Company shall (x) cause the Registrar Service Provider to deposit the number of Warrant Shares as to which this Warrant was so exercised with the custodian for the Depositary (the "Custodian"), and (y) either (A) provided that the Depositary is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of ADRs evidencing such ADSs to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system, Direct Registration System and/or Profile Modification System, as applicable, or (B) if the Depositary is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at the Holder's instruction pursuant to the Exercise Notice, the Holder's agent or designee, in each case, sent by reputable express courier to the address as specified in the applicable Exercise Notice, an ADR certificate, registered in the Company's register of members in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of ADSs to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, if applicable the Holder shall be deemed for all corporate purposes to have become the holder of record of the ADSs evidenced by ADRs with respect to which this Warrant has been exercised, irrespective of the date such ADRs are credited to the Holder's DTC account or the date of delivery of the ADR certificates evidencing such ADSs (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after such request and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares, ADSs or ADRs are to be issued upon the exercise of this Warrant, but rather the number of ADSs evidenced by ADRs to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares to the custodian for the Depositary upon exercise of this Warrant and the issuance of the ADSs and related ADRs by the Depositary upon exercise of this Warrant. Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise (as defined in Section 1(d)), (i) the Company's failure to deliver ADRs to the Holder on or prior to the second (2nd) Trading Day after the Company's receipt of the Aggregate Exercise Price shall not be deemed to be a breach of this Warrant and (ii) until such time as the Company shall have received the Aggregate Exercise Price, (x) the Holder agrees not to vote such Warrant Shares, ADSs or ADRs for any purpose and (y) the Company's failure to deliver any dividend or other distribution with respect thereto shall not be deemed to be a breach of this Warrant or any organizational document of the Company. The Holder, by its acceptance of this Warrant, acknowledges that any failure to deliver the Aggregate Exercise Price (or valid notice of a Cashless Exercise) shall be a breach by the Holder of this Warrant.

        (b)   Exercise Price.    For purposes of this Warrant, "Exercise Price" means $[            ]3 per Ordinary Share, subject to adjustment as provided herein.

        (c)   Company's Failure to Timely Deliver Securities.    If the Company shall fail, for any reason or for no reason, within the later of (i) three (3) Trading Days after receipt of the applicable Exercise Notice and (ii) two (2) Trading Days after the Company's receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise) (such later date, the "Share Delivery Deadline"), to register such underlying Ordinary Shares on the Company's register of members and deposit such Ordinary Shares with the Custodian, or to cause the Depositary to issue to the Holder an ADR certificate for the number of ADSs to which the Holder is entitled or to credit the Holder's balance account with DTC for such number of ADRs evidencing the ADSs to which the Holder is entitled upon the Holder's exercise of this Warrant (as required by Section 1(a) above) (a "Delivery Failure"), and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) ADRs to deliver in satisfaction of a sale by the Holder of all or any portion of the number of ADRs, or a sale of a number of ADRs equal to all or any portion of the number of ADRs, issuable upon such exercise that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Trading Days after the Holder's request, which shall be accompanied by a reasonably detailed statement of the Holder's purchases, and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including reasonable brokerage commissions and other reasonable out-of-pocket expenses, if any) for the ADRs so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the "Buy-In Price"), at which point the Company's obligation to so issue and deliver such ADR certificate or credit the Holder's balance account with DTC for the number of ADRs to which the Holder is entitled upon the Holder's exercise hereunder (as the case may be) (and to issue such ADRs) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder an ADR certificate or certificates or credit the Holder's balance account with DTC for the number of ADRs to which the Holder is entitled upon the Holder's exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of ADRs multiplied by (B) the lowest Closing Sale Price of the ADRs on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date immediately preceding the date of such issuance and payment under this clause (ii).

        (d)   Cashless Exercise.    Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof (i) a registration statement is not effective (or the prospectus contained therein is not available for use) for the issuance by the Company of all of the Warrant Shares (without regard to any limitations on exercise set forth therein) and (ii) an ADS Registration Statement (as defined below) is not effective or available for use for the issuance of all of the ADS Securities (as defined in the Securities Purchase Agreement) then issuable hereunder (without regard to any limitations on exercise set forth herein), then, in lieu of the Holder making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, the Holder shall instead receive upon such exercise the "Net Number" of ADRs determined according to the following formula (a "Cashless Exercise"):

(A × B) - (A × C)
Net Number	=
D

3
Insert the price equal to 112.5% of the quotient of (i) the VWAP of the ADRs as of the close of the Principal Market immediately prior to the time of execution of the Securities Purchase Agreement divided by (ii) the number of Ordinary Shares underlying one (1) ADR as of such date

        For purposes of the foregoing formula:

    A
    =    the total number of ADRs with respect to which this Warrant is then being exercised.

    B
    =     (x) the sum of the VWAP of the ADRs of each of the ten (10) Trading Days ending at the close of business on the Principal Market immediately prior to the time of exercise as set forth in the applicable Exercise Notice, divided by (y) ten (10).

    C
    =    the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise multiplied by the number of Ordinary Shares underlying one ADR at the time of such exercise.

    D
    =    the VWAP of the ADRs at the close of business on the Principal Market on the date of the delivery of the applicable Exercise Notice.

        (e)   Disputes.    In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares or ADRs to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of ADRs that are not disputed and resolve such dispute in accordance with Section 13.

        (f)    Limitations on Exercises.    Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that after giving effect to such exercise the Holder (together with any of its affiliates and any individual or entity that, together with the Holder, would form a "group" under Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement)), would beneficially own in excess of 9.99% (the "Maximum Percentage") of the Ordinary Shares. For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its affiliates shall include the number of Ordinary Shares underlying ADSs issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares underlying ADSs which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as the case may be, as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Ordinary Shares shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Ordinary Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing (including by facsimile or e-mail) to the Holder the number of Ordinary Shares then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Ordinary Shares, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of SPA Warrants.

        (g)   Insufficient Authorized Shares.    The Company shall at all times (x) keep reserved for issuance under this Warrant a number of Ordinary Shares and ADSs at least equal to the maximum number of Ordinary Shares as shall be necessary to satisfy the Company's obligation to issue Ordinary Shares hereunder (without regard to any limitation otherwise contained herein with respect to the number of Ordinary Shares that may be acquirable upon exercise of this Warrant) and (y) have available under one or more registration statement(s) on Form F-6 of the Company (collectively, the "ADS Registration Statement"), which ADS Registration Statement shall be effective and available for such issuance, the maximum number of ADRs issuable as evidence of the ADSs to be issued in exchange for such Warrant Shares hereunder (without regard to any limitation otherwise contained herein with respect to the number of Ordinary Shares that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the SPA Warrants remain outstanding the Company does not have a sufficient number of authorized, unreserved and/or available Ordinary Shares to satisfy its obligation to reserve for issuance upon exercise of the SPA Warrants at least a number of Ordinary Shares (and such ADSs and ADRs available to be issued pursuant to the ADS Registration Statement (the "Required Reserve Amount") equal to the number of Ordinary Shares, ADSs and ADRs as shall from time to time be necessary to effect the exercise of all of the SPA Warrants then outstanding (an "Authorized Share Failure"), then the Company shall immediately take all action reasonably necessary to, as applicable, increase the Company's authorized Ordinary Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount of Ordinary Shares for all the SPA Warrants then outstanding and/or if sufficient ADSs or ADRs are not available to be issued pursuant to the ADS Registration Statement then in effect, take all necessary actions, including an amendment to the ADS Registration Statement, to increase the number of ADSs and/or ADRs available to an amount sufficient to allow the Company to reserve the Required Reserve Amount of ADSs and/or ADRs for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure with respect to Ordinary Shares, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized Ordinary Shares. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its reasonable best efforts to solicit its shareholders' approval of such increase in authorized Ordinary Shares and to cause its board of directors to recommend to the shareholders that they approve such proposal. In the event that the Company is prohibited from issuing Ordinary Shares, ADSs or ADRs upon an exercise of this Warrant due to the failure by the Company to have sufficient Ordinary Shares, ADSs or ADRs available out of the authorized but unissued Ordinary Shares or available ADSs or ADRs (such aggregate number of ADRs that are not issuable due to any such failures, the "Authorization Failure ADRs"), then upon such exercise, in lieu of delivering such Authorization Failure ADRs to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorized Failure ADRs at a price equal to the sum of (i) the product of (x) such number of Authorization Failure ADRs and (y) the greatest Closing Sale Price of the ADRs on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure ADRs to the Company and ending on the date immediately preceding the date of such issuance and payment under this Section 1(g) and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) ADRs to deliver in satisfaction of a sale by the Holder of Authorization

Failure ADRs, any reasonable brokerage commissions and other reasonable out-of-pocket expenses, if any, of the Holder incurred in connection therewith.

        (h)   Right to Receive Ordinary Shares.    Notwithstanding anything herein to the contrary, with respect to any exercise of this Warrant or other event in which the Company or any other Person shall be required to deliver ADSs or ADRs to the Holder in accordance herewith, at the option of the Holder (as evidenced by a written notice of the Holder to the Company), the Holder may elect to accept Ordinary Shares in lieu of such ADSs or ADRs with respect thereto; provided, that such election shall not apply to any other exercise or event hereunder except as explicitly set forth in such written notice.

        (i)    Reset Exercise.

          (i)    General.    The Company shall have the right, by delivery of written notice (the "Reset Exercise Notice", and such notice date the "Reset Exercise Notice Date", and such election, a "Reset Election") to the Holder on any Trading Day during the five Trading Day period ending and including [            ]4, to permit the Holder to exercise this Warrant into Ordinary Shares represented by ADSs evidenced by ADRs at the Reset Exercise Price on any day during the period commencing on the Trading Day immediately following the Reset Exercise Notice Date through and including the Expiration Date (such period, the "Reset Exercise Eligibility Period").

          (ii)   Mechanics.    At any time during the Reset Exercise Eligibility Period, the Holder may voluntarily exercise this Warrant (with "Reset Exercise Price" replacing "Exercise Price" for all purposes hereunder with respect to such exercise of this Warrant) (each, a "Reset Exercise") by designating in the Exercise Notice delivered pursuant to Section 1(a) that the Holder is electing to use the Reset Exercise Price for such Reset Exercise. Notwithstanding anything to the contrary in this Section 1(i), but subject to Section 1(f), if a Delivery Failure occurs with respect to such Reset Exercise, the Holder shall have the right to withdraw any such Exercise Notice with respect to such Reset Exercise and exercise this Warrant pursuant to Section 1(a) without regard to this Section 1(i).

2.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.    The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

        (a)   Share Dividends and Splits.    Without limiting any provision of Section 2(b) or Section 4, if the Company, at any time on or after the date of the Securities Purchase Agreement, (i) pays a share dividend on one or more classes of its then outstanding Ordinary Shares or otherwise makes a distribution on any class of share capital that is payable in Ordinary Shares, (ii) subdivides (by any share split, share dividend, recapitalization or otherwise) one or more classes of its then-outstanding Ordinary Shares into a larger number of shares or (iii) combines (by combination, reverse share split or otherwise) one or more classes of its then outstanding Ordinary Shares into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

4
Insert five month anniversary of the Issuance Date

        (b)   Adjustment Upon Issuance of Ordinary Shares.    If and whenever on or after the date of the Securities Purchase Agreement, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any Ordinary Shares (including the issuance or sale of Ordinary Shares owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) (each, a "Subsequent Placement") for a consideration per share (the "New Issuance Price") less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Exercise Price then in effect is referred to as the "Applicable Price") (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance and the number of Ordinary Shares Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the net consideration, if any, received by the Company upon such Dilutive Issuance (as determined and, if applicable, adjusted, pursuant to Section 2(b)(iv) below), by (2) the product derived by multiplying (I) the Exercise Price in effect immediately prior to such Dilutive Issuance by (II) the sum of (x) the number of Ordinary Shares Deemed Outstanding immediately prior to such Dilutive Issuance and (y) the number of Ordinary Shares issued (or deemed issued in such Dilutive Issuance pursuant to Sections 2(b)(i) and 2(b)(ii) below, regardless of whether such Options or Convertible Securities are actually convertible or exercisable at such time, but excluding any Ordinary Shares issued (or deemed issued pursuant to Sections 2(b)(i) and 2(b)(ii) below) under any Secondary Securities (as defined below), if any). For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and consideration per share under this Section 2(b)), the following shall be applicable:

          (i)    Issuance of Options.    If the Company in any manner grants or sells any Options and the lowest price per share (before giving effect to any anti-dilution adjustment) for which one Ordinary Share is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(b)(i), the "lowest price per share for which one Ordinary Share is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Ordinary Share upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option and (y) the lowest exercise price (before giving effect to any anti-dilution adjustment) set forth in such Option for which one Ordinary Share is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration, other than the Ordinary Shares received upon exercise pursuant to the terms thereof, received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). For the avoidance of doubt, the fair market value of the portion of any such Option surrendered by a holder of an Option in exchange for one Ordinary Share in any cashless exercise or net share settlement shall be deemed to be the consideration received by the Company for such Ordinary Share issued upon exercise of such Option and shall be determined in accordance with Section 2(b)(iv) below. Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Ordinary Shares or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Ordinary Shares upon conversion, exercise or exchange of such Convertible Securities.

          (ii)   Issuance of Convertible Securities.    If the Company in any manner issues or sells any Convertible Securities and the lowest price per share (before giving effect to any anti-dilution adjustments) for which one Ordinary Share is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(b)(ii), the "lowest price per share for which one Ordinary Share is issuable upon the conversion, exercise or exchange thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Ordinary Share upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security (before giving effect to any anti-dilution adjustments) and (y) the lowest conversion price set forth in such Convertible Security for which one Ordinary Share is issuable upon conversion, exercise or exchange thereof (before giving effect to any anti-dilution adjustments) minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration, other than the Ordinary Share received upon conversion pursuant to the terms thereof, received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Ordinary Shares upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

          (iii)  Change in Option Price or Rate of Conversion.    If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Ordinary Shares increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Ordinary Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. Notwithstanding the foregoing, no adjustment pursuant to this Section 2(b) shall be made with respect to any adjustment to the class of Ordinary Shares covered by Section 2(a) above or this Section 2(b) to the extent an analogous adjustment is made pursuant to the terms hereof. No adjustment pursuant to this Section 2(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

          (iv)  Calculation of Consideration Received.    If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the "Primary Security", and such other securities, the "Secondary Securities"), together comprising one integrated transaction, the Primary Security issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (A) the aggregate consideration received by the Company to purchase such Primary Security and the Secondary Securities, minus (B) the product of (x) solely with respect to the Secondary Securities, the sum of (I) the Black Scholes Consideration Value of such Option, if any, (II) the fair market value (as determined by the Holder) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 2(b)(iv) multiplied by (y) the aggregate number of Ordinary Shares issued (or deemed issued pursuant to Sections 2(b)(i) and 2(b)(ii) below, regardless of whether such Options or Convertible Securities are actually convertible or exercisable at such time) in such Dilutive Issuance pursuant to such Secondary Securities. If any Ordinary Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Ordinary Shares, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any Ordinary Shares, Options or Convertible Securities are issued or sold for a consideration other than cash (for the purpose of determining the consideration paid for such Ordinary Shares, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value), the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any Ordinary Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity (for the purpose of determining the consideration paid for such Ordinary Shares, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value), the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Ordinary Shares, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities (for the purpose of determining the consideration paid for such Ordinary Shares, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

          (v)   Record Date.    If the Company takes a record of the holders of Ordinary Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Ordinary Shares, ADSs, Options or in Convertible Securities or (B) to subscribe for or purchase Ordinary Shares, ADSs, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

        (c)   Number of Warrant Shares.    Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 2, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). Simultaneously with any Forced Exercise or Reset Election, the remaining number of Warrant Shares that may then be purchased upon exercise of this Warrant shall be increased proportionately, so that after such Forced Exercise or Reset Election, as applicable, the aggregate Forced Exercise Price or Reset Exercise Price, as applicable, payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such Forced Exercise or Reset Election, as applicable, (without regard to any limitations on exercise contained herein).

        (d)   Holder's Right of Alternative Exercise Price Following Issuance of Certain Options or Convertible Securities.    In addition to and not in limitation of the other provisions of this Section 2, if the Company in any manner issues or sells any Options or Convertible Securities after the Subscription Date that are convertible into or exchangeable or exercisable for Ordinary Shares at a price which varies or may vary with the market price of the Common Shares, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) and customary "change of control" or similar share make-whole provisions (each of the formulations for such variable price being herein referred to as, the "Variable Price"), the Company shall provide written notice thereof via facsimile and e-mail to the Holder on the date of issuance of such Convertible Securities or Options. From and after the date the Company issues any such Convertible Securities or Options with a Variable Price, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Exercise Price upon exercise of this Warrant by designating in the Exercise Notice delivered upon any exercise of this Warrant that solely for purposes of such exercise the Holder is relying on the Variable Price rather than the Exercise Price then in effect. The Holder's election to rely on a Variable Price for a particular exercise of this Warrant shall not obligate the Holder to rely on a Variable Price for any future exercises of this Warrant.

        (e)   ADS and ADRs.    For the purpose of this Section 2, any ADS and ADRs issued or issuable (or deemed issued or issuable) in connection with any issuance of Ordinary Shares, Options or Convertible Securities, as applicable, shall be evaluated solely based on any underlying Ordinary Shares as if such underlying Ordinary Shares had never been exchanged for ADSs represented by ADRs in connection therewith.

        (f)    Calculations.    All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of Ordinary Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Ordinary Shares.

        (g)   [INTENTIONALLY OMITTED]

3.    RIGHTS UPON DISTRIBUTION OF ASSETS.    Except with respect to any dividend or other distribution covered by Section 2(a) above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares or ADSs, by way of return of capital or otherwise (including, without limitation, any distribution of cash, share or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares and/or ADSs, as applicable, acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares and/or ADSs are to be determined for the participation in such Distribution (provided, however, to the extent that the

Holder's right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such Ordinary Shares and/or ADSs as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4.     PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

        (a)   Purchase Rights.    Except with respect to any dividend or other distribution covered by Sections 2(a) or 3 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase share, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares or ADSs (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares and/or ADSs, as applicable, acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares and/or ADSs are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares and/or ADSs as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

        (b)   Assumption Fundamental Transactions; Change of Control Events.    The Company shall not enter into or be party to a Fundamental Transaction (other than a Change of Control) (an "Assumption Fundamental Transaction") unless the Successor Entity (if the Successor Entity is not the Company) assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of share capital equivalent to the Ordinary Shares represented by ADSs acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction (other than a Change of Control), and with an exercise price which applies the exercise price hereunder to such shares of share capital (but taking into account the relative value of the Ordinary Shares and related ADSs pursuant to such Assumption Fundamental Transaction and the value of such shares of share capital, such adjustments to the number of shares of share capital and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction (other than a Change of Control)). Upon the consummation of each Fundamental Transaction (other than a Change of Control), the Successor Entity (if the Successor Entity is not the Company) shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction (other than a Change of Control), the provisions of this Warrant and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction (other than a Change of Control), the Successor Entity (if the Successor Entity is not the

Company) shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction (other than a Change of Control), in lieu of the Ordinary Shares or ADSs (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter, mutatis mutandis to give effect to the Change of Control)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction (other than a Change of Control), such shares of common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Assumption Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Assumption Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(e) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Assumption Fundamental Transaction without the assumption of this Warrant. Prior to the consummation of any Change of Control pursuant to which holders of Ordinary Shares or ADSs are entitled to receive securities or other assets with respect to or in exchange for Ordinary Shares or ADSs (a "Change of Control Event"), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Change of Control but prior to the Expiration Date, in lieu of the shares of the Ordinary Shares or ADSs (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Change of Control, such shares of share, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Change of Control had this Warrant been exercised immediately prior to the applicable Change of Control (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder (it being understood that the Holder's consent thereto shall not be unreasonably withheld or delayed).

        (c)   Black Scholes Value.    Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Change of Control, (y) the consummation of any Change of Control and (z) the Holder first becoming aware of any Change of Control through the date later of (A) the Trading Day immediately prior to the date of consummation of such Change of Control and (B) ninety (90) days after the public disclosure of the consummation of such Change of Control by the Company pursuant to a Current Report on Form 6-K filed with the SEC, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of the consummation of such Change of Control (or, if such request is delivered after the date of consummation of such Change of Control, on the fifth (5th) Trading Day after the date of such request) by paying to the Holder cash in an amount equal to the Black Scholes Value.

        (d)   Application.    The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Change of Control Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of share capital registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5.    NONCIRCUMVENTION.    The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Association (as defined in the Securities Purchase Agreement) or other governing documents or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all reasonably necessary action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Ordinary Shares or ADSs receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall not adjust the ratio of ADSs represented by an ADR or the ratio of Ordinary Shares represented by ADSs and ADRs, (iii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Ordinary Shares and ADSs evidenced by ADRs upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Ordinary Shares, solely for the purpose of effecting the exercise of the SPA Warrants, the maximum number of Ordinary Shares and ADSs evidenced by ADRs as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6.    WARRANT HOLDER NOT DEEMED A STOCKHOLDER.    Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of share, reclassification of share, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, to the extent such notices and other information are not filed with or furnished to the Securities and Exchange Commission, contemporaneously with the giving thereof to the shareholders.

7.     REISSUANCE OF WARRANTS.

        (a)   Transfer of Warrant.    If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant are being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Notwithstanding anything herein to the contrary, until a transferee of this Warrant (or any portion thereof) other than the Company has entered into a joinder agreement to the Securities Purchase Agreement, pursuant to which such transferee agrees to abide by the covenants and limitations applicable to the Holder set for the in the Securities Purchase Agreement (including, without limitation, Section 4(t) thereof), this Warrant may not be exercised by such transferee.

        (b)   Lost, Stolen or Mutilated Warrant.    Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

        (c)   Exchangeable for Multiple Warrants.    This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional Ordinary Shares shall be given.

        (d)   Issuance of New Warrants.    Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of Ordinary Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.    NOTICES.    Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly following each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s) and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Ordinary Shares or ADSs, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property to holders of Ordinary Shares or ADSs, in each case, as a class or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the SEC (as defined in the Securities Purchase Agreement) pursuant to a Current Report on Form 6-K. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company absent manifest error.

9.    AMENDMENT AND WAIVER.    Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10.    SEVERABILITY.    If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11.    GOVERNING LAW.    This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12.    CONSTRUCTION; HEADINGS.    This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Subscription Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

13.    DISPUTE RESOLUTION.    In the case of a dispute as to the determination of any Market Price, the Reset Exercise Price, the Forced Exercise Price, the Exercise Price, the Closing Bid Price, the Closing Sale Price or fair market value or the arithmetic calculation of the number of Warrant Shares and/or ADRs (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute (including, without limitation, as to whether any issuance or sale or deemed issuance or sale was an issuance or sale or deemed issuance or sale of Excluded Securities). If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of any Market Price, the Reset Exercise Price, the Forced Exercise Price, the Exercise Price, the Closing Sale Price or fair market value or the number of Warrant Shares and/or ADRs (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Market Price, the Reset Exercise Price, the Forced Exercise Price, the Exercise

Price, the Closing Bid Price, the Closing Sale Price or fair market value (as the case may be) to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the number of Warrant Shares and/or ADRs to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank's or accountant's determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

14.    REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.    The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein (it being understood that nothing contained herein is intended to affect the Company's ability to comply with applicable accounting or tax standards, rules, regulations or pronouncements, in each case as it shall deem appropriate or advisable). Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company's compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15.    TRANSFER.    This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16.    CERTAIN DEFINITIONS.    For purposes of this Warrant, the following terms shall have the following meanings:

        (a)   [INTENTIONALLY OMITTED]

        (b)   [INTENTIONALLY OMITTED]

        (c)   "Adjustment Right" means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 2) of Ordinary Shares and/or ADSs (other than rights of the type described in Section 3 and 4 hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

        (d)   "Approved Stock Plan" means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which Ordinary Shares, ADSs, standard options to purchase Ordinary Shares and/or ADSs, stock and/or ADS appreciation rights, restricted stock and/or ADS units and/or similar equity compensation benefits may be issued to any employee, officer, consultant or director for services provided to the Company or any Subsidiary in their capacity as such.

        (e)   "Black Scholes Consideration Value" means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the "OV" function on Bloomberg utilizing (i) an underlying price per Ordinary Share equal to the quotient of (x) the Closing Sale Price of the ADRs on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be) divided by (y) the number of Ordinary Shares underlying one (1) ADR as of the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 80% and the 30 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be).

        (f)    "Black Scholes Value" means the value of the unexercised portion of this Warrant remaining on the date of the Holder's request pursuant to Section 4(c), which value is calculated using the Black Scholes Option Pricing Model obtained from the "OV" function on Bloomberg utilizing (i) an underlying price per Ordinary Share equal to the quotient of (x) the greater of (1) the highest Closing Sale Price of the ADRs during the period beginning on the Trading Day immediately preceding the announcement of the applicable Change of Control (or the consummation of the applicable Change of Control, if earlier) and ending on the Trading Day of the Holder's request pursuant to Section 4(c) and (2) the sum of the price per ADR being offered in cash in the applicable Change of Control (if any) plus the value of the non-cash consideration being offered in the applicable Change of Control (if any), divided by (y) the number of Ordinary Shares underlying one (1) ADR as of the Trading Day of the Holder's request pursuant to Section 4(c), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder's request pursuant to Section 4(c), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder's request pursuant to Section 4(c) and (2) the remaining term of this Warrant as of the date of consummation of the applicable Change of Control or as of the date of the Holder's request pursuant to Section 4(c) if such request is prior to the date of the consummation of the applicable Change of Control, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 80% and the 30 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (x) the public disclosure of the applicable Change of Control, (y) the consummation of the applicable Change of Control and (z) the date on which the Holder first became aware of the applicable Change of Control. For purposes of any given date of determination with respect to this definition occurring prior to the Adjustment Time, each of the adjustments to occur at the Adjustment Time hereunder shall be deemed to have occurred on the Trading Day immediately prior to such date of determination, mutatis mutandis.

        (g)   "Bloomberg" means Bloomberg, L.P.

        (h)   "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York, the Cayman Islands or Shanghai are authorized or required by law to remain closed.

        (i)    "Change of Control" means any Fundamental Transaction other than (i) any consolidation or merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the Ordinary Shares and/or ADSs in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries, (iv) any Fundamental Transaction described in clauses (1) or (2) of the definition thereof involving any Subsidiary of the Company that is not a "significant subsidiary" (as defined in Rule 1-02 of Regulation S-X) (other than a series of related transactions), (v) any Fundamental Transaction with respect to JA (Hefei) Renewable Energy Co., Ltd. (Hefei, China) or Hefei JA Solar Technology Co., Ltd. (Hefei, China) or (vi) any Fundamental Transaction with respect to a Subsidiary formed for the purpose of developing a project, which Subsidiary is intended to be sold in connection with the sale of such project.

        (j)    "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during such period.

        (k)   "Convertible Securities" means any shares or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Ordinary Shares or ADSs.

        (l)    "Eligible Market" means The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

        (m)  "Equity Conditions" means: (i) on each day during the period beginning twenty-one Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), the ADRs shall have been listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market be pending in writing by such Eligible Market; (ii) on each day during the Equity Conditions Measuring Period, the Company shall have delivered all Warrant Shares issuable upon exercise of this Warrant and ADRs and Ordinary Shares issuable upon exercise or conversion, as applicable, of any other Option or Convertible Security held by the Holder on a timely basis pursuant to the applicable provisions hereof; (iii) any Warrant Shares to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which ADRs are then listed or designated for quotation (as applicable); (iv) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (v) the Holder shall not be in possession of any material, non-public information provided to the Holder by the Company, any of its affiliates or any of their respective officers, employees, directors, representatives, agents or the like; (vi) on each day during the Equity Conditions Measuring Period, the Company shall not be in breach of any material term or condition of this Warrant and (vii) on each day during the Equity Conditions Measuring Period, there shall not be any Volume Failure or any Price Failure.

        (n)   "Equity Conditions Failure" means, with respect to a particular date of determination, that on any day during the period commencing twenty (20) Trading Days immediately prior to such date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

        (o)   "Excluded Securities" means (i) Ordinary Shares or ADRs or standard options to purchase Ordinary Shares or ADRs issued to directors, consultants, officers or employees of the Company or any Subsidiary in their capacity as such pursuant to an Approved Share Plan (as defined above); (B) Ordinary Shares or ADRs issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Ordinary Shares or ADRs issued pursuant to an Approved Share Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Ordinary Shares or ADRs issued pursuant to an Approved Share Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Ordinary Shares or ADRs issued pursuant to an Approved Share Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Ordinary Shares or ADRs issued pursuant to an Approved Share Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (C) the Purchased Shares (as defined in the Securities Purchase Agreement), (D) the Ordinary Shares issuable upon exercise of the SPA Warrants and (E) the ADR Securities (as defined in the Securities Purchase Agreement).

        (p)   "Expiration Date" means [                        ]5 or, if such date falls on a day on which trading does not take place on the Principal Market (a "Holiday"), the next date that is not a Holiday.

        (q)   [INTENTIONALLY OMITTED]

        (r)   [INTENTIONALLY OMITTED]

        (s)   "Fundamental Transaction" means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its

5
Insert six month anniversary of the Issuance Date

respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Shares of the Company (not including any shares of Voting Shares of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Shares of the Company (not including any shares of Voting Shares of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Shares of the Company.

        (t)    "Market Price" means, for any given date, the VWAP of the ADRs of such Trading Day immediately preceding such given date (the "Market Price Measuring Date").

        (u)   [Intentionally Omitted]

        (v)   "Options" means any rights, warrants or options to subscribe for or purchase Ordinary Shares, ADSs or Convertible Securities.

        (w)  "Ordinary Shares" means (i) the Company's ordinary shares, $0.0001 par value per share, and (ii) any share capital into which such ordinary shares shall have been changed or any share capital resulting from a reclassification of such ordinary shares.

        (x)   "Ordinary Shares Deemed Outstanding" means, at any given time, the number of Ordinary Shares actually outstanding at such time (including, without limitation, any Ordinary Shares underlying any ADSs outstanding at such time), but excluding any Ordinary Shares and ADSs owned or held by or for the account of the Company.

        (y)   "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common equity or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

        (z)   "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

        (aa) "Principal Market" means the Nasdaq Global Select Market.

        (bb) "Price Failure" means, with respect to a particular date of determination, the VWAP of ADRs on any Trading Day during the fifteen (15) consecutive Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed $5.00 (as adjusted for any stock splits, shares dividends, shares combinations, recapitalizations or other similar transactions). All such determinations to be appropriately adjusted for any shares splits, shares dividends, shares combinations, recapitalizations or other similar transactions during such Price Failure Measuring Period.

        (cc) "Reset Exercise Price" means, with respect to any Reset Exercise that price which shall be the quotient of (X) the lower of (i) the applicable Exercise Price as in effect on the Reset Exercise Notice Date and (ii) 94% of the Market Price of the ADRs on the Reset Exercise Notice Date, divided by

(Y) the number of Ordinary Shares underlying one (1) ADR as of the applicable Market Price Measuring Date.

        (dd) "Series A-1 Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all Series A-1 Warrants issued in exchange therefor or replacement thereof.

        (ee) "Series A-2 Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all Series A-2 Warrants issued in exchange therefor or replacement thereof.

        (ff)  "Series A-3 Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all Series A-3 Warrants issued in exchange therefor or replacement thereof.

        (gg) "Series B Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all Series B Warrants issued in exchange therefor or replacement thereof.

        (hh) "Subsidiary" means any Person in which the Company, directly or indirectly, (i) owns any of the outstanding share capital or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing.

        (ii)   "Successor Entity" means the Person (or, if applicable, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if applicable, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

        (jj)   "Trading Day" means any day on which the ADRs are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the ADRs, then on the principal securities exchange or securities market on which the ADRs are then traded, provided that "Trading Day" shall not include any day on which the ADRs are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the ADRs are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

        (kk) "Volume Failure" means, with respect to a particular date of determination, that the aggregate daily dollar trading volume (as reported on Bloomberg) of the ADRs on the Eligible Market on which ADRs are listed or designated for quotation on any of the twenty (20) Trading Days with the highest such aggregate daily trading volume during the thirty (30) consecutive Trading Day period ending on the Trading Day immediately preceding such date of determination is less than $8,000,000.

        (ll)   "Voting Shares" of a Person means share capital of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time share capital of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        (mm)  "VWAP" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during such period.

17.   FORCED EXERCISE.

        (a)   General.    If a Reset Election has occurred hereunder, so long as (i) the Registration Statement shall be effective and available for the issuance to the Holder of all of the Warrant Shares then issuable hereunder (without regard to any limitations on exercise set forth herein), (ii) the ADS Registration Statement shall be available for the issuance to the Holder of ADSs evidenced by ADRs to be issued upon any issuance of the Warrant Shares then issuable hereunder (without regard to any limitations on exercise set forth herein), in each case, on each Trading Day during the Reset Exercise Eligibility Period and (iii) no Equity Conditions Failure shall exist (collectively, the "Forced Exercise Conditions"), then on the Expiration Date, the Company shall have the right to require the Holder to exercise all, or any part, of this Warrant for all of the then-remaining Warrant Shares in accordance with Section 1 hereof (the "Forced Exercise") at the Forced Exercise Price.

        (b)   Mechanics.    If a Reset Election has occurred hereunder and the Forced Exercise Conditions have been satisfied, the Company may exercise its right to require a Forced Exercise on one occasion by delivering, on or after the tenth (10th) Trading Day prior to the Expiration Date and on or prior to the fifth (5th) Trading Day prior to the Expiration Date, a written notice thereof by facsimile and e-mail to the Holder (the "Forced Exercise Notice" and the date the Holder receives such notice by facsimile is referred to as the "Forced Exercise Notice Date"). Except as set forth below, the Forced Exercise Notice shall be irrevocable. The Forced Exercise Notice shall (1) state that the Company is electing to effect a Forced Exercise on the Expiration Date (the "Forced Exercise Date"), (2) state the number of Warrant Shares to be exercised by the Holder on the Forced Exercise Date (subject to any adjustments thereto pursuant to Section 2 that may occur prior to the Forced Exercise Date), and (3) contain a certification from an officer or director of the Company that the Forced Exercise Conditions shall have been satisfied as of the Forced Exercise Notice Date. After the close of the Principal Market on the Trading Day immediately prior to the Forced Exercise Date, the parties shall cooperate to determine (x) the Forced Exercise Price and (y) the Aggregate Exercise Price with respect thereto. If the Company has elected a Forced Exercise, the mechanics of exercise set forth in Section 1 (with "Forced Exercise Price" replacing "Exercise Price" for all purposes hereunder with respect to such exercise of this Warrant) shall apply, to the extent applicable, as if the Company had received from the Holder on the Forced Exercise Date an Exercise Notice with respect to the number of Warrant Shares subject to the Forced Exercise as set forth in such Forced Exercise Notice. If the Company fails to meet any of the Forced Exercise Conditions on the Forced Exercise Date, the Company shall delivery a written notice to the Holder of such failure and, unless such failure is waived by the Holder (or, in the case of a Price Failure, unless such failure is waived by both the Holder and the Company), such Forced Exercise Notice shall be null and void and the Company shall not be permitted to effect a Forced Exercise hereunder.

        [signature page follows]

        IN WITNESS WHEREOF, the Company has caused this Series A-2 Warrant to Purchase Ordinary Shares Represented by American Depositary Shares to be duly executed as of the Issuance Date set out above.

JA SOLAR HOLDINGS CO., LTD.
By:	Name: Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

SERIES A-2 WARRANT TO PURCHASE
ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES

JA SOLAR HOLDINGS CO., LTD.

        The undersigned holder hereby exercises the right to purchase                                      of the Ordinary Shares ("Warrant Shares") represented by                                      American Depositary Shares (the "ADSs") of JA Solar Holdings Co., Ltd., an exempted Company incorporated under the laws of the Cayman Islands (the "Company"), evidenced by a Series A-2 Warrant to Purchase Ordinary Shares Represented by American Depositary Shares, No.                          (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

        1.     Form of Exercise Price.    The Holder intends that payment of the Exercise Price shall be made as:

a "Cash Exercise" with respect to Warrant Shares; and/or
a "Cashless Exercise" with respect to Warrant Shares.
☐
   If this Exercise Notice is being delivered during a Reset Exercise Eligibility Period, the Holder is hereby electing to use the Reset Exercise Price of $

        2.     Payment of Exercise Price.    In the event that Cash Exercise applies with respect to the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $                                     to the Company in accordance with the terms of the Warrant.

        3.     Delivery of ADRs evidencing ADSs.    The Company shall deliver to Holder, or its designee or agent as specified below,                                      American Depositary Receipts representing the ADSs representing the Warrant Shares to be issued pursuant hereto in accordance with the terms of the Warrant.

                         Delivery shall be made to Holder, or for its benefit, to the following address:

                         Delivery shall be made to Holder, or for its benefit, through the Deposit/Withdrawal at Custodian system, Direct Registration System and/or Profile Modification System, as applicable, of the Depository Trust Company as follows:

Name of DTC Participant acting for undersigned:

DTC Participant Account No.:

Account No. for undersigned at DTC Participant (f/b/o information):

Onward Delivery Instructions of undersigned:

Contact person at DTC Participant:

Daytime telephone number of contact person at DTC Participant:

Date:                                              ,

Name of Registered Holder
By:	Name: Title:

 EXHIBIT B-1

ACKNOWLEDGMENT

        The Company hereby acknowledges this Exercise Notice and hereby directs                                      to issue the above indicated number of Ordinary Shares in accordance with the Registrar Service Provider Instructions dated                                     , 20            , from the Company and acknowledged and agreed to by                                     .

        Please take this Acknowledgement, together with such prior Registrar Service Provider Instruction, as your instruction to (i) register the ordinary shares noted below to be issued pursuant to this Exercise Notice at par, (ii) update the register of members of the Company and (iii) prepare new share certificates and deliver the same to the recipients as detailed below:

Number of ordinary shares	Name of shareholder	Name and place of recipient
	[INSERT DEPOSITARY NAME]	[INSERT DEPOSITARY ADDRESS]

        Please promptly fax a copy of the updated register of members to [INSERT DEPOSITARY NAME] at                                     .

JA SOLAR HOLDINGS CO., LTD.
By:	Name: Title:

 EXHIBIT B-2

ACKNOWLEDGMENT

        The Company hereby acknowledges this Exercise Notice and hereby directs                                      to issue the above indicated number of ADSs evidenced by ADRs in accordance with the instructions set forth in this Exercise Notice and the Depositary Instructions dated                                     , 20            , from the Company and acknowledged and agreed to by                                     .

JA SOLAR HOLDINGS CO., LTD.
By:	Name: Title:

ANNEX C

[FORM OF SERIES A-3 WARRANT]

JA SOLAR HOLDINGS CO., LTD.

SERIES A-3 WARRANT TO PURCHASE ORDINARY SHARES
REPRESENTED BY AMERICAN DEPOSITARY SHARES

Series A-3 Warrant No.: A-3-

Date of Issuance: [                                    ], 2013 ("Issuance Date")

        JA Solar Holdings Co., Ltd., an exempted Company incorporated under the laws of the Cayman Islands (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [                        ], the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Series A-3 Warrant to Purchase Ordinary Shares Represented by American Depositary Shares of the Company (including any Series A-3 Warrants to Purchase Ordinary Shares Represented by American Depositary Shares issued in exchange, transfer or replacement hereof, the "Warrant"), at any time or times on or after [                        ]1 (the "Initial Exercisability Date"), until 11:59 p.m., New York time, on the Expiration Date (as defined below), [                                    ]2 (subject to adjustment as provided herein) fully paid and nonassessable Ordinary Shares (as defined below), with each 5 Ordinary Shares represented by an American Depositary Share (an "ADS"), evidenced by American Depositary Receipt (an "ADR") (in each case, subject to adjustment upon any change in the ratio of Ordinary Shares to ADSs and/or ADRs or the ratio of ADSs to ADRs, as applicable) (such Ordinary Shares issuable upon exercise hereof, the "Warrant Shares"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to Purchase Ordinary Shares Represented by American Depositary Shares (the "SPA Warrants") issued pursuant to (i) Section 1 of that certain Securities Purchase Agreement, dated as of [                        , 2013] (the "Subscription Date"), by and among the Company and the investors (the "Buyers") referred to therein, as amended from time to time (the "Securities Purchase Agreement") and (ii) the Company's Registration Statement on Form S-3 (File number 333-188895) (the "Registration Statement").

1.    EXERCISE OF WARRANT.

        (a)   Mechanics of Exercise.    Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any Trading Day on or after the Initial Exercisability Date, in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the "Aggregate Exercise Price") in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant

1
Insert the Issuance Date
2
Insert a number equal to the quotient of (x) $24 million, divided by (y) the quotient of (i) 112.5% VWAP of the ADRs as of the close of the Principal Market immediately prior to the time of execution of the Securities Purchase Agreement divided by (ii) the number of Ordinary Shares underlying one (1) ADR as of such date

Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the ADRs in accordance with the terms hereof. On or before the first (1st) Business Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Exercise Notice, in the forms attached hereto as Exhibit B-1 and Exhibit B-2, respectively, to the Company's transfer agent (the "Registrar Service Provider") and the depositary for the Company's ADSs and ADRs (the "Depositary") (including a copy of the certified register of the Company reflecting the issuance of the Ordinary Shares) with a copy, in each case, to the Holder. Subject to the Holder's obligation to deliver the Aggregate Exercise Price, if applicable, on or before the third (3rd) Trading Day following the date on which the Company has received such Exercise Notice (subject to the Company's receipt of the Aggregate Exercise Price, if applicable, the Company shall (x) cause the Registrar Service Provider to deposit the number of Warrant Shares as to which this Warrant was so exercised with the custodian for the Depositary (the "Custodian"), and (y) either (A) provided that the Depositary is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of ADRs evidencing such ADSs to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system, Direct Registration System and/or Profile Modification System, as applicable, or (B) if the Depositary is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at the Holder's instruction pursuant to the Exercise Notice, the Holder's agent or designee, in each case, sent by reputable express courier to the address as specified in the applicable Exercise Notice, an ADR certificate, registered in the Company's register of members in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of ADSs to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, if applicable the Holder shall be deemed for all corporate purposes to have become the holder of record of the ADSs evidenced by ADRs with respect to which this Warrant has been exercised, irrespective of the date such ADRs are credited to the Holder's DTC account or the date of delivery of the ADR certificates evidencing such ADSs (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after such request and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares, ADSs or ADRs are to be issued upon the exercise of this Warrant, but rather the number of ADSs evidenced by ADRs to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares to the custodian for the Depositary upon exercise of this Warrant and the issuance of the ADSs and related ADRs by the Depositary upon exercise of this Warrant. Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise (as defined in Section 1(d)), (i) the Company's failure to deliver ADRs to the Holder on or prior to the second (2nd) Trading Day after the Company's receipt of the Aggregate Exercise Price shall not be deemed to be a breach of this Warrant and (ii) until such time as the Company shall have received the Aggregate Exercise Price, (x) the Holder agrees not to vote such Warrant Shares, ADSs or ADRs for any purpose and (y) the Company's failure to deliver any dividend or other distribution with respect thereto shall not be deemed to be a breach of this Warrant or any organizational document of the Company. The Holder, by its acceptance of this Warrant, acknowledges that any failure to deliver the Aggregate Exercise Price (or valid notice of a Cashless Exercise) shall be a breach by the Holder of this Warrant.

        (b)   Exercise Price.    For purposes of this Warrant, "Exercise Price" means $[            ]3 per Ordinary Share, subject to adjustment as provided herein.

        (c)   Company's Failure to Timely Deliver Securities.    If the Company shall fail, for any reason or for no reason, within the later of (i) three (3) Trading Days after receipt of the applicable Exercise Notice and (ii) two (2) Trading Days after the Company's receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise) (such later date, the "Share Delivery Deadline"), to register such underlying Ordinary Shares on the Company's register of members and deposit such Ordinary Shares with the Custodian, or to cause the Depositary to issue to the Holder an ADR certificate for the number of ADSs to which the Holder is entitled or to credit the Holder's balance account with DTC for such number of ADRs evidencing the ADSs to which the Holder is entitled upon the Holder's exercise of this Warrant (as required by Section 1(a) above) (a "Delivery Failure"), and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) ADRs to deliver in satisfaction of a sale by the Holder of all or any portion of the number of ADRs, or a sale of a number of ADRs equal to all or any portion of the number of ADRs, issuable upon such exercise that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Trading Days after the Holder's request, which shall be accompanied by a reasonably detailed statement of the Holder's purchases, and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including reasonable brokerage commissions and other reasonable out-of-pocket expenses, if any) for the ADRs so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the "Buy-In Price"), at which point the Company's obligation to so issue and deliver such ADR certificate or credit the Holder's balance account with DTC for the number of ADRs to which the Holder is entitled upon the Holder's exercise hereunder (as the case may be) (and to issue such ADRs) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder an ADR certificate or certificates or credit the Holder's balance account with DTC for the number of ADRs to which the Holder is entitled upon the Holder's exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of ADRs multiplied by (B) the lowest Closing Sale Price of the ADRs on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date immediately preceding the date of such issuance and payment under this clause (ii).

        (d)   Cashless Exercise.    Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof (i) a registration statement is not effective (or the prospectus contained therein is not available for use) for the issuance by the Company of all of the Warrant Shares (without regard to any limitations on exercise set forth therein) and (ii) an ADS Registration Statement (as defined below) is not effective or available for use for the issuance of all of the ADS Securities (as defined in the Securities Purchase Agreement) then issuable hereunder (without regard to any limitations on exercise set forth herein), then, in lieu of the Holder making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, the Holder shall instead receive upon such exercise the "Net Number" of ADRs determined according to the following formula (a "Cashless Exercise"):

(A × B) - (A × C)
Net Number	=
D

3
Insert the price equal to 112.5% of the quotient of (i) the VWAP of the ADRs as of the close of the Principal Market immediately prior to the time of execution of the Securities Purchase Agreement divided by (ii) the number of Ordinary Shares underlying one (1) ADR as of such date

        For purposes of the foregoing formula:

    A
    =    the total number of ADRs with respect to which this Warrant is then being exercised.

    B
    =     (x) the sum of the VWAP of the ADRs of each of the ten (10) Trading Days ending at the close of business on the Principal Market immediately prior to the time of exercise as set forth in the applicable Exercise Notice, divided by (y) ten (10).

    C
    =    the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise multiplied by the number of Ordinary Shares underlying one ADR at the time of such exercise.

    D
    =    the VWAP of the ADRs at the close of business on the Principal Market on the date of the delivery of the applicable Exercise Notice.

        (e)   Disputes.    In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares or ADRs to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of ADRs that are not disputed and resolve such dispute in accordance with Section 13.

        (f)    Limitations on Exercises.    Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that after giving effect to such exercise the Holder (together with any of its affiliates and any individual or entity that, together with the Holder, would form a "group" under Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement)), would beneficially own in excess of 9.99% (the "Maximum Percentage") of the Ordinary Shares. For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its affiliates shall include the number of Ordinary Shares underlying ADSs issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares underlying ADSs which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as the case may be, as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Ordinary Shares shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Ordinary Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing (including by facsimile or e-mail) to the Holder the number of Ordinary Shares then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Ordinary Shares, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of SPA Warrants.

        (g)   Insufficient Authorized Shares.    The Company shall at all times (x) keep reserved for issuance under this Warrant a number of Ordinary Shares and ADSs at least equal to the maximum number of Ordinary Shares as shall be necessary to satisfy the Company's obligation to issue Ordinary Shares hereunder (without regard to any limitation otherwise contained herein with respect to the number of Ordinary Shares that may be acquirable upon exercise of this Warrant) and (y) have available under one or more registration statement(s) on Form F-6 of the Company (collectively, the "ADS Registration Statement"), which ADS Registration Statement shall be effective and available for such issuance, the maximum number of ADRs issuable as evidence of the ADSs to be issued in exchange for such Warrant Shares hereunder (without regard to any limitation otherwise contained herein with respect to the number of Ordinary Shares that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the SPA Warrants remain outstanding the Company does not have a sufficient number of authorized, unreserved and/or available Ordinary Shares to satisfy its obligation to reserve for issuance upon exercise of the SPA Warrants at least a number of Ordinary Shares (and such ADSs and ADRs available to be issued pursuant to the ADS Registration Statement (the "Required Reserve Amount") equal to the number of Ordinary Shares, ADSs and ADRs as shall from time to time be necessary to effect the exercise of all of the SPA Warrants then outstanding (an "Authorized Share Failure"), then the Company shall immediately take all action reasonably necessary to, as applicable, increase the Company's authorized Ordinary Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount of Ordinary Shares for all the SPA Warrants then outstanding and/or if sufficient ADSs or ADRs are not available to be issued pursuant to the ADS Registration Statement then in effect, take all necessary actions, including an amendment to the ADS Registration Statement, to increase the number of ADSs and/or ADRs available to an amount sufficient to allow the Company to reserve the Required Reserve Amount of ADSs and/or ADRs for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure with respect to Ordinary Shares, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized Ordinary Shares. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its reasonable best efforts to solicit its shareholders' approval of such increase in authorized Ordinary Shares and to cause its board of directors to recommend to the shareholders that they approve such proposal. In the event that the Company is prohibited from issuing Ordinary Shares, ADSs or ADRs upon an exercise of this Warrant due to the failure by the Company to have sufficient Ordinary Shares, ADSs or ADRs available out of the authorized but unissued Ordinary Shares or available ADSs or ADRs (such aggregate number of ADRs that are not issuable due to any such failures, the "Authorization Failure ADRs"), then upon such exercise, in lieu of delivering such Authorization Failure ADRs to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorized Failure ADRs at a price equal to the sum of (i) the product of (x) such number of Authorization Failure ADRs and (y) the greatest Closing Sale Price of the ADRs on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure ADRs to the Company and ending on the date immediately preceding the date of such issuance and payment under this Section 1(g) and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) ADRs to deliver in satisfaction of a sale by the Holder of Authorization

Failure ADRs, any reasonable brokerage commissions and other reasonable out-of-pocket expenses, if any, of the Holder incurred in connection therewith.

        (h)   Right to Receive Ordinary Shares.    Notwithstanding anything herein to the contrary, with respect to any exercise of this Warrant or other event in which the Company or any other Person shall be required to deliver ADSs or ADRs to the Holder in accordance herewith, at the option of the Holder (as evidenced by a written notice of the Holder to the Company), the Holder may elect to accept Ordinary Shares in lieu of such ADSs or ADRs with respect thereto; provided, that such election shall not apply to any other exercise or event hereunder except as explicitly set forth in such written notice.

        (i)    Reset Exercise.

          (i)    General.    The Company shall have the right, by delivery of written notice (the "Reset Exercise Notice", and such notice date the "Reset Exercise Notice Date", and such election, a "Reset Election") to the Holder on any Trading Day during the five Trading Day period ending and including [            ]4, to permit the Holder to exercise this Warrant into Ordinary Shares represented by ADSs evidenced by ADRs at the Reset Exercise Price on any day during the period commencing on the Trading Day immediately following the Reset Exercise Notice Date through and including the Expiration Date (such period, the "Reset Exercise Eligibility Period").

          (ii)   Mechanics.    At any time during the Reset Exercise Eligibility Period, the Holder may voluntarily exercise this Warrant (with "Reset Exercise Price" replacing "Exercise Price" for all purposes hereunder with respect to such exercise of this Warrant) (each, a "Reset Exercise") by designating in the Exercise Notice delivered pursuant to Section 1(a) that the Holder is electing to use the Reset Exercise Price for such Reset Exercise. Notwithstanding anything to the contrary in this Section 1(i), but subject to Section 1(f), if a Delivery Failure occurs with respect to such Reset Exercise, the Holder shall have the right to withdraw any such Exercise Notice with respect to such Reset Exercise and exercise this Warrant pursuant to Section 1(a) without regard to this Section 1(i).

2.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.    The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

        (a)   Share Dividends and Splits.    Without limiting any provision of Section 2(b) or Section 4, if the Company, at any time on or after the date of the Securities Purchase Agreement, (i) pays a share dividend on one or more classes of its then outstanding Ordinary Shares or otherwise makes a distribution on any class of share capital that is payable in Ordinary Shares, (ii) subdivides (by any share split, share dividend, recapitalization or otherwise) one or more classes of its then-outstanding Ordinary Shares into a larger number of shares or (iii) combines (by combination, reverse share split or otherwise) one or more classes of its then outstanding Ordinary Shares into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

4
Insert eight month anniversary of the Issuance Date

        (b)   Adjustment Upon Issuance of Ordinary Shares.    If and whenever on or after the date of the Securities Purchase Agreement, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any Ordinary Shares (including the issuance or sale of Ordinary Shares owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) (each, a "Subsequent Placement") for a consideration per share (the "New Issuance Price") less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Exercise Price then in effect is referred to as the "Applicable Price") (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance and the number of Ordinary Shares Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the net consideration, if any, received by the Company upon such Dilutive Issuance (as determined and, if applicable, adjusted, pursuant to Section 2(b)(iv) below), by (2) the product derived by multiplying (I) the Exercise Price in effect immediately prior to such Dilutive Issuance by (II) the sum of (x) the number of Ordinary Shares Deemed Outstanding immediately prior to such Dilutive Issuance and (y) the number of Ordinary Shares issued (or deemed issued in such Dilutive Issuance pursuant to Sections 2(b)(i) and 2(b)(ii) below, regardless of whether such Options or Convertible Securities are actually convertible or exercisable at such time, but excluding any Ordinary Shares issued (or deemed issued pursuant to Sections 2(b)(i) and 2(b)(ii) below) under any Secondary Securities (as defined below), if any). For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and consideration per share under this Section 2(b)), the following shall be applicable:

          (i)    Issuance of Options.    If the Company in any manner grants or sells any Options and the lowest price per share (before giving effect to any anti-dilution adjustment) for which one Ordinary Share is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(b)(i), the "lowest price per share for which one Ordinary Share is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Ordinary Share upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option and (y) the lowest exercise price (before giving effect to any anti-dilution adjustment) set forth in such Option for which one Ordinary Share is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration, other than the Ordinary Shares received upon exercise pursuant to the terms thereof, received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). For the avoidance of doubt, the fair market value of the portion of any such Option surrendered by a holder of an Option in exchange for one Ordinary Share in any cashless exercise or net share settlement shall be deemed to be the consideration received by the Company for such Ordinary Share issued upon exercise of such Option and shall be determined in accordance with Section 2(b)(iv) below. Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Ordinary Shares or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Ordinary Shares upon conversion, exercise or exchange of such Convertible Securities.

          (ii)   Issuance of Convertible Securities.    If the Company in any manner issues or sells any Convertible Securities and the lowest price per share (before giving effect to any anti-dilution adjustments) for which one Ordinary Share is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(b)(ii), the "lowest price per share for which one Ordinary Share is issuable upon the conversion, exercise or exchange thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Ordinary Share upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security (before giving effect to any anti-dilution adjustments) and (y) the lowest conversion price set forth in such Convertible Security for which one Ordinary Share is issuable upon conversion, exercise or exchange thereof (before giving effect to any anti-dilution adjustments) minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration, other than the Ordinary Share received upon conversion pursuant to the terms thereof, received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Ordinary Shares upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

          (iii)  Change in Option Price or Rate of Conversion.    If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Ordinary Shares increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Ordinary Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. Notwithstanding the foregoing, no adjustment pursuant to this Section 2(b) shall be made with respect to any adjustment to the class of Ordinary Shares covered by Section 2(a) above or this Section 2(b) to the extent an analogous adjustment is made pursuant to the terms hereof. No adjustment pursuant to this Section 2(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

          (iv)  Calculation of Consideration Received.    If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the "Primary Security", and such other securities, the "Secondary Securities"), together comprising one integrated transaction, the Primary Security issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (A) the aggregate consideration received by the Company to purchase such Primary Security and the Secondary Securities, minus (B) the product of (x) solely with respect to the Secondary Securities, the sum of (I) the Black Scholes Consideration Value of such Option, if any, (II) the fair market value (as determined by the Holder) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 2(b)(iv) multiplied by (y) the aggregate number of Ordinary Shares issued (or deemed issued pursuant to Sections 2(b)(i) and 2(b)(ii) below, regardless of whether such Options or Convertible Securities are actually convertible or exercisable at such time) in such Dilutive Issuance pursuant to such Secondary Securities. If any Ordinary Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Ordinary Shares, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any Ordinary Shares, Options or Convertible Securities are issued or sold for a consideration other than cash (for the purpose of determining the consideration paid for such Ordinary Shares, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value), the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any Ordinary Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity (for the purpose of determining the consideration paid for such Ordinary Shares, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value), the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Ordinary Shares, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities (for the purpose of determining the consideration paid for such Ordinary Shares, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

          (v)   Record Date.    If the Company takes a record of the holders of Ordinary Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Ordinary Shares, ADSs, Options or in Convertible Securities or (B) to subscribe for or purchase Ordinary Shares, ADSs, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

        (c)   Number of Warrant Shares.    Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 2, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). Simultaneously with any Forced Exercise or Reset Election, the remaining number of Warrant Shares that may then be purchased upon exercise of this Warrant shall be increased proportionately, so that after such Forced Exercise or Reset Election, as applicable, the aggregate Forced Exercise Price or Reset Exercise Price, as applicable, payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such Forced Exercise or Reset Election, as applicable, (without regard to any limitations on exercise contained herein).

        (d)   Holder's Right of Alternative Exercise Price Following Issuance of Certain Options or Convertible Securities.    In addition to and not in limitation of the other provisions of this Section 2, if the Company in any manner issues or sells any Options or Convertible Securities after the Subscription Date that are convertible into or exchangeable or exercisable for Ordinary Shares at a price which varies or may vary with the market price of the Common Shares, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) and customary "change of control" or similar share make-whole provisions (each of the formulations for such variable price being herein referred to as, the "Variable Price"), the Company shall provide written notice thereof via facsimile and e-mail to the Holder on the date of issuance of such Convertible Securities or Options. From and after the date the Company issues any such Convertible Securities or Options with a Variable Price, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Exercise Price upon exercise of this Warrant by designating in the Exercise Notice delivered upon any exercise of this Warrant that solely for purposes of such exercise the Holder is relying on the Variable Price rather than the Exercise Price then in effect. The Holder's election to rely on a Variable Price for a particular exercise of this Warrant shall not obligate the Holder to rely on a Variable Price for any future exercises of this Warrant.

        (e)   ADS and ADRs.    For the purpose of this Section 2, any ADS and ADRs issued or issuable (or deemed issued or issuable) in connection with any issuance of Ordinary Shares, Options or Convertible Securities, as applicable, shall be evaluated solely based on any underlying Ordinary Shares as if such underlying Ordinary Shares had never been exchanged for ADSs represented by ADRs in connection therewith.

        (f)    Calculations.    All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of Ordinary Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Ordinary Shares.

        (g)   Adjustments.    If the Company elects to cause a Forced Exercise (as defined in the Series A-2 Warrants) of any of the Series A-2 Warrants and the Exercise Price in effect as of the Forced Exercise Date (as defined in the Series A-2 Warrants) (the "Adjustment Time") exceeds 112.5% of the quotient of (i) the Market Price as of the Adjustment Time divided by (ii) the number of Ordinary Shares underlying one (1) ADR as of the Adjustment Time (the "Adjusted Exercise Price"), the Exercise Price hereunder shall be reset to the Adjusted Exercise Price as of the Adjustment Time.

3.    RIGHTS UPON DISTRIBUTION OF ASSETS.    Except with respect to any dividend or other distribution covered by Section 2(a) above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares or ADSs, by way of return of capital or otherwise (including, without limitation, any distribution of cash, share or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares and/or ADSs, as applicable, acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares and/or ADSs are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such Ordinary Shares and/or ADSs as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4.    PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

        (a)   Purchase Rights.    Except with respect to any dividend or other distribution covered by Sections 2(a) or 3 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase share, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares or ADSs (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares and/or ADSs, as applicable, acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares and/or ADSs are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares and/or ADSs as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

        (b)   Assumption Fundamental Transactions; Change of Control Events.    The Company shall not enter into or be party to a Fundamental Transaction (other than a Change of Control) (an "Assumption Fundamental Transaction") unless the Successor Entity (if the Successor Entity is not the Company) assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of share capital equivalent to the Ordinary Shares represented by ADSs acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction (other than a Change of Control), and with an exercise price which applies the exercise price hereunder to such shares of share capital (but taking into account the relative value of the Ordinary Shares and related ADSs pursuant to such Assumption Fundamental Transaction and the value of such shares of share capital, such adjustments to the number of shares of share capital and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction (other than a Change of Control)). Upon the consummation of each Fundamental Transaction (other than a Change of Control), the Successor Entity (if the Successor Entity is not the Company) shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction (other than a Change of Control), the provisions of this Warrant and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction (other than a Change of Control), the Successor Entity (if the Successor Entity is not the Company) shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction (other than a Change of Control), in lieu of the Ordinary Shares or ADSs (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter, mutatis mutandis to give effect to the Change of Control)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction (other than a Change of Control), such shares of common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Assumption Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Assumption Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(e) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Assumption Fundamental Transaction without the assumption of this Warrant. Prior to the consummation of any Change of Control pursuant to which holders of Ordinary Shares or ADSs are entitled to receive securities or other assets with respect to or in exchange for Ordinary Shares or ADSs (a "Change of Control Event"), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Change of Control but prior to the Expiration Date, in lieu of the shares of the Ordinary Shares or ADSs (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Change of Control, such shares of share, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Change of Control had this Warrant been exercised immediately prior to the applicable Change of Control (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder (it being understood that the Holder's consent thereto shall not be unreasonably withheld or delayed).

        (c)   Black Scholes Value.    Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Change of Control, (y) the consummation of any Change of Control and (z) the Holder first becoming aware of any Change of Control through the date later of (A) the Trading Day immediately prior to the date of consummation of such Change of Control and (B) ninety (90) days after the public disclosure of the consummation of such Change of Control by the Company pursuant to a Current Report on Form 6-K filed with the SEC, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of the consummation of such Change of Control (or, if such request is delivered after the date of consummation of such Change of Control, on the fifth (5th) Trading Day after the date of such request) by paying to the Holder cash in an amount equal to the Black Scholes Value.

        (d)   Application.    The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Change of Control Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of share capital registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5.    NONCIRCUMVENTION.    The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Association (as defined in the Securities Purchase Agreement) or other governing documents or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all reasonably necessary action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Ordinary Shares or ADSs receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall not adjust the ratio of ADSs represented by an ADR or the ratio of Ordinary Shares represented by ADSs and ADRs, (iii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Ordinary Shares and ADSs evidenced by ADRs upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Ordinary Shares, solely for the purpose of effecting the exercise of the SPA Warrants, the maximum number of Ordinary Shares and ADSs evidenced by ADRs as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6.    WARRANT HOLDER NOT DEEMED A STOCKHOLDER.    Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of share, reclassification of share, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, to the extent such notices and other information are not filed with or furnished to the Securities and Exchange Commission, contemporaneously with the giving thereof to the shareholders.

7.    REISSUANCE OF WARRANTS.

        (a)   Transfer of Warrant.    If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant are being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Notwithstanding anything herein to the contrary, until a transferee of this Warrant (or any portion thereof) other than the Company has entered into a joinder agreement to the Securities Purchase Agreement, pursuant to which such transferee agrees to abide by the covenants and limitations applicable to the Holder set for the in the Securities Purchase Agreement (including, without limitation, Section 4(t) thereof), this Warrant may not be exercised by such transferee.

        (b)   Lost, Stolen or Mutilated Warrant.    Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

        (c)   Exchangeable for Multiple Warrants.    This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional Ordinary Shares shall be given.

        (d)   Issuance of New Warrants.    Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of Ordinary Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.    NOTICES.    Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly following each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s) and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Ordinary Shares or ADSs, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property to holders of Ordinary Shares or ADSs, in each case, as a class or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the SEC (as defined in the Securities Purchase Agreement) pursuant to a Current Report on Form 6-K. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company absent manifest error.

9.    AMENDMENT AND WAIVER.    Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10.    SEVERABILITY.    If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11.    GOVERNING LAW.    This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12.    CONSTRUCTION; HEADINGS.    This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Subscription Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

13.    DISPUTE RESOLUTION.    In the case of a dispute as to the determination of any Market Price, the Reset Exercise Price, the Forced Exercise Price, the Exercise Price, the Closing Bid Price, the Closing Sale Price or fair market value or the arithmetic calculation of the number of Warrant Shares and/or ADRs (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute (including, without limitation, as to whether any issuance or sale or deemed issuance or sale was an issuance or sale or deemed issuance or sale of Excluded Securities). If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of any Market Price, the Reset Exercise Price, the Forced Exercise Price, the Exercise Price, the Closing Sale Price or fair market value or the number of Warrant Shares and/or ADRs (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Market Price, the Reset Exercise Price, the Forced Exercise Price, the Exercise Price, the Closing Bid Price, the Closing Sale Price or fair market value (as the case may be) to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the number of Warrant Shares and/or ADRs to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank's or accountant's determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

14.    REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.    The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein (it being understood that nothing contained herein is intended to affect the Company's ability to comply with applicable accounting or tax standards, rules, regulations or pronouncements, in each case as it shall deem appropriate or advisable). Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company's compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15.    TRANSFER.    This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16.    CERTAIN DEFINITIONS.    For purposes of this Warrant, the following terms shall have the following meanings:

        (a)   [INTENTIONALLY OMITTED]

        (b)   [INTENTIONALLY OMITTED]

        (c)   "Adjustment Right" means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 2) of Ordinary Shares and/or ADSs (other than rights of the type described in Section 3 and 4 hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

        (d)   "Approved Stock Plan" means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which Ordinary Shares, ADSs, standard options to purchase Ordinary Shares and/or ADSs, stock and/or ADS appreciation rights, restricted stock and/or ADS units and/or similar equity compensation benefits may be issued to any employee, officer, consultant or director for services provided to the Company or any Subsidiary in their capacity as such.

        (e)   "Black Scholes Consideration Value" means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the "OV" function on Bloomberg utilizing (i) an underlying price per Ordinary Share equal to the quotient of (x) the Closing Sale Price of the ADRs on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be) divided by (y) the number of Ordinary Shares underlying one (1) ADR as of the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 80% and the 30 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be).

        (f)    "Black Scholes Value" means the value of the unexercised portion of this Warrant remaining on the date of the Holder's request pursuant to Section 4(c), which value is calculated using the Black Scholes Option Pricing Model obtained from the "OV" function on Bloomberg utilizing (i) an underlying price per Ordinary Share equal to the quotient of (x) the greater of (1) the highest Closing Sale Price of the ADRs during the period beginning on the Trading Day immediately preceding the announcement of the applicable Change of Control (or the consummation of the applicable Change of Control, if earlier) and ending on the Trading Day of the Holder's request pursuant to Section 4(c) and (2) the sum of the price per ADR being offered in cash in the applicable Change of Control (if any) plus the value of the non-cash consideration being offered in the applicable Change of Control (if any), divided by (y) the number of Ordinary Shares underlying one (1) ADR as of the Trading Day of the Holder's request pursuant to Section 4(c), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder's request pursuant to Section 4(c), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder's request pursuant to Section 4(c) and (2) the remaining term of this Warrant as of the date of consummation of the applicable Change of Control or as of the date of the Holder's request pursuant to Section 4(c) if such request is prior to the date of the consummation of the applicable Change of Control, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 80% and the 30 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (x) the public disclosure of the applicable Change of Control, (y) the consummation of the applicable Change of Control and (z) the date on which the Holder first became aware of the applicable Change of Control. For purposes of any given date of determination with respect to this definition occurring prior to the Adjustment Time, each of the adjustments to occur at the Adjustment

Time hereunder shall be deemed to have occurred on the Trading Day immediately prior to such date of determination, mutatis mutandis.

        (g)   "Bloomberg" means Bloomberg, L.P.

        (h)   "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York, the Cayman Islands or Shanghai are authorized or required by law to remain closed.

        (i)    "Change of Control" means any Fundamental Transaction other than (i) any consolidation or merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the Ordinary Shares and/or ADSs in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries, (iv) any Fundamental Transaction described in clauses (1) or (2) of the definition thereof involving any Subsidiary of the Company that is not a "significant subsidiary" (as defined in Rule 1-02 of Regulation S-X) (other than a series of related transactions), (v) any Fundamental Transaction with respect to JA (Hefei) Renewable Energy Co., Ltd. (Hefei, China) or Hefei JA Solar Technology Co., Ltd. (Hefei, China) or (vi) any Fundamental Transaction with respect to a Subsidiary formed for the purpose of developing a project, which Subsidiary is intended to be sold in connection with the sale of such project.

        (j)    "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during such period.

        (k)   "Convertible Securities" means any shares or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Ordinary Shares or ADSs.

        (l)    "Eligible Market" means The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

        (m)  "Equity Conditions" means: (i) on each day during the period beginning twenty-one Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), the ADRs shall have been listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market be pending in writing by such Eligible Market; (ii) on each day during the Equity Conditions Measuring Period, the Company shall have delivered all Warrant Shares issuable upon exercise of this Warrant and ADRs and Ordinary Shares issuable upon exercise or conversion, as applicable, of any other Option or Convertible Security held by the Holder on a timely basis pursuant to the applicable provisions hereof; (iii) any Warrant Shares to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which ADRs are then listed or designated for quotation (as applicable); (iv) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (v) the Holder shall not be in possession of any material, non-public information provided to the Holder by the Company, any of its affiliates or any of their respective officers, employees, directors, representatives, agents or the like; (vi) on each day during the Equity Conditions Measuring Period, the Company shall not be in breach of any material term or condition of this Warrant and (vii) on each day during the Equity Conditions Measuring Period, there shall not be any Volume Failure or any Price Failure.

        (n)   "Equity Conditions Failure" means, with respect to a particular date of determination, that on any day during the period commencing twenty (20) Trading Days immediately prior to such date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

        (o)   "Excluded Securities" means (i) Ordinary Shares or ADRs or standard options to purchase Ordinary Shares or ADRs issued to directors, consultants, officers or employees of the Company or any Subsidiary in their capacity as such pursuant to an Approved Share Plan (as defined above); (B) Ordinary Shares or ADRs issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Ordinary Shares or ADRs issued pursuant to an Approved Share Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Ordinary Shares or ADRs issued pursuant to an Approved Share Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Ordinary Shares or ADRs issued pursuant to an Approved Share Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Ordinary Shares or ADRs issued pursuant to an Approved Share Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (C) the Purchased Shares (as defined in the Securities Purchase Agreement), (D) the Ordinary Shares issuable upon exercise of the SPA Warrants and (E) the ADR Securities (as defined in the Securities Purchase Agreement).

        (p)   "Expiration Date" means [                        ]5 or, if such date falls on a day on which trading does not take place on the Principal Market (a "Holiday"), the next date that is not a Holiday.

        (q)   [INTENTIONALLY OMITTED]

        (r)   [INTENTIONALLY OMITTED]

5
Insert nine month anniversary of the Issuance Date

        (s)   "Fundamental Transaction" means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Shares of the Company (not including any shares of Voting Shares of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Shares of the Company (not including any shares of Voting Shares of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Shares of the Company.

        (t)    "Market Price" means, for any given date, the VWAP of the ADRs of such Trading Day immediately preceding such given date (the "Market Price Measuring Date").

        (u)   [Intentionally Omitted]

        (v)   "Options" means any rights, warrants or options to subscribe for or purchase Ordinary Shares, ADSs or Convertible Securities.

        (w)  "Ordinary Shares" means (i) the Company's ordinary shares, $0.0001 par value per share, and (ii) any share capital into which such ordinary shares shall have been changed or any share capital resulting from a reclassification of such ordinary shares.

        (x)   "Ordinary Shares Deemed Outstanding" means, at any given time, the number of Ordinary Shares actually outstanding at such time (including, without limitation, any Ordinary Shares underlying any ADSs outstanding at such time), but excluding any Ordinary Shares and ADSs owned or held by or for the account of the Company.

        (y)   "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common equity or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

        (z)   "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

        (aa) "Principal Market" means the Nasdaq Global Select Market.

        (bb) "Price Failure" means, with respect to a particular date of determination, the VWAP of ADRs on any Trading Day during the fifteen (15) consecutive Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed $5.00 (as adjusted for any stock splits, shares dividends, shares combinations, recapitalizations or other similar transactions). All such determinations to be appropriately adjusted for any shares splits, shares dividends, shares combinations, recapitalizations or other similar transactions during such Price Failure Measuring Period.

        (cc) "Reset Exercise Price" means, with respect to any Reset Exercise that price which shall be the quotient of (X) the lower of (i) the applicable Exercise Price as in effect on the Reset Exercise Notice Date and (ii) 94% of the Market Price of the ADRs on the Reset Exercise Notice Date, divided by (Y) the number of Ordinary Shares underlying one (1) ADR as of the applicable Market Price Measuring Date.

        (dd) "Series A-1 Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all Series A-1 Warrants issued in exchange therefor or replacement thereof.

        (ee) "Series A-2 Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all Series A-2 Warrants issued in exchange therefor or replacement thereof.

        (ff)  "Series A-3 Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all Series A-3 Warrants issued in exchange therefor or replacement thereof.

        (gg) "Series B Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all Series B Warrants issued in exchange therefor or replacement thereof.

        (hh) "Subsidiary" means any Person in which the Company, directly or indirectly, (i) owns any of the outstanding share capital or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing.

        (ii)   "Successor Entity" means the Person (or, if applicable, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if applicable, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

        (jj)   "Trading Day" means any day on which the ADRs are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the ADRs, then on the principal securities exchange or securities market on which the ADRs are then traded, provided that "Trading Day" shall not include any day on which the ADRs are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the ADRs are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

        (kk) "Volume Failure" means, with respect to a particular date of determination, that the aggregate daily dollar trading volume (as reported on Bloomberg) of the ADRs on the Eligible Market on which ADRs are listed or designated for quotation on any of the twenty (20) Trading Days with the highest such aggregate daily trading volume during the thirty (30) consecutive Trading Day period ending on the Trading Day immediately preceding such date of determination is less than $8,000,000.

        (ll)   "Voting Shares" of a Person means share capital of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time share capital of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        (mm)  "VWAP" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during such period.

17.    FORCED EXERCISE.

        (a)   General.    If a Reset Election has occurred hereunder, so long as (i) the Registration Statement shall be effective and available for the issuance to the Holder of all of the Warrant Shares then issuable hereunder (without regard to any limitations on exercise set forth herein), (ii) the ADS Registration Statement shall be available for the issuance to the Holder of ADSs evidenced by ADRs to be issued upon any issuance of the Warrant Shares then issuable hereunder (without regard to any limitations on exercise set forth herein), in each case, on each Trading Day during the Reset Exercise Eligibility Period and (iii) no Equity Conditions Failure shall exist (collectively, the "Forced Exercise Conditions"), then on the Expiration Date, the Company shall have the right to require the Holder to exercise all, or any part, of this Warrant for all of the then-remaining Warrant Shares in accordance with Section 1 hereof (the "Forced Exercise") at the Forced Exercise Price.

        (b)   Mechanics.    If a Reset Election has occurred hereunder and the Forced Exercise Conditions have been satisfied, the Company may exercise its right to require a Forced Exercise on one occasion by delivering, on or after the tenth (10th) Trading Day prior to the Expiration Date and on or prior to the fifth (5th) Trading Day prior to the Expiration Date, a written notice thereof by facsimile and e-mail to the Holder (the "Forced Exercise Notice" and the date the Holder receives such notice by facsimile is referred to as the "Forced Exercise Notice Date"). Except as set forth below, the Forced Exercise Notice shall be irrevocable. The Forced Exercise Notice shall (1) state that the Company is electing to effect a Forced Exercise on the Expiration Date (the "Forced Exercise Date"), (2) state the number of Warrant Shares to be exercised by the Holder on the Forced Exercise Date (subject to any adjustments thereto pursuant to Section 2 that may occur prior to the Forced Exercise Date), and (3) contain a certification from an officer or director of the Company that the Forced Exercise Conditions shall have been satisfied as of the Forced Exercise Notice Date. After the close of the Principal Market on the Trading Day immediately prior to the Forced Exercise Date, the parties shall cooperate to determine (x) the Forced Exercise Price and (y) the Aggregate Exercise Price with respect thereto. If the Company has elected a Forced Exercise, the mechanics of exercise set forth in Section 1 (with "Forced Exercise Price" replacing "Exercise Price" for all purposes hereunder with respect to such exercise of this Warrant) shall apply, to the extent applicable, as if the Company had received from the Holder on the Forced Exercise Date an Exercise Notice with respect to the number of Warrant Shares subject to the Forced Exercise as set forth in such Forced Exercise Notice. If the Company fails to meet any of the Forced Exercise Conditions on the Forced Exercise Date, the Company shall delivery a written notice to the Holder of such failure and, unless such failure is waived by the Holder (or, in the case of a Price Failure, unless such failure is waived by both the Holder and the Company), such Forced Exercise Notice shall be null and void and the Company shall not be permitted to effect a Forced Exercise hereunder.

        [signature page follows]

        IN WITNESS WHEREOF, the Company has caused this Series A-3 Warrant to Purchase Ordinary Shares Represented by American Depositary Shares to be duly executed as of the Issuance Date set out above.

JA SOLAR HOLDINGS CO., LTD.
By:	Name: Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

SERIES A-3 WARRANT TO PURCHASE
ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES

JA SOLAR HOLDINGS CO., LTD.

        The undersigned holder hereby exercises the right to purchase                                      of the Ordinary Shares ("Warrant Shares") represented by                                      American Depositary Shares (the "ADSs") of JA Solar Holdings Co., Ltd., an exempted Company incorporated under the laws of the Cayman Islands (the "Company"), evidenced by a Series A-3 Warrant to Purchase Ordinary Shares Represented by American Depositary Shares, No.                          (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

        1.     Form of Exercise Price.    The Holder intends that payment of the Exercise Price shall be made as:

a "Cash Exercise" with respect to Warrant Shares; and/or
a "Cashless Exercise" with respect to Warrant Shares.
☐
   If this Exercise Notice is being delivered during a Reset Exercise Eligibility Period, the Holder is hereby electing to use the Reset Exercise Price of $

        2.     Payment of Exercise Price.    In the event that Cash Exercise applies with respect to the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $                                     to the Company in accordance with the terms of the Warrant.

        3.     Delivery of ADRs evidencing ADSs.    The Company shall deliver to Holder, or its designee or agent as specified below,                                      American Depositary Receipts representing the ADSs representing the Warrant Shares to be issued pursuant hereto in accordance with the terms of the Warrant.

                         Delivery shall be made to Holder, or for its benefit, to the following address:

                         Delivery shall be made to Holder, or for its benefit, through the Deposit/Withdrawal at Custodian system, Direct Registration System and/or Profile Modification System, as applicable, of the Depository Trust Company as follows:

Name of DTC Participant acting for undersigned:

DTC Participant Account No.:

Account No. for undersigned at DTC Participant (f/b/o information):

Onward Delivery Instructions of undersigned:

Contact person at DTC Participant:

Daytime telephone number of contact person at DTC Participant:

Date:                                              ,

Name of Registered Holder
By:	Name: Title:

 EXHIBIT B-1

ACKNOWLEDGMENT

        The Company hereby acknowledges this Exercise Notice and hereby directs                                      to issue the above indicated number of Ordinary Shares in accordance with the Registrar Service Provider Instructions dated                                     , 20            , from the Company and acknowledged and agreed to by                                     .

        Please take this Acknowledgement, together with such prior Registrar Service Provider Instruction, as your instruction to (i) register the ordinary shares noted below to be issued pursuant to this Exercise Notice at par, (ii) update the register of members of the Company and (iii) prepare new share certificates and deliver the same to the recipients as detailed below:

Number of ordinary shares	Name of shareholder	Name and place of recipient
	[INSERT DEPOSITARY NAME]	[INSERT DEPOSITARY ADDRESS]

        Please promptly fax a copy of the updated register of members to [INSERT DEPOSITARY NAME] at                                     .

JA SOLAR HOLDINGS CO., LTD.
By:	Name: Title:

 EXHIBIT B-2

ACKNOWLEDGMENT

        The Company hereby acknowledges this Exercise Notice and hereby directs                                      to issue the above indicated number of ADSs evidenced by ADRs in accordance with the instructions set forth in this Exercise Notice and the Depositary Instructions dated                                     , 20            , from the Company and acknowledged and agreed to by                                     .

JA SOLAR HOLDINGS CO., LTD.
By:	Name: Title:

ANNEX D

[FORM OF SERIES B WARRANT]

JA SOLAR HOLDINGS CO., LTD.

SERIES B WARRANT TO PURCHASE ORDINARY SHARES
REPRESENTED BY AMERICAN DEPOSITARY SHARES

Series B Warrant No.: B-

Date of Issuance: [                                    ], 2013 ("Issuance Date")

        JA Solar Holdings Co., Ltd., an exempted Company incorporated under the laws of the Cayman Islands (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [                                    ], the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Series B Warrant to Purchase Ordinary Shares Represented by American Depositary Shares of the Company (including any Series B Warrants to Purchase Ordinary Shares Represented by American Depositary Shares issued in exchange, transfer or replacement hereof, the "Warrant"), at any time or times on or after [                        ]1 (the "Initial Exercisability Date"), until 11:59 p.m., New York time, on the Expiration Date (as defined below), [                                    ]2 (subject to adjustment as provided herein) fully paid and nonassessable Ordinary Shares (as defined below), with each 5 Ordinary Shares represented by an American Depositary Share (an "ADS"), evidenced by American Depositary Receipt (an "ADR") (in each case, subject to adjustment upon any change in the ratio of Ordinary Shares to ADSs and/or ADRs or the ratio of ADSs to ADRs, as applicable) (such Ordinary Shares issuable upon exercise hereof, the "Warrant Shares"). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to Purchase Ordinary Shares Represented by American Depositary Shares (the "SPA Warrants") issued pursuant to (i) Section 1 of that certain Securities Purchase Agreement, dated as of [                        , 2013] (the "Subscription Date"), by and among the Company and the investors (the "Buyers") referred to therein, as amended from time to time (the "Securities Purchase Agreement") and (ii) the Company's Registration Statement on Form S-3 (File number 333-188895) (the "Registration Statement").

1.    EXERCISE OF WARRANT.

        (a)   Mechanics of Exercise.    Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any Trading Day on or after the Initial Exercisability Date, in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the "Aggregate Exercise Price") in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant

1
Insert the first day after the one-year anniversary of the Issuance Date
2
Insert a number equal to the quotient of (x) $96 million, divided by (y) the quotient of (i) 112.5% of the VWAP of the ADRs as of the close of the Principal Market immediately prior to the time of execution of the Securities Purchase Agreement divided by (ii) the number of Ordinary Shares underlying one (1) ADR as of such date.

Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the ADRs in accordance with the terms hereof. On or before the first (1st) Business Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Exercise Notice, in the forms attached hereto as Exhibit B-1 and Exhibit B-2, respectively, to the Company's transfer agent (the "Registrar Service Provider") and the depositary for the Company's ADSs and ADRs (the "Depositary") (including a copy of the certified register of the Company reflecting the issuance of the Ordinary Shares) with a copy, in each case, to the Holder. Subject to the Holder's obligation to deliver the Aggregate Exercise Price, if applicable, on or before the third (3rd) Trading Day following the date on which the Company has received such Exercise Notice (subject to the Company's receipt of the Aggregate Exercise Price, if applicable, the Company shall (x) cause the Registrar Service Provider to deposit the number of Warrant Shares as to which this Warrant was so exercised with the custodian for the Depositary (the "Custodian"), and (y) either (A) provided that the Depositary is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of ADRs evidencing such ADSs to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit/Withdrawal at Custodian system, Direct Registration System and/or Profile Modification System, as applicable, or (B) if the Depositary is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the Holder or, at the Holder's instruction pursuant to the Exercise Notice, the Holder's agent or designee, in each case, sent by reputable express courier to the address as specified in the applicable Exercise Notice, an ADR certificate, registered in the Company's register of members in the name of the Holder or its designee (as indicated in the applicable Exercise Notice), for the number of ADSs to which the Holder is entitled pursuant to such exercise. Upon delivery of an Exercise Notice, if applicable the Holder shall be deemed for all corporate purposes to have become the holder of record of the ADSs evidenced by ADRs with respect to which this Warrant has been exercised, irrespective of the date such ADRs are credited to the Holder's DTC account or the date of delivery of the ADR certificates evidencing such ADSs (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after such request and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares, ADSs or ADRs are to be issued upon the exercise of this Warrant, but rather the number of ADSs evidenced by ADRs to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares to the custodian for the Depositary upon exercise of this Warrant and the issuance of the ADSs and related ADRs by the Depositary upon exercise of this Warrant. Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise (as defined in Section 1(d)), (i) the Company's failure to deliver ADRs to the Holder on or prior to the second (2nd) Trading Day after the Company's receipt of the Aggregate Exercise Price shall not be deemed to be a breach of this Warrant and (ii) until such time as the Company shall have received the Aggregate Exercise Price, (x) the Holder agrees not to vote such Warrant Shares, ADSs or ADRs for any purpose and (y) the Company's failure to deliver any dividend or other distribution with respect thereto shall not be deemed to be a breach of this Warrant or any organizational document of the Company. The Holder, by its acceptance of this Warrant, acknowledges that any failure to deliver the Aggregate Exercise Price (or valid notice of a Cashless Exercise) shall be a breach by the Holder of this Warrant. NOTWITHSTANDING ANY PROVISION OF THIS WARRANT TO THE CONTRARY, NO MORE THAN THE MAXIMUM ELIGIBILITY NUMBER OF WARRANT SHARES SHALL BE EXERCISABLE HEREUNDER.

        (b)   Exercise Price.    For purposes of this Warrant, "Exercise Price" means $[            ]3 per Ordinary Share, subject to adjustment as provided herein.

        (c)   Company's Failure to Timely Deliver Securities.    If the Company shall fail, for any reason or for no reason, within the later of (i) three (3) Trading Days after receipt of the applicable Exercise Notice and (ii) two (2) Trading Days after the Company's receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise) (such later date, the "Share Delivery Deadline"), to register such underlying Ordinary Shares on the Company's register of members and deposit such Ordinary Shares with the Custodian, or to cause the Depositary to issue to the Holder an ADR certificate for the number of ADSs to which the Holder is entitled or to credit the Holder's balance account with DTC for such number of ADRs evidencing the ADSs to which the Holder is entitled upon the Holder's exercise of this Warrant (as required by Section 1(a) above) (a "Delivery Failure"), and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) ADRs to deliver in satisfaction of a sale by the Holder of all or any portion of the number of ADRs, or a sale of a number of ADRs equal to all or any portion of the number of ADRs, issuable upon such exercise that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Trading Days after the Holder's request, which shall be accompanied by a reasonably detailed statement of the Holder's purchases, and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including reasonable brokerage commissions and other reasonable out-of-pocket expenses, if any) for the ADRs so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the "Buy-In Price"), at which point the Company's obligation to so issue and deliver such ADR certificate or credit the Holder's balance account with DTC for the number of ADRs to which the Holder is entitled upon the Holder's exercise hereunder (as the case may be) (and to issue such ADRs) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder an ADR certificate or certificates or credit the Holder's balance account with DTC for the number of ADRs to which the Holder is entitled upon the Holder's exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of ADRs multiplied by (B) the lowest Closing Sale Price of the ADRs on any Trading Day during the period commencing on the date of the applicable Exercise Notice and ending on the date immediately preceding the date of such issuance and payment under this clause (ii).

        (d)   Cashless Exercise.    Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), if at the time of exercise hereof (i) a registration statement is not effective (or the prospectus contained therein is not available for use) for the issuance by the Company of all of the Warrant Shares (without regard to any limitations on exercise set forth therein) and (ii) an ADS Registration Statement (as defined below) is not effective or available for use for the issuance of all of the ADS Securities (as defined in the Securities Purchase Agreement) then issuable hereunder (without regard to any limitations on exercise set forth herein), then, in lieu of the Holder making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the

3
Insert the price equal to the quotient of (i) 130% of the VWAP of the ADRs as of the close of the Principal Market immediately prior to the time of execution of the Securities Purchase Agreement divided by (ii) the number of Ordinary Shares underlying one (1) ADR as of such date.

Aggregate Exercise Price, the Holder shall instead receive upon such exercise the "Net Number" of ADRs determined according to the following formula (a "Cashless Exercise"):

(A × B) - (A × C)
Net Number	=
D

        For purposes of the foregoing formula:

    A
    =    the total number of ADRs with respect to which this Warrant is then being exercised.

    B
    =     (x) the sum of the VWAP of the ADRs of each of the ten (10) Trading Days ending at the close of business on the Principal Market immediately prior to the time of exercise as set forth in the applicable Exercise Notice, divided by (y) ten (10).

    C
    =    the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise multiplied by the number of Ordinary Shares underlying one ADR at the time of such exercise.

    D
    =    the VWAP of the ADRs at the close of business on the Principal Market on the date of the delivery of the applicable Exercise Notice.

        (e)   Disputes.    In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares or ADRs to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of ADRs that are not disputed and resolve such dispute in accordance with Section 13.

        (f)    Limitations on Exercises.    Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) that after giving effect to such exercise the Holder (together with any of its affiliates and any individual or entity that, together with the Holder, would form a "group" under Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement)), would beneficially own in excess of 9.99% (the "Maximum Percentage") of the Ordinary Shares. For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its affiliates shall include the number of Ordinary Shares underlying ADSs issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares underlying ADSs which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as the case may be, as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Ordinary Shares shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Ordinary Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing (including by facsimile or e-mail) to the Holder the number of Ordinary Shares then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Ordinary Shares, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of SPA Warrants.

        (g)   Insufficient Authorized Shares.    The Company shall at all times (x) keep reserved for issuance under this Warrant a number of Ordinary Shares and ADSs at least equal to the maximum number of Ordinary Shares as shall be necessary to satisfy the Company's obligation to issue Ordinary Shares hereunder (without regard to any limitation otherwise contained herein with respect to the number of Ordinary Shares that may be acquirable upon exercise of this Warrant) and (y) have available under one or more registration statement(s) on Form F-6 of the Company (collectively, the "ADS Registration Statement"), which ADS Registration Statement shall be effective and available for such issuance, the maximum number of ADRs issuable as evidence of the ADSs to be issued in exchange for such Warrant Shares hereunder (without regard to any limitation otherwise contained herein with respect to the number of Ordinary Shares that may be acquirable upon exercise of this Warrant). If, notwithstanding the foregoing, and not in limitation thereof, at any time while any of the SPA Warrants remain outstanding the Company does not have a sufficient number of authorized, unreserved and/or available Ordinary Shares to satisfy its obligation to reserve for issuance upon exercise of the SPA Warrants at least a number of Ordinary Shares (and such ADSs and ADRs available to be issued pursuant to the ADS Registration Statement (the "Required Reserve Amount") equal to the number of Ordinary Shares, ADSs and ADRs as shall from time to time be necessary to effect the exercise of all of the SPA Warrants then outstanding (an "Authorized Share Failure"), then the Company shall immediately take all action reasonably necessary to, as applicable, increase the Company's authorized Ordinary Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount of Ordinary Shares for all the SPA Warrants then outstanding and/or if sufficient ADSs or ADRs are not available to be issued pursuant to the ADS Registration Statement then in effect, take all necessary actions, including an amendment to the ADS Registration Statement, to increase the number of ADSs and/or ADRs available to an amount sufficient to allow the Company to reserve the Required Reserve Amount of ADSs and/or ADRs for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure with respect to Ordinary Shares, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized Ordinary Shares. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its reasonable best efforts to solicit its shareholders' approval of such increase in authorized Ordinary Shares and to cause its board of directors to recommend to the shareholders that they approve such proposal. In the event that the Company is prohibited from issuing Ordinary Shares, ADSs or ADRs upon an exercise of this Warrant due to the failure by the Company to have sufficient Ordinary Shares, ADSs or ADRs available out of the authorized but unissued Ordinary Shares or available ADSs or ADRs (such aggregate number of ADRs that are not issuable due to any such failures, the "Authorization Failure ADRs"), then upon such exercise, in lieu of delivering such Authorization Failure ADRs to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorized Failure ADRs at a price equal to the sum of (i) the product of (x) such number of Authorization Failure ADRs and (y) the greatest Closing Sale Price of the ADRs on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure ADRs to the Company and ending on the date immediately preceding the date of such issuance and payment under this Section 1(g) and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) ADRs to deliver in satisfaction of a sale by the Holder of Authorization Failure ADRs, any reasonable brokerage commissions and other reasonable out-of-pocket expenses, if any, of the Holder incurred in connection therewith.

        (h)   Right to Receive Ordinary Shares.    Notwithstanding anything herein to the contrary, with respect to any exercise of this Warrant or other event in which the Company or any other Person shall be required to deliver ADSs or ADRs to the Holder in accordance herewith, at the option of the Holder (as evidenced by a written notice of the Holder to the Company), the Holder may elect to accept Ordinary Shares in lieu of such ADSs or ADRs with respect thereto; provided, that such election shall not apply to any other exercise or event hereunder except as explicitly set forth in such written notice.

2.    ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.    The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

        (a)   Share Dividends and Splits.    Without limiting any provision of Section 2(b) or Section 4, if the Company, at any time on or after the date of the Securities Purchase Agreement, (i) pays a share dividend on one or more classes of its then outstanding Ordinary Shares or otherwise makes a distribution on any class of share capital that is payable in Ordinary Shares, (ii) subdivides (by any share split, share dividend, recapitalization or otherwise) one or more classes of its then-outstanding Ordinary Shares into a larger number of shares or (iii) combines (by combination, reverse share split or otherwise) one or more classes of its then outstanding Ordinary Shares into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

        (b)   Adjustment Upon Issuance of Ordinary Shares.    If and whenever on or after the date of the Securities Purchase Agreement, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any Ordinary Shares (including the issuance or sale of Ordinary Shares owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) (each, a "Subsequent Placement") for a consideration per share (the "New Issuance Price") less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Exercise Price then in effect is referred to as the "Applicable Price") (the foregoing a "Dilutive Issuance"), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance and the number of Ordinary Shares Deemed

Outstanding immediately prior to such Dilutive Issuance plus (II) the net consideration, if any, received by the Company upon such Dilutive Issuance (as determined and, if applicable, adjusted, pursuant to Section 2(b)(iv) below), by (2) the product derived by multiplying (I) the Exercise Price in effect immediately prior to such Dilutive Issuance by (II) the sum of (x) the number of Ordinary Shares Deemed Outstanding immediately prior to such Dilutive Issuance and (y) the number of Ordinary Shares issued (or deemed issued in such Dilutive Issuance pursuant to Sections 2(b)(i) and 2(b)(ii) below, regardless of whether such Options or Convertible Securities are actually convertible or exercisable at such time, but excluding any Ordinary Shares issued (or deemed issued pursuant to Sections 2(b)(i) and 2(b)(ii) below) under any Secondary Securities (as defined below), if any). For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and consideration per share under this Section 2(b)), the following shall be applicable:

          (i)    Issuance of Options.    If the Company in any manner grants or sells any Options and the lowest price per share (before giving effect to any anti-dilution adjustment) for which one Ordinary Share is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(b)(i), the "lowest price per share for which one Ordinary Share is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Ordinary Share upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option and (y) the lowest exercise price (before giving effect to any anti-dilution adjustment) set forth in such Option for which one Ordinary Share is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration, other than the Ordinary Shares received upon exercise pursuant to the terms thereof, received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). For the avoidance of doubt, the fair market value of the portion of any such Option surrendered by a holder of an Option in exchange for one Ordinary Share in any cashless exercise or net share settlement shall be deemed to be the consideration received by the Company for such Ordinary Share issued upon exercise of such Option and shall be determined in accordance with Section 2(b)(iv) below. Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Ordinary Shares or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Ordinary Shares upon conversion, exercise or exchange of such Convertible Securities.

          (ii)   Issuance of Convertible Securities.    If the Company in any manner issues or sells any Convertible Securities and the lowest price per share (before giving effect to any anti-dilution adjustments) for which one Ordinary Share is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(b)(ii), the "lowest price per share for which one Ordinary Share is issuable upon the conversion, exercise or exchange thereof" shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Ordinary Share upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security (before giving effect to any anti-dilution adjustments) and (y) the lowest conversion price set forth in such Convertible Security for which one Ordinary Share is issuable upon conversion, exercise or exchange thereof (before giving effect to any anti-dilution adjustments) minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration, other than the Ordinary Share received upon conversion pursuant to the terms thereof, received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Ordinary Shares upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

          (iii)  Change in Option Price or Rate of Conversion.    If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Ordinary Shares increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Ordinary Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. Notwithstanding the foregoing, no adjustment pursuant to this Section 2(b) shall be made with respect to any adjustment to the class of Ordinary Shares covered by Section 2(a) above or this Section 2(b) to the extent an analogous adjustment is made pursuant to the terms hereof. No adjustment pursuant to this Section 2(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

          (iv)  Calculation of Consideration Received.    If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Holder, the "Primary Security", and such other securities, the "Secondary Securities"), together comprising one integrated transaction, the Primary Security issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (A) the aggregate consideration received by the Company to purchase such Primary Security and the Secondary Securities, minus (B) the product of (x) solely with respect to the Secondary Securities, the sum of (I) the Black Scholes Consideration Value of such Option, if any, (II) the fair market value (as determined by the Holder) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (III) the fair market value (as determined by the Holder) of such Convertible Security, if any, in each case, as determined on a per share basis in accordance with this Section 2(b)(iv) multiplied by (y) the aggregate number of Ordinary Shares issued (or deemed issued pursuant to Sections 2(b)(i) and 2(b)(ii) below, regardless of whether such Options or Convertible Securities are actually convertible or exercisable at such time) in such Dilutive Issuance pursuant to such Secondary Securities. If any Ordinary Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Ordinary Shares, Option or Convertible

  Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any Ordinary Shares, Options or Convertible Securities are issued or sold for a consideration other than cash (for the purpose of determining the consideration paid for such Ordinary Shares, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value), the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any Ordinary Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity (for the purpose of determining the consideration paid for such Ordinary Shares, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value), the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Ordinary Shares, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities (for the purpose of determining the consideration paid for such Ordinary Shares, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

          (v)   Record Date.    If the Company takes a record of the holders of Ordinary Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Ordinary Shares, ADSs, Options or in Convertible Securities or (B) to subscribe for or purchase Ordinary Shares, ADSs, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

        (c)   Number of Warrant Shares.    Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a) of this Section 2, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

        (d)   Holder's Right of Alternative Exercise Price Following Issuance of Certain Options or Convertible Securities.    In addition to and not in limitation of the other provisions of this Section 2, if the Company in any manner issues or sells any Options or Convertible Securities after the Subscription Date that are convertible into or exchangeable or exercisable for Ordinary Shares at a price which varies or may vary with the market price of the Common Shares, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) and customary "change of control" or similar share make-whole provisions (each of the formulations for such variable price being herein referred to as, the "Variable Price"), the Company shall provide written notice thereof via facsimile and e-mail to the Holder on the date of issuance of such Convertible Securities or

Options. From and after the date the Company issues any such Convertible Securities or Options with a Variable Price, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Exercise Price upon exercise of this Warrant by designating in the Exercise Notice delivered upon any exercise of this Warrant that solely for purposes of such exercise the Holder is relying on the Variable Price rather than the Exercise Price then in effect. The Holder's election to rely on a Variable Price for a particular exercise of this Warrant shall not obligate the Holder to rely on a Variable Price for any future exercises of this Warrant.

        (e)   ADS and ADRs.    For the purpose of this Section 2, any ADS and ADRs issued or issuable (or deemed issued or issuable) in connection with any issuance of Ordinary Shares, Options or Convertible Securities, as applicable, shall be evaluated solely based on any underlying Ordinary Shares as if such underlying Ordinary Shares had never been exchanged for ADSs represented by ADRs in connection therewith.

        (f)    Calculations.    All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of Ordinary Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Ordinary Shares.

        (g)   Adjustments.    If immediately following the close of business on [                        ]4 (the "Adjustment Time"), the Exercise Price then in effect exceeds the Adjusted Market Price, the Exercise Price hereunder shall be reset to the Adjusted Market Price as of the Adjustment Time.

3.    RIGHTS UPON DISTRIBUTION OF ASSETS.    Except with respect to any dividend or other distribution covered by Section 2(a) above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares or ADSs, by way of return of capital or otherwise (including, without limitation, any distribution of cash, share or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares and/or ADSs, as applicable, acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares and/or ADSs are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such Ordinary Shares and/or ADSs as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4.    PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

        (a)   Purchase Rights.    Except with respect to any dividend or other distribution covered by Sections 2(a) or 3 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase share, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares or ADSs (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares and/or

4
Insert nine month anniversary of the Issuance Date

ADSs, as applicable, acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares and/or ADSs are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares and/or ADSs as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

        (b)   Assumption Fundamental Transactions; Change of Control Events.    The Company shall not enter into or be party to a Fundamental Transaction (other than a Change of Control) (an "Assumption Fundamental Transaction") unless the Successor Entity (if the Successor Entity is not the Company) assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b), including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of share capital equivalent to the Ordinary Shares represented by ADSs acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction (other than a Change of Control), and with an exercise price which applies the exercise price hereunder to such shares of share capital (but taking into account the relative value of the Ordinary Shares and related ADSs pursuant to such Assumption Fundamental Transaction and the value of such shares of share capital, such adjustments to the number of shares of share capital and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction (other than a Change of Control)). Upon the consummation of each Fundamental Transaction (other than a Change of Control), the Successor Entity (if the Successor Entity is not the Company) shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction (other than a Change of Control), the provisions of this Warrant and the other Transaction Documents referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction (other than a Change of Control), the Successor Entity (if the Successor Entity is not the Company) shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction (other than a Change of Control), in lieu of the Ordinary Shares or ADSs (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter, mutatis mutandis to give effect to the Change of Control)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction (other than a Change of Control), such shares of common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Assumption Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Assumption Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(e) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Assumption Fundamental Transaction without the assumption of this Warrant. Prior to the consummation of any Change of

Control pursuant to which holders of Ordinary Shares or ADSs are entitled to receive securities or other assets with respect to or in exchange for Ordinary Shares or ADSs (a "Change of Control Event"), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Change of Control but prior to the Expiration Date, in lieu of the shares of the Ordinary Shares or ADSs (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Change of Control, such shares of share, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Change of Control had this Warrant been exercised immediately prior to the applicable Change of Control (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder (it being understood that the Holder's consent thereto shall not be unreasonably withheld or delayed).

        (c)   Black Scholes Value.    Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Change of Control, (y) the consummation of any Change of Control and (z) the Holder first becoming aware of any Change of Control through the date later of (A) the Trading Day immediately prior to the date of consummation of such Change of Control and (B) ninety (90) days after the public disclosure of the consummation of such Change of Control by the Company pursuant to a Current Report on Form 6-K filed with the SEC, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of the consummation of such Change of Control (or, if such request is delivered after the date of consummation of such Change of Control, on the fifth (5th) Trading Day after the date of such request) by paying to the Holder cash in an amount equal to the Black Scholes Value.

        (d)   Application.    The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Change of Control Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of share capital registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5.    NONCIRCUMVENTION.    The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Association (as defined in the Securities Purchase Agreement) or other governing documents or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all reasonably necessary action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Ordinary Shares or ADSs receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall not adjust the ratio of ADSs represented by an ADR or the ratio of Ordinary Shares represented by ADSs and ADRs, (iii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Ordinary Shares and ADSs evidenced by ADRs upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Ordinary Shares, solely for the purpose of effecting the exercise of the SPA Warrants, the maximum number of Ordinary Shares and ADSs evidenced by ADRs as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6.    WARRANT HOLDER NOT DEEMED A STOCKHOLDER.    Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of share, reclassification of share, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, to the extent such notices and other information are not filed with or furnished to the Securities and Exchange Commission, contemporaneously with the giving thereof to the shareholders.

7.    REISSUANCE OF WARRANTS.

        (a)   Transfer of Warrant.    If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant are being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. Notwithstanding anything herein to the contrary, until a transferee of this Warrant (or any portion thereof) other than the Company has entered into a joinder agreement to the Securities Purchase Agreement, pursuant to which such transferee agrees to abide by the covenants and limitations applicable to the Holder set for the in the Securities Purchase Agreement (including, without limitation, Section 4(t) thereof), this Warrant may not be exercised by such transferee.

        (b)   Lost, Stolen or Mutilated Warrant.    Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

        (c)   Exchangeable for Multiple Warrants.    This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional Ordinary Shares shall be given.

        (d)   Issuance of New Warrants.    Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of Ordinary Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.    NOTICES.    Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly following each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s) and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Ordinary Shares or ADSs, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property to holders of Ordinary Shares or ADSs, in each case, as a class or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the SEC (as defined in the Securities Purchase Agreement) pursuant to a Current Report on Form 6-K. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company absent manifest error.

9.    AMENDMENT AND WAIVER.    Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10.    SEVERABILITY.    If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11.    GOVERNING LAW.    This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12.    CONSTRUCTION; HEADINGS.    This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Subscription Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

13.    DISPUTE RESOLUTION.    In the case of a dispute as to the determination of any Market Price, the Adjusted Market Price, the Exercise Price, the Closing Bid Price, the Closing Sale Price or fair market value or the arithmetic calculation of the number of Warrant Shares and/or ADRs (as the case may be) or any Adjusted Share Amount], the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute (including, without limitation, as to whether any issuance or sale or deemed issuance or sale was an issuance or sale or deemed issuance or sale of Excluded Securities). If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of any Market Price, the Adjusted Market Price, the Exercise Price, the Closing Sale Price or fair market value or the number of Warrant Shares and/or ADRs (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Market Price, the Adjusted Market Price, the Exercise Price, the Closing Bid Price, the Closing Sale Price or fair market value (as the case may be) to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the number of Warrant Shares and/or ADRs or any Adjusted Share Amount to the Company's independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank's or accountant's determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

14.    REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.    The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the

Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein (it being understood that nothing contained herein is intended to affect the Company's ability to comply with applicable accounting or tax standards, rules, regulations or pronouncements, in each case as it shall deem appropriate or advisable). Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company's compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15.    TRANSFER.    This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16.    CERTAIN DEFINITIONS.    For purposes of this Warrant, the following terms shall have the following meanings:

        (a)   "Adjusted Market Price" means 130% of the quotient of (i) the Market Price as of the Adjustment Time (provided, however, that if no Forced Exercise Event under the Series A-2 or the Series A-3 Warrants has occurred, the Adjusted Market Price shall not be less than $5.00 (as adjusted for share splits, share dividends, recapitalizations and similar events)), divided by (ii) the number of Ordinary Shares underlying one (1) ADR as of the applicable Market Price Measuring Date.

        (b)   "Adjusted Share Amount" equals the sum of (i) the product of (x) [                        ]5 multiplied by (y) the percentage of the Series A-2 Warrant exercised (whether pursuant to a Forced Exercise Event or otherwise) on or prior to the Adjustment Time and (ii) the product of (x) [                        ]6 multiplied by (y) the percentage of the Series A-3 Warrant exercised (whether pursuant to a Forced Exercise Event or otherwise) on or prior to the Adjustment Time.

        (c)   "Adjustment Right" means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 2) of Ordinary Shares and/or ADSs (other than rights of the type described in Section 3 and 4 hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

5
Insert amount equal to the quotient of (x) $24 million, divided by (y) the quotient of (i) 112.5% of the VWAP of the ADRs as of the close of the Principal Market immediately prior to the time of execution of the Securities Purchase Agreement divided by (ii) the number of Ordinary Shares underlying one (1) ADR as of such date
6
Insert amount equal to the quotient of (x) $24 million, divided by (y) the quotient of (i) 112.5% of the VWAP of the ADRs as of the close of the Principal Market immediately prior to the time of execution of the Securities Purchase Agreement, divided by (ii) the number of Ordinary Shares underlying one (1) ADR as of such date

        (d)   "Approved Stock Plan" means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which Ordinary Shares, ADSs, standard options to purchase Ordinary Shares and/or ADSs, stock and/or ADS appreciation rights, restricted stock and/or ADS units and/or similar equity compensation benefits may be issued to any employee, officer, consultant or director for services provided to the Company or any Subsidiary in their capacity as such.

        (e)   "Black Scholes Consideration Value" means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the "OV" function on Bloomberg utilizing (i) an underlying price per Ordinary Share equal to the quotient of (x) the Closing Sale Price of the ADRs on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be) divided by (y) the number of Ordinary Shares underlying one (1) ADR as of the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option or Convertible Security (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 80% and the 30 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be).

        (f)    "Black Scholes Value" means the value of the unexercised portion of this Warrant remaining on the date of the Holder's request pursuant to Section 4(c), which value is calculated using the Black Scholes Option Pricing Model obtained from the "OV" function on Bloomberg utilizing (i) an underlying price per Ordinary Share equal to the quotient of (x) the greater of (1) the highest Closing Sale Price of the ADRs during the period beginning on the Trading Day immediately preceding the announcement of the applicable Change of Control (or the consummation of the applicable Change of Control, if earlier) and ending on the Trading Day of the Holder's request pursuant to Section 4(c) and (2) the sum of the price per ADR being offered in cash in the applicable Change of Control (if any) plus the value of the non-cash consideration being offered in the applicable Change of Control (if any), divided by (y) the number of Ordinary Shares underlying one (1) ADR as of the Trading Day of the Holder's request pursuant to Section 4(c), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder's request pursuant to Section 4(c), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder's request pursuant to Section 4(c) and (2) the remaining term of this Warrant as of the date of consummation of the applicable Change of Control or as of the date of the Holder's request pursuant to Section 4(c) if such request is prior to the date of the consummation of the applicable Change of Control, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 80% and the 30 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (x) the public disclosure of the applicable Change of Control, (y) the consummation of the applicable Change of Control and (z) the date on which the Holder first became aware of the applicable Change of Control. For purposes of any given date of determination with respect to this definition occurring prior to the Adjustment Time, each of the adjustments to occur at the Adjustment Time hereunder shall be deemed to have occurred on the Trading Day immediately prior to such date of determination, mutatis mutandis.

        (g)   "Bloomberg" means Bloomberg, L.P.

        (h)   "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York, the Cayman Islands or Shanghai are authorized or required by law to remain closed.

        (i)    "Change of Control" means any Fundamental Transaction other than (i) any consolidation or merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the Ordinary Shares and/or ADSs in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries, (iv) any Fundamental Transaction described in clauses (1) or (2) of the definition thereof involving any Subsidiary of the Company that is not a "significant subsidiary" (as defined in Rule 1-02 of Regulation S-X) (other than a series of related transactions), (v) any Fundamental Transaction with respect to JA (Hefei) Renewable Energy Co., Ltd. (Hefei, China) or Hefei JA Solar Technology Co., Ltd. (Hefei, China) or (vi) any Fundamental Transaction with respect to a Subsidiary formed for the purpose of developing a project, which Subsidiary is intended to be sold in connection with the sale of such project.

        (j)    "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during such period.

        (k)   "Convertible Securities" means any shares or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Ordinary Shares or ADSs.

        (l)    "Eligible Market" means The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Market, the Nasdaq Capital Market or the Principal Market.

        (m)  [INTENTIONALLY OMITTED]

        (n)   [INTENTIONALLY OMITTED]

        (o)   "Excluded Securities" means (i) Ordinary Shares or ADRs or standard options to purchase Ordinary Shares or ADRs issued to directors, consultants, officers or employees of the Company or any Subsidiary in their capacity as such pursuant to an Approved Share Plan (as defined above); (B) Ordinary Shares or ADRs issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Ordinary Shares or ADRs issued pursuant to an Approved Share Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion price of any such Convertible Securities (other than standard options to purchase Ordinary Shares or ADRs issued pursuant to an Approved Share Plan that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Ordinary Shares or ADRs issued pursuant to an Approved Share Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Ordinary Shares or ADRs issued pursuant to an Approved Share Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (C) the Purchased Shares (as defined in the Securities Purchase Agreement), (D) the Ordinary Shares issuable upon exercise of the SPA Warrants and (E) the ADR Securities (as defined in the Securities Purchase Agreement).

        (p)   "Expiration Date" means [                        ]7 or, if such date falls on a day on which trading does not take place on the Principal Market (a "Holiday"), the next date that is not a Holiday.

        (q)   "Forced Exercise Event" means the occurrence and consummation of a Forced Exercise (as defined in each of the Series A-1 Warrants, the Series A-2 Warrants and the Series A-3 Warrants) of any of the Series A-1 Warrants, the Series A-2 Warrants or the Series A-3 Warrants.

        (r)   [INTENTIONALLY OMITTED]

        (s)   "Fundamental Transaction" means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Shares of the Company (not including any shares of Voting Shares of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Shares of the Company (not including any shares of Voting Shares of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Shares of the Company.

        (t)    "Market Price" means, for any given date, the quotient of (I) the sum of the VWAPs of the ADRs of each Trading Day during the three (3) consecutive Trading Day period ending and including the Trading Day immediately preceding such given date (the "Market Price Measuring Date"), divided by (II) three (3). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

7
Insert second anniversary of the Initial Exercisability Date

        (u)   "Maximum Eligibility Number" means initially [                        ]8 and shall be increased at the Adjustment Time by an amount equal to the Adjusted Share Amount.

        (v)   "Options" means any rights, warrants or options to subscribe for or purchase Ordinary Shares, ADSs or Convertible Securities.

        (w)  "Ordinary Shares" means (i) the Company's ordinary shares, $0.0001 par value per share, and (ii) any share capital into which such ordinary shares shall have been changed or any share capital resulting from a reclassification of such ordinary shares.

        (x)   "Ordinary Shares Deemed Outstanding" means, at any given time, the number of Ordinary Shares actually outstanding at such time (including, without limitation, any Ordinary Shares underlying any ADSs outstanding at such time), but excluding any Ordinary Shares and ADSs owned or held by or for the account of the Company.

        (y)   "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common equity or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

        (z)   "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

        (aa) "Principal Market" means the Nasdaq Global Select Market.

        (bb) [INTENTIONALLY OMITTED]

        (cc) [INTENTIONALLY OMITTED]

        (dd) "Series A-1 Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all Series A-1 Warrants issued in exchange therefor or replacement thereof.

        (ee) "Series A-2 Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all Series A-2 Warrants issued in exchange therefor or replacement thereof.

        (ff)  "Series A-3 Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all Series A-3 Warrants issued in exchange therefor or replacement thereof.

        (gg) "Series B Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all Series B Warrants issued in exchange therefor or replacement thereof.

        (hh) "Subsidiary" means any Person in which the Company, directly or indirectly, (i) owns any of the outstanding share capital or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing.

        (ii)   "Successor Entity" means the Person (or, if applicable, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if applicable, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

8
Insert amount equal to the quotient of (x) $48 million, divided by (y) the quotient of (i) 112.5% of the VWAP of the ADRs as of the close of the Principal Market immediately prior to the time of execution of the Securities Purchase Agreement divided by (ii) the number of Ordinary Shares underlying one (1) ADR as of such date.

        (jj)   "Trading Day" means any day on which the ADRs are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the ADRs, then on the principal securities exchange or securities market on which the ADRs are then traded, provided that "Trading Day" shall not include any day on which the ADRs are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the ADRs are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

        (kk) [INTENTIONALLY OMITTED]

        (ll)   "Voting Shares" of a Person means share capital of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time share capital of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        (mm)  "VWAP" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by OTC Markets Group Inc. (formerly Pink Sheets LLC). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during such period.

        [signature page follows]

        IN WITNESS WHEREOF, the Company has caused this Series B Warrant to Purchase Ordinary Shares Represented by American Depositary Shares to be duly executed as of the Issuance Date set out above.

JA SOLAR HOLDINGS CO., LTD.
By:	Name: Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

SERIES B WARRANT TO PURCHASE
ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES

JA SOLAR HOLDINGS CO., LTD.

        The undersigned holder hereby exercises the right to purchase                                      of the Ordinary Shares ("Warrant Shares") represented by                                      American Depositary Shares (the "ADSs") of JA Solar Holdings Co., Ltd., an exempted Company incorporated under the laws of the Cayman Islands (the "Company"), evidenced by a Series B Warrant to Purchase Ordinary Shares Represented by American Depositary Shares, No.                          (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

        1.     Form of Exercise Price.    The Holder intends that payment of the Exercise Price shall be made as:

a "Cash Exercise" with respect to Warrant Shares; and/or
a "Cashless Exercise" with respect to Warrant Shares.

        2.     Payment of Exercise Price.    In the event that Cash Exercise applies with respect to the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $                                     to the Company in accordance with the terms of the Warrant.

        3.     Delivery of ADRs evidencing ADSs.    The Company shall deliver to Holder, or its designee or agent as specified below,                                      American Depositary Receipts representing the ADSs representing the Warrant Shares to be issued pursuant hereto in accordance with the terms of the Warrant.

                         Delivery shall be made to Holder, or for its benefit, to the following address:

                         Delivery shall be made to Holder, or for its benefit, through the Deposit/Withdrawal at Custodian system, Direct Registration System and/or Profile Modification System, as applicable, of the Depository Trust Company as follows:

Name of DTC Participant acting for undersigned:

DTC Participant Account No.:

Account No. for undersigned at DTC Participant (f/b/o information):

Onward Delivery Instructions of undersigned:

Contact person at DTC Participant:

Daytime telephone number of contact person at DTC Participant:

Date:                                              ,

Name of Registered Holder
By:	Name: Title:

 EXHIBIT B-1

ACKNOWLEDGMENT

        The Company hereby acknowledges this Exercise Notice and hereby directs                                      to issue the above indicated number of Ordinary Shares in accordance with the Registrar Service Provider Instructions dated                                     , 20            , from the Company and acknowledged and agreed to by                                     .

        Please take this Acknowledgement, together with such prior Registrar Service Provider Instruction, as your instruction to (i) register the ordinary shares noted below to be issued pursuant to this Exercise Notice at par, (ii) update the register of members of the Company and (iii) prepare new share certificates and deliver the same to the recipients as detailed below:

Number of ordinary shares	Name of shareholder	Name and place of recipient
	[INSERT DEPOSITARY NAME]	[INSERT DEPOSITARY ADDRESS]

        Please promptly fax a copy of the updated register of members to [INSERT DEPOSITARY NAME] at                                     .

JA SOLAR HOLDINGS CO., LTD.
By:	Name: Title:

 EXHIBIT B-2

ACKNOWLEDGMENT

        The Company hereby acknowledges this Exercise Notice and hereby directs                                      to issue the above indicated number of ADSs evidenced by ADRs in accordance with the instructions set forth in this Exercise Notice and the Depositary Instructions dated                                     , 20            , from the Company and acknowledged and agreed to by                                     .

JA SOLAR HOLDINGS CO., LTD.
By:	Name: Title:

JA Solar Holdings Co., Ltd.

Up to $96,000,000 of
Ordinary Shares
Warrants

Prospectus Supplement

dated August 13, 2013.

Barclays